FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-257737-03

Dated March 17, 2022	BBCMS 2022-C15

Free Writing Prospectus Structural and Collateral Term Sheet
BBCMS Mortgage Trust 2022-C15
$1,031,301,773 (Approximate Mortgage Pool Balance)

$879,969,000 (Approximate Offered Certificates)

Barclays Commercial Mortgage Securities LLC Depositor

Commercial Mortgage Pass-Through Certificates, Series 2022-C15

Barclays Capital Real Estate Inc. Bank of Montreal KeyBank National Association Starwood Mortgage Capital LLC Societe Generale Financial Corporation Mortgage Loan Sellers
Barclays	BMO Capital Markets	Société Générale	KeyBanc Capital Markets

Co-Lead Managers and Joint Bookrunners
Drexel Hamilton Co-Manager			Bancroft Capital, LLC Co-Manager

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated March 17, 2022	BBCMS 2022-C15

This material is for your information, and none of Barclays Capital Inc., SG Americas Securities, LLC, KeyBanc Capital Markets Inc., BMO Capital Markets Corp., Bancroft Capital, LLC and Drexel Hamilton, LLC (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-257737) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-888-603-5847. The Offered Certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more Classes of Certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these Certificates, a contract of sale will come into being no sooner than the date on which the relevant Class has been priced and we have verified the allocation of Certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time. The information should be reviewed only in conjunction with the entire offering document relating to the Commercial Mortgage Pass-Through Certificates, Series 2022-C15 (the “Offering Document”). All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended or superseded) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This document contains forward-looking statements. If and when included in this document, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this document are made as of the date hereof. We have no obligation to update or revise any forward-looking statement.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this document is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

Indicative Capital Structure

Publicly Offered Certificates

Class	Expected Ratings (S&P / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-1	AAA(sf) / AAAsf / AAA(sf)	$12,900,000	30.000%	2.71	5/22-12/26	36.3%	15.4%
A-2	AAA(sf) / AAAsf / AAA(sf)	$75,600,000	30.000%	4.67	12/26-12/26	36.3%	15.4%
A-3	AAA(sf) / AAAsf / AAA(sf)	$87,800,000	30.000%	6.82	1/29-2/29	36.3%	15.4%
A-4	AAA(sf) / AAAsf / AAA(sf)	(6)	30.000%	(6)	(6)	36.3%	15.4%
A-5	AAA(sf) / AAAsf / AAA(sf)	(6)	30.000%	(6)	(6)	36.3%	15.4%
A-SB	AAA(sf) / AAAsf / AAA(sf)	$23,405,000	30.000%	7.25	12/26-10/31	36.3%	15.4%
X-A	AAA(sf) / AAAsf / AAA(sf)	$697,005,000(7)	N/A	N/A	N/A	N/A	N/A
X-B	NR / A-sf / AAA(sf)	$182,964,000(8)	N/A	N/A	N/A	N/A	N/A
A-S	AA+(sf) / AAAsf / AAA(sf)	$94,593,000	20.500%	9.92	3/32-3/32	41.3%	13.6%
B	AA-(sf) / AA-sf / AA(sf)	$46,053,000	15.875%	9.92	3/32-3/32	43.7%	12.8%
C	NR / A-sf / A(sf)	$42,318,000	11.625%	9.92	3/32-3/32	45.9%	12.2%

Privately Offered Certificates(9)

Class	Expected Ratings (S&P / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
X-D	NR / BBB-sf / BBB-(sf)	$47,296,000(10)	N/A	N/A	N/A	N/A	N/A
X-F	NR / BB-sf / BB(sf)	$22,404,000(11)	N/A	N/A	N/A	N/A	N/A
D	NR / BBBsf / BBB+(sf)	$27,382,000	8.875%	9.93	3/32-4/32	47.3%	11.9%
E	NR / BBB-sf / BBB-(sf)	$19,914,000	6.875%	10.01	4/32-4/32	48.3%	11.6%
F	NR / BB-sf / BB(sf)	$22,404,000	4.625%	10.01	4/32-4/32	49.5%	11.3%
G-RR	NR / B-sf / B(sf)	$9,957,000	3.625%	10.01	4/32-4/32	50.0%	11.2%
H-RR	NR / NR / NR	$36,095,861	0.000%	10.01	4/32-4/32	51.9%	10.8%

Non-Offered Vertical Risk Retention Interest(9)

Class or Interest	Expected Ratings (S&P / Fitch / KBRA)	Approximate Initial VRR Interest Balance(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)(12)	Expected Principal Window(3)(12)	Certificate Principal to Value Ratio	Underwritten NOI Debt Yield
Class RR Certificates(13)	NR / NR / NR	$27,124,997	N/A	9.02	5/22-4/32	N/A	N/A
RR Interest(13)	NR / NR / NR	$8,454,915	N/A	9.02	5/22-4/32	N/A	N/A

(1)	In the case of each such Class, subject to a permitted variance of plus or minus 5%. The VRR interest balance of the VRR Interest is not included in the certificate balance or notional amount of any class of certificates set forth under “Publicly Offered Certificates” or “Privately Offered Certificates” in the table above, and the VRR Interest is not offered by this Term Sheet. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D and Class X-F Certificates may vary depending upon the final pricing of the Classes of Principal Balance Certificates whose Certificate Balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any Class of the Class X-A, Class X-B, Class X-D or Class X-F Certificates, as applicable, would be equal to zero at all times, such Class of Certificates will not be issued on the closing date of this securitization.

(2)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates represent the approximate initial credit support for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates in the aggregate. The approximate initial credit support percentages shown in the table above for the Principal Balance Certificates do not take into account the VRR Interest. However, losses incurred on the mortgage loans will be allocated between the VRR Interest, on the one hand, and the Non-VRR Certificates (exclusive of the Class X Certificates), on the other hand, pro rata in accordance with their percentage allocation entitlement.

(3)	Assumes 0% CPR / 0% CDR and an April 13, 2022 closing date. Based on modeling assumptions as described in the Preliminary Prospectus dated March 18, 2022 (the “Preliminary Prospectus”).

(4)	The “Certificate Principal to Value Ratio” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.

(5)	The “Underwritten NOI Debt Yield” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

Indicative Capital Structure

(6)	The exact initial certificate balances of the Class A-4 and Class A-5 Certificates are unknown and will be determined based on the final pricing of those Classes of Certificates. However, the respective initial certificate balances, expected weighted average lives and expected principal windows of the Class A-4 and Class A-5 Certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-4 and Class A-5 Certificates is expected to be approximately $497,300,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Weighted Avg. Life (Yrs)	Expected Range of Principal Window
Class A-4	$0 – $220,000,000	N/A – 9.70	N/A / 10/31-1/32
Class A-5	$277,300,000 – $497,300,000	9.81 – 9.76	1/32-3/32 / 10/31-3/32

(7)	The Notional Amount of the Class X-A Certificates will be equal to the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates outstanding from time to time.

(8)	The Notional Amount of the Class X-B Certificates will be equal to the aggregate Certificate Balance of the Class A-S, Class B and Class C Certificates outstanding from time to time.

(9)	The Class X-D, Class X-F, Class D, Class E, Class F, Class G-RR, Class H-RR and Class RR Certificates and the RR Interest are not being offered by the Preliminary Prospectus and this Term Sheet. The Class S and Class R Certificates are not shown above.

(10)	The Notional Amount of the Class X-D Certificates will be equal to the aggregate Certificate Balance of the Class D and Class E Certificates outstanding from time to time.

(11)	The Notional Amount of the Class X-F Certificates will be equal to the Certificate Balance of the Class F Certificates outstanding from time to time.

(12)	The weighted average life and principal window during which distributions of principal would be received as set forth in the foregoing table with respect to the VRR Interest are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayments dates of the mortgage loans.

(13)	The Class RR certificates and the RR Interest will collectively constitute an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules) and is expected to be acquired and retained by the applicable sponsors (or their “majority-owned affiliates”, as such term is defined in the Credit Risk Retention Rules) as described under “Credit Risk Retention” in the Preliminary Prospectus. The Class RR certificates and the RR Interest collectively comprise the “VRR Interest”.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

Summary of Transaction Terms

Securities Offered:	$879,969,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.
Co-Lead Managers and Joint Bookrunners:	Barclays Capital Inc., SG Americas Securities, LLC, BMO Capital Markets Corp. and KeyBanc Capital Markets Inc.
Co-Managers:	Drexel Hamilton, LLC and Bancroft Capital, LLC
Mortgage Loan Sellers:	Barclays Capital Real Estate Inc. (“Barclays”) (40.5%), Bank of Montreal (“BMO”) (23.8%), KeyBank National Association (“KeyBank”) (21.6%), Starwood Mortgage Capital LLC (“SMC”) (7.6%) and Societe Generale Financial Corporation (“SGFC”) (6.6%).
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association.
Special Servicer:	Rialto Capital Advisors, LLC.
Trustee:	Wilmington Trust, National Association.
Certificate Administrator:	Computershare Trust Company, National Association.
Operating Advisor:	Pentalpha Surveillance LLC.
Asset Representations Reviewer:	Pentalpha Surveillance LLC.
Rating Agencies:	S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, LLC (“KBRA”).
Initial Risk Retention Consultation Parties:	Barclays Bank PLC, a majority-owned affiliate of Barclays, Bank of Montreal and KeyBank National Association.
Initial Majority Controlling Class Certificateholder:	RREF IV-D AIV RR, LLC, or another affiliate of Rialto Capital Advisors, LLC.
U.S. Credit Risk Retention:	For a discussion on the manner in which Barclays, as retaining sponsor, intends to satisfy the U.S. credit risk retention requirements, see “Credit Risk Retention” in the Preliminary Prospectus.
EU Credit Risk Retention:	The transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Closing Date:	On or about April 13, 2022.
Cut-off Date:	With respect to each mortgage loan, the related due date in April 2022, or in the case of any mortgage loan that has its first due date after April 2022, the date that would have been its due date in April 2022 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month.
Distribution Date:	The 4th business day after the Determination Date in each month, commencing in May 2022.
Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in May 2022.
Assumed Final Distribution Date:	The Distribution Date in April 2032 which is the latest anticipated repayment date of the Certificates.
Rated Final Distribution Date:	The Distribution Date in April 2055.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC “regular interests” for U.S. federal income tax purposes.
Form of Offering:	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B and Class C Certificates (the “Publicly Offered Certificates”) will be offered publicly. The Class X-D, Class X-F, Class D, Class E, Class F, Class G-RR, Class H-RR, Class S and Class R Certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors (other than the Class R Certificates) and to institutions that are not U.S. Persons pursuant to Regulation S.
SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:	On any Distribution Date on which the aggregate principal balance of the pool of mortgage loans is less than 1% of the aggregate principal balance of the mortgage loans as of the Cut-off Date, certain entities specified in the Preliminary Prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Refer to “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus.
Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.
Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg L.P., BlackRock Financial Management, Inc., Interactive Data Corp., CMBS.com, Inc., Markit Group Limited, Moody’s Analytics, MBS Data, LLC, RealInsight, Thomson Reuters Corporation, DealView Technologies Ltd., KBRA Analytics, LLC and CRED iQ.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. REFER TO THE “SUMMARY OF RISK FACTORS” AND “RISK FACTORS” SECTIONS OF THE PRELIMINARY PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

Collateral Characteristics

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB
Barclays	18	38	$417,396,822	40.5%
KeyBank	10	44	$222,850,000	21.6%
BMO	8	42	$192,570,000	18.7%
SMC	6	23	$77,484,951	7.5%
SGFC	6	6	$68,000,000	6.6%
BMO, SMC	1	1	$53,000,000	5.1%
Total:	49	154	$1,031,301,773	100.0%

Loan Pool
Initial Pool Balance (“IPB”):	$1,031,301,773
Number of Mortgage Loans:	49
Number of Mortgaged Properties:	154
Average Cut-off Date Balance per Mortgage Loan:	$21,046,975
Weighted Average Current Mortgage Rate:	3.85034%
10 Largest Mortgage Loans as % of IPB:	51.6%
Weighted Average Remaining Term to Maturity:	110 months
Weighted Average Seasoning:	2 months
Credit Statistics
Weighted Average UW NCF DSCR(1)(2):	2.63x
Weighted Average UW NOI Debt Yield(1)(3):	10.8%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(1)(4):	51.9%
Weighted Average Maturity Date/ARD LTV(1)(4):	49.6%
Other Statistics
% of Mortgage Loans with Additional Debt:	18.4%
% of Mortgage Loans with Single Tenants(5):	17.9%
% of Mortgage Loans secured by Multiple Properties:	34.5%
Amortization
Weighted Average Original Amortization Term(6):	356 months
Weighted Average Remaining Amortization Term(6):	356 months
% of Mortgage Loans with Interest-Only:	66.7%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	16.4%
% of Mortgage Loans with Amortizing Balloon:	10.9%
% of Mortgage Loans with Interest-Only followed by ARD-Structure:	6.1%
Lockboxes(7)
% of Mortgage Loans with Hard Lockboxes:	46.3%
% of Mortgage Loans with Springing Lockboxes:	34.6%
% of Mortgage Loans with No Lockbox:	10.0%
% of Mortgage Loans with Soft Lockboxes:	9.1%
Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	54.8%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	40.9%
% of Mortgage Loans Requiring Monthly CapEx Reserves:	58.2%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(8):	42.5%

(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 13, 18, 21, 22, 25 and 29, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 3, 10, 21 and 29, the Total Mortgage Loan Cut-off Date Balance excludes the related Subordinate Companion Loan(s) and/or mezzanine loan(s). In the case of Loan No. 29, the mortgage loan UW NCF DSCR and whole loan UW NCF DSCR are calculated using the sum of 12 whole loan principal and interest payments beginning with the November 2028 payment, based on a payment schedule set forth in Annex F of the Preliminary Prospectus.

(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(3)	In the case of Loan No. 31, the UW NOI Debt Yield is calculated based on the Cut-off Date Principal Balance after netting out a $440,000 holdback reserve. The UW NOI Debt Yield based on the Cut-off Date Principal Balance without netting out the holdback reserve is 8.6%.

(4)	In the case of Loan Nos. 5, 8 and 22, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an as portfolio assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

(5)	Excludes mortgage loans that are secured by multiple properties with multiple tenants.

(6)	Excludes 32 mortgage loans that are interest-only for the entire term or until the anticipated repayment date.

(7)	For a more detailed description of Lockboxes, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts” in the Preliminary Prospectus. In the case of Loan No. 13, the mortgage loan is structured with a springing lockbox for residential tenants and a hard lockbox for commercial tenants and is considered a Springing Lockbox in the calculations shown. In the case of Loan No. 25, the mortgage loan is structured with a soft lockbox for residential tenants and a hard lockbox for commercial tenants and is considered a Soft Lockbox in the calculations shown.
(8)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by office, retail, mixed use and industrial properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

Collateral Characteristics

	Ten Largest Mortgage Loans

No.	Loan Name	City, State	Mortgage Loan Seller	No. of Prop.	Cut-off Date Balance	% of IPB	Square Feet / Units	Property Type	UW NCF DSCR(1)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(2)	Maturity Date/ARD LTV(1)(2)
1	The Summit	Bellevue, WA	Barclays	2	$65,000,000	6.3%	907,306	Office	4.11x	12.6%	36.5%	36.5%
2	1888 Century Park East	Los Angeles, CA	Barclays	1	$65,000,000	6.3%	502,510	Office	4.35x	12.1%	41.8%	41.8%
3	Coleman Highline Phase IV	San Jose, CA	Barclays	1	$62,600,000	6.1%	657,934	Office	5.54x	14.1%	31.0%	31.0%
4	Twin Spans Business Park and Delaware River Industrial Park	New Castle, DE	Barclays	14	$60,000,000	5.8%	2,180,017	Industrial	2.23x	8.7%	61.5%	61.5%
5	IPCC National Storage Portfolio XVI	Various, Various	KeyBank	19	$57,000,000	5.5%	1,133,018	Self Storage	2.29x	8.6%	47.8%	47.8%
6	Rose Castle Apartments	Brooklyn, NY	SMC, BMO	1	$53,000,000	5.1%	208	Multifamily	1.88x	7.8%	58.7%	58.7%
7	2 Riverfront Plaza	Newark, NJ	BMO	1	$50,000,000	4.8%	337,543	Office	2.05x	9.4%	60.4%	60.4%
8	IPCC National Storage Portfolio XV	Various, Various	KeyBank	17	$46,000,000	4.5%	912,654	Self Storage	2.29x	8.7%	46.9%	46.9%
9	Moonwater Office Portfolio	Las Vegas, NV	Barclays	6	$40,000,000	3.9%	611,320	Office	1.42x	9.0%	59.1%	52.7%
10	26 Broadway	New York, NY	BMO	1	$33,900,000	3.3%	839,712	Office	3.43x	18.2%	24.3%	24.3%

	Top 3 Total/Weighted Average			4	$192,600,000	18.7%			4.66x	12.9%	36.5%	36.5%
	Top 5 Total/Weighted Average			37	$309,600,000	30.0%			3.75x	11.3%	43.4%	43.4%
	Top 10 Total/Weighted Average			63	$532,500,000	51.6%			3.08x	10.8%	46.8%	46.3%
	Non-Top 10 Total/Weighted Average			91	$498,801,773	48.4%			2.15x	10.9%	57.3%	53.2%

(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9 and 10, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 3 and 10, the Total Mortgage Loan Cut-off Date Balance excludes the related Subordinate Companion Loan(s) and/or mezzanine loan(s).

(2)	In the case of Loan Nos. 5 and 8, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an as portfolio assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

Collateral Characteristics

Pari Passu Companion Loan Summary

No.	Loan Name	Mortgage Loan Seller	Trust Cut-off Date Balance	Total Mortgage Loan Cut-off Date Balance(1)	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Loan(s) Securitizations	Related Pari Passu Loan(s) Original Balance
1	The Summit	Barclays	$65,000,000	$327,000,000	SUMIT 2022-BVUE	KeyBank	KeyBank	SUMIT 2022-BVUE BBCMS 2022-C14 BMARK 2022-B32 BMARK 2022-B33 Future Securitization(s)	$107,000,000 $50,000,000 $65,000,000 $23,000,000 $17,000,000
2	1888 Century Park East	Barclays	$65,000,000	$200,000,000	BBCMS 2022-C14	Midland	Midland	BBCMS 2022-C14 Future Securitization(s)	$70,000,000 $65,000,000
3	Coleman Highline Phase IV	Barclays	$62,600,000	$245,000,000	COLEM 2022-HLNE	KeyBank	KeyBank	COLEM 2022-HLNE BBCMS 2022-C14 BMO 2022-C1 MSC 2022-L8(3)	$41,000,000 $70,000,000 $41,400,000 $30,000,000
4	Twin Spans Business Park and Delaware River Industrial Park	Barclays	$60,000,000	$138,000,000	BBCMS 2022-C15	Midland	Rialto	BMARK 2022-B33 Future Securitization(s)	$50,000,000 $28,000,000
5	IPCC National Storage Portfolio XVI	KeyBank	$57,000,000	$117,000,000	BMO 2022-C1	KeyBank	CWCapital	BMO 2022-C1	$60,000,000
6	Rose Castle Apartments	BMO, SMC	$53,000,000	$105,000,000	BBCMS 2022-C15	Midland	Rialto	MSC 2022-L8(3)	$52,000,000
7	2 Riverfront Plaza	BMO	$50,000,000	$110,000,000	BBCMS 2022-C15	Midland	Rialto	BMO 2022-C1 Future Securitization(s)	$37,500,000 $22,500,000
8	IPCC National Storage Portfolio XV	KeyBank	$46,000,000	$86,000,000	BBCMS 2022-C15	Midland	Rialto	BMO 2022-C1	$40,000,000
9	Moonwater Office Portfolio	Barclays	$40,000,000	$116,000,000	BMARK 2022-B32	Midland	KeyBank	BMARK 2022-B32 Future Securitization(s)	$63,000,000 $13,000,000
10	26 Broadway	BMO	$33,900,000	$113,000,000	BWAY 2022-26BW	KeyBank	KeyBank	BWAY 2022-26BW MSC 2022-L8(3)	$45,200,000 $33,900,000
13	Bedrock Portfolio	SMC	$26,000,000	$430,000,000	BMARK 2022-B32	Midland	KeyBank	BMARK 2022-B32 BMARK 2022-B33 BMO 2022-C1 MSC 2022-L8(3) Future Securitization(s)	$125,000,000 $80,000,000 $40,000,000 $20,000,000 $139,000,000
18	1100 & 820 First Street NE	Barclays	$21,000,000	$211,000,000	BBCMS 2021-C12	KeyBank	LNR	BMARK 2021-B30 BBCMS 2021-C12 BBCMS 2022-C14	$65,000,000 $65,000,000 $60,000,000
21	Meadowood Mall	Barclays	$17,859,822	$79,376,987	WFCM 2022-C61(2)	Wells(2)	CWCapital(2)	WFCM 2021-C61 BMO 2022-C1 Future Securitization(s)	$19,000,000 $18,000,000 $25,000,000
22	Visions Hotel Portfolio III	SMC	$15,979,490	$44,043,471	MSC 2022-L8	Midland	LNR	MSC 2022-L8(3)	$28,100,000
25	NYC MFRT Portfolio	BMO	$15,200,000	$60,200,000	BMO 2022-C1	KeyBank	CWCapital	BMO 2022-C1 MSC 2022-L8(3)	$30,000,000 $15,000,000
29	AMF Portfolio	BMO	$10,000,000	$172,000,000	BBCMS 2021-C12	KeyBank	LNR	BBCMS 2021-C12 GSMS 2021-GSA3 BMO 2022-C1	$84,000,000 $38,000,000 $40,000,000

(1)	In the case of Loan Nos. 1, 3, 10, 21 and 29, the Total Mortgage Loan Cut-off Date Balance excludes the related Subordinate Companion Loan(s) and/or mezzanine loan(s).

(2)	In the case of Loan No. 21, the related Whole Loan will be serviced under the WFCM 2022-C61 pooling and servicing agreement until such time that the lead servicing pari passu companion loan is securitized, at which point the Whole Loan will be serviced under the related pooling and servicing agreement for such future securitization.

(3)	The MSC 2022-L8 securitization is expected to close on April 7, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

Collateral Characteristics

Additional Debt Summary

No.	Loan Name	Trust Cut-off Date Balance	Pari Passu Companion Loan(s) Cut-off Date Balance	Subordinate Debt Cut-off Date Balance(1)	Total Debt Cut-off Date Balance	Mortgage Loan UW NCF DSCR(2)	Total Debt UW NCF DSCR	Mortgage Loan Cut-off Date LTV(2)	Total Debt Cut-off Date LTV	Mortgage Loan UW NOI Debt Yield(2)	Total Debt UW NOI Debt Yield
1	The Summit	$65,000,000	$262,000,000	$198,000,000	$525,000,000	4.11x	2.56x	36.5%	58.6%	12.6%	7.8%
3	Coleman Highline Phase IV	$62,600,000	$182,400,000	$268,500,000	$513,500,000	5.54x	2.64x	31.0%	65.0%	14.1%	6.7%
10	26 Broadway	$33,900,000	$79,100,000	$217,000,000	$330,000,000	3.43x	1.07x	24.3%	71.0%	18.2%	6.2%
21	Meadowood Mall	$17,859,822	$61,517,165	$27,933,367	$107,310,354	2.98x	1.81x	35.0%	47.3%	20.0%	14.8%
29	AMF Portfolio	$10,000,000	$162,000,000	$13,000,000	$185,000,000	1.51x	1.51x	61.3%	65.9%	9.8%	9.1%
(1)	In the case of Loan Nos. 1, 3 and 21, subordinate debt represents one or more Subordinate Companion Loans. In the case of Loan No. 10, subordinate debt represents one or more Subordinate Companion Loans and a mezzanine loan. In the case of Loan No. 29, subordinate debt represents a mezzanine loan.

(2)	Mortgage Loan UW NCF DSCR, Mortgage Loan Cut-off Date LTV and Mortgage Loan UW NOI Debt Yield calculations include any related Pari Passu Companion Loans (if applicable), but exclude the related Subordinate Companion Loans and/or mezzanine loan(s). In the case of Loan No. 29, the mortgage loan UW NCF DSCR and whole loan UW NCF DSCR are calculated using the sum of 12 whole loan principal and interest payments beginning with the November 2028 payment, based on a payment schedule set forth in Annex F of the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

Collateral Characteristics

Mortgaged Properties by Type(1)
					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)(4)	Cut-off Date LTV(2)(5)	Maturity Date/ARD LTV(2)(5)
Office	CBD	15	$316,871,040	30.7%	3.91x	12.7%	42.2%	42.2%
	Suburban	8	75,000,000	7.3	1.52x	9.3%	60.0%	53.9%
	Medical	3	28,100,000	2.7	2.07x	10.3%	55.9%	52.7%
	Subtotal:	26	$419,971,040	40.7%	3.36x	12.0%	46.3%	45.0%
Self Storage		44	$179,300,000	17.4%	2.14x	9.0%	52.8%	51.6%
Multifamily	Mid Rise	3	$65,950,000	6.4%	1.90x	7.8%	58.6%	58.6%
	Garden	35	41,000,000	4.0	1.39x	9.0%	62.5%	53.8%
	Low Rise	2	12,800,000	1.2	2.20x	8.1%	52.7%	52.7%
	Subtotal:	40	$119,750,000	11.6%	1.76x	8.2%	59.3%	56.3%
Retail	Anchored	4	$48,192,519	4.7%	1.67x	10.0%	61.0%	54.0%
	Single Tenant	4	35,887,000	3.5	2.23x	10.0%	60.9%	60.9%
	Regional Mall	1	17,859,822	1.7	2.98x	20.0%	35.0%	30.7%
	Unanchored	1	3,400,000	0.3	2.44x	10.7%	55.5%	55.5%
	Subtotal:	10	$105,339,341	10.2%	2.11x	11.7%	56.4%	52.4%
Industrial	Warehouse / Distribution	14	$60,000,000	5.8%	2.23x	8.7%	61.5%	61.5%
	Manufacturing	1	20,820,000	2.0	2.23x	11.8%	58.0%	58.0%
	Flex	1	12,984,332	1.3	1.77x	11.3%	58.3%	47.1%
	Subtotal:	16	$93,804,332	9.1%	2.17x	9.7%	60.3%	58.7%
Hospitality	Extended Stay	3	$37,384,588	3.6%	3.74x	15.4%	43.4%	41.5%
	Limited Service	3	18,391,681	1.8	2.04x	14.6%	52.7%	43.6%
	Full Service	1	4,203,222	0.4	2.44x	15.7%	52.1%	41.7%
	Subtotal:	7	$59,979,490	5.8%	3.13x	15.2%	46.8%	42.1%
Manufactured Housing		2	$30,494,391	3.0%	1.37x	8.5%	59.5%	48.3%
Mixed Use	Multifamily / Retail	2	$8,989,219	0.9%	2.14x	8.8%	51.9%	51.9%
	Office / Retail	1	7,500,000	0.7	2.16x	10.4%	59.1%	59.1%
	Multifamily / Office / Retail	1	829,400	0.1	3.30x	13.6%	59.4%	59.4%
	Subtotal:	4	$17,318,619	1.7%	2.21x	9.7%	55.4%	55.4%
Other	Parking Garage	5	$5,344,560	0.5%	3.30x	13.6%	59.4%	59.4%
Total / Weighted Average:		154	$1,031,301,773	100.0%	2.63x	10.8%	51.9%	49.6%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 13, 18, 21, 22, 25 and 29, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 3, 10, 21 and 29, the Total Mortgage Loan Cut-off Date Balance excludes the related Subordinate Companion Loan(s) and/or mezzanine loan(s). In the case of Loan No. 29, the mortgage loan UW NCF DSCR and whole loan UW NCF DSCR are calculated using the sum of 12 whole loan principal and interest payments beginning with the November 2028 payment, based on a payment schedule set forth in Annex F of the Preliminary Prospectus.

(3)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(4)	In the case of Loan No. 31, the UW NOI Debt Yield is calculated based on the Cut-off Date Principal Balance after netting out a $440,000 holdback reserve. The UW NOI Debt Yield based on the Cut-off Date Principal Balance without netting out the holdback reserve is 8.6%.

(5)	In the case of Loan Nos. 5, 8 and 22, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an as portfolio assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)(4)	Cut-off Date LTV(2)(5)	Maturity Date/ARD LTV(2)(5)
New York	14	$168,829,490	16.4%	2.23x	11.0%	50.3%	48.1%
California	7	152,848,464	14.8%	4.47x	12.5%	39.7%	39.4%
Nevada	9	73,608,097	7.1%	1.89x	12.1%	52.7%	46.2%
Washington	3	69,641,903	6.8%	3.99x	12.3%	37.2%	37.2%
Delaware	14	60,000,000	5.8%	2.23x	8.7%	61.5%	61.5%
New Jersey	1	50,000,000	4.8%	2.05x	9.4%	60.4%	60.4%
Texas	8	49,698,217	4.8%	1.65x	8.0%	58.0%	52.0%
Florida	9	48,555,309	4.7%	2.15x	10.6%	48.5%	46.1%
Michigan	17	41,544,391	4.0%	2.96x	12.9%	56.7%	54.3%
Maine	3	37,374,105	3.6%	3.71x	14.1%	42.6%	42.6%
Virginia	3	34,529,524	3.3%	1.45x	8.7%	61.3%	52.2%
North Carolina	2	33,900,000	3.3%	1.50x	9.4%	68.4%	62.0%
Ohio	20	29,861,953	2.9%	2.09x	11.2%	58.4%	57.7%
Wisconsin	1	24,750,000	2.4%	2.28x	10.3%	64.0%	64.0%
Maryland	2	24,022,596	2.3%	1.55x	8.6%	58.0%	53.7%
DC	2	21,000,000	2.0%	2.87x	9.4%	63.6%	63.6%
Colorado	2	20,700,000	2.0%	2.21x	10.1%	59.6%	59.6%
Arizona	4	19,147,087	1.9%	2.24x	9.4%	51.7%	51.7%
Idaho	1	12,176,738	1.2%	1.64x	10.3%	54.6%	43.2%
Illinois	2	11,770,035	1.1%	2.24x	12.2%	65.8%	58.2%
Alabama	2	8,994,870	0.9%	2.29x	8.6%	47.8%	47.8%
Pennsylvania	3	7,782,191	0.8%	2.29x	8.6%	47.8%	47.8%
South Carolina	2	5,015,614	0.5%	2.39x	10.0%	53.0%	53.0%
Massachusetts	2	4,250,606	0.4%	2.29x	8.7%	46.9%	46.9%
Connecticut	1	4,180,000	0.4%	2.18x	9.7%	52.5%	52.5%
Louisiana	1	3,857,000	0.4%	1.91x	8.6%	58.0%	58.0%
Missouri	1	3,486,425	0.3%	2.29x	8.7%	46.9%	46.9%
Arkansas	1	3,100,000	0.3%	2.33x	9.3%	50.8%	50.8%
Indiana	8	2,568,508	0.2%	1.51x	9.8%	61.3%	56.9%
Georgia	8	2,289,539	0.2%	1.51x	9.8%	61.3%	56.9%
Oklahoma	1	1,819,110	0.2%	2.29x	8.7%	46.9%	46.9%
Total / Weighted Average:	154	$1,031,301,773	100.0%	2.63x	10.8%	51.9%	49.6%

(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 13, 18, 21, 22, 25 and 29, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 3, 10, 21 and 29, the Total Mortgage Loan Cut-off Date Balance excludes the related Subordinate Companion Loan(s) and/or mezzanine loan(s). In the case of Loan No. 29, the mortgage loan UW NCF DSCR and whole loan UW NCF DSCR are calculated using the sum of 12 whole loan principal and interest payments beginning with the November 2028 payment, based on a payment schedule set forth in Annex F of the Preliminary Prospectus.

(3)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(4)	In the case of Loan No. 31, the UW NOI Debt Yield is calculated based on the Cut-off Date Principal Balance after netting out a $440,000 holdback reserve. The UW NOI Debt Yield based on the Cut-off Date Principal Balance without netting out the holdback reserve is 8.6%.

(5)	In the case of Loan Nos. 5, 8 and 22, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an as portfolio assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

Collateral Characteristics

Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)
$3,100,000	-	$4,999,999	9	$35,951,391	3.5%	4.23803%	119	2.02x	9.5%	56.0%	53.5%
$5,000,000	-	$9,999,999	10	74,430,000	7.2%	3.92580%	118	2.16x	10.0%	59.5%	56.6%
$10,000,000	-	$19,999,999	10	138,700,383	13.4%	4.23672%	110	2.12x	12.2%	52.4%	47.4%
$20,000,000	-	$29,999,999	8	188,220,000	18.3%	4.30113%	114	2.04x	10.1%	61.9%	57.9%
$30,000,000	-	$39,999,999	3	95,400,000	9.3%	4.39622%	119	2.95x	14.2%	42.3%	39.0%
$40,000,000	-	$65,000,000	9	498,600,000	48.3%	3.42902%	105	3.06x	10.3%	48.3%	47.8%
Total / Weighted Average:			49	$1,031,301,773	100.0%	3.85034%	110	2.63x	10.8%	51.9%	49.6%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)
2.49450	-	3.24999	4	$213,600,000	20.7%	2.72809%	88	4.48x	12.6%	39.2%	39.2%
3.25000	-	3.74999	11	251,226,738	24.4%	3.60625%	118	2.44x	9.8%	52.4%	51.3%
3.75000	-	3.99999	5	71,909,822	7.0%	3.88946%	89	2.68x	13.3%	52.5%	50.3%
4.00000	-	4.24999	8	133,829,490	13.0%	4.12439%	119	2.11x	9.9%	57.0%	55.3%
4.25000	-	4.49999	13	201,965,723	19.6%	4.33745%	118	1.78x	9.4%	60.5%	57.0%
4.50000	-	4.74999	3	34,550,000	3.4%	4.61952%	120	1.35x	8.1%	62.0%	52.1%
4.75000	-	5.53000	5	124,220,000	12.0%	4.94989%	119	2.14x	12.6%	50.0%	44.9%
Total / Weighted Average:			49	$1,031,301,773	100.0%	3.85034%	110	2.63x	10.8%	51.9%	49.6%

Original Term to Maturity in Months

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)
60	2	$80,459,822	7.8%	2.81314%	56	4.97x	15.4%	31.9%	30.9%
84	1	26,000,000	2.5%	3.77800%	81	3.30x	13.6%	59.4%	59.4%
86	1	65,000,000	6.3%	2.95200%	82	4.11x	12.6%	36.5%	36.5%
120	45	859,841,951	83.4%	4.01749%	118	2.28x	10.2%	54.7%	52.1%
Total / Weighted Average:	49	$1,031,301,773	100.0%	3.85034%	110	2.63x	10.8%	51.9%	49.6%

Remaining Term to Maturity in Months

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)
56			2	$80,459,822	7.8%	2.81314%	56	4.97x	15.4%	31.9%	30.9%
81	-	82	2	91,000,000	8.8%	3.18800%	82	3.88x	12.9%	43.0%	43.0%
114	-	117	12	341,976,738	33.2%	3.62177%	117	2.50x	9.6%	52.4%	50.9%
118	-	120	33	517,865,213	50.2%	4.27881%	119	2.14x	10.6%	56.2%	52.9%
Total / Weighted Average:			49	$1,031,301,773	100.0%	3.85034%	110	2.63x	10.8%	51.9%	49.6%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 13, 18, 21, 22, 25 and 29, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 3, 10, 21 and 29, the Total Mortgage Loan Cut-off Date Balance excludes the related Subordinate Companion Loan(s) and/or mezzanine loan(s). In the case of Loan No. 29, the mortgage loan UW NCF DSCR and whole loan UW NCF DSCR are calculated using the sum of 12 whole loan principal and interest payments beginning with the November 2028 payment, based on a payment schedule set forth in Annex F of the Preliminary Prospectus.

(2)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(3)	In the case of Loan No. 31, the UW NOI Debt Yield is calculated based on the Cut-off Date Principal Balance after netting out a $440,000 holdback reserve. The UW NOI Debt Yield based on the Cut-off Date Principal Balance without netting out the holdback reserve is 8.6%.

(4)	In the case of Loan Nos. 5, 8 and 22, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an as portfolio assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

Collateral Characteristics

Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)
Interest Only	32	$750,207,000	72.7%	3.63607%	108	3.00x	10.9%	49.3%	49.3%
300	1	17,859,822	1.7%	3.93000%	56	2.98x	20.0%	35.0%	30.7%
360	16	263,234,951	25.5%	4.45559%	119	1.58x	10.1%	60.4%	51.9%
Total / Weighted Average:	49	$1,031,301,773	100.0%	3.85034%	110	2.63x	10.8%	51.9%	49.6%

Remaining Amortization Term in Months

						Weighted Average
Range of Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)
Interest Only			32	$750,207,000	72.7%	3.63607%	108	3.00x	10.9%	49.3%	49.3%
296			1	17,859,822	1.7%	3.93000%	56	2.98x	20.0%	35.0%	30.7%
356	-	360	16	263,234,951	25.5%	4.45559%	119	1.58x	10.1%	60.4%	51.9%
Total / Weighted Average:			49	$1,031,301,773	100.0%	3.85034%	110	2.63x	10.8%	51.9%	49.6%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)
Interest Only	31	$687,607,000	66.7%	3.74000%	113	2.77x	10.6%	50.9%	50.9%
Interest Only, Amortizing Balloon	8	169,100,000	16.4%	4.43331%	118	1.47x	9.4%	62.8%	55.5%
Amortizing Balloon	9	111,994,773	10.9%	4.40541%	109	1.96x	12.8%	52.9%	43.2%
Interest Only - ARD	1	62,600,000	6.1%	2.49450%	56	5.54x	14.1%	31.0%	31.0%
Total / Weighted Average:	49	$1,031,301,773	100.0%	3.85034%	110	2.63x	10.8%	51.9%	49.6%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)
1.27x	-	1.59x	9	$191,150,000	18.5%	4.50052%	119	1.41x	8.9%	62.2%	54.7%
1.60x	-	1.69x	2	15,976,738	1.5%	3.91741%	117	1.64x	10.3%	56.5%	45.0%
1.70x	-	1.79x	2	22,684,332	2.2%	4.36619%	118	1.76x	9.7%	60.8%	54.4%
1.80x	-	1.89x	1	53,000,000	5.1%	4.04500%	119	1.88x	7.8%	58.7%	58.7%
1.90x	-	1.99x	5	42,551,391	4.1%	4.63621%	119	1.94x	11.3%	50.6%	45.5%
2.00x	-	2.49x	20	372,229,490	36.1%	3.95030%	118	2.22x	9.6%	56.0%	55.3%
2.50x	-	2.99x	3	44,859,822	4.3%	3.52256%	92	2.91x	14.0%	50.2%	48.4%
3.00x	-	3.99x	3	65,750,000	6.4%	4.32802%	103	3.35x	15.7%	40.8%	40.8%
4.00x	-	5.54x	4	223,100,000	21.6%	2.79822%	90	4.57x	13.2%	37.2%	37.2%
Total / Weighted Average:			49	$1,031,301,773	100.0%	3.85034%	110	2.63x	10.8%	51.9%	49.6%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 13, 18, 21, 22, 25 and 29, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 3, 10, 21 and 29, the Total Mortgage Loan Cut-off Date Balance excludes the related Subordinate Companion Loan(s) and/or mezzanine loan(s). In the case of Loan No. 29, the mortgage loan UW NCF DSCR and whole loan UW NCF DSCR are calculated using the sum of 12 whole loan principal and interest payments beginning with the November 2028 payment, based on a payment schedule set forth in Annex F of the Preliminary Prospectus.

(2)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(3)	In the case of Loan No. 31, the UW NOI Debt Yield is calculated based on the Cut-off Date Principal Balance after netting out a $440,000 holdback reserve. The UW NOI Debt Yield based on the Cut-off Date Principal Balance without netting out the holdback reserve is 8.6%.

(4)	In the case of Loan Nos. 5, 8 and 22, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an as portfolio assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

Collateral Characteristics

LTV Ratios as of the Cut-off Date(1)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)
24.3%	-	49.9%	11	$403,854,213	39.2%	3.32625%	99	3.67x	12.6%	39.3%	39.0%
50.0%	-	59.9%	23	308,847,561	29.9%	4.19850%	115	2.05x	10.2%	57.0%	53.8%
60.0%	-	64.9%	11	271,250,000	26.3%	4.17175%	118	1.93x	9.1%	61.9%	58.5%
65.0%	-	69.9%	3	38,650,000	3.7%	4.33484%	119	1.50x	9.1%	68.1%	62.5%
70.0%	-	72.5%	1	8,700,000	0.8%	3.64500%	119	2.22x	13.4%	72.5%	62.2%
Total / Weighted Average:			49	$1,031,301,773	100.0%	3.85034%	110	2.63x	10.8%	51.9%	49.6%

LTV Ratios as of the Maturity Date/ARD(1)(3)

						Weighted Average
Range of Maturity Date/ARD LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)
24.3%	-	49.9%	17	$489,694,773	47.5%	3.53263%	103	3.33x	12.4%	42.2%	40.1%
50.0%	-	59.9%	22	318,807,000	30.9%	4.26312%	115	1.93x	9.5%	58.5%	55.5%
60.0%	-	64.9%	9	218,050,000	21.1%	3.94480%	118	2.11x	9.4%	63.4%	62.0%
65.0%	-	66.0%	1	4,750,000	0.5%	4.56300%	118	1.52x	7.1%	66.0%	66.0%
Total / Weighted Average:			49	$1,031,301,773	100.0%	3.85034%	110	2.63x	10.8%	51.9%	49.6%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)
Defeasance	31	$548,780,644	53.2%	4.23934%	116	2.05x	10.4%	56.5%	53.7%
Yield Maintenance	13	263,071,129	25.5%	3.96006%	114	2.33x	10.3%	52.4%	49.6%
Defeasance or Yield Maintenance	5	219,450,000	21.3%	2.74600%	89	4.44x	12.5%	39.6%	39.6%
Total / Weighted Average:	49	$1,031,301,773	100.0%	3.85034%	110	2.63x	10.8%	51.9%	49.6%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)
Refinance	21	$484,868,035	47.0%	4.00248%	109	2.57x	11.5%	51.5%	49.2%
Acquisition	23	390,533,738	37.9%	3.81089%	108	2.63x	10.2%	52.0%	50.3%
Recapitalization	5	155,900,000	15.1%	3.47595%	117	2.83x	10.2%	52.8%	49.2%
Total / Weighted Average:	49	$1,031,301,773	100.0%	3.85034%	110	2.63x	10.8%	51.9%	49.6%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 13, 18, 21, 22, 25 and 29, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 3, 10, 21 and 29, the Total Mortgage Loan Cut-off Date Balance excludes the related Subordinate Companion Loan(s) and/or mezzanine loan(s). In the case of Loan No. 29, the mortgage loan UW NCF DSCR and whole loan UW NCF DSCR are calculated using the sum of 12 whole loan principal and interest payments beginning with the November 2028 payment, based on a payment schedule set forth in Annex F of the Preliminary Prospectus.

(2)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(3)	In the case of Loan No. 31, the UW NOI Debt Yield is calculated based on the Cut-off Date Principal Balance after netting out a $440,000 holdback reserve. The UW NOI Debt Yield based on the Cut-off Date Principal Balance without netting out the holdback reserve is 8.6%.

(4)	In the case of Loan Nos. 5, 8 and 22, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an as portfolio assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

Collateral Characteristics

Previous Securitization History(1)

No.	Mortgage Loan Seller	Loan Name	Location	Property Type	Cut-off Date Principal Balance	% of IPB	Previous Securitization
5.01	KeyBank	Crestwood Boulevard	Irondale, AL	Self Storage	$6,412,360	0.6%	MHP 2020-HILL
5.02	KeyBank	Hallmark Drive	Sacramento, CA	Self Storage	$5,041,125	0.5%	MHP 2020-HILL
5.03	KeyBank	Gray Road	Falmouth, ME	Self Storage	$3,736,061	0.4%	MHP 2020-HILL
5.04	KeyBank	Marconi Avenue	Sacramento, CA	Self Storage	$3,724,943	0.4%	MHP 2020-HILL
5.05	KeyBank	Ocean Gateway	Ocean City, MD	Self Storage	$3,522,596	0.3%	MHP 2020-HILL
5.06	KeyBank	Amity Road	Harrisburg, PA	Self Storage	$3,425,868	0.3%	MHP 2020-HILL
5.07	KeyBank	Gladstell Road	Conroe, TX	Self Storage	$3,322,140	0.3%	MHP 2020-HILL
5.08	KeyBank	US Route One	Falmouth, ME	Self Storage	$3,138,043	0.3%	MHP 2020-HILL
5.09	KeyBank	Farm to Market 1093	Richmond, TX	Self Storage	$3,133,820	0.3%	MHP 2020-HILL
5.10	KeyBank	Meade Avenue	Las Vegas, NV	Self Storage	$2,763,943	0.3%	MHP 2020-HILL
5.11	KeyBank	Camp Horne	Pittsburgh, PA	Self Storage	$2,763,485	0.3%	MHP 2020-HILL
5.12	KeyBank	Hazel Avenue	Orangevale, CA	Self Storage	$2,682,396	0.3%	MHP 2020-HILL
5.13	KeyBank	Hoover Court	Birmingham, AL	Self Storage	$2,582,510	0.3%	MHP 2020-HILL
5.14	KeyBank	Highway 6 North	Houston, TX	Self Storage	$2,542,494	0.2%	MHP 2020-HILL
5.15	KeyBank	Farm to Market 725	New Braunfels, TX	Self Storage	$2,286,631	0.2%	MHP 2020-HILL
5.16	KeyBank	Hidden Hill Road	Spartanburg, SC	Self Storage	$1,615,614	0.2%	MHP 2020-HILL
5.18	KeyBank	East Rosedale Street	Fort Worth, TX	Self Storage	$1,396,038	0.1%	MHP 2020-HILL
7	BMO	2 Riverfront Plaza	Newark, NJ	Office	$50,000,000	4.8%	LCCM 2017-LC26
8.01	KeyBank	West Indian School Road	Phoenix, AZ	Self Storage	$6,032,774	0.6%	MHP 2020-HILL
8.02	KeyBank	Boalch Avenue Northwest	North Bend, WA	Self Storage	$4,641,903	0.5%	MHP 2020-HILL
8.03	KeyBank	Lemay Ferry Road	Saint Louis, MO	Self Storage	$3,486,425	0.3%	MHP 2020-HILL
8.04	KeyBank	East Southern Avenue	Mesa, AZ	Self Storage	$3,310,049	0.3%	MHP 2020-HILL
8.05	KeyBank	Anderson Road	Tampa, FL	Self Storage	$3,147,969	0.3%	MHP 2020-HILL
8.06	KeyBank	Stoney Island Avenue	Lynwood, IL	Self Storage	$3,070,035	0.3%	MHP 2020-HILL
8.08	KeyBank	North Nova Road	Daytona Beach, FL	Self Storage	$2,700,424	0.3%	MHP 2020-HILL
8.09	KeyBank	Airport Road	Williamsburg, VA	Self Storage	$2,420,564	0.2%	MHP 2020-HILL
8.10	KeyBank	South Pennington	Mesa, AZ	Self Storage	$2,304,264	0.2%	MHP 2020-HILL
8.11	KeyBank	Southwest 14th Court	Pompano Beach, FL	Self Storage	$2,177,840	0.2%	MHP 2020-HILL
8.12	KeyBank	Southeast Jennings Road	Port St. Lucie, FL	Self Storage	$1,886,802	0.2%	MHP 2020-HILL
8.13	KeyBank	49th Street South and 8th Avenue South	Gulfport, FL	Self Storage	$1,840,992	0.2%	MHP 2020-HILL
8.14	KeyBank	South Broadway	Edmond, OK	Self Storage	$1,819,110	0.2%	MHP 2020-HILL
8.16	KeyBank	Main Street	Tewksbury, MA	Self Storage	$1,313,959	0.1%	MHP 2020-HILL
10	BMO	26 Broadway	New York, NY	Office	$33,900,000	3.3%	COMM 2015-CR22, COMM 2015-DC1
13.01	SMC	First National Building	Detroit, MI	Office	$5,994,560	0.6%	JPMBB 2015-C32, JPMCC 2015-JP1
13.03	SMC	Chrysler House	Detroit, MI	Office	$2,979,600	0.3%	WFRBS 2013-C16
13.04	SMC	1001 Woodward	Detroit, MI	Office	$2,960,360	0.3%	JPMBB 2014-C19
13.05	SMC	One Woodward	Detroit, MI	Office	$2,146,040	0.2%	COMM 2014-UBS6
14	KeyBank	Kings Row MHC	Houston, TX	Manufactured Housing	$26,000,000	2.5%	WFRBS 2012-C6
20	KeyBank	Mini U Storage Columbia	Columbia, MD	Self Storage	$20,500,000	2.0%	WFRBS 2012-C7
21	Barclays	Meadowood Mall	Reno, NV	Retail	$17,859,822	1.7%	GSMS 2012-GC6
29	BMO	AMF Portfolio	Various	Multifamily	$10,000,000	1.0%	CF 2019-MF1
37	SGFC	New Highland Self Storage	Bartow, FL	Self Storage	$6,000,000	0.6%	COMM 2014-CR20
39	KeyBank	Highway 50 Storage	Grand Junction, CO	Self Storage	$5,200,000	0.5%	MSC 2018-H4
40	KeyBank	Pine Ridge Square	Gaylord, MI	Retail	$5,200,000	0.5%	WFRBS 2012-C8
42	SMC	Minnesota Lake MHC	Port Huron, MI	Manufactured Housing	$4,494,391	0.4%	COMM 2013-CR9
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

Class A-2(1)

No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity Date Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
3	Coleman Highline Phase IV	San Jose, CA	$62,600,000	6.1%	$62,600,000	79.9%	60	56	5.54x	14.1%	31.0%	31.0%
21	Meadowood Mall	Reno, NV	17,859,822	1.7%	$15,712,359	20.1%	60	56	2.98x	20.0%	35.0%	30.7%
Total / Weighted Average:			$80,459,822	7.8%	$78,312,359	100.0%	60	56	4.97x	15.4%	31.9%	30.9%
(1)	The table above presents the mortgage loans whose Non-VRR Percentage of such balloon payment would be applied to pay down the certificate balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or the anticipated repayment date. Each Class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.

(2)	Reflects the percentage equal to the Non-VRR Percentage of the Maturity Date Balance divided by the initial Class A-2 Certificate Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

Class A-3(1)

No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity Date Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	The Summit	Bellevue, WA	$65,000,000	6.3%	$65,000,000	71.5%	86	82	4.11x	12.6%	36.5%	36.5%
13	Bedrock Portfolio	Detroit, MI	26,000,000	2.5%	26,000,000	28.6%	84	81	3.30x	13.6%	59.4%	59.4%
Total / Weighted Average:			$91,000,000	8.8%	$91,000,000	100.1%	85	82	3.88x	12.9%	43.0%	43.0%
(1)	The table above presents the mortgage loans whose Non-VRR Percentage of such balloon payment would be applied to pay down the certificate balance of the Class A-3 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or the anticipated repayment date. Each Class of Certificates, including the Class A-3 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.

(2)	Reflects the percentage equal to the Non-VRR Percentage of the Maturity Date Balance divided by the initial Class A-3 Certificate Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

Structural Overview

■ Assets:	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B, Class C, Class X-D, Class X-F, Class D, Class E, Class F, Class G-RR, Class H-RR, Class RR, Class S and Class R Certificates (collectively, the “Certificates”) will be entitled to distributions solely with respect to the mortgage loans.
■ Accrual:	Each Class of Certificates (other than the Class S and Class R Certificates) will accrue interest on a 30/360 basis. The Class S and Class R Certificates will not accrue interest.
■ Allocation between VRR Interest and the Non-VRR Certificates:

Amounts available for distributions to the holders of the Certificates and the RR Interest will be allocated between amounts available for distribution to the holders of the VRR Interest, on the one hand, and to all Certificates other than the Class RR Certificates and the Class R Certificates, referred to herein as the “Non-VRR Certificates”, on the other hand. The portion of such amount allocable to (a) the VRR Interest will at all times be the product of such amount multiplied by the VRR Percentage and (b) the Non-VRR Certificates will at all times be the product of such amount multiplied by the Non-VRR Percentage.

The “Non-VRR Percentage” is an amount expressed as a percentage equal to 100% minus the VRR Percentage. For the avoidance of doubt, at all times, the sum of the VRR Percentage and the Non-VRR Percentage will equal 100%.

The “VRR Percentage” will equal a fraction, expressed as a percentage, the numerator of which is the initial VRR Interest Balance of the VRR Interest, and the denominator of which is the aggregate initial Certificate Balance of all of the Classes of Principal Balance Certificates and the VRR Interest Balance of the VRR Interest.

■ Distribution of Interest:

On each Distribution Date, accrued interest for each Class of Non-VRR Certificates (other than the Class S Certificates) at the applicable pass-through rate will be distributed in the following order of priority to the extent of available funds: first, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D and Class X-F Certificates (the “Senior Certificates”), on a pro rata basis, based on the interest entitlement for each such Class on such date, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

The pass-through rate applicable to each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR Certificates (collectively, the “Principal Balance Certificates”) on each Distribution Date, will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

The pass-through rate for the Class X-A Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-B Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-D Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class D and Class E Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

Structural Overview

The pass-through rate for the Class X-F Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class F Certificates for the related Distribution Date.

The Class S Certificates will not have a pass-through rate. On each Distribution Date, the Non-VRR Percentage of any excess interest collected in respect of any mortgage loan in the trust with an anticipated repayment date, solely to the extent received from the related borrower during the related collection period, will be distributed to the holders of the Class S Certificates.

See “Description of the Certificates—Distributions” in the Preliminary Prospectus.

■ Distribution of Principal:

On any Distribution Date prior to the Cross-Over Date, the Non-VRR Percentage of payments in respect of principal of the Non-VRR Certificates will be distributed:

first, to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to the Class A-SB planned principal balance for the related Distribution Date set forth in Annex E to the Preliminary Prospectus, second, to the Class A-1 Certificates, until the Certificate Balance of such Class is reduced to zero, third, to the Class A-2 Certificates, until the Certificate Balance of such Class is reduced to zero, fourth, to the Class A-3 Certificates, until the Certificate Balance of such Class is reduced to zero, fifth, to the Class A-4 Certificates, until the Certificate Balance of such Class is reduced to zero, sixth, to the Class A-5 Certificates, until the Certificate Balance of such Class is reduced to zero and seventh to the Class A-SB Certificates, until the Certificate Balance of such Class is reduced to zero and then to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

On any Distribution Date on or after the Cross-Over Date, the Non-VRR Percentage of payments in respect of principal of the Non-VRR Certificates will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, pro rata based on the Certificate Balance of each such Class until the Certificate Balance of each such Class is reduced to zero.

The “Cross-Over Date” means the Distribution Date on which the aggregate Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR Certificates have been reduced to zero as a result of the allocation of Non-VRR realized losses to such Classes.

The Class X-A, Class X-B, Class X-D and Class X-F Certificates (the “Class X Certificates”) will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-S, Class B and Class C Certificates, the notional amount of the Class X-D Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class D and Class E Certificates and the notional amount of the Class X-F Certificates will be reduced by the amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class F Certificates.

The Class S Certificates will have no certificate balance, notional amount, credit support, pass-through rate, rated final distribution date or rating, and will not be entitled to distributions of principal. The Class S Certificates will be entitled to distributions of the Non-VRR Percentage of excess interest collected on any mortgage loan with an anticipated repayment date solely to the extent received from the related borrower and will represent beneficial ownership of the grantor trust, as further described in “Description of the Certificates—Distributions” in the Preliminary Prospectus.

■ Yield Maintenance / Fixed Penalty Allocation:

If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the Distribution Date corresponding to that collection period, the Certificate Administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees or workout fees payable therefrom) in the following manner: (x)(1) to each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E Certificates, the product of (a) the Non-VRR Percentage of the yield maintenance charge or prepayment premium, (b) the related Base

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

Structural Overview

Interest Fraction (as defined in the Preliminary Prospectus) for such Class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, (2) to the Class X-A Certificates, the excess, if any, of (a) the product of (i) the Non-VRR Percentage of such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates as described above, (3) to the Class X-B Certificates, the excess, if any, of (a) the product of (i) the Non-VRR Percentage of such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S, Class B and Class C Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all the Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to Class A-S, Class B and Class C Certificates as described above, and (4) to the Class X-D Certificates, any remaining portion of such Non-VRR Percentage of such yield maintenance charge or prepayment premium not distributed as described above, and (y) to the VRR Interest, the VRR Percentage of such yield maintenance charge or prepayment premium.

No yield maintenance charges will be distributed to the Class X-F, Class F, Class G-RR, Class H-RR, Class S or Class R Certificates.

■ Realized Losses:

On each Distribution Date, the Non-VRR Percentage of losses on the mortgage loans will be allocated first to the Class H-RR, Class G-RR, Class F, Class E, Class D, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of all such Classes have been reduced to zero, and then, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, pro rata, based on the Certificate Balance of each such Class, until the Certificate Balance of each such Class has been reduced to zero. The notional amounts of the Class X-A, Class X-B, Class X-D and Class X-F Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the notional amounts of the Class X-A, Class X-B, Class X-D and Class X-F Certificates, respectively.

Losses on each pari passu Whole Loan will be allocated, pro rata, between the related mortgage loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances and with respect to any Whole Loan with one or more subordinate companion loans, first to the related Subordinate Companion Loan(s) until their principal balances have been reduced to zero and then to the related mortgage loan and any related Pari Passu Companion loans (if any), pro rata, based on their respective principal balances.

■ Interest Shortfalls:	A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of appraisal reductions to reduce P&I Advances; (c) shortfalls resulting from the payment of interest on Advances made by the Master Servicer, the Special Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor and the Asset Representations Reviewer; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and (g) shortfalls resulting from other unanticipated or default-related expenses of the trust. Any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class S and Class R Certificates) beginning with those with the lowest payment priorities, in reverse sequential order. See “Description of the Certificates—Distributions—Priority of Distributions” in the Preliminary Prospectus.
■ Appraisal Reduction Amounts:	With respect to mortgage loans serviced under the Pooling and Servicing Agreement, upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the related mortgage loan documents, the Special Servicer will be obligated to obtain an appraisal of the related mortgaged property and the Special Servicer will calculate the Appraisal Reduction Amount. The “Appraisal Reduction Amount” is generally the amount by which the current principal balance of the related mortgage loan or Serviced Whole Loan, plus outstanding advances, real estate taxes, unpaid servicing fees and certain similar

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

Structural Overview

amounts exceeds the sum of (a) 90% of the appraised value of the related mortgaged property and (b) the amount of any escrows, letters of credit and reserves; over the sum as of the due date in the month of the date of determination of (a) to the extent not previously advanced, unpaid interest at the mortgage rate, (b) all P&I Advances on the Mortgage Loan and all servicing advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds and interest on those advances, and (c) all due and unpaid real estate taxes, insurance premiums, ground rents, unpaid special servicing fees and other amounts due and unpaid.

With respect to the Non-Serviced Whole Loans, any Appraisal Reduction Amount will be similarly determined pursuant to the related lead securitization trust and servicing agreement or pooling and servicing agreement, as applicable, under which the non-serviced whole loan is serviced.

In general, the Non-VRR Percentage of any Appraisal Reduction Amounts that are allocated to the mortgage loans are notionally allocated to reduce, in reverse sequential order, the Certificate Balance of each Class of Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) beginning with the Class H-RR Certificates for certain purposes, including certain voting rights and the determination of the controlling class and the determination of an Operating Advisor Consultation Event. As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related mortgage loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then-outstanding (i.e., first, to the Class H-RR Certificates; second, to the Class G-RR Certificates; third, to the Class F Certificates; fourth, to the Class E Certificates, fifth to the Class D Certificates, sixth to the Class C Certificates; seventh, to the Class B Certificates; eighth, to the Class A-S Certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates).

With respect to each Serviced Whole Loan, the Appraisal Reduction Amount is notionally allocated, first, to any related serviced subordinate companion loan(s), then pro rata, between the related mortgage loan and any related serviced pari passu companion loan(s), based upon their respective principal balances.

■ Master Servicer Advances:	The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain servicing advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. With respect to any Non-Serviced Whole Loan, the master servicer or trustee, as applicable, under the related lead securitization servicing agreement will have the primary obligation to make any required servicing advances with respect to such Non-Serviced Whole Loan.
■ Whole Loans:

Sixteen mortgage loans are each evidenced by one mortgage loan and one or more companion loans (each a “Companion Loan” and collectively with the related mortgage loan, a “Whole Loan”), secured by the same mortgage(s) on the related mortgaged property(ies). Each such mortgage loan and its related Companion Loan(s) are subject to an intercreditor agreement. None of these Companion Loans will be part of the trust.

In the case of the Whole Loans, referred to as “The Summit Whole Loan”, the “1888 Century Park East Whole Loan”, the “Coleman Highline Phase IV Whole Loan”, the “Twin Spans Business Park and Delaware River Industrial Park Whole Loan”, the “IPCC National Storage Portfolio XVI Whole Loan”, the “Rose Castle Apartments Whole Loan”, the “2 Riverfront Plaza Whole Loan”, the “IPCC National Storage Portfolio XV Whole Loan”, the “Moonwater Office Portfolio Whole Loan”, the “26 Broadway Whole Loan”, the “Bedrock Portfolio Whole Loan”, the “1100 & 820 First Street NE Whole Loan”, the “Meadowood Mall Whole Loan”, the “Visions Hotel Portfolio III Whole Loan”, the “NYC MFRT Portfolio Whole Loan” and the “AMF Portfolio Whole Loan”, one or more related Companion Loans are pari passu with the related mortgage loan (these Companion Loans are also referred to as the “Pari Passu Companion Loans”). In the case of The Summit Whole Loan, the Coleman Highline Phase IV Whole Loan, the 26 Broadway Whole Loan and the Meadowood Mall Whole Loan, in addition to any related Pari Passu Companion Loans, one or more related Companion Loans are subordinate in right of payment to the related mortgage loan and the related Pari Passu Companion Loans (these Companion Loans are also referred to as the “Subordinate Companion Loans”).

The Twin Spans Business Park and Delaware River Industrial Park Pari Passu Companion Loans, the Rose Castle Apartments Pari Passu Companion Loans, the 2 Riverfront Plaza Pari Passu Companion Loans and the IPCC National Storage Portfolio XV Pari Passu Companion Loans are referred to as “Serviced Companion Loans”.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

Structural Overview

The Twin Spans Business Park and Delaware River Industrial Park Whole Loan, the Rose Castle Apartments Whole Loan, the 2 Riverfront Plaza Whole Loan and the IPCC National Storage Portfolio XV Whole Loan (each, a “Serviced Whole Loan”) will be serviced under the pooling and servicing agreement for the BBCMS 2022-C15 transaction (the “Pooling and Servicing Agreement”).

The Meadowood Mall Whole Loan will initially be serviced pursuant to the WFCM 2022-C61 pooling and servicing agreement prior to the date of securitization of the related controlling Pari Passu Companion Loan.

The Summit Whole Loan, the 1888 Century Park East Whole Loan, the Coleman Highline Phase IV Whole Loan, the IPCC National Storage Portfolio XVI Whole Loan, the Rose Castle Apartments Whole Loan, the Moonwater Office Portfolio Whole Loan, the 26 Broadway Whole Loan, the Bedrock Portfolio Whole Loan, the 1100 & 820 First Street NE Whole Loan, the Meadowood Mall Whole Loan, the Visions Hotel Portfolio III Whole Loan, the NYC MFRT Portfolio Whole Loan and the AMF Portfolio Whole Loan are each a “Non-Serviced Whole Loan” (and collectively, the “Non-Serviced Whole Loans”) and will be serviced under the related pooling and servicing agreement identified in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool” in the Preliminary Prospectus.

■ Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan will be applied (after reimbursement of advances and certain trust fund expenses) first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” in the Preliminary Prospectus.
■ Sale of Defaulted Loans and REO Properties:

The Special Servicer is required to use reasonable efforts to solicit offers for any defaulted loan or REO property (other than a non-serviced mortgage loan) if the Special Servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and a sale would be in the best economic interests of the certificateholders (or, in the case of any Serviced Whole Loan, the certificateholders and any holders of the related Serviced Companion Loans, as a collective whole, taking into account the pari passu or subordinate nature of any related Serviced Companion Loan), on a net present value basis.

In the case of each non-serviced mortgage loan, under certain circumstances permitted under the related intercreditor agreement, to the extent that such non-serviced mortgage loan is not sold together with the related non-serviced companion loan by the special servicer for the related Non-Serviced Whole Loans, the Special Servicer will be entitled to sell ((i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after consulting on a non-binding basis with each risk retention consultation party, in each case, with respect to any mortgage loan other than an Excluded Loan) such non-serviced mortgage loan if it determines in accordance with the servicing standard that such action would be in the best interests of the certificateholders.

The Special Servicer is generally required to accept the highest cash offer received from any person for any defaulted loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding expenses of the trust relating to such mortgage loan (the “Purchase Price”) except as described in the Preliminary Prospectus.

With respect to the Serviced Whole Loans, any such sale of the related defaulted loan is required to also include the related Pari Passu Companion Loans, if any, and the prices will be adjusted accordingly.

With respect to the mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the mezzanine lenders may have the option to purchase the related mortgage loan after certain events of default under such mortgage loan.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the Special Servicer does not receive a cash offer at least equal to the Purchase Price, the Special Servicer may accept the first cash offer received from any person that is determined to be a fair price and will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior 9 months), among other factors, the period and amount of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

Structural Overview

the occupancy level and physical condition of the related mortgaged property and the state of the local economy) for such defaulted loan or REO property, if the highest offeror is a person other than a party to the Pooling and Servicing Agreement, the Directing Certificateholder, a risk retention consultation party, any sponsor, any borrower, any manager of a mortgaged property, any independent contractor engaged by the Special Servicer, with respect to a defaulted whole loan, the depositor, Master Servicer, Special Servicer (or independent contractor engaged by the Special Servicer) or the trustee for the securitization of a Companion Loan and each holder of any related Companion Loan or mezzanine loan (but only with respect to the related mortgage loan), or any known affiliate of any such person (each, an “Interested Person”). If the highest offer is made by an Interested Person, the Trustee will determine (unless (i) the offer is equal to or greater than the outstanding principal balance of the mortgage loan, any unpaid interest and any outstanding costs and expenses relating to the mortgage loan and (ii) the offer is the highest offer received) (based upon the most recent appraisal or updated appraisal conducted in accordance with the terms of the Pooling and Servicing Agreement) whether the offer constitutes a fair price for the defaulted loan or REO property provided that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties, and the Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may make an offer for or purchase any specially serviced mortgage loan or REO property.

If the Special Servicer does not receive any offers that are at least equal to the Purchase Price, the Special Servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if the Special Servicer determines in consultation with (i) the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing) and (ii) each risk retention consultation party, in each case, other than with respect to any Excluded Loan, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the certificateholders and, with respect to any Serviced Whole Loan, the holder of the related Companion Loans, as a collective whole, as if such certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender, and taking into account the pari passu or subordinate nature of any related Companion Loan), so long as such lower offer was not made by the Special Servicer or any of its affiliates. If title to any mortgaged property is acquired by the trust fund, the Special Servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the Special Servicer, Trustee and the Certificate Administrator receive an opinion of independent counsel to the effect that the holding of the property by the trust longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or grantor trust or cause any REMIC of the trust fund to fail to qualify as a REMIC or the grantor trust to fail to qualify as a grantor trust.

The foregoing applies to mortgage loans serviced under the Pooling and Servicing Agreement. With respect to each Non-Serviced Whole Loan, if the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, determines to sell the related Companion Loan(s) as described above, then the applicable special servicer will be required to sell the related non-serviced mortgage loan included in the BBCMS 2022-C15 Trust and the related Companion Loan(s), as a single loan. In connection with any such sale, the then-applicable special servicer will be required to follow procedures substantially similar to those set forth above.

■ Control Eligible Certificates:	Class G-RR and Class H-RR Certificates.
■ Control Rights:	The Control Eligible Certificates will have certain control rights attached to them. The “Directing Certificateholder” will be with respect to each mortgage loan (other than any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the Pooling and Servicing Agreement. With respect to any mortgage loan (other than any non-serviced mortgage loan or any Excluded Loan), unless a Control

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

Structural Overview

Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain from taking, certain actions with respect to such mortgage loan. Furthermore, the Directing Certificateholder will also have the right to receive notice and provide consent with respect to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan (other than any non-serviced mortgage loan or any Excluded Loan). With respect to any mortgage loan that has or may in the future have mezzanine debt, pursuant to the related intercreditor agreement, the related mezzanine lender may have certain consent rights with respect to certain modifications related to such mortgage loan.

A “Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

An “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

An “Excluded Loan” means a mortgage loan or Whole Loan with respect to which, as of any date of determination, (a) with respect to the Directing Certificateholder or the holder of the majority of the controlling class is a Borrower Party or (b) with respect to a risk retention consultation party, such risk retention consultation party or the holder of the majority of the related VRR Interest is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans in this securitization.

With respect to the Serviced Whole Loans, direction, consent and consultation rights with respect to the related Whole Loan are subject to certain consultation rights of the holder of the related Pari Passu Companion Loans or Subordinate Companion Loans pursuant to the related intercreditor agreement.

With respect to any Non-Serviced Whole Loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the directing certificateholder or controlling class representative under the applicable trust and servicing agreement or pooling and servicing agreement (or, in the case of Non-Serviced Whole Loans with Subordinate Companion Loans, the holder of the related Subordinate Companion Loan), as applicable.

■ Directing Certificateholder:	RREF IV-D AIV RR, LLC or an affiliate is expected to be appointed as the initial directing certificateholder with respect to all serviced mortgage loans (other than the Excluded Loans).
■ Controlling Class:

The “Controlling Class” will at any time of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance for such Class. Each holder of a certificate of the Controlling Class is referred to herein as a “Controlling Class Certificateholder”.

The Controlling Class as of the Closing Date will be the Class H-RR Certificates; provided that if at any time the principal balances of the certificates other than the Control Eligible Certificates and the VRR Interest have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate Class of Control Eligible Certificates that has a certificate balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts.

■ Control Termination Event:	A “Control Termination Event” will occur with respect to any mortgage loan when (i) the senior most Class of Control Eligible Certificates has a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the senior most Class of Control Eligible Certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder as described below; provided that a Control Termination Event

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

Structural Overview

will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates and the VRR Interest Balance of the VRR Interest have been reduced to zero as a result of principal payments on the mortgage loans.

The “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect.

An “AB Modified Loan” means any corrected loan (1) that became a corrected loan (which includes for purposes of this definition any non-serviced mortgage loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing such non-serviced mortgage loan) due to a modification thereto that resulted in the creation of an AB note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified mortgage loan and (2) as to which an Appraisal Reduction Amount is not in effect.

The “Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided, that in the case of a non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the Special Servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts.

Upon the occurrence and during the continuance of a Control Termination Event, the Controlling Class will no longer have any control rights. After the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will relinquish its right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain actions that the Master Servicer or the Special Servicer plan on taking with respect to a mortgage loan. Following the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will retain consultation rights with the Special Servicer with respect to certain material actions that the Special Servicer plans on taking with respect to any mortgage loan other than an Excluded Loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

Neither (i) a Payment Accommodation with respect to any mortgage loan or serviced whole loan nor (ii) any default or delinquency that would have existed but for such Payment Accommodation will constitute an appraisal reduction event, for so long as the related borrower is complying with the terms of such Payment Accommodation.

A “Payment Accommodation” for any mortgage loan or serviced whole loan means the entering into of any temporary forbearance agreement as a result of the COVID-19 emergency (and qualification as a COVID-19 emergency forbearance will be determined by the Special Servicer in its sole and absolute discretion in accordance with the servicing standard) relating to payment obligations or operating covenants under the related mortgage loan documents or the use of funds on deposit in any reserve account or escrow account for any purpose other than the explicit purpose described in the related mortgage loan documents, that in each case: (i) is entered into no later than the date specified in the prospectus; (ii) provides for no more than 3 months of forbearance; and (iii) requires full repayment of deferred payments and escrows within 12 months of the date of the first forbearance for such mortgage loan or serviced whole loan. No Payment Accommodation may be granted if the mortgage loan or serviced whole loan is in default with respect to any loan provision other than the provision(s) subject to the forbearance request. The Special Servicer will process all Payment Accommodations requested in its sole and absolute

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

Structural Overview

discretion in accordance with the Servicing Standard, and the Master Servicer will have no processing, consent or other rights with respect thereto.
■ Consultation Termination Event:

A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts or (ii) a holder of the Class G-RR Certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the Pooling and Servicing Agreement; provided, that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class G-RR Certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided, that a Consultation Termination Event will be deemed not continuing in a Consultation Termination Event will be deemed not continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates and the VRR Interest Balance of the VRR Interest have been reduced to zero as a result of principal payments on the mortgage loans.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class and the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement, other than those rights generally available to all certificateholders.

■ Risk Retention Consultation Parties:

A risk retention consultation party may be appointed by the holder or holders of more than 50% of each portion of the VRR Interest, by Certificate Balance. The holder of the majority of the related VRR Interest will have a continuing right to appoint, remove or replace a risk retention consultation party in its sole discretion. This right may be exercised at any time and from time to time. Barclays Bank PLC, Bank of Montreal and KeyBank National Association are expected to be appointed as the initial risk retention consultation parties.

Notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, the holder of the majority of a VRR Interest or the related risk retention consultation party is a Borrower Party, such mortgage loan will be referred to as an “Excluded Loan” as to such party. Except with respect to an Excluded Loan as to such party, a risk retention consultation party will be entitled to consult with the Special Servicer, upon request of such risk retention consultation party, with respect to certain material servicing actions proposed by the Special Servicer.

■ Operating Advisor Consultation Event:	An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the Class G-RR and Class H-RR Certificates in the aggregate (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.
■ Appraised-Out Class:	A Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such Class, to no longer be the Controlling Class.
■ Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority of any Class of Control Eligible Certificates that are determined at any date of determination to no longer be the Controlling Class as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such class will have the right, at their sole expense, to require the Special Servicer to order a supplemental appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan (or Serviced Whole Loan) that results in the Class becoming an Appraised-Out Class.

Upon receipt of that supplemental appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the supplemental appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted, and if so warranted, and will be required to recalculate the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based on the supplemental appraisal and if required by such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The holders of an Appraised-Out Class requesting a supplemental appraisal are not permitted to exercise any control or consent rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

■ Operating Advisor:	The Operating Advisor will initially be Pentalpha Surveillance LLC. The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

Structural Overview

and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced loans. With respect to each mortgage loan (other than a non-serviced mortgage loan) or Serviced Whole Loan, the Operating Advisor will be responsible for:

●    reviewing the actions of the Special Servicer with respect to any Specially Serviced Loan;

●    reviewing (i) all reports by the Special Servicer made available to Privileged Persons on the Certificate Administrator’s website and (ii) each Asset Status Report (as defined in the Preliminary Prospectus) (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

●   recalculating and reviewing for accuracy and consistency with the Pooling and Servicing Agreement the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts, Cumulative Appraisal Reduction Amounts and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan; and

●    preparing an annual report (if any mortgage loan (other than any non-serviced mortgage loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or an Operating Advisor Consultation Event occurred during the prior calendar year) that sets forth whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event (as defined below), with respect to major decisions on non-Specially Serviced Loans) during the prior calendar year on an “asset-level basis”. The Operating Advisor will identify (1) which, if any, standards the Operating Advisor believes, in its sole discretion exercised in good faith, the Special Servicer has failed to comply with and (2) any material deviations from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan). In preparing any Operating Advisor Annual Report (as defined in the Preliminary Prospectus), the Operating Advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each mortgage loan (other than any non-serviced mortgage loan) or Serviced Whole Loan, after the Operating Advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the Operating Advisor will be required to perform the following additional duties:

●    to consult (on a non-binding basis) with the Special Servicer in respect of Asset Status Reports and

●    to consult (on a non-binding basis) with the Special Servicer to the extent it has received a Major Decision Reporting Package with respect to Major Decisions processed by the Special Servicer.

In addition, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the Special Servicer would be in the best interest of the certificateholders as a collective whole, then, the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders (which, for this purpose, is the holders of Principal Balance Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

Structural Overview

Certificateholders or certificate owners that are not affiliated with each other). In the event the holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders elect to remove and replace the Special Servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the Operating Advisor’s recommendation to replace the Special Servicer to the Certificate Administrator’s website), the Certificate Administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time.
■ Replacement of Operating Advisor:

The Operating Advisor may be terminated or removed under certain circumstances and a replacement operating advisor appointed as described in the Preliminary Prospectus.

If a Consultation Termination Event has occurred and is continuing, the Operating Advisor may be removed and replaced without cause upon the affirmative direction of certificate owners holding at least 75% of the voting rights of all Certificates (taking into account the application of Cumulative Appraisal Reduction Amounts), following a proposal from certificate owners holding not less than 25% of the voting rights of all Certificates (taking into account the application of Cumulative Appraisal Reduction Amounts). The certificateholders who initiate a vote on a termination and replacement of the Operating Advisor without cause must cause S&P, Fitch and KBRA to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement.

Any replacement operating advisor (or the personnel responsible for supervising the obligations of the replacement operating advisor) must be an entity (A) that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by S&P, Fitch and KBRA (including, in the case of the Operating Advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any of S&P, Fitch and KBRA has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction publicly citing servicing concerns with the operating advisor in its capacity as special servicer or operating advisor on such commercial mortgage-backed securities transaction as the sole or a material factor in such rating action; (B) that can and will make the representations and warranties of the operating advisor set forth in the Pooling and Servicing Agreement; (C) that is not (and is not affiliated (including Risk Retention Affiliated) with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, a Mortgage Loan Seller, the Directing Certificateholder, a Risk Retention Consultation Party, the Third-Party Purchaser, a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates); (D) that has not been paid by any Special Servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the appointment or recommendation for replacement of a successor special servicer to become the Special Servicer; (E) that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and that has at least five years of experience in collateral analysis and loss projections and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets and (F) that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any mortgage loan, any companion loan or securities backed by a companion loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer). Any Operating Advisor is prohibited from making an investment in any Class of Certificates in the Trust as described in the Preliminary Prospectus.

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in 12 C.F.R. 244.2 of the Credit Risk Retention Rules.

■ Asset Representations Reviewer:	The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the Certificate Administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent mortgage loans. An “Asset Review Trigger” will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans (2)(A) prior to and including the second anniversary of the Closing Date at least 10 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

Structural Overview

constitutes at least 15.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period or (B) after the second anniversary of the Closing Date, at least 15 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period.

Following the determination that an Asset Review Trigger has occurred, the Certificate Administrator will include in the Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur. Once an Asset Review Trigger has occurred, Certificateholders evidencing not less than 5% of the Voting Rights may deliver to the Certificate Administrator a written direction requesting a vote on whether to commence an Asset Review (as defined in the Preliminary Prospectus) within 90 days after the filing of the Form 10-D reporting the occurrence of the Asset Review Trigger (an “Asset Review Vote Election”). If directed by such Certificateholders, a vote of all Certificateholders will commence and an Asset Review will occur if more than a majority of Certificateholders voting (assuming Certificateholders representing a minimum of 5% of the Voting Rights respond) vote affirmatively within 150 days of the Asset Review Vote Election. If the vote does not come to pass within such 150-day period, then no further votes will occur unless and until (A) an additional mortgage loan becomes a Delinquent Loan after the expiration of such 150 day period, (B) a new Asset Review Trigger occurs or an Asset Review Trigger is otherwise in effect, (C) Certificateholders representing 5% of the Voting Rights again elect to cause a vote of all the Certificateholders and (D) such vote has occurred within 150 after the election described in clause (C) above.

■ Replacement of the Asset Representations Reviewer:	The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer (as defined in the Preliminary Prospectus), and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement by written notice to the Asset Representations Reviewer, and the proposed successor asset representations reviewer will be appointed.
■ Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer may generally be replaced at any time and without cause by the Directing Certificateholder.

If the Special Servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan or Serviced Whole Loan (any such mortgage loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the Special Servicer will be required to resign as Special Servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (an “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the resigning Special Servicer will be required to use commercially reasonable efforts to appoint the Excluded Special Servicer.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

Structural Overview

replacement will occur based on a vote of holders of all voting eligible Classes of Certificates as described below.

The Operating Advisor may also recommend the replacement of the Special Servicer at any time as described in “Operating Advisor” above.

■ Replacement of Special Servicer by Vote of Certificateholders:

After the occurrence and during the continuance of a Control Termination Event that relates to any mortgage loan, and upon (a) the written direction of holders of Principal Balance Certificates and the Class RR Certificates evidencing not less than 25% of the Voting Rights of all Classes of Principal Balance Certificates and the Class RR Certificates (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of Classes to which such Cumulative Appraisal Reduction Amounts are allocable) of the Principal Balance Certificates and the Class RR Certificates requesting a vote to replace the Special Servicer with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders to the Certificate Administrator and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement special servicer will not result in a downgrade, withdrawal or qualification of the Certificates (which confirmations will be obtained at the expense of such holders) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related securities, the Certificate Administrator will be required to post such notice on its Internet website, and by mail conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates and the Class RR Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the Trustee will immediately replace the Special Servicer with a qualified replacement special servicer designated by such holders of Certificates.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer or the Asset Representations Reviewer described above, the holders of Certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of realized losses and, other than with respect to the termination of the Asset Representations Reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Certificates) of all Principal Balance Certificates and the Class RR Certificates on an aggregate basis.

With respect to each Serviced Whole Loan, the holders of the related Pari Passu Companion Loans, under certain circumstances following a servicer termination event with respect to the Special Servicer, will be entitled to direct the Trustee (and the Trustee will be required) to terminate the Special Servicer solely with respect to such Serviced Whole Loan. A replacement special servicer will be selected by the Trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the Special Servicer with respect to such Whole Loan can generally not be the person (or its affiliate) that was terminated at the direction of the holder of the related Pari Passu Companion Loan.

With respect to any Non-Serviced Whole Loan, the BBCMS 2022-C15 trust as holder of the related mortgage loan has similar termination rights in the event of a servicer termination event with respect to the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, as described above, which may be exercised by the Directing Certificateholder prior to the Control Termination Event. However, the successor special servicer will be selected pursuant to the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, by the related directing holder prior to a control event under such trust and servicing agreement or pooling and servicing agreement, as applicable. The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in the Preliminary Prospectus.
■ Dispute Resolution Provisions:	Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the Pooling and Servicing Agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the Depositor by a Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

Structural Overview

Generally, in the event that a request to repurchase a mortgage loan (a “Repurchase Request”) is not “Resolved” (as defined below) within 180 days after the related Mortgage Loan Seller receives such Repurchase Request (a “Resolution Failure”), then the Enforcing Servicer (as defined below) will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the Enforcing Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

The Enforcing Servicer will be required to consult with any Certificateholder or Certificate Owner (in either case, other than the Class RR Certificates) that delivers a notice of its intent to exercise its dispute resolution rights (a “Requesting Certificateholder”) so that a Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods. If a Requesting Certificateholder elects to exercise its right to refer the matter to either mediation or arbitration, then it will become the party responsible for enforcing the Repurchase Request and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. Failure to make an election to exercise that right or failure to begin the elected form of proceedings within the certain timeframe set forth in the Pooling and Servicing Agreement will generally waive the Certificateholders’ or Certificate Owners’ rights with respect to the related Repurchase Request.

The “Enforcing Servicer” will be the Special Servicer.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller makes a Loss of Value Payment (as defined in the Preliminary Prospectus), (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the Pooling and Servicing Agreement.

■ Investor Communications:

The Certificate Administrator is required to include on any Form 10–D any request received from a Certificateholder to communicate with other Certificateholders related to Certificateholders exercising their rights under the terms of the Pooling and Servicing Agreement. Any Certificateholder wishing to communicate with other Certificateholders regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement should deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator at the address below:

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Administration Group – BBCMS Mortgage Trust 2022-C15

With a copy to: trustadministrationgroup@wellsfargo.com

■ Master Servicer and Special Servicer Compensation:

The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan, any related REO loan and any related Serviced Companion Loan that are Specially Serviced Loans that will accrue at the related servicing fee rate described in the Preliminary Prospectus. The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with respect to each specially serviced loan and REO loan (other than a non-serviced mortgage loan) at the special servicing fee rate described in the Preliminary Prospectus.

In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

Structural Overview

fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans. The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

An “Excess Modification Fee” with respect to any mortgage loan (other than a non-serviced mortgage loan) or Serviced Whole Loan is the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a mortgage loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses described in the Preliminary Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding with respect to the related mortgage loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in clause (A), which expenses have subsequently been recovered from the related borrower or otherwise.

With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such servicer from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such servicer from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.00% of the outstanding principal balance of the related mortgage loan or Serviced Whole Loan, as applicable, on the closing date of the related modification, extension, waiver or amendment. A “Modification Fee” with respect to any mortgage loan (other than a non-serviced mortgage loan) or Serviced Companion Loan is generally any fee with respect to a modification, extension, waiver or amendment of any mortgage loan and/or related Serviced Companion Loan (other than all assumption fees, assumption application fees, consent fees, loan service transaction fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

A “Workout Fee” will generally be payable with respect to each corrected loan and will be calculated at a rate of 1.00% of payments of principal and interest on the respective mortgage loan for so long as it remains a corrected loan. After receipt by the Special Servicer of Workout Fees with respect to a corrected loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided that in the event the Workout Fee, collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer will be entitled to an amount from the final payment on the related corrected loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the Special Servicer in respect of that corrected loan (including any related Serviced Companion Loan) equal to $25,000.

The “Excess Modification Fee Amount” for any corrected loan is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan (including the related Serviced Companion Loan) and received and retained by the Master Servicer or the Special Servicer, as applicable, as additional servicing compensation within the prior 12 months of the related modification, waiver, extension or amendment resulting in the mortgage loan or REO loan being a corrected loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

A “Liquidation Fee” will generally be payable with respect to each (i) specially serviced mortgage loan or REO property (and each related Serviced Companion Loan) for which the special servicer obtains (a) a full, partial or discounted payoff, or (b) any liquidation proceeds or insurance and condemnation proceeds, or (ii) Loss of Value Payment (as defined in the Preliminary Prospectus) or Purchase Price. The Liquidation Fee for each specially serviced mortgage loan will be payable at a rate of 1.0% of the liquidation proceeds (exclusive of default interest); provided, however, that if such Liquidation Fee would be less than $25,000 the Liquidation Fee will be equal to the lesser of (a) 3.0% of liquidation proceeds and (b) $25,000.

The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan (including a Serviced Companion Loan) or REO property as additional compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Similar fees to those described above will be payable to the applicable special servicer for the Non-Serviced Whole Loans under the related trust and servicing agreement or pooling and servicing agreement, as applicable.

Subject to certain limited exceptions, in connection with its duties under the Pooling and Servicing Agreement, the Special Servicer and its affiliates are prohibited from receiving or retaining any compensation (other than compensation specifically provided for under the Pooling and Servicing Agreement) from anyone in connection with the disposition, workout or foreclosure of any mortgage

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

Structural Overview

loan, the management or disposition of any REO property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement. In the event the Special Servicer does receive any such compensation, it will be required to disclose those fees to the Certificate Administrator who will include it as part of the statement to Certificateholders.

In addition, no Liquidation Fee will be payable to the Special Servicer upon the purchase of (A) any Specially Serviced Loan that is part of a Serviced Whole Loan with a Subordinate Companion Loan or related REO property by the holder of the related Subordinate Companion Loan or (B) any Specially Serviced Loan or an REO property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan (as defined in the Preliminary Prospectus).

■ Deal Website:

The Certificate Administrator will maintain a deal website to which certain persons will have access to certain information including, but not limited to the following, which will be posted:

■    special notices,

■    summaries of any final asset status reports,

■    appraisals in connection with Appraisal Reductions (as defined in the Preliminary Prospectus) plus any second appraisals ordered,

■    an “Investor Q&A Forum,”

■    a voluntary investor registry, and

■    SEC EDGAR filings.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 1 – The Summit

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 1 – The Summit

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 1 – The Summit

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 1 – The Summit

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 1 – The Summit

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA):	BBB-sf/BBB(sf)	Title:	Fee
Original Principal Balance(1):	$65,000,000	Property Type – Subtype:	Office – CBD
Cut-off Date Principal Balance(1):	$65,000,000	Net Rentable Area (SF):	907,306
% of IPB:	6.3%	Location:	Bellevue, WA
Loan Purpose:	Refinance	Year Built / Renovated:	Various / NAP
Borrowers:	KRE Summit 1, 2, Owner LLC	Occupancy:	98.2%
	and KRE Summit 3 Owner LLC	Occupancy Date:	1/1/2022
Borrower Sponsors:	KKR Property Partners Americas	4th Most Recent NOI (As of):	NAV
	(EEA) SCSp and KKR Property	3rd Most Recent NOI (As of)(4):	$17,630,561 (12/31/2018)
	Partners Americas L.P.	2nd Most Recent NOI (As of)(4):	$16,395,672 (12/31/2019)
Interest Rate:	2.95200%	Most Recent NOI (As of)(4)(5):	$20,849,893 (12/31/2020)
Note Date:	12/10/2021	UW Economic Occupancy:	96.3%
Maturity Date:	2/6/2029	UW Revenues:	$57,071,586
Interest-only Period:	86 months	UW Expenses:	$15,970,440
Original Term:	86 months	UW NOI(5):	$41,101,145
Original Amortization Term:	None	UW NCF:	$40,230,920
Amortization Type:	Interest Only	Appraised Value / Per SF:	$895,500,000 / $987
Call Protection(2):	L(24),YM1(4),DorYM1(51),O(7)	Appraisal Date:	11/1/2021
Lockbox / Cash Management:	Hard / Springing
Additional Debt(1):	Yes
Additional Debt Balance(1):	$262,000,000 / $198,000,000
Additional Debt Type(1):	Pari Passu / Subordinate

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap		Senior Notes	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$360	$579
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$360	$579
Replacement Reserves:	$0	Springing	N/A	Cut-off Date LTV:	36.5%	58.6%
TI/LC Reserve:	$0	Springing	N/A	Maturity Date LTV:	36.5%	58.6%
Other:	$9,900,543	$0	N/A	UW NCF DSCR:	4.11x	2.56x
				UW NOI Debt Yield:	12.6%	7.8%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Senior Notes(1)	$327,000,000		62.3%	Loan Payoff	$382,728,320	72.9%
Subordinate Notes(1)	$198,000,000		37.7	Return of Equity	129,348,201	24.6
				Reserves	9,900,543	1.9
				Closing Costs	3,022,936	0.6
Total Sources	$525,000,000		100.0%	Total Uses	$525,000,000	100.0%

(1)	The Summit Mortgage Loan (as defined below) is part of a whole loan evidenced by eight senior pari passu notes totaling $327.0 million and two pari passu subordinate notes totaling $198.0 million, with an aggregate outstanding principal balance as of the Cut-off Date of $525.0 million. The Financial Information in the chart above reflects the Cut-off Date Balance and Maturity Date Balance of The Summit Senior Notes (as defined below) and The Summit Whole Loan (as defined below).

(2)	The defeasance lockout period, with respect to a defeasance of The Summit Whole Loan, will be at least 28 payment dates beginning with and including the first payment date on January 6, 2022. Defeasance of the full $525.0 million The Summit Whole Loan is permitted after the date that is earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) December 10, 2024. The borrower is permitted to prepay the loan in addition to a yield maintenance premium following the 24th payment date in accordance with The Summit Whole Loan documents.

(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(4)	Historical NOI is inclusive of only the Summit 1 and Summit 2 buildings as the Summit 3 building was not built until 2021.

(5)	The increase from Most Recent NOI to UW NOI is due to the Summit 3 building being built in 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 1 – The Summit

The Loan. The Summit mortgage loan (“The Summit Mortgage Loan”) is part of a whole loan with an aggregate outstanding principal balance as of the Cut-off Date of $525.0 million ( “The Summit Whole Loan”) consisting of eight senior pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $327.0 million (“The Summit Senior Notes”) and two pari passu subordinate notes with an aggregate outstanding principal balance as of the Cut-off Date of $198.0 million (“The Summit Subordinate Companion Notes”). The Summit Whole Loan is secured by the borrowers’ fee interest in a three-building, 907,306 square foot Class A office campus and a seven-level 2,197 space subterranean parking garage located in the central business district (“CBD”) of Bellevue, Washington (“The Summit Properties”). The non-controlling Note A-1-2, with an outstanding principal balance as of the Cut-off Date of $65.0 million, will be included in the BBCMS 2022-C15 trust. The Summit Whole Loan, which accrues interest at an interest rate of 2.95200% per annum, was co-originated by Barclays Capital Real Estate Inc. and Goldman Sachs Bank USA, had an aggregate original principal balance of $525.0 million and has an aggregate outstanding principal balance as of the Cut-off Date of $525.0 million. The Summit Whole Loan will be serviced pursuant to the trust and servicing agreement for the SUMIT 2022-BVUE trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loans—The Summit Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-S	$64,200,000	$64,200,000	SUMIT 2022-BVUE	No
A-2-S	$42,800,000	$42,800,000	SUMIT 2022-BVUE	No
A-1-1	$50,000,000	$50,000,000	BBCMS 2022-C14	No
A-1-2	$65,000,000	$65,000,000	BBCMS 2022-C15	No
A-1-3(1)	$10,000,000	$10,000,000	An affiliate of Barclays	No
A-1-4(1)	$7,000,000	$7,000,000	An affiliate of Barclays	No
A-2-1	$65,000,000	$65,000,000	Benchmark 2022-B32	No
A-2-2(1)	$23,000,000	$23,000,000	Benchmark 2022-B33	No
Total Senior Notes	$327,000,000	$327,000,000
B-1-1	$118,800,000	$118,800,000	SUMIT 2022-BVUE	Yes
B-2-1	$79,200,000	$79,200,000	SUMIT 2022-BVUE	No
Whole Loan	$525,000,000	$525,000,000
(1)	Expected to be contributed to one or more future securitization(s). Note denominations are subject to change.

The Properties. The Summit Properties comprise a Class A office campus consisting of three buildings: Summit 1 (242,180 SF, 26.7% of NRA) and Summit 2 (290,906 SF, 32.1% of NRA), which were constructed in 2005 and 2002, respectively, and are LEED Platinum certified, and Summit 3 (374,220 SF, 41.2% of NRA), which was constructed in 2021 and is LEED Gold certified. The Summit Properties also include a seven-level, 2,197 space subterranean parking garage. Per a report from the Broderick Group, vacancy in the Bellevue CBD for properties of similar quality is approximately 4.5%. Approximately 99.4% of UW Base Rent is attributed to space leased or subleased by investment grade tenants or tenants on the Am Law 50. Located within a block of I-405, the Bellevue Transit Center and the Downtown Bellevue station of the planned East Link Light Rail, The Summit Properties offer access to employees commuting via public transportation as well as car commuters, which can utilize The Summit Properties’ 2,197 subterranean parking garage.

All but 0.6% of UW Base Rent is attributable to space leased or subleased by investment grade tenants or tenants on the Am Law 50. The majority of space is directly leased to investment grade tenants such as Amazon (41.2% of NRA), Puget Sound Energy, Inc. (24.7% of NRA) and First Republic Bank (8.1% of NRA). Amazon also subleases 133,059 square feet of space from WeWork (the entirety of WeWork’s presence at The Summit Properties) through an enterprise lease, bringing their total footprint at The Summit Properties to 507,279 square feet (55.9% of NRA). The WeWork space was built to Amazon’s specs. Perkins Coie LLP, ranked 42 on the Am Law 50, has been at The Summit Properties since 2003 and leases 26,070 square feet (2.9% of NRA) at The Summit Properties. The Summit Properties have a weighted average remaining lease term (“WALT”) 10.6 years and the majority of investment grade tenants have leases that run beyond the approximately seven-year loan term including Amazon (14.6 year WALT), First Republic Bank (10.0 year WALT) and New York Life Insurance Co. (7.8 year WALT).

COVID-19 Update. As of the date of this term sheet, The Summit Whole Loan is not subject to any modification or forbearance request, is current on debt service. The only tenant under rent relief is Cafe Pogacha (0.2% of the net rentable area, 0.2% of underwritten base rent). The sponsor is working on a lease modification with this tenant. As a result, rent collections at The Summit Properties for January 2022 and February 2022 were 99.8%.

Major Tenants.

Amazon.com Services, Inc. (374,220 square feet; 41.2% of NRA; 39.6% of underwritten base rent): Amazon.com Services, Inc. (“Amazon”) is a multinational technology conglomerate that recently surpassed Walmart as the world’s largest retailer outside of China. Amazon also operates in a diverse range of business segments including devices and services (Alexa, Fire TV, Fire Tablets etc.), Amazon Web Services, Delivery and Logistics and Entertainment and is the fifth largest company in the world by market capitalization. In 2021, Amazon surpassed Boeing to become Washington’s largest employer and plans to bring an estimated 25,000 jobs to Bellevue as part of the expansion of its Puget Sound headquarters. Amazon occupies the entirety of the Summit 3 on a 15-year lease that commenced in

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 1 – The Summit

September 2021 with one option to terminate any portion of its lease after September 30, 2033 (almost five years beyond the loan term) with 18 months’ notice and the payment of three-months’ rent and all unamortized TI/LC costs. Amazon has a right of first offer on any available space in Summit 1 or Summit 2. Amazon.com, Inc. provides a limited parent guarantee, with a maximum liability of approximately $44.2 million (approximately 3.4 years of UW Base Rent) for the first 151 months of the lease, which then burns off throughout the remainder of lease term.

Puget Sound Energy, Inc. (223,820 square feet; 24.7% of NRA; 24.4% of underwritten base rent): Puget Sound Energy Inc. or its predecessors have been providing energy to Washington since 1873 and is now the largest energy utility in the state, providing electric power to 1.2 million customers and natural gas to 900,000 customers over 6,000 square miles primarily in the Puget Sound region of western Washington. Puget Sound Energy, Inc. utilizes The Summit Properties as its corporate headquarters. Puget Sound Energy, Inc. is the sole office tenant of Summit 1 on a lease that expires October 31, 2028. Puget Sound Energy, Inc. has no termination options but the borrower may, subject to no continuing event of default and debt yield tests, amend the Puget Sound Energy, Inc. lease to reduce the premises by up to 223,820 square feet and re-lease that space provided the replacement lease (i) is not to an affiliate of the borrower, (ii) the term of the lease is at least as long as the remaining term of the Puget Sound Energy, Inc. lease, (iii) is to a tenant that is rated BBB- or better by two agencies or is one of the following: Snowflake, Smartsheet Inc., Splunk Technology, Niantic, Inc., Snap Inc., DocuSign, Inc. or Discovery, Inc. The borrower is also responsible for all leasing costs and must reserve all free and gap rent between the termination date and the rent commencement date of the replacement lease. Puget Sound Energy Inc. has two, five-year extension options with 12-months’ notice at 95% of market rent.

WeWork (133,059 square feet; 14.7% of NRA; 15.6% of underwritten base rent): WeWork is a global flexible workspace provider with over 700 locations globally in 150 cities across 38 countries providing workplace solutions to members ranging from freelancers to Fortune 500 companies. WeWork was taken public in October 2021 through a $9 billion SPAC merger with BowX Acquisition. WeWork leases 133,059 square feet at Summit 2 on a lease that expires March 31, 2032 with no extension options. The entirety of WeWork’s 133,059 square foot footprint at The Summit Properties, including floors 8-12 and suite 650 at Summit 2, is subleased to Amazon through an enterprise lease. The terms of the sublease between WeWork and Amazon are not known to the lender. WeWork has one, five-year option to extend the term of the lease upon written notice to the landlord not later than 12 months prior to the expiration date of the initial term.

Environmental. According to Phase I environmental assessments dated November 15, 2021, there was no evidence of any recognized environmental conditions at The Summit Properties.

Historical and Current Occupancy
2018(1)	2019(1)	2020(1)	Current(2)
NAV	NAV	NAV	98.2%
(1)	Historical occupancies are unavailable due to Summit 3 being built in 2021.

(2)	Current occupancy is as of January 1, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 1 – The Summit

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
Amazon	A1/AA/AA-	374,220	41.2%	$35.36	$13,232,419	39.6%	8/31/2036
Puget Sound Energy, Inc.	A2/BBB/A	223,820	24.7%	$36.50	8,169,430	24.4%	10/31/2028
WeWork(4)	NR/NR/NR	133,059	14.7%	$39.30	5,228,643	15.6%	3/31/2032
First Republic Bank(5)	Baa1/A-/A-	73,910	8.1%	$46.51	3,437,244	10.3%	1/31/2032
Perkins Coie LLP	NR/NR/NR	26,070	2.9%	$53.00	1,381,710	4.1%	12/31/2026
New York Life Insurance Co.	Aaa/AA+/AA+	21,875	2.4%	$53.00	1,159,375	3.5%	11/30/2029
Bright Horizons	B1/B+/NR	11,500	1.3%	$11.15	128,225	0.4%	10/31/2028
AvalonBay Communities, Inc.	A3/A-/NR	7,003	0.8%	$46.23	323,749	1.0%	9/30/2030
Delta Air Lines Inc.	Baa3/BB/BB+	7,354	0.8%	$43.00	316,222	0.9%	12/31/2024
Cafe Pogacha	NR/NR/NR	2,125	0.2%	$29.26	62,178	0.2%	6/30/2023
Top Five Tenants		880,936	97.1%	$37.96	$33,439,195	100.0%

Other Tenants(6)		9,791	1.1%	$0.00	$0	0.0%

Occupied Collateral Total / Wtd. Avg.		890,727	98.2%	$37.54	$33,439,195	100.0%
Vacant Space		16,579	1.8%

Collateral Total		907,306	100.0%

(1)	As of the January 1, 2022 rent roll which includes multiple rights of first offer exercised by First Republic Bank on spaces for which the leases have not yet commenced. All outstanding free and gap rent was reserved by the borrower at origination.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent include $735,068 of rent steps through December 31, 2022 and excludes $1,614,740 of straight-line rent for investment grade tenants.

(4)	WeWork is 100% enterprise leased to Amazon since WeWork’s lease commencement and space was built to Amazon specifications.

(5)	First Republic Bank is currently in occupancy at 20,680 square feet of space in Summit 2 and has must take space and has exercised several rights of first offer which will bring their total footprint at the property to 73,910 square feet with all leases expiring January 31, 2032. All free rent and gap rent has been reserved by the borrower.

(6)	Includes conference room and property management office for which no base rent was underwritten.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	16,579	1.8%	NAP	NAP	16,579	1.8%	NAP	NAP
2022 & MTM	0	0	0.0	$0	0.0%	16,579	1.8%	$0	0.0%
2023	1	2,125	0.2	62,178	0.2	18,704	2.1%	$62,178	0.2%
2024	1	7,354	0.8	316,222	0.9	26,058	2.9%	$378,400	1.1%
2025	0	0	0.0	0	0.0	26,058	2.9%	$378,400	1.1%
2026	1	26,070	2.9	1,381,710	4.1	52,128	5.7%	$1,760,110	5.3%
2027	0	0	0.0	0	0.0	52,128	5.7%	$1,760,110	5.3%
2028	2	235,320	25.9	8,297,655	24.8	287,448	31.7%	$10,057,765	30.1%
2029	1	21,875	2.4	1,159,375	3.5	309,323	34.1%	$11,217,140	33.5%
2030	1	7,003	0.8	323,749	1.0	316,326	34.9%	$11,540,888	34.5%
2031	0	0	0.0	0	0.0	316,326	34.9%	$11,540,888	34.5%
2032 & Beyond(4)	6	590,980	65.1	21,898,307	65.5	907,306	100.0%	$33,439,195	100.0%
Total	13	907,306	100.0%	$33,439,195	100.0%	907,306	100.0%	$33,439,195	100.0%
(1)	As of the January 1, 2022 rent roll which includes multiple rights of first offer exercised by First Republic Bank on spaces for which the leases have not yet commenced. All outstanding free and gap rent was reserved by the borrower at origination.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule. See “Top Tenant Summary” above.

(3)	UW Base Rent and % of UW Base Rent Expiring includes $735,068 of rent steps through December 31, 2022 and excludes $1,614,740 of straight-line rent for investment grade tenants.

(4)	Includes fitness center, conference room and property management office for which no base rent was underwritten.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 1 – The Summit

Operating History and Underwritten Net Cash Flow
	2018	2019	2020(1)	Underwritten(1)	Per Square Foot	%(2)
Base Rent(3)	$13,492,937	$12,412,455	$17,227,962	$32,704,127	$36.05	55.2%
Rent Steps(4)	0	0	0	735,068	0.81	1.2
Straight-Line Rent	0	0	0	1,614,740	1.78	2.7
Vacant Income	0	0	0	878,687	0.97	1.5
Gross Potential Rent	$13,492,937	$12,412,455	$17,227,962	$35,932,623	$39.60	60.6%
Total Reimbursements	6,894,614	6,236,499	7,633,046	16,544,308	18.23	27.9
Total Other Income	5,017,341	4,369,357	3,908,618	6,786,449	7.48	11.5
Net Rental Income	$25,404,892	$23,018,311	$28,769,626	$59,263,379	$65.32	100.0%
(Vacancy/Credit Loss)	0	0	0	(2,191,794)	(2.42)	(3.7)
Effective Gross Income	$25,404,892	$23,018,311	$28,769,626	$57,071,586	$62.90	96.3%
Total Expenses	7,774,331	6,622,639	7,919,733	15,970,440	17.60	28.0
Net Operating Income	$17,630,561	$16,395,672	$20,849,893	$41,101,145	$45.30	72.0%
Total TI/LC, Capex/RR	0	0	0	870,225	0.96	1.5
Net Cash Flow	$17,630,561	$16,395,672	$20,849,893	$40,230,920	$44.34	70.5%
(1)	The increase in Net Operating Income from 2020 to Underwritten is due to the Summit 3 building being built in 2021.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for remainder of the fields.

(3)	Base Rent is based on the underwritten rent roll as of January 1, 2022.

(4)	Rent Steps totaling $735,068 are taken through December 31, 2022.

The Market. The Summit Properties are located in the in the Seattle-Bellevue-Everett metro area, which is home to one of the most highly advanced and diversified economies in the country and the third highest share of information workers in the country, behind only Silicon Valley and San Francisco according to the appraisal. In addition to tech companies like Amazon and Microsoft Corp., Boeing remains one of the largest private employers in the region with manufacturing jobs in large facilities through the Puget Sound region. The Summit Properties are located in the Bellevue CBD office submarket of the Seattle office market, as defined by a third-party research company.

Over the past three years, Seattle saw the largest growth in occupancy among large U.S. cities largely due to demand from tech tenants, which are attracted to its relative affordability compared to peer markets like San Francisco and the high concentration of talent in the area. The Seattle office market has added over 13.0 million square feet of space since 2018, but robust pre-leasing from tech companies like Amazon, Facebook and Google kept vacancy low and an absorption positive prior to the pandemic. According to a report from a third-party research group, the Eastside office market, encompassing a collection of Seattle suburbs including Bellevue, saw absorption of 702,000 square feet in the third quarter of 2021 which outpaced absorption for the entire calendar year of 2019 by 305,000 square feet, driven by leases to Snowflake Computing, Robinhood and others. Current vacancy in the Seattle office market is 9.6%, higher than in recent years, but remains below its 10-year high of 10.6% and the U.S. index of 12.2%. Rents in the Seattle office market have increased year-to-date to $38.28 PSF, less than $1.00 PSF off the pre-pandemic peak of $39.11 PSF in 2019 and higher than the previous high of $36.53 PSF in 2018.

The Bellevue CBD offers the largest live/work/shop/play environment in Bellevue and lies in proximity to some of the region’s premier residential neighborhoods, making it a popular office hub in the area for tech tenants and companies expanding outside of Seattle. Bellevue has seen a surge in technology company expansions over the past two years, highlighted by industry leaders such as Facebook, Google, Salesforce, T-Mobile, Microsoft and Amazon. Since 2017, Amazon has committed to more than six million square feet of office space in the Bellevue CBD and has pledged to bring 25,000 jobs to the market in the coming years. As a result of strong demand from tech employers due to its proximity and accessibility, the Bellevue CBD office market commands the highest rents in the Seattle area. Bellevue is a more convenient commute than Seattle for many area residents working in tech industries, and the planned light rail station expected to open in 2023 will improve connectivity making it even more accessible. Despite robust leasing activity over the past year, the vacancy in the Bellevue CBD office market has increased to 7.4% from its pre-pandemic low of 3.6% but remains well below its 10-year high of 16.3% and is below both the overall Seattle office market (9.6%) and the U.S. Index (12.2%).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 1 – The Summit

The following table presents certain information relating to comparable office leases for The Summit Properties:

Comparable Office Leases(1)
Property / Location	Tenant SF	Year Built / Renovated	Tenant	Rent PSF	Commencement Date	Lease Term	Structure
Summit 1, 2 Comparables
Summit 1, 2 Bellevue, WA	223,820(2)	2002, 2005 / NAP	Puget Sound Energy, Inc.	$36.50(2)	May-2018(2)	6.7 Years(2)	NNN
Columbia West Building Bellevue, WA	2,609	1986 / 2000	HEO America, Inc.	$43.00	Dec-2020	5.0 Years	NNN
Lincoln Square North Tower Bellevue, WA	65,768	2007 / NAP	Pokeman	$51.25	Apr-2021	10.0 Years	NNN
Skyline Tower Bellevue, WA	3,239	1983 / 2000	Continental Properties	$45.00	Jul-2020	7.0 Years	NNN
929 Office Tower Bellevue, WA	3,941	2015 / NAP	FinancialForce.com, Inc.	$48.00	Mar-2020	3.1 Years	NNN
Key Center Bellevue, WA	62,793	2000 / NAP	Epic Games, Inc.	$52.25	May-2021	6.5 Years	NNN
Bellevue Place Bellevue, WA	3,385	1988 / NAP	Terreno Realty Corporation	$59.38	Jan-2021	2.2 Years	NNN
City Center Bellevue Bellevue, WA	37,102	1987 / NAP	VMWare, Inc.	$56.50	Feb-2020	7.5 Years	Full Service
Summit 3 Comparables
Summit 3 Bellevue, WA	374,220(2)	2021 / NAP	Amazon.com Services, Inc.	$35.36(2)	Sep-2021(2)	14.6 Years(2)	NNN
2+U (Qualtrics Tower) Seattle, WA	199,221	2019 / NAP	Indeed	$48.00	Jul-2019	14.0 Years	NNN
2+U (Qualtrics Tower) Seattle, WA	120,886	2019 / NAP	Dropbox, Inc.	$45.50	Oct-2020	12.3 Years	NNN
Rainier Square Tower Seattle, WA	115,133	2020 / NAP	Bank of America	$47.50	Sep-2020	14.2 Years	NNN
Lincoln Square South Tower Bellevue, WA	76,740	2016 / NAP	Bank of America	$43.50	Jan-2018	11.0 Years	NNN
Lincoln Square North Tower Bellevue, WA	65,768	2007 / NAP	Pokeman	$51.25	Apr-2021	10.0 Years	NNN
Spring District – Block 16 Bellevue, WA	343,528	2020 / NAP	Facebook	$41.00	Jun-2020	13.0 Years	NNN
Spring District Block 24 Bellevue, WA	197,540	2021 / NAP	Facebook	$46.88	Mar-2021	12.5 Years	Absolute Net
Key Center Bellevue, WA	62,793	2000 / NAP	Epic Games, Inc.	$52.25	May-2021	6.5 Years	NNN
555 Tower Bellevue, WA	970,000	2023 / NAP	Amazon	$53.00	Jan-2023	16.0 Years	Absolute Net
(1)	Source: Appraisal.

(2)	Tenant SF, Rent PSF, Commencement Date and Lease Term for The Summit Properties are based on underwritten rent from the underwritten rent roll dated January 1, 2022.

The following table presents certain information relating to comparable office sales for The Summit Properties:

Comparable Office Sales(1)
Property / Location	Size (SF)	Year Built / Renovated	Occupancy	Sale Date	Sale Price	Price PSF	Adjusted Price PSF (Summit 1 & 2)	Adjusted Price PSF (Summit 3)
The Summit Bellevue, WA	907,306(2)	2002, 2005, 2021 / NAP	98.2%(2)
Spring District Block 24 Bellevue, WA	198,712	2021 / NAP	99.0%	May-2021	$200,000,000	$1,006	$895	$1,017
1918 8th Building Seattle, WA	668,886	2009 / NAP	99.0%	Dec-2020	$625,000,000	$934	$962	$1,059
Spring District – Block 16 Bellevue, WA	343,528	2020 / NAP	100.0%	Nov-2020	$365,000,000	$1,063	$1,018	$1,094
Tower 333 Bellevue, WA	435,091	2008 / 2020	100.0%	Mar-2020	$401,460,000	$923	$969	$1,066
F5 Tower Seattle, WA	515,518	2019 / NAP	100.0%	Dec-2019	$458,000,000	$888	$829	$1,008
Arbor Blocks Seattle, WA	388,072	2019 / NAP	100.0%	Nov-2019	$415,000,000	$1,069	$918	$1,100
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated January 1, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 1 – The Summit

The Borrowers. The borrowers are KRE Summit 1, 2, Owner LLC and KRE Summit 3 Owner LLC, each a Delaware limited liability company. The borrowers are structured to be single purpose bankruptcy-remote entities, having at least two independent directors in their organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of The Summit Whole Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse guarantors are KKR Property Partners Americas (EEA) SCSp and KKR Property Partners Americas L.P., both indirectly controlled by KKR. KKR is a leading global investment firm with $459.0 billion in assets under management including approximately $36.0 billion of real estate assets under management as of September 30, 2021. As of September 2021, KKR Real Estate team has offices in 12 cities across nine countries and employs over 135 investment and asset management professionals. KKR Property Partners America (EEA) SCSp is KKR’s first perpetual life, open-end core plus real estate fund, which targets institutional quality, stabilized real estate assets across the U.S. As of September 30, 2021, the KKR Property Partners America L.P. had a gross asset value approximately $3.9 billion and a net asset value of approximately $1.9 billion across a diversified portfolio of industrial, multifamily, life sciences and traditional office properties.

Property Management. The Summit Properties are managed by Urban Renaissance Property Company LLC.

Escrows and Reserves. At origination, the borrowers deposited (i) $2,958,400 into a reserve for free rent and outstanding or abated rent and/or any bridge/gap rent and (ii) $6,942,143 for outstanding tenant improvement allowances and leasing commissions.

Tax Reserve – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis during the continuance of a Summit Cash Sweep Period (as defined below), 1/12th of the reasonably estimated annual real estate taxes.

Insurance Reserve – The borrowers are required to deposit into an insurance reserve, on a monthly basis during the continuance of a Summit Cash Sweep Period, 1/12th of reasonably estimated insurance premiums unless the borrower maintains a blanket policy in accordance with The Summit Whole Loan documents.

Replacement Reserves – During the continuance of a Summit Cash Sweep Period, monthly deposits in an amount equal to $15,121.77 are required to cover the costs of replacements incurred by the borrower in accordance with The Summit Whole Loan documents.

Outstanding TI/LC Reserve – The borrowers are required to deposit into a replacement reserve during the continuance of a Summit Cash Sweep Period, an amount equal to approximately $113,413.25 ($1.50 PSF annually) for approved tenant improvements and leasing commissions at The Summit Properties in accordance with the Mortgage Loan documents. Amounts are disbursed from the TI/LC reserve account for approved tenant improvements, leasing commissions, speculative tenant improvements, white box space, tenant amenities and the like at The Summit Properties in accordance with the Mortgage Loan documents; provided with respect to spec space, such disbursements will not to exceed $75 per square foot, and the square footage will not exceed 10% of the square footage per building or 15% of the square footage for The Summit Properties in the aggregate.

Lockbox / Cash Management. The Summit Whole Loan is structured with a hard lockbox and springing cash management. The borrowers were required to direct each tenant to remit all rents directly to a lender-controlled lockbox account. In addition, the borrowers are required to cause all cash revenues relating to The Summit Properties and all other money received by the borrowers or the property manager with respect to The Summit Properties to be deposited into the lockbox account or a lender-controlled cash management account within two business days of receipt. On each business day during the continuance of a Summit Cash Sweep Period (as defined below) or event of default under The Summit Whole Loan, all amounts in the lockbox account are required to be remitted to the cash management account. At all times other than during a Cash Sweep Period, all funds on deposit in the lockbox account will be transferred periodically (at the borrower’s discretion) into an account designated by the borrower.

On each due date during the continuance of a Summit Cash Sweep Period or an event of default under The Summit Whole Loan, all funds on deposit in the cash management account after payment of debt service on The Summit Whole Loan, required reserves and budgeted operating expenses are required to be deposited into an excess cash flow reserve account as additional collateral for The Summit Whole Loan.

A “Summit Cash Sweep Period” means each period commencing on the occurrence of a Summit Cash Sweep Event (as defined below) and continuing until the earlier of (a) the date that the related Summit Cash Sweep Event is cured in accordance with The Summit Whole Loan documents, or (b) until (x) payment in full of all principal and interest on The Summit Whole Loan and all other amounts payable under The Summit Whole Loan documents or (y) defeasance of The Summit Whole Loan.

A “Summit Cash Sweep Event” means the occurrence of: (a) an event of default; (b) a Summit Lease Sweep Trigger Event (as defined below); or (c) a Summit Debt Yield Trigger Event (as defined below).

A “Summit Lease Sweep Trigger Event” means the occurrence of any of the following: (a) a bankruptcy action of a tenant (or guarantor thereof) under a Summit Lease Sweep Lease (as defined below), (b) any monetary default or material non-monetary default under a Summit Lease Sweep Lease that continues beyond any applicable grace, notice and cure period under such Summit Lease Sweep Lease, (c) a tenant under a Summit Lease Sweep Lease goes dark at 50% or more of its space, except as provided in The Summit Whole Loan agreement or (d) the earlier of the date upon which (i) a tenant under a Summit Lease Sweep Lease cancels or terminates its lease with respect to at least 25% of the square of space subject to the Amazon lease as of the loan origination date prior to the then-current

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 1 – The Summit

expiration date under such lease or (2) such tenant gives written notice to the borrowers that it is cancelling or terminating its Summit Lease Sweep Lease with respect to at least 25% of the square footage of space subject to the Amazon lease as of the loan origination date prior to the then-current expiration date under such Summit Lease Sweep Lease. A Summit Lease Sweep Trigger Event will not be triggered (or if triggered, will be terminated) if the borrowers deposit cash into the Lease Sweep Reserve account or deliver a letter of credit, in an amount that, when aggregated with any termination proceeds deposited in the replacement lease reserve account in respect of such Summit Lease Sweep Lease, equal to a cap of $60 per square foot to the lender.

A “Summit Lease Sweep Lease” means the Amazon lease or any qualified replacement lease.

A “Summit Debt Yield Trigger Event” means a Debt Yield of less than 5.50% for the two consecutive calendar quarters immediately preceding any date of determination and continuing until the date that the related Summit Debt Yield Trigger Event is cured in accordance with The Summit Whole Loan documents.

Puget Sound Recapture – The borrowers have the right, without the lender’s consent, to amend the Puget Sound Energy lease by and between Hines Global REIT Summit Holdings LLC and Puget Sound Energy, Inc. (the “Puget Sound Energy Tenant”) from time to time to reduce the premises demised thereunder (any such space that is removed from the Puget Sound Energy Lease, until it is relet in accordance with The Summit Whole Loan agreement, the “Recaptured Puget Sound Space”) and to make corresponding reductions to the Puget Sound Energy Tenant’s rent and other obligations thereunder, provided (a) no event of default is continuing, (b) the aggregate amount of all Recaptured Puget Sound Space will not exceed 223,820 square feet in the aggregate, and (c) the pro-forma debt yield is equal to or greater than the loan origination date debt yield, if and only if (i) any such newly executed lease demising all or any portion of the Recaptured Puget Sound Space is a qualifying lease under The Summit Whole Loan agreement, and (ii) the borrowers have (A) remitted funds into the replacement lease reserve account in an amount as described under The Summit Whole Loan documents or (B) delivered to the lender a letter of credit in the amount required to be remitted into the replacement lease reserve account as set forth in The Summit Whole Loan documents.

For purposes of calculating the pro-forma Debt Yield related to the Puget Sound Recapture, the pro-forma Debt Yield will reflect the increase in revenues from any newly executed leases demising such Recaptured Puget Sound Space (and without regard to the commencement date of such lease). The borrowers have the right to prepay The Summit Whole Loan, post cash collateral, or deliver to the lender a letter of credit in such amount which, if applied in reduction of outstanding principal of The Summit Whole Loan, would result in a Debt Yield equal to or exceeding the loan origination date Debt Yield.

Subordinate and Mezzanine Debt. The Summit Properties also secure The Summit Subordinate Companion Notes, which have an aggregate Cut-off Date principal balance of $198,000,000. The Summit Subordinate Companion Notes accrue interest at 2.95200%. The Summit Senior Notes are senior in right of payment to The Summit Subordinate Companion Notes. The Summit Whole Loan has a Cut-off Date LTV Ratio, UW NCF DSCR and UW NOI Debt Yield of 58.6%, 2.56x and 7.8%, respectively.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 2 – 1888 Century Park East

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 2 – 1888 Century Park East

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 2 – 1888 Century Park East

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 2 – 1888 Century Park East

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA):	BBB-sf/BBB+(sf)	Title:	Fee
Original Principal Balance(1):	$65,000,000	Property Type – Subtype:	Office – CBD
Cut-off Date Principal Balance(1):	$65,000,000	Net Rentable Area (SF):	502,510
% of IPB:	6.3%	Location:	Los Angeles, CA
Loan Purpose:	Recapitalization	Year Built / Renovated:	1970 / 2016
Borrower:	FSP-1888 Century Park East, LLC	Occupancy:	91.6%
Borrower Sponsor:	Fifth Street Properties, LLC	Occupancy Date:	11/16/2021
Interest Rate:	2.64050%	4th Most Recent NOI (As of)(3):	$20,681,704 (12/31/2018)
Note Date:	11/24/2021	3rd Most Recent NOI (As of) (3)(4):	$19,539,954 (12/31/2019)
Maturity Date:	12/6/2031	2nd Most Recent NOI (As of) (4):	$18,492,242 (12/31/2020)
Interest-only Period:	120 months	Most Recent NOI (As of)(5):	$19,509,465 (TTM 10/31/2021)
Original Term:	120 months	UW Economic Occupancy:	91.1%
Original Amortization Term:	None	UW Revenues:	$35,705,426
Amortization Type:	Interest Only	UW Expenses:	$11,539,757
Call Protection(2):	L(6),YM1(22),DorYM1(86),O(6)	UW NOI(5):	$24,165,669
Lockbox / Cash Management:	Hard / Springing	UW NCF:	$23,311,402
Additional Debt(1):	Yes	Appraised Value / Per SF:	$478,000,000 / $951
Additional Debt Balance(1):	$135,000,000	Appraisal Date:	10/26/2021
Additional Debt Type(1):	Pari Passu

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$398
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$398
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	41.8%
Replacement Reserves:	$0	Springing	$201,004	Maturity Date LTV:	41.8%
TI/LC Reserve:	$7,850,385	Springing	$1,507,530	UW NCF DSCR:	4.35x
Other:	$0	$0	N/A	UW NOI Debt Yield:	12.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$200,000,000	100.0%	Return of Equity	$188,524,682	94.3%
			Upfront Reserves	7,850,385	3.9
			Closing Costs(7)	3,624,933	1.8
Total Sources	$200,000,000	100.0%	Total Uses	$200,000,000	100.0%

(1)	The 1888 Century Park East Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $200.0 million (the “1888 Century Park East Whole Loan”). The Financial Information in the chart above reflects the Cut-off Date Balances of the 1888 Century Park East Whole Loan.

(2)	The borrower has the option to prepay (with the payment of a yield maintenance premium) the 1888 Century Park East Whole Loan after the sixth monthly payment date. Additionally, the borrower has the option to defease the 1888 Century Park East Whole Loan in full after the first payment date following the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) November 24, 2024.

(3)	The decrease in NOI from 2018 to 2019 was driven by a decrease in occupancy due to a tenant vacating 31,053 square feet at the 1888 Century Park East Property (as defined below).

(4)	The decrease in NOI from 2019 to 2020 was primarily due to a decrease in parking income.

(5)	The increase in UW NOI from Most Recent NOI is primarily associated with rental rate increases, an increase in underwritten parking revenue, the inclusion of contractual rent steps and straight-line rent.

(6)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(7)	Closing Costs include an approximately $1.97 million real estate tax payment.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 2 – 1888 Century Park East

The Loan. The 1888 Century Park East mortgage loan (the “1888 Century Park East Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee interests in a 502,510 square foot, Class A office property located in downtown Los Angeles, California (the “1888 Century Park East Property”). The 1888 Century Park East Whole Loan consists of four pari passu notes and accrues at an interest rate of 2.64050% per annum. The 1888 Century Park East Whole Loan has a 10-year term, is interest-only for the full term of the loan and accrues interest on an Actual/360 basis. The non-controlling Note A-2, with an original principal balance of $65,000,000, will be included in the BBCMS 2022-C15 securitization trust. Notes A-3 and A-4 are currently held by an affiliate of Barclays and are expected to be contributed to one or more future securitization trust(s). The 1888 Century Park East Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2022-C14 trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$70,000,000	$70,000,000	BBCMS 2022-C14	Yes
A-2	$65,000,000	$65,000,000	BBCMS 2022-C15	No
A-3(1)	$35,000,000	$35,000,000	An affiliate of Barclays	No
A-4(1)	$30,000,000	$30,000,000	An affiliate of Barclays	No
Whole Loan	$200,000,000	$200,000,000
(1)	Expected to be contributed to one or more future securitization trust(s). Note denominations are subject to change.

The Property. The 1888 Century Park East Property is a Class A, LEED Platinum certified, 20-story office building totaling 502,510 square feet situated on 2.1 acres in downtown Los Angeles, California. The 1888 Century Park East Property was built in 1970 and most recently renovated in 2016. Additionally, since the borrower sponsor acquired the 1888 Century Park East Property in 2013, the borrower sponsor has invested over $11.0 million in capital expenditures. The 1888 Century Park East Property features a recently modernized lobby, 24/7 security and key card access, and column-free floor plates, offering tenants 360 panoramic views of the Pacific Ocean, Santa Monica Mountains and Downtown Los Angeles Skyline. Tenants at the 1888 Century Park East Property also have access to the nine-story parking garage, which has 1,081 parking spaces (approximately 2.2 spaces per 1,000 square feet) and is part of the collateral. Twelve tenants have been at the 1888 Century Park East Property for over 10 years, and the weighted average tenure for tenants occupying all, or a portion of their current space, is 14.6 years. As of November 16, 2021, the 1888 Century Park East Property was 91.6% leased with 26.4% of the net rentable area leased to investment grade rated tenants.

COVID-19 Update. As of the date of this term sheet, the 1888 Century Park East Whole Loan is not subject to any modification or forbearance request and is current on debt service. As of the date of this term sheet, the borrower sponsor reported that no tenants at the 1888 Century Park East Property are dark, underutilizing their space, receiving or seeking rent relief due to COVID.

Major Tenants.

First Republic Bank (107,894 square feet; 21.5% of NRA; 23.4% of underwritten base rent; Moody’s/S&P/Fitch: Baa1/A-/A-). Founded in 1985, First Republic Bank is an American bank and wealth management company offering personal banking, business banking, trust, and wealth management services, catering to low-risk, high net worth clientele, and focusing on providing personalized customer experience. As of year-end 2020, First Republic Bank was the nation’s 17th largest commercial bank by deposits and the 11th largest by market capitalization. First Republic Bank has been a tenant at the 1888 Century Park East Property since June 1999 and has expanded its space 10 times. First Republic Bank most recently renewed its lease in 2016 and subsequently executed an approximately 32,000 square foot expansion in 2018. First Republic Bank’s current lease expires in 2030.

Sullivan & Cromwell LLP (51,822 square feet; 10.3% of NRA; 9.5% of underwritten base rent). Sullivan & Cromwell LLP is an international law firm recognized as the 18th largest law firm by gross revenue in 2020 per the AM Law 100. Founded in 1879, Sullivan & Cromwell LLP comprises approximately 875 lawyers across the firm’s 13 total offices, located in leading financial centers in Asia, Australia, Europe and the United States. Sullivan & Cromwell LLP offers over 50 practices and capabilities, and according to a third-party report, led all law firm advisers in global M&A deals announced in 2021 by volume. Sullivan & Cromwell LLP has been at the 1888 Century Park East Property since July 1998 and its primary office lease expires in June 2023.

Horizon Media, Inc. (49,138 square feet; 9.8% of NRA; 10.7% of underwritten base rent). Horizon Media, Inc. marketing and advertising company focuses on driving business-based outcomes for marketers. Founded in 1989, Horizon Media, Inc. has over 2,300 employees and is the third largest U.S. media agency according to third-party research data. Horizon Media, Inc. has worked with several household names, including Corona and Geico. Horizon Media, Inc. has been at the 1888 Century Park East Property since July 2011 and most recently extended its lease in March 2016. The lease extension began in July 2016 and expires in June 2027.

Environmental. According to a Phase I environmental assessment dated November 10, 2021, there was no evidence of any recognized environmental conditions at the 1888 Century Park East Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 2 – 1888 Century Park East

Historical and Current Occupancy
2018(1)	2019(1)	2020(1)	Current(2)
95.5%	92.9%	90.5%	91.6%
(1)	Historical occupancies are as of December 1 of each respective year.

(2)	Current occupancy is as of November 16, 2021.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
First Republic Bank	Baa1/A-/A-	107,894	21.5%	$63.84	$6,887,987	23.4%	11/30/2030
Sullivan & Cromwell LLP	NR/NR/NR	51,822	10.3%	53.70	2,782,956	9.5%	Various(4)
Horizon Media, Inc.	NR/NR/NR	49,138	9.8%	63.89	3,139,194	10.7%	6/30/2027
Perkins Coie, LLP	NR/NR/NR	39,835	7.9%	73.02	2,908,856	9.9%	6/30/2026
Gursey, Schneider & Co., LLP	NR/NR/NR	36,318	7.2%	61.90	2,248,206	7.7%	12/31/2022
Top Five Tenants		285,007	56.7%	$63.04	$17,967,198	61.1%

Other Tenants		175,188	34.9%	$65.16	$11,415,776	38.9%

Occupied Collateral Total / Wtd. Avg.		460,195	91.6%	$63.85	$29,382,974	100.0%
Vacant Space		42,315	8.4%

Collateral Total		502,510	100.0%

(1)	Based on the underwritten rent roll dated November 16, 2021.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent are inclusive of approximately $797,606 of contractual rent steps through December 31, 2022 and approximately $861,503 of straight-line rent.

(4)	Sullivan & Cromwell LLP leases 1,430 square feet on a month-to-month basis and 50,392 square feet expiring on June 30, 2023.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	42,315	8.4%	NAP	NAP	42,315	8.4%	NAP	NAP
2022 & MTM	12	43,681	8.7	$2,534,176	8.6%	85,996	17.1%	$2,534,176	8.6%
2023	7	63,944	12.7	3,682,462	12.5	149,940	29.8%	$6,216,638	21.2%
2024	7	41,594	8.3	2,703,726	9.2	191,534	38.1%	$8,920,364	30.4%
2025	3	24,610	4.9	1,644,277	5.6	216,144	43.0%	$10,564,641	36.0%
2026	5	45,878	9.1	3,302,973	11.2	262,022	52.1%	$13,867,614	47.2%
2027	3	49,138	9.8	3,139,194	10.7	311,160	61.9%	$17,006,808	57.9%
2028	1	24,610	4.9	1,676,679	5.7	335,770	66.8%	$18,683,487	63.6%
2029	0	0	0.0	0	0.0	335,770	66.8%	$18,683,487	63.6%
2030	14	137,904	27.4	8,761,109	29.8	473,674	94.3%	$27,444,596	93.4%
2031	0	0	0.0	0	0.0	473,674	94.3%	$27,444,596	93.4%
2032	2	3,402	0.7	183,432	0.6	477,076	94.9%	$27,628,028	94.0%
2033 & Beyond	1	25,434	5.1	1,754,946	6.0	502,510	100.0%	$29,382,974	100.0%
Total	55	502,510	100.0%	$29,382,974	100.0%
(1)	Based on the underwritten rent roll dated November 16, 2021.

(2)	UW Base Rent Expiring, % of UW Base Rent Expiring and Cumulative UW Base Rent Expiring are inclusive of approximately $797,606 of contractual rent steps through December 31, 2022 and approximately $861,503 of straight-line rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 2 – 1888 Century Park East

Operating History and Underwritten Net Cash Flow
	2018	2019	2020	TTM (1)(2)	Underwritten(2)	Per Square Foot	%(3)
Base Rent(4)	$24,599,492	$23,983,319	$25,393,013	$26,798,078	$28,447,410	$56.61	73.3%
Rent Steps(5)	0	0	0	0	797,606	1.59	2.1
Straight-Line Rent(6)	0	0	0	0	861,503	1.71	2.2
Vacant Income	0	0	0	0	3,088,078	6.15	8.0
Gross Potential Rent	$24,599,492	$23,983,319	$25,393,013	$26,798,078	$33,194,597	$66.06	85.6%
Total Reimbursements	1,942,257	2,519,646	1,814,868	1,562,783	1,473,680	2.93	3.8
Total Parking Income(7)	4,775,593	4,304,787	2,522,566	2,240,701	3,867,649	7.70	10.0
Total Other Income	333,433	266,377	247,204	182,254	257,577	0.51	0.7
Net Rental Income	$31,650,775	$31,074,129	$29,977,651	$30,783,815	$38,793,504	$77.20	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(3,088,078)	(6.15)	(8.6)
Effective Gross Income	$31,650,775	$31,074,129	$29,977,651	$30,783,815	$35,705,426	$71.05	92.0%
Total Expenses	10,969,071	11,534,175	11,485,410	11,274,350	11,539,757	22.96	32.3
Net Operating Income	$20,681,704	$19,539,954	$18,492,242	$19,509,465	$24,165,669	$48.09	67.7%
Total TI/LC, Capex/RR	0	0	0	0	854,267	1.70	2.4
Net Cash Flow	$20,681,704	$19,539,954	$18,492,242	$19,509,465	$23,311,402	$46.39	65.3%
(1)	TTM represents the trailing 12 months ending October 31, 2021.

(2)	The increase in Net Operating Income from TTM to Underwritten is primarily associated with rental rate increases, an increase in underwritten parking revenue, the inclusion of contractual rent steps and straight-line rent.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(4)	Base Rent is based on the underwritten rent roll as of November 16, 2021.

(5)	Rent Steps totaling $797,606 are taken through December 31, 2022.

(6)	Straight-Line Rent was underwritten for investment grade rated tenants through their respective lease term: First Republic Bank ($808,228), Turner Broadcasting Systems, Inc. ($43,793) and Mass Mutual ($9,481).

(7)	Underwritten Total Parking Income reflects the average parking revenue for the 2018, 2019 and 2020 periods.

The Market. The 1888 Century Park East Property is located at the east corner of Santa Monica Boulevard and Century Park East in the Century City office submarket within the larger West Los Angeles office market. 1888 Century Property is accessible via Santa Monica Boulevard, Olympic Boulevard, and Pico Boulevard. Additionally, upon completion of the Purple Line Extension Transit Project, it is anticipated that there will be a Metro Rail stop approximately 0.3 miles from the 1888 Century Park East Property. The 1888 Century Park East Property is approximately 10 miles west of downtown Los Angeles, five miles east of Santa Monica and the Pacific Ocean, and seven miles north of the Los Angeles International Airport. According to the appraiser, Century City is considered the “CBD” of the West Los Angeles office market and is home to many of the major law and financial firms, as well as the largest talent agency, Creative Artists Agency.

The Century City office submarket accounts for approximately 16.8% of overall building inventory in the market and ranked highest in inventory in the West Los Angeles office market, while maintaining the lowest vacancy rate of 11.4%. According to the appraiser, the Century City submarket saw overall office rents increase from $68.47 per square foot in 2019 to $75.64 per square foot in the third quarter of 2021, representing a 10.5% increase.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 2 – 1888 Century Park East

The following table presents certain information relating to comparable office leases for the 1888 Century Park East Property:

Comparable Office Leases(1)
Property / Location	Tenant SF	Year Built / Renovated	Tenant	Rent PSF	Commencement Date	Lease Term	Structure
1888 Century Park East Los Angeles, CA	502,510(2)	1970 / 2016	Various	$63.85(2)	Various(2)	Various(2)	Full Service Gross
1999 Avenue of the Stars Century City	5,112 3,018 2,884 3,172	NAV	NAV	$98.39 $100.56 $97.66 $91.57	Q1 2021 Q1 2021 Q4 2021 Q3 2020	66 30 45 50	Full Service Gross
Fox Plaza Century City	1,724 4,009	NAV	NAV	$68.19 $69.33	Q3 2019 Q2 2019	35 60	Full Service Gross
Century Plaza Towers Century City	4,528 14,489 5,019 3,843 45,187	NAV	NAV	$112.00 $85.65 $75.20 $78.45 $95.91	Q1 2021 Q1 2021 Q1 2021 Q1 2021 Q4 2020	24 120 39 60 184	Full Service Gross
10100 Santa Monica Century City	24,590 6,760 25,795	NAV	NAV	$83.38 $80.99 $95.60	Q3 2020 Q2 2020 Q4 2019	124 73 123	Full Service Gross
Constellation Place Century City	5,044 2,698 5,044 3,947	NAV	NAV	$94.94 $98.55 $94.98 $98.53	Q3 2020 Q3 2020 Q3 2020 Q3 2020	62 60 62 84	Full Service Gross
The Plaza Century City	1,438 16,914	NAV	NAV	$63.89 $66.66	Q1 2020 Q1 2020	62 96	Full Service Gross
Watt Plaza Century City	7,208 2,359 3,843	NAV	NAV	$67.04 $66.33 $78.45	Q2 2020 Q2 2020 Q1 2020	89 37 60	Full Service Gross
1900 Avenue of the Stars Century City	10,111 1,363	NAV	NAV	$55.74 $70.08	Q3 2020 Q1 2020	65 60	Full Service Gross
1901 Avenue of the Stars Century City	26,125	NAV	NAV	$69.41	Q1 2020	120	Full Service Gross
(1)	Source: Appraisal.

(2)	Tenant SF, Rent PSF, Commencement Date and Lease Term for the 1888 Century Park East Property are based on underwritten rent from the underwritten rent roll dated November 16, 2021.

The following table presents certain information relating to comparable office sales for the 1888 Century Park East Property:

Comparable Office Sales(1)
Property / Location	RSF	Year Built / Renovated	Occupancy	Sale Date	Sale Price	Price PSF	Adjusted Price PSF
1888 Century Park East Los Angeles, CA	502,510(2)	1970 / 2016	91.6%(2)
The Post Beverly Hills, CA	103,555	1993 / NAP	100.0%	Oct-2021	$153,200,000	$1,479	$879
9050 Washington Culver City, CA	172,039	1996 / NAP	100.0%	Jan-2021	$165,000,000	$959	$1,047
2041 Colorado Santa Monica, CA	93,252	1946 / NAP	100.0%	Oct-2020	$166,000,000	$1,780	$1,175
5900 Wilshire Los Angeles, CA	454,040	1971 / NAP	87.0%	Feb-2020	$303,800,000	$669	$882
Jefferson Creative Office Los Angeles, CA	152,146	1949 / NAP	100.0%	Feb-2020	$144,000,000	$946	$938
Lantana "South" Santa Monica, CA	201,922	2000 / NAP	100.0%	Oct-2019	$210,865,000	$1,044	$879
Blackwelder Creative Culver City, CA	151,908	1950 / NAP	100.0%	Oct-2019	$185,000,000	$1,218	$1,270
The Brickyard & The Los Angeles, CA	634,891	2016 / NAP	84.0%	Aug-2019	$610,000,000	$961	$925
C3 Culver City, CA	283,207	2017 / NAP	100.0%	May-2019	$260,000,000	$918	$726
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated November 16, 2021.

The Borrower. The borrower is FSP-1888 Century Park East, LLC, a Delaware limited liability company. The borrower is structured to be a single purpose bankruptcy-remote entity, having two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 1888 Century Park East Whole Loan. There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the 1888 Century Park East Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 2 – 1888 Century Park East

The Borrower Sponsor. The borrower sponsor is Fifth Street Properties, LLC, a joint venture between California Public Employees’ Retirement System (“CalPERS”) and CommonWealth Partners LLC (“CWP”). The borrower is 99.0% owned by CalPERS and 1.0% owned by CWP. CWP is CalPERS’ partner for domestic, core office investments and has been designated as one of the few strategic partners for CalPERS’ overall real estate program. CWP has executed over $4 billion of transactions in partnerships with CalPERS since 1998. Founded in 1995, CWP is a privately held, vertically integrated real estate investment, development and management firm based in Los Angeles, with offices across the United States. With a total market value of over $495 billion as of November 16, 2021, CalPERS is the nation’s largest public pension fund, serving more than two million members in the retirement system and more than 1.5 million members and their families in the health program.

Property Management. The 1888 Century Park East Property is managed by Commonwealth Partners Management Services, L.P., an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower funded a reserve of approximately $7,850,385 for outstanding tenant improvements ($6,908,144), leasing commissions ($374,877) and free rent ($567,364). The majority of the reserve is driven by an outstanding tenant improvement balance of approximately $4.4 million due to First Republic Bank and an outstanding tenant improvement balance of approximately $2.0 million due to Strategic Legal Practices.

Tax Escrows – During the continuance of a Trigger Period (as defined below), the borrower is required to deposit monthly 1/12th of the annual estimated real estate taxes.

Insurance Escrows – During the continuance of a Trigger Period, the borrower is required to deposit monthly into an insurance reserve 1/12th of estimated insurance premiums unless the borrower maintains a blanket policy in accordance with the 1888 Century Park East Whole Loan documents.

Replacement Reserve – During the continuation of a Trigger Period, the 1888 Century Park East Whole Loan documents provide for ongoing monthly deposits of approximately $8,375 (equal to $0.20 per square foot per annum) into a reserve for approved capital expenditures, subject to a cap of approximately $201,004.

Rollover Reserve – During the continuation of a Trigger Period, the 1888 Century Park East Whole Loan documents provide for ongoing monthly deposits of approximately $62,814 (equal to $1.50 per square foot per annum) into a reserve for tenant improvements and leasing commissions, subject to a cap of approximately $1,507,530.

Lockbox / Cash Management. The 1888 Century Park East Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause each tenant at the 1888 Century Park East Property to deposit rents directly into a lender-controlled lockbox account. In addition, the borrower is required to cause all rents received by the borrower or property managers with respect to the 1888 Century Park East Properties to be deposited into such lockbox account within two business days. All amounts in the lockbox account are remitted on each business day to the borrower at any time other than during the continuance of a Trigger Period, and during the continuance of a Trigger Period are required to be remitted to a lender-controlled deposit account daily to be applied and disbursed in accordance with the 1888 Century Park East Whole Loan documents. Upon the occurrence of a Trigger Period, all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 1888 Century Park East Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 1888 Century Park East Whole Loan.

A “Trigger Period” means a period commencing upon the occurrence of (i) an event of default under the 1888 Century Park East Whole Loan or mezzanine loan default, (ii) the debt yield of the 1888 Century Park East Whole Loan falling below 6.5% for two consecutive calendar quarters, or (iii) a First Republic Bank Trigger Event (as defined below), and expiring upon (a) with respect to clause (i) above, the cure (if applicable) of such event of default, (b) with respect to clause (ii) above, the date that the debt yield is equal to or greater than 6.5% for two consecutive calendar quarters or (c) with respect to clause (iii) above, the occurrence of a First Republic Bank Trigger Cure (as defined below).

A “First Republic Bank Trigger Event” means the occurrence of any of the following (i) First Republic Bank cancels or terminates its lease, (ii) First Republic Bank delivers notice of its intent to cancel or terminate its lease, provided that no First Republic Bank Trigger Event will be deemed to have occurred until the date that is 12 months prior to the actual termination and/or expiration date, (iii) the date on which First Republic Bank ceases operations at all or substantially all of the premises demised pursuant to its lease (other than (x) following a casualty or condemnation for a period not to exceed 90 days solely to the extent (I) such casualty or condemnation does not give rise to a right of First Republic Bank to terminate its lease and (II) First Republic Bank continues to pay rent as it comes due pursuant to its lease or (y) such closure is temporary (not to exceed 180 days) and is due to applicable directives from a governmental authority related to epidemics and pandemics and during such period First Republic Bank continues actually paying rent pursuant to its lease), (iv) a monetary or material non-monetary default beyond any applicable notice and cure period by First Republic Bank under the First Republic Bank lease; or (v) the filing or commencement by First Republic Bank of a bankruptcy or insolvency proceeding.

A “First Republic Trigger Cure” means (a) with respect to clause (ii) above, the date on which First Republic Bank rescinds its notice of termination and reaffirms its obligation under its lease, (b) with respect to clause (i) through (v) above, the earliest date on which either

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 2 – 1888 Century Park East

(x) has entered a replacement lease with an investment grade tenant for substantially all of the First Republic Bank space with a term at least equal to the greater of (I) five years from the commencement of such lease and (II) two year following the 1888 Century Park East Whole Loan maturity date, (y) all of the following have occurred (I) there remain fewer than 12 months until the 1888 Century Park East Whole Loan maturity date, (II) at least 85% of the First Republic Bank space has been re-tenanted subject to the criteria outlined in the 1888 Century Park East Whole Loan documents, (III) the debt yield is greater than 8.75%, or (z) the borrower deposits an amount equal to the product of (I) $85.00 per square foot and (II) the number of square feet of First Republic Bank space that has not been re-let, (c) with respect to clause (iv) above, the date on which each applicable default has been cured in a manner acceptable to the lender, and no other non-monetary default exists under the First Republic Bank lease for a period of two consecutive months, and (d) with respect to clause (v) above, the date on which First Republic Bank’s bankruptcy or insolvency proceeding is terminated and the First Republic Bank lease is affirmed, assumed or assigned in a manner reasonably satisfactory to the lender and First Republic Bank is paying full unabated rent.

Subordinate and Mezzanine Debt. The borrower is permitted to incur a future mezzanine loan subject to the satisfaction of the requirements set forth in the 1888 Century Park East Whole Loan documents, including but not limited to: (i) no event of default is continuing; (ii) the aggregate loan-to-value ratio based on the 1888 Century Park East Whole Loan and the mezzanine loan is no greater than 41.8%; (iii) the actual combined debt service coverage ratio based on the 1888 Century Park East Whole Loan and the mezzanine loan is no less than 3.65x; (iv) the actual combined net cash flow debt yield based on the 1888 Century Park East Whole Loan and the mezzanine loan is no less than 9.76%; (v) the execution of an intercreditor agreement acceptable to the lender; (vi) receipt of a rating agency confirmation; (vii) the mezzanine lender and mezzanine loan documents are reasonably acceptable to the lender; and (viii) the mezzanine loan will be (a) a fixed rate loan or (b) a hedged floating rate loan, with an interest rate cap with a counterparty acceptable to the lender and with a strike price equal to the lesser of (x) 3.50% and (y) the rate per annum that results in an aggregate debt service coverage ratio (assuming an interest rate under the floating rate loan based on the index being equal to the applicable strike price) of not less than 1.10x, in each case with interest due and payable monthly (i.e., interest does not accrue) and such interest rate will not be subject to adjustment except after an event of default.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 3 – Coleman Highline Phase IV

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 3 – Coleman Highline Phase IV

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 3 – Coleman Highline Phase IV

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA):	BBBsf/AA(sf)	Title:	Fee
Original Principal Balance(1):	$62,600,000	Property Type – Subtype:	Office – CBD
Cut-off Date Principal Balance(1):	$62,600,000	Net Rentable Area (SF):	657,934
% of IPB:	6.1%	Location:	San Jose, CA
Loan Purpose:	Acquisition	Year Built / Renovated:	2021 / NAP
Borrower:	SJCCRE1 LLC	Occupancy:	100.0%
Borrower Sponsor:	AGC Equity Partners Investments	Occupancy Date:	12/1/2021
	Ltd.	4th Most Recent NOI (As of)(4):	NAV
Interest Rate:	2.49450%	3rd Most Recent NOI (As of)(4):	NAV
Note Date:	12/1/2021	2nd Most Recent NOI (As of)(4):	NAV
Anticipated Repayment Date(2):	12/6/2026	Most Recent NOI (As of)(4):	NAV
Interest-only Period(2):	60 months	UW Economic Occupancy:	100.0%
Original Term(2):	60 months	UW Revenues:	$48,187,868
Original Amortization Term(2):	None	UW Expenses:	$13,726,489
Amortization Type:	Interest Only – ARD	UW NOI:	$34,461,379
Call Protection(3):	L(28),DorYM1(27),O(5)	UW NCF:	$34,329,793
Lockbox / Cash Management:	Hard / Springing	Appraised Value / Per SF:	$790,000,000 / $1,201
Additional Debt(1):	Yes	Appraisal Date:	11/8/2021
Additional Debt Balance(1):	$182,400,000 / $268,500,000
Additional Debt Type(1):	Pari Passu / Subordinate

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap		Senior Notes	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$372	$780
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF(2):	$372	$780
Replacement Reserves:	$0	Springing	$263,174	Cut-off Date LTV:	31.0%	65.0%
TI/LC Reserve:	$0	Springing	N/A	Maturity Date LTV(2):	31.0%	65.0%
Other Reserves:	$10,790,118	Springing	N/A	UW NCF DSCR:	5.54x	2.64x
				UW NOI Debt Yield:	14.1%	6.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes	$245,000,000	30.5%	Purchase Price(6)	$780,000,000	96.9%
Subordinate Notes	$268,500,000	33.4	Closing Costs	$13,749,008	1.7
Borrower Sponsor Equity	$291,039,125	36.2	Upfront Reserves	$10,790,118	1.3
Total Sources	$804,539,125	100.0%	Total Uses	$804,539,125	100.0%

(1)	The Coleman Highline Phase IV Mortgage Loan (as defined below) is part of a whole loan evidenced by nine pari passu senior notes, with an aggregate outstanding principal balance as of the Cut-off Date of $245.0 million (the “Coleman Highline Phase IV Senior Notes”) and two pari passu subordinate notes with an aggregate outstanding principal balance as of the Cut-Off Date of $268.5 million (the “Coleman Highline Phase IV Subordinate Companion Notes”). The Financial Information in the chart above reflects the Cut-off Date Balances of the Coleman Highline Phase IV Senior Notes and the Coleman Highline Phase IV Whole Loan (as defined below).

(2)	The Coleman Highline Phase IV Whole Loan has an anticipated repayment date (the “ARD”) of December 6, 2026, and a final maturity date of April 6, 2032, and requires interest-only payments on each due date up to but not including the ARD. Prior to the ARD, interest will accrue on the outstanding principal amount of the Coleman Highline Phase IV Whole Loan at 2.49450%. From and after the ARD, interest will accrue on the outstanding principal amount of the Coleman Highline Phase IV Whole Loan at 4.99450%. The information presented in the charts above for Interest-only Period, Original Term, Original Amortization Term, Maturity Date Loan / SF and Maturity Date LTV are based on the ARD.

(3)	The borrower has the option to prepay (with the payment of a yield maintenance premium) or defease the Coleman Highline Phase IV Whole Loan in full after the first payment date following the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) December 1, 2024.

(4)	The Coleman Highline Phase IV Property (as defined below) was built in 2021; as such, historical NOI is unavailable.

(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(6)	Purchase price is shown inclusive of a $13,487,647 free rent credit, the outstanding balance of which was reserved at closing, and a $5,000,000 credit to the purchase price as the result of the developer of the asset also being a limited partner of the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 3 – Coleman Highline Phase IV

The Loan. The Coleman Highline Phase IV mortgage loan (the “Coleman Highline Phase IV Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee interest in a 657,934 square foot Class A, LEED® Silver-designed office campus located on the Santa Clara/San Jose border in California (the “Coleman Highline Phase IV Property”). The Coleman Highline Phase IV Whole Loan was co-originated by Barclays Capital Real Estate Inc. and Bank of Montreal (“BMO”). The Coleman Highline Phase IV Mortgage Loan is part of a whole loan with an aggregate outstanding principal balance as of the Cut-off Date of $513.5 million (the “Coleman Highline Phase IV Whole Loan”) consisting of nine senior pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $245.0 million and two pari passu subordinate notes with an aggregate outstanding principal balance as of the Cut-off Date of $268.5 million. The Coleman Highline Phase IV Mortgage Loan is evidenced by the non-controlling Notes A-5 and A-6, with an aggregate outstanding principal balance as of the Cut-off Date of $62.6 million. The Coleman Highline Phase IV Whole Loan will be serviced pursuant to the trust and servicing agreement for the COLEM 2022-HLNE trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loans—The Coleman Highline Phase IV Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The Coleman Highline Phase IV Whole Loan has a five-year term to the ARD, is interest-only for the full term of the loan and accrues interest on an Actual/360 basis. The Coleman Highline Phase IV Whole Loan requires interest only payments on each due date at an initial interest rate of 2.49450% (the “Initial Interest Rate”) up to but not including the ARD. From and after the ARD, (i) interest will accrue on the outstanding principal amount of the Coleman Highline Phase IV Whole Loan at 4.99450% (the “Adjusted Interest Rate”). Any principal outstanding from and after the ARD will accrue interest at the Adjusted Interest Rate rather than the Initial Interest Rate. After ARD, all cash flow available from the Coleman Highline Phase IV Property after payment of the periodic payments required under the terms of the related Coleman Highline Phase IV Whole Loan documents and all escrows and property expenses required under the related Coleman Highline Phase IV Whole Loan documents will be used (i) first to accelerate amortization of principal (without payment of any yield maintenance premium or prepayment charge) on the Coleman Highline Phase IV Whole Loan and (ii) second to the Excess Interest (defined below). From and after ARD, interest is required to be paid on a current basis at the Initial Interest Rate; payment of the difference between the interest paid at the Initial Interest Rate and interest accruing at the Adjusted Interest Rate (the “Excess Interest”) will be deferred and will be required to be paid, on or before the final maturity date of April 6, 2032.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$26,650,000	$26,650,000	COLEM 2022-HLNE	No
A-2	$14,350,000	$14,350,000	COLEM 2022-HLNE	No
A-3	$40,000,000	$40,000,000	BBCMS 2022-C14	No
A-4	$30,000,000	$30,000,000	BBCMS 2022-C14	No
A-5	$35,000,000	$35,000,000	BBCMS 2022-C15	No
A-6	$27,600,000	$27,600,000	BBCMS 2022-C15	No
A-7(1)	$30,000,000	$30,000,000	MSC 2022-L8	No
A-8	$25,000,000	$25,000,000	BMO 2022-C1	No
A-9	$16,400,000	$16,400,000	BMO 2022-C1	No
Total Senior Notes	$245,000,000	$245,000,000
B-1	$174,525,000	$174,525,000	COLEM 2022-HLNE	Yes
B-2	$93,975,000	$93,975,000	COLEM 2022-HLNE	No
Whole Loan	$513,500,000	$513,500,000
(1)	MSC 2022-L8 is anticipated to settle on April 7, 2022.

The Property. The Coleman Highline Phase IV Property is a 2021-vintage, 657,934 square foot office property which is part of a multiphase, mixed-use development located on the Santa Clara/San Jose border in California (“Coleman Highline Development”). The 657,934 square feet of space consists of an eight-story, 603,363 square foot, Class A office building featuring LEED Silver design, Gensler architecture, 78,000 square foot floor plates and 14’-20’ floor-to-floor heights as well as a two-story, 52,214 square foot amenity building, which includes a dining hall, gym and health center, a 2,357 square foot welcome pavilion and a five-story, approximately 2,166 space parking garage (approximately 3.3 spaces per 1,000 square feet).

The Coleman Highline Phase IV Property was built to suit for Yahoo (formerly Verizon Media) to serve as its West Coast headquarters and Silicon Valley innovation hub and includes a data center on the ground floor and a broadcast lab and voiceover room aimed at content creation on the third floor. The amenity building includes a fitness center, locker rooms, a dining hall and health center that operates in partnership with Stanford Health. As of December 1, 2021, the Coleman Highline Phase IV Property was 100.0% leased to Oath Holdings Inc., an affiliate of Yahoo and guaranteed by Verizon Communications Inc. (NYSE: VZ; BBB+/Baa1/A- by S&P/Moody’s/Fitch), pursuant to a 657,934 square foot modified triple-net lease through April 30, 2037, with two, seven-year extension options and no early termination rights (other than material casualty or condemnation). Verizon Communications Inc. invested approximately $125 per square foot over and above their $100 per square foot tenant improvement allowance on areas including $20 million of additional base building work, data center space, a broadcast studio on the third floor, and interconnection between the office building and amenity building. Additionally, Yahoo is approximately 55% through the process of installing a new solar array on top of the parking garage at their own expense, for an estimated total cost of approximately $10.0 million in addition to the $225 per square foot investment mentioned above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 3 – Coleman Highline Phase IV

COVID-19 Update. As of the date of this term sheet, the Coleman Highline Phase IV Whole Loan is not subject to any modification or forbearance request and is current on debt service. The sole tenant is still in its free rent period.

Major Tenant.

Oath Holdings Inc. (657,934 square feet; 100.0% of NRA; 100.0% of underwritten base rent): Oath Holdings Inc. is an affiliate of Yahoo that was assigned the lease following Apollo’s acquisition of Verizon Media (now Yahoo) in September 2021. Verizon Communications Inc. retained a 10% stake in Verizon Media (now Yahoo) and remained as the guarantor on the lease. Yahoo is a global media and tech company with brands that include Yahoo sites such as Yahoo Sports, Yahoo Fantasy, Yahoo Finance and Yahoo Sportsbook among others, in addition to other brands such as AOL, TechCrunch, Autoblog and Engadget. In addition to its brands, Yahoo is also a leading ad tech and media platform business, with approximately 240.0 million unique user profiles across 200 global partners and a network capacity of approximately 135 terabytes per second. Verizon Communications Inc. (NYSE: VZ; BBB+/Baa1/A- by S&P/Moody’s/Fitch), the lease guarantor, is one of the largest providers of technology and communication services, serving 99% of Fortune 500 Companies and 95 million retail connections in over 150 countries. Ranked 20th in the Fortune 500, Verizon Communications Inc. generated $128.3 billion in revenues in 2020 and reported $32.1 billion in net cash from operating activities and $4.21 in earnings per share through September 30, 2021.

Yahoo (formerly Verizon Media) executed its lease at the Coleman Highline Phase IV Property in July 2019, the lease commenced at the end of October 2021 and expires at the end of April 2037. The lease is modified triple-net with the tenant responsible for reimbursing all operating expenses including management fees (subject to a cap of 2.0% of base rent and other conditions summarized below), includes two, seven-year extension options to renew the entire premises at market rent with 12-15 months’ notice and no termination options (other than with respect to material casualty or condemnation). The tenant is responsible for 100% of operating expenses subject to a management fee cap of 2% of base rent and a 4% cap on increases in controllable operating expenses, which controllable operating expenses are capped following the second full calendar year after the lease commencement date on a non-cumulative but compounding basis. Controllable operating expenses include all operating expenses except (i) utility charges, (ii) cost of union labor, (iii) market wide labor rate increases due to extraordinary circumstances, (iv) costs arising due to force majeure, including costs arising due to extraordinary weather, (v) landlord’s insurance costs, (vi) costs related to compliance with government mandated transportation management programs, (vii) certain amortized capital expenses and (viii) tax expenses. Beginning in September 2021, Yahoo began marketing floors five through eight (approximately 245,000 square feet or 37% of NRA) for sublease. The sublease would not impact the Verizon Communications Inc.’s guarantee, the landlord has sublease consent rights (not to be unreasonably withheld, conditioned or delayed) for any sublease larger than 150,000 SF, and 50% of any subtenant rent or consideration in excess of tenant’s contractual rent must be shared with landlord.

The following table presents the annual base rent under the lease and the corresponding Verizon Communications Inc. guarantee:

Yahoo Rent Schedule and Verizon Communications Inc. Guarantee Through ARD
Months(1)	Annualized Base Rent	PSF	Remaining Lease Obligation	Verizon Communications Inc. Guarantee(2)
May 2022 - April 2023	$32,370,353	$49.20	$602,053,403	$690,200,000
May 2023 - April 2024	$33,341,463	$50.68	$569,683,050	$668,100,000
May 2024 - April 2025	$34,341,707	$52.20	$536,341,587	$629,500,000
May 2025 - April 2026	$35,371,959	$53.76	$501,999,880	$589,700,000
May 2026 - April 2027	$36,433,117	$55.38	$466,627,921	$548,600,000
May 2027 - April 2028	$37,526,111	$57.04	$430,194,804	$506,200,000
May 2028 - April 2029	$38,651,894	$58.75	$392,668,693	$462,400,000
May 2029 - April 2030	$39,811,451	$60.51	$354,016,799	$417,200,000
May 2030 - April 2031	$41,005,794	$62.33	$314,205,348	$370,600,000
May 2031 - April 2032	$42,235,968	$64.19	$273,199,554	$322,500,000
May 2032 - April 2033	$43,503,047	$66.12	$230,963,586	$272,900,000
May 2033 - April 2034	$44,808,139	$68.10	$187,460,539	$221,700,000
May 2034 - April 2035	$46,152,383	$70.15	$142,652,400	$168,900,000
May 2035 - April 2036	$47,536,954	$72.25	$96,500,017	$114,300,000
May 2036 - April 2037	$48,963,063	$74.42	$48,963,063	$58,100,000
(1)	Does not include for the base rent abatement period, which covers the first six months, commencing on the first full month following the lease commencement date.

(2)	Verizon Communications Inc. Guarantee amount is rounded to the nearest hundred thousand.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 3 – Coleman Highline Phase IV

Environmental. According to Phase I environmental assessments dated October 7, 2021, there was a recognized environmental condition identified at the Coleman Highline Phase IV Property, which was previously used as a test site for military tracked vehicles. Per the Phase I environmental report, the previous user, FMC Corporation, is operating a groundwater extraction and treatment system and is responsible for the completion of the groundwater remediation. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

Historical and Current Occupancy
2018(1)	2019(1)	2020(1)	Current(2)
NAV	NAV	NAV	100.0%
(1)	The Coleman Highline Phase IV Property was built in 2021; as such Historical Occupancies are unavailable.

(2)	Current occupancy is as of December 1, 2021.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
Oath Holdings Inc.	Baa1/BBB+/A-	657,934	100.0%	$49.20	$32,370,353	100.0%	4/30/2037(4)
Occupied Collateral Total / Wtd. Avg.		657,934	100.0%	$49.20	$32,370,353	100.0%
Vacant Space		0	0.0%

Collateral Total		657,934	100.0%

(1)	Based on the underwritten rent roll dated December 1, 2021.

(2)	Ratings are of Verizon Communications Inc., which guarantees the lease through the initial term plus extension options.

(3)	Yahoo (formerly Verizon Media) received a six-month rent abatement and will commence paying rent in May 2022. Yahoo (formerly Verizon Media) is required to reimburse for common area maintenance (“CAM”) charges during the rent abatement period, and the outstanding rent abatement of $10,790,117.60 was reserved at closing.

(4)	Yahoo (formerly Verizon Media) has two, seven-year renewal options.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2022 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2032	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2033 & Beyond	1	657,934	100.0	32,370,353	100.0	657,934	100.0%	$32,370,353	100.0%
Total	1	657,934	100.0%	$32,370,353	100.0%
(1)	Based on the underwritten rent roll dated December 1, 2021.

(2)	Yahoo (formerly Verizon Media) received a six-month rent abatement and will commence paying rent in May 2022. Yahoo (formerly Verizon Media) is required to reimburse for CAM charges during the rent abatement period, and the outstanding rent abatement of $10,790,117.60 was reserved at closing.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15
No. 3 – Coleman Highline Phase IV

Operating History and Underwritten Net Cash Flow
	Underwritten	Per Square Foot	%(1)
Base Rent(2)	$32,370,353	$49.20	67.2%
Straight-Line Rent(3)	1,772,323	2.69	3.7
Vacant Income	0	0.00	0.0
Gross Potential Rent	$34,142,676	$51.89	70.9%
Total Reimbursements(4)	14,045,192	21.35	29.1
Total Other Income	0	0.00	0.0
Net Rental Income	$48,187,868	$73.24	100.0%
(Vacancy/Credit Loss)(5)	0	0.00	0.0
Effective Gross Income	$48,187,868	$73.24	100.0%
Total Expenses	$13,726,489	$20.86	28.5%
Net Operating Income	$34,461,379	$52.38	71.5%
Total TI/LC, Capex/RR	131,587	0.20	0.3
Net Cash Flow	$34,329,793	$52.18	71.2%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(2)	Base Rent reflects the current contract rent.

(3)	Straight-line rents were applied through ARD.

(4)	Total Reimbursements include an increase in taxes due to Prop 13 re-assessment as the tenant does not have any Prop 13 protections in its lease. Also included is the tenant’s contractual obligation to pay 2.0% of base rent to the landlord for management costs. Yahoo’s (formerly Verizon Media) lease is triple-net, and Yahoo (formerly Verizon Media) is required to reimburse for CAM charges during rent abatement.

(5)	No Vacancy/Credit Loss was underwritten due to Verizon Communication Inc.’s investment grade ratings. Yahoo (formerly Verizon Media) is leasing 100% of the space and has no contraction or termination options.

The Market. The Coleman Highline Phase IV Property is part of the Coleman Highline Development, a transit oriented, mixed-use development located near several major highways, public transportation options and Mineta San Jose International Airport offering access to the Coleman Highline Phase IV Property via planes, trains and automobiles. Direct access to US Highway 101 and California State Route 82 and close proximity to Interstate 280 provide tenants access to San Francisco as well as affluent suburbs such as Cupertino, Palo Alto and Mountain View. Public transportation access is provided via pedestrian walkway to Santa Clara Station which serves Amtrak and Caltrain lines and is also the planned terminal station for the Silicon Valley BART extension, which would make it one of three Bay Area stations where BART and Caltrain meet. When completed, the Coleman Highline Development is expected to contain seven office buildings, four amenity buildings, a hotel and retail space.

The Coleman Highline Development and Coleman Highline Phase IV Property are located in the San Jose-Sunnyvale-Santa Cara, California Metropolitan Statistical Area (the “San Jose MSA”), which is the 36th largest MSA in the country by population with an estimated population of 1,992,544 in 2021. Total employment in the San Jose MSA grew by 20.3% since 2011 (a total of 182,267 jobs) significantly outpacing the state of California, which grew by only 11.8% over that same period. Top employers in the San Jose MSA include Apple Inc., Alphabet Inc., Cisco Systems Inc. and Intel Corp. Within the San Jose MSA, the Coleman Highline Phase IV Property is located within the North San Jose office submarket, as defined by a third-party marketing report. The North San Jose Submarket has added an average of 327,185 square feet per year over the last 11 years, but deliveries have been sporadic, with five of the last 11 years having no new deliveries. Vacancy in the submarket is above the market average at 15.1%, but that number is below the annual average of 17.9% over the last 11 years.

According to the appraisal, as of 2021, the population within a one-mile, three-mile and five-mile radius totaled 10,373, 171,409 and 627,229 people, respectively, and median household income for the same radii was $91,615, $109,707 and $114,059, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15
No. 3 – Coleman Highline Phase IV

The following table presents certain information relating to a third-party marketing report’s statistics for the San Jose MSA office market and North San Jose office submarket as of the third quarter of 2021:

Availability			Inventory			Sales
	Submarket	Market		Submarket	Market		Submarket	Market
Market Rent/SF	$51.16	$61.59	Buildings	226	4,648	YTD Properties Sold	15	161
Vacancy Rate	15.10%	12.70%	Inventory (mm SF)	16.9	136.4	Average Sale Price (mm)	$79.5	$31.80
Vacant (mm SF)	2.6	17.3	Average Building (SF)	74,963	29,346	Average Price/SF	$639	$731
Availability Rate	19.9%	15.90%	Under Construction (SF)	622,142	7,788,118	Average Cap Rate	5.4%	4.80%
Available (mm SF)	3.4	21.7	12 Mo. Delivered (SF)	655,000	3,200,000

The following table presents certain information relating to comparable office leases for the Coleman Highline Phase IV Property:

Comparable Office Leases(1)
Property / Location	Tenant SF	Year Built / Renovated	Tenant	Rent PSF	Commencement Date	Lease Term	Lease Type
Coleman Highline Phase IV San Jose, CA	657,934(2)	2021 / NAP	Oath Holdings Inc.	$49.20(2)	Oct-2021(2)	186(2)	Triple Net
Nokia Sunnyvale, CA	231,000	2021 / NAV	Nokia	$52.80	Oct-2021	128	Triple Net
100 Winchester Cir Los Gatos, CA	81,330	2005 / NAV	Netflix	$48.00	Jan-2021	120	Triple Net
Coleman Highline Phase I San Jose, CA	162,557	2017 / NAV	Roku	$44.52	Apr-2020	117	Triple Net
Great American Corporate Center Santa Clara, CA	301,437	1984 / NAV	AirBnB	$45.00	Jan-2020	133	Triple Net
The Offices at Santana Row San Jose, CA	301,000	2019 / NAV	Splunk	$45.60	Mar-2019	130	Triple Net

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated December 1, 2021.

The following table presents certain information relating to comparable office sales for the Coleman Highline Phase IV Property:

Comparable Office Sales(1)
Property / Location	RSF	Year Built / Renovated	Occupancy	Sale Date	Sale Price	Price PSF	Adjusted Price PSF
Coleman Highline Phase IV San Jose, CA	657,934(2)	2021 / NAP	100.0%(2)
HQ@First San Jose, CA	603,666	2010 / 2018	100.0%	Jul-2021	$535,000,000	$886	$1,072
Nokia Sunnyvale, CA	231,000	2021 / NAP	100.0%	Jul-2021	$254,000,000	$1,100	$1,220
750 Moffett Blvd Mountain View, CA	222,000	2021 / NAV	100.0%	Jul-2021	$282,600,000	$1,273	$1,344
2225 Lawson Lane Santa Clara, CA	328,867	2012 / NAV	100.0%	Feb-2020	$276,300,000	$840	$1,017
Koll Center – Sierra Point Brisbane, CA	90,000	1986 / 2017	100.0%	Jun-2019	$77,000,000	$856	$1,009
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated December 1, 2021.

The Borrower. The borrower is SJCCRE1 LLC, a Delaware limited liability company. The borrower is structured to be a single purpose bankruptcy-remote entity, having two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Coleman Highline Phase IV Whole Loan. There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the Coleman Highline Phase IV Whole Loan.

The Borrower Sponsor. The borrower sponsor is AGC Equity Partners Investments Ltd., which is an affiliate of AGC Equity Partners (“AGC”). AGC is a London-based global alternative asset manager established in 2009 to invest in a wide range of real assets, private equity opportunities and liquid strategies through its balance sheet and investment funds, which currently has approximately $7.0 billion of assets under management. Notable AGC transactions include mission critical and headquarter commercial assets leased to tenants, including L’Oréal, PwC, Hilton, Lufthansa, Michelin, KPMG, Schroders, HPE, GEFCO, Vodafone and BP. AGC has also completed transactions in the logistics and student housing sectors with approximately 3 million square feet of logistics assets and approximately 3,000 student beds under management.

Property Management. The Coleman Highline Phase IV Property is managed by RiverRock Real Estate Group, Inc., a California corporation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15
No. 3 – Coleman Highline Phase IV

Escrows and Reserves. At origination, the borrower funded a reserve of approximately $10,790,118 for free rent and rent abatements under the Yahoo lease.

Tax Escrows – During the continuance of a Trigger Period (as defined below), the borrower is required to deposit monthly 1/12th of the annual estimated real estate taxes.

Insurance Escrows – During the continuance of a Trigger Period, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of estimated insurance premiums unless the borrower maintains a blanket policy in accordance with the Coleman Highline Phase IV Whole Loan documents.

Replacement Reserve – During the continuation of a Trigger Period, the Coleman Highline Phase IV Whole Loan documents provide for ongoing monthly deposits of approximately $10,966 into a reserve for approved capital expenditures, subject to a cap of $263,174.

Rollover Reserve – During the continuation of a Trigger Period, the Coleman Highline Phase IV Whole Loan documents provide for ongoing monthly deposits of approximately $82,242 into a reserve for tenant improvement and leasing commission obligations.

Operating Expense Reserve – During the continuation of a Trigger Period, the Coleman Highline Phase IV Whole Loan documents require the borrower to deposit an amount equal to the aggregate amount of approved operating expenses and approved extraordinary expenses to be incurred by the borrower for the then current interest accrual period.

Lockbox / Cash Management. The Coleman Highline Phase IV Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause each tenant at the Coleman Highline Phase IV Property to deposit rents directly into a lender-controlled lockbox account. In addition, the borrower is required to cause all rents received by the borrower or property managers with respect to the Coleman Highline Phase IV Property to be deposited into such lockbox account within two business days. All amounts in the lockbox account are remitted on each business day to the borrower at any time other than during the continuance of a Trigger Period, and during the continuance of a Trigger Period are required to be remitted to a lender-controlled cash management account on each business day to be applied and disbursed in accordance with the Coleman Highline Phase IV Whole Loan documents. Upon the occurrence of a Trigger Period all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Coleman Highline Phase IV Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Coleman Highline Phase IV Whole Loan.

A “Trigger Period” means the occurrence of (i) an event of default under the Coleman Highline Phase IV Whole Loan, (ii) the debt yield of the Coleman Highline Phase IV Whole Loan falling below 4.5% for one calendar quarter, (iii) a Specified Tenant Trigger Event (as defined below), or (iv) the ARD. A Trigger Period will be cured upon (a) with respect to clause (i) above, the cure (if applicable) of such event of default, (b) with respect to clause (ii) above, either (x) the date that the debt yield is equal to or greater than 4.5% for one calendar quarter or (y) the borrower prepays the Coleman Highline Phase IV Whole Loan or deposits funds or a letter of credit in an amount that, after giving effect to such prepayment, deposit or letter of credit, the debt yield would be equal to or greater than 4.5%, or (b) with respect to clause (iii) above, the cure of such Specified Tenant Trigger Event.

A “Specified Tenant Trigger Event” means the occurrence of (i) a material monetary default under the Specified Tenant Lease (as defined below) beyond all applicable notice and cure periods (a “Specified Tenant Default Trigger”), (ii) any bankruptcy or similar insolvency of Specified Tenant (as defined below) or Specified Tenant Lease Guarantor (as defined below) (a “Specified Tenant Bankruptcy Trigger”), (iii) the date on which a Specified Tenant cancels or terminates its Specified Tenant Lease with respect to at least 50% of the Specified Tenant space prior to the then current expiration date under such Specified Tenant Lease, or delivers notice that it is canceling or terminating its Specified Tenant Lease with respect to at least 50% of the Specified Tenant space (other than temporarily as a result of force majeure (including government stay-at-home orders) or during the time when Specified Tenant’s employees are working remotely due to COVID-19 (in each case for not more than nine months) but Specified Tenant has not ceased business operations, provided that in each case Specified Tenant is paying full unabated rent under its lease (or any free rent is reserved in full with the lender) and is not otherwise in default beyond applicable notice and cure periods under its lease) (a “Specified Tenant Termination Trigger”), or (iv) the date on which Specified Tenant under the Specified Tenant Lease goes dark or ceases business operations at 50% or more of the Specified Tenant space (other than temporarily as a result of casualty, permitted alterations under the Specified Tenant Lease or Force Majeure (including government stay-at-home orders) or during the time when Specified Tenant’s employees are working remotely due to COVID-19 (in each case for not more than nine months), provided that in each case Specified Tenant is paying full unabated rent under its Specified Tenant Lease (or any free rent is reserved in full with the lender) and is not otherwise in default beyond applicable notice and cure periods under its Specified Tenant Lease and Specified Tenant resumes operations in the Specified Tenant space within a reasonable amount of time relative to other similarly situated tenants in the geographic area where the Coleman Highline Phase IV Property is located after such government restrictions are lifted) (a “Specified Tenant Go Dark Trigger”); provided, however, that if either (a) the Specified Tenant Lease is guaranteed by Verizon Communications Inc. or a successor guarantor as permitted under the terms of the Specified Tenant Lease in effect as of the origination date, (b) the Specified Tenant or the guarantor of such replacement tenant’s lease has the credit rating of at least the investment grade rating by at least two of S&P, Moody’s or Fitch, or (c) the Specified Tenant has subleased the dark space to a tenant which has the credit rating of at least the investment grade rating by at least two of S&P, Moody’s or Fitch (or the guarantor of such tenant’s sublease has the credit rating of at least the investment grade rating by at least two of S&P, Moody’s or Fitch), who has accepted delivery thereof and is paying unabated

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15
No. 3 – Coleman Highline Phase IV

rent (or any free rent is reserved in full with the lender) at a rate that is at least equal to the contract rate under the Specified Tenant Lease, such Specified Tenant will not be deemed to have “gone dark” and no Specified Tenant Trigger Event will be deemed to have occurred. A Specified Tenant Trigger Event will cure upon (i) if the Specified Tenant Trigger Event is caused solely by a Specified Tenant Default Trigger, the first to occur of (a) the cure (if applicable) of such default or (b) the borrower leasing the entire Specified Tenant space in accordance with the applicable terms and conditions under the Coleman Highline Phase IV Whole Loan documents to one or more replacement tenants reasonably acceptable to the lender, and each applicable replacement tenant has accepted the premises demised under its lease and is paying the full amount of the rent due thereunder (unless any such free rent is reserved with the lender); provided that each such replacement lease is a Qualified Lease (as defined below), (ii) if the Specified Tenant Trigger Event is caused solely by a Specified Tenant Bankruptcy Trigger, the first to occur of (a) Specified Tenant and/or Specified Tenant Lease Guarantor, as applicable, is no longer insolvent or subject to any bankruptcy or insolvency proceedings and Specified Tenant has affirmed the applicable Specified Tenant Lease pursuant to final, non-appealable order of a court of competent jurisdiction or (b) the borrower leasing the entire Specified Tenant space in accordance with the applicable terms and conditions under the Coleman Highline Phase IV Whole Loan documents to one or more replacement tenants reasonably acceptable to the lender, and each applicable replacement tenant has accepted the premises demised under its lease and is paying the full amount of the rent due thereunder (unless any such free rent is reserved with the lender); provided that each such replacement lease is a Qualified Lease, (iii) if the Specified Tenant Trigger Event is caused solely by a Specified Tenant Termination Trigger, the first to occur of (a) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant Lease and has re-affirmed the applicable Specified Tenant Lease as being in full force and effect or (b) the borrower leasing the entire Specified Tenant space in accordance with the applicable terms and conditions under the Coleman Highline Phase IV Whole Loan documents to one or more replacement tenants reasonably acceptable to the lender, and each applicable replacement tenant has accepted the premises demised under its lease and is paying the full amount of the rent due thereunder (unless any such free rent is reserved with the lender); provided that (x) each such replacement lease is a Qualified Lease, and (y) the debt yield is equal to or greater than 5.50% (or the borrower prepays the Coleman Highline Phase IV Whole Loan in accordance with the provisions of the Coleman Highline Phase IV Whole Loan documents in an amount that, after giving effect to such prepayment, the debt yield would be equal to or greater than 5.50%), (iv) if the Specified Tenant Trigger Event is caused solely by the occurrence of a Specified Tenant Go Dark Trigger, the first to occur of (I) the applicable Specified Tenant re-commences its operations and the conduct of business in the ordinary course at its Specified Tenant space or a portion thereof, as the case may be, such that it is no longer dark, and has not vacated, ceased to conduct business in the ordinary course at the Coleman Highline Phase IV Property (or the applicable portion thereof), (II) the borrower leasing the entire Specified Tenant space (or the applicable portion thereof) in accordance with the applicable terms and conditions under the Coleman Highline Phase IV Whole Loan documents to one or more replacement tenants, and each applicable replacement tenant has accepted the premises demised under its lease and is paying the full amount of the rent due thereunder (unless any such free rent is reserved with the lender); provided, however, each such replacement lease is a Qualified Lease; or (III) the entirety of the dark space has been sublet to an entity or a wholly-owned subsidiary of an entity that has a credit rating of at least the investment grade rating by at least two of S&P, Moody’s or Fitch (or the guarantor of such tenant’s or subtenant’s obligations has the credit rating of at least the investment grade rating by at least two of S&P, Moody’s or Fitch), which entity has accepted delivery thereof and is paying unabated rent (unless any free rent is reserved with the lender) at a rate that is at least equal to the contract rate under the Specified Tenant Lease, and (v) if the Specified Tenant Trigger Event is caused by the occurrence of any of clause (i) through (iv) in the definition of “Specified Tenant Trigger Event”, the borrower delivers to the lender either (a) cash collateral or a letter of credit, (b) a guaranty in form and substance reasonably satisfactory to the lender from up to two entities that (X) each has a credit rating of at least the investment grade rating by at least two of S&P, Moody’s or Fitch, and (Y) collectively have and are obligated to maintain a minimum net worth and liquidity reasonably determined by the lender, or (c) subject to written confirmation from the rating agencies that the following will not result in the downgrade, withdrawal or qualification of the then current ratings or the proposed ratings assigned to any securities issued in connection with a securitization, a guaranty in form and substance reasonably satisfactory to the lender from a guarantor reasonably acceptable to the lender; in the case of each of (a), (b) or (c), in an amount equal to the Specified Tenant Rollover Reserve Cap.

A “Specified Tenant” means, as applicable, (i) Oath Holdings Inc., a Delaware corporation and (ii) any other lessee(s) of any space at the Coleman Highline Phase IV Property under a lease (a) that provides rental income representing 20% or more of the total rental income at the Coleman Highline Phase IV Property, (b) covers 20% or more of the total rentable square footage at the Coleman Highline Phase IV Property, (c) provides a lease term of more than 10 years, or (d) is with an affiliate of the borrower.

A “Specified Tenant Lease” means, collectively and/or individually (as the context requires), the lease at the Coleman Highline Phase IV Property with Specified Tenant (including, without limitation, any guaranty or similar instrument furnished thereunder).

A “Specified Tenant Lease Guarantor” means, as applicable, (i) Verizon Communications Inc., a Delaware corporation and (ii) any other guarantor(s) of the applicable Specified Tenant Lease(s).

A “Specified Tenant Rollover Reserve Cap” means an amount equal to (x) in the case of a Specified Tenant Default Trigger, a Specified Tenant Bankruptcy Trigger or a Specified Tenant Termination Trigger, $50.00 per square foot of any portion of the Specified Tenant space that has not been re-tenanted and (y) in the case of a Specified Tenant Go Dark Trigger, $50.00 per square foot of the dark or discontinued portion of the Specified Tenant space that has not been re-tenanted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15
No. 3 – Coleman Highline Phase IV

A “Qualified Lease” means a lease (a) that (i) is with a replacement tenant that has (or whose obligations under the lease are guaranteed by an entity that has) the credit rating of at least the investment grade rating by at least two of S&P, Moody’s or Fitch or is otherwise reasonably acceptable to the lender, (ii) has a term that extends at least five years beyond the ARD and with an initial term of at least five years, and (iii) contains lease terms that are substantially similar to the Specified Tenant Lease in effect at the origination date or (b) that is reasonably acceptable to the lender.

Subordinate and Mezzanine Debt. The Coleman Highline Phase IV Property also secures the Coleman Highline Phase IV Subordinate Companion Notes, which have an aggregate Cut-off Date principal balance of $268,500,000. The Coleman Highline Phase IV Subordinate Companion Notes accrue interest at the Initial Interest Rate prior to the ARD and the Adjusted Interest Rate after the ARD. The Coleman Highline Phase IV Senior Notes are senior in right of payment to the Coleman Highline Phase IV Subordinate Companion Notes.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 4 – Twin Spans Business Park and Delaware River Industrial Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 4 – Twin Spans Business Park and Delaware River Industrial Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 4 – Twin Spans Business Park and Delaware River Industrial Park

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$60,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$60,000,000	Property Type – Subtype:	Industrial – Warehouse / Distribution
% of IPB:	5.8%	Net Rentable Area (SF):	2,180,017
Loan Purpose:	Refinance	Location:	New Castle, DE
Borrowers:	600 SLW 2, LLC, DRIP 2 LOT 5,	Year Built / Renovated:	Various / NAP
	LLC, DRIP 2, LLC and TSBP 2,	Occupancy:	98.2%
	LLC	Occupancy Date(5):	Various
Borrower Sponsors(2):	Various	4th Most Recent NOI (As of):	$9,655,202 (12/31/2018)
Interest Rate:	3.64950%	3rd Most Recent NOI (As of):	$10,049,316 (12/31/2019)
Note Date:	1/28/2022	2nd Most Recent NOI (As of):	$10,969,093 (12/31/2020)
Maturity Date:	2/6/2032	Most Recent NOI (As of):	$10,995,342 (TTM 11/30/2021)
Interest-only Period:	120 months	UW Economic Occupancy:	95.0%
Original Term:	120 months	UW Revenues:	$15,533,384
Original Amortization Term:	None	UW Expenses:	$3,582,225
Amortization Type:	Interest Only	UW NOI:	$11,951,159
Call Protection(3):	L(26),D(90),O(4)	UW NCF:	$11,395,097
Lockbox / Cash Management:	Springing	Appraised Value / Per SF:	$224,250,000 / $103
Additional Debt(1):	Yes	Appraisal Date:	1/5/2022
Additional Debt Balance(1):	$78,000,000
Additional Debt Type(1):	Pari Passu

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$63
Taxes:	$853,045	$142,174	N/A	Maturity Date Loan / SF:	$63
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	61.5%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	61.5%
TI/LC Reserve:	$0	Springing	N/A	UW NCF DSCR:	2.23x
Unfunded Obligations Reserve:	$139,982	$0	N/A	UW NOI Debt Yield:	8.7%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Whole Loan	$138,000,000		100.0%	Loan Payoff	$89,548,238	64.9%
				Return of Equity	45,626,489	33.1
				Closing Costs	1,832,245	1.3
				Reserves	993,028	0.7
Total Sources	$138,000,000		100.0%	Total Uses	$138,000,000	100.0%

(1)	The Twin Spans Business Park and Delaware River Industrial Park Mortgage Loan (as defined below) is part of a whole loan evidenced by three pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $138.0 million (the “Twin Spans Business Park and Delaware River Industrial Park Whole Loan”). The Financial Information in the chart above reflects the Cut-off Date Balances of the Twin Spans Business Park and Delaware River Industrial Park Whole Loan.

(2)	The borrower sponsors are E. Thomas Harvey, III, E. Thomas Harvey III Revocable Trust U/A/D April 19, 1990, As Amended, JWH 2017 Delaware Trust, JVWH 2017 Delaware Trust, ETH 2017 Delaware Trust and TJH 2017 Delaware Trust.

(3)	Defeasance of the Twin Spans Business Park and Delaware River Industrial Park Whole Loan is permitted at any time after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) January 28, 2025. The assumed defeasance lockout period of 26 payments is based on the anticipated closing date of the BBCMS 2022-C15 securitization trust in April 2022. The actual lockout period may be longer.

(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(5)	Based on underwritten rent rolls dated January 1, 2022 and January 28, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 4 – Twin Spans Business Park and Delaware River Industrial Park

The Loan. The Twin Spans Business Park and Delaware River Industrial Park mortgage loan (the “Twin Spans Business Park and Delaware River Industrial Park Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee interests in a portfolio of 14 warehouse/distribution properties located in New Castle, Delaware (the “Twin Spans Business Park and Delaware River Industrial Park Properties”). The Twin Spans Business Park and Delaware River Industrial Park Whole Loan was co-originated by Barclays Capital Real Estate Inc. and Citi Real Estate Funding Inc. and has an aggregate outstanding principal balance as of the Cut-off Date of $138.0 million. The Twin Spans Business Park and Delaware River Industrial Park Whole Loan consists of three pari passu notes and accrues interest at a rate of 3.64950% per annum. The Twin Spans Business Park and Delaware River Industrial Park Whole Loan has a 10-year term, is interest-only for the full term of the loan and accrues interest on an Actual/360 basis. The Twin Spans Business Park and Delaware River Industrial Park Mortgage Loan is evidenced by the controlling Note A-1, with an outstanding principal balance as of the Cut-off Date of $60.0 million. The Twin Spans Business Park and Delaware River Industrial Park Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2022-C15 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$60,000,000	$60,000,000	BBCMS 2022-C15	Yes
A-2(1)	$28,000,000	$28,000,000	An affiliate of Barclays	No
A-3	$50,000,000	$50,000,000	Benchmark 2022-B33	No
Whole Loan	$138,000,000	$138,000,000
(1)	Expected to be split and/or contributed to one or more future securitizations.

The Property. The Twin Spans Business Park and Delaware River Industrial Park Properties consist of 14 industrial buildings totaling 2,180,017 square feet located in New Castle, Delaware. Situated on the western banks of the Delaware River, the Twin Spans Business Park and Delaware River Industrial Park Properties are situated within two industrial and logistics parks, Twin Spans Business Park and Delaware River Industrial Park. The Twin Spans Business Park and Delaware River Industrial Park Properties were built between 1960 and 2018 and feature ceiling heights ranging from 20 to 37 feet, wide column spacing and numerous loading docks and drive-in doors. As of the underwritten rent rolls dated January 1, 2022 and January 28, 2022, the Twin Spans Business Park and Delaware River Industrial Park Properties were 98.2% leased to 23 different tenants from various industries including national, regional, and local food service groups, auto part materials distributors, personal protective equipment suppliers and freight logistics firms. No single tenant across the Twin Spans Business Park and Delaware River Industrial Park Properties occupies more than 15.4% of net rentable area or makes up more than 14.1% of UW Base Rent. Additionally, 10 of the 23 tenants, accounting for 46.3% of UW Base Rent, have been at the Twin Spans Business Park and Delaware River Industrial Park Properties for at least 14 years.

The following table presents detailed information with respect to each of the Twin Spans Business Park and Delaware River Industrial Park Properties:

Portfolio Summary
Property Name	City, State	Property Subtype	Allocated Whole Loan Amount	Total Sq. Ft.	Year Built	As-Is Appraised Value	U/W EGI	Occ. (%)	# of Tenants
350 Anchor Mill Road	New Castle, DE	Warehouse / Distribution	$25,750,000	421,291	2007	$40,750,000	$2,834,599	99.8%	2
301 Anchor Mill Road	New Castle, DE	Warehouse / Distribution	18,500,000	335,046	2002	32,950,000	2,103,763	100.0%	1
400 Ships Landing Way	New Castle, DE	Warehouse / Distribution	15,400,000	235,000	1996	23,550,000	1,824,640	100.0%	1
800 Ships Landing Way	New Castle, DE	Warehouse / Distribution	14,350,000	226,200	2002	23,000,000	1,634,997	100.0%	2
6 Dock View Drive	New Castle, DE	Warehouse / Distribution	12,900,000	201,079	2000	19,700,000	1,502,158	100.0%	3
501 Ships Landing Way	New Castle, DE	Warehouse / Distribution	9,600,000	159,630	1998	14,600,000	1,180,685	100.0%	3
250 Anchor Mill Road	New Castle, DE	Warehouse / Distribution	7,700,000	106,800	2004	12,550,000	903,310	100.0%	2
10 Dock View Drive	New Castle, DE	Warehouse / Distribution	6,400,000	100,630	2018	10,300,000	709,875	100.0%	3
7-23 Harbor View Drive	New Castle, DE	Warehouse / Distribution	5,750,000	68,067	1999	9,300,000	680,137	100.0%	3
200 Anchor Mill Road	New Castle, DE	Warehouse / Distribution	5,600,000	101,182	2007	10,200,000	651,534	100.0%	2
300 Anchor Mill Road	New Castle, DE	Warehouse / Distribution	5,400,000	83,850	1960	8,850,000	610,728	100.0%	1
27-55 Harbor View Drive	New Castle, DE	Warehouse / Distribution	5,150,000	68,453	1990	9,050,000	557,313	86.0%	2
100 Ships Landing Way	New Castle, DE	Warehouse / Distribution	3,000,000	44,800	2001	4,700,000	339,645	100.0%	1
600 Ships Landing Way	New Castle, DE	Warehouse / Distribution	2,500,000	27,989	2004	4,750,000	0	0.0%	0
Total / Wtd. Avg.			$138,000,000	2,180,017		$224,250,000	$15,533,384	98.2%	26

COVID-19 Update. As of the date of this term sheet, the Twin Spans Business Park and Delaware River Industrial Park Properties are open and operating. As of March 1, 2022, the borrower has reported that 100% of the January 2022 rent payments were received. All tenants made their February 2022 rent payment with the exception of Anchor Plastics (0.9% of net rentable area, 0.9% of underwritten base rent). Anchor Plastics has a lease expiration date in July 2022 and is being backfilled by another tenant. February rent will be

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 4 – Twin Spans Business Park and Delaware River Industrial Park

recovered from the security deposit if necessary. The first payment date of the Twin Spans Business Park and Delaware River Industrial Park Whole Loan is March 6, 2022, and the borrowers made the March 2022 loan payment. The Twin Spans Business Park and Delaware River Industrial Park Whole Loan is not currently subject to any modification or forbearance requests.

Major Tenants.

Tire Rack, Inc (335,046 square feet; 15.4% of aggregate NRA; 14.1% of aggregate underwritten base rent). Tire Rack, Inc is a customer-direct wheels and car accessories distributor that has grown into a nationwide company that distributes more than 2 million tires annually. Tire Rack, Inc uses its space at the Twin Spans Business Park and Delaware River Industrial Park Properties as a distribution center for online and phone orders and has a small showroom to display its 24 tire brands. Tire Rack, Inc has occupied its space at the 301 Anchor Mill Road property since September 2002 and recently executed a five-year renewal option through June 30, 2027.

Zenith Products Corp (276,839 square feet; 12.7% of aggregate NRA; 13.6% of aggregate underwritten base rent). Zenith Products Corp was founded after World War II in Philadelphia, Pennsylvania as a small metal fabricating business making window boxes and small cabinets. Since then, the company has expanded and added capabilities with various metal presses for medicine cabinets, becoming a pioneer in the bath storage and organization industry. Zenith Products Corp has occupied 235,000 square feet at the 400 Ships Landing Way property since April 2010 and expanded into the 6 Dock View Drive property (41,839 square feet) in August 2021. Zenith Products Corp has a one-time termination option on April 1, 2025 for its 235,000 square feet space at the 400 Ships Landing Way property upon delivery of 180 days’ notice and payment of a termination fee.

Iron Mountain (197,840 square feet; 9.1% of aggregate NRA; 10.8% of aggregate underwritten base rent). Iron Mountain was founded in 1951 and is a global leader of storage and information management services. Iron Mountain stores and protects billions of valued assets, including business information, highly sensitive data and cultural and historical artifacts. Iron Mountain has occupied 134,240 square feet at the 6 Dock View Drive property since December 2000 and 63,600 square feet at the 250 Anchor Mill Road property since September 2004.

Environmental. According to the Phase I environmental reports, dated between January 27, 2022 and January 31, 2022, there are no recognized environmental conditions or recommendations for further action at the Twin Spans Business Park and Delaware River Industrial Park Properties other than (i) a controlled recognized environmental condition due to prior industrial operations at the 100 Ships Landing, 200 Anchor Mill Road, 250 Anchor Mill Road, 301 Anchor Mill Road, 350 Anchor Mill Road, 300 Anchor Mill Road, 400 Ships Landing Way, 501 Ships Landing Way, 800 Ships Landing Way and 600 Ships Landing Mortgaged Properties that resulted in soil and groundwater impacts, with respect to which certifications of completion of remedy from the Delaware Department of Natural Resources and environmental control were received in 1996 and 2007, and (ii) a controlled recognized environmental condition with respect to a portion of the 100 Ships Landing, 200 Anchor Mill Road, 250 Anchor Mill Road, 301 Anchor Mill Road, 350 Anchor Mill Road, 300 Anchor Mill Road, 400 Ships Landing Way, 501 Ships Landing Way, 800 Ships Landing Way and 600 Ships Landing Mortgaged Properties due to a release of diesel fuel from a leaking underground storage tank in 2014, with respect to which a remedial action work plan was approved and closure was reportedly obtained in 2014. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

Historical and Current Occupancy
2018(1)(2)	2019(1)(2)	2020(1)(2)	Current(3)
97.7%	98.6%	100.0%	98.2%
(1)	Historical occupancies are as of December 31 of each respective year.

(2)	Historical occupancies for the historical periods exclude the 600 Ships Landing Way property since This property was acquired by the sponsors in September 2021.

(3)	Current occupancy is as of January 1, 2022 and January 28, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 4 – Twin Spans Business Park and Delaware River Industrial Park

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date(4)
Tire Rack, Inc	NR/NR/NR	335,046	15.4%	$5.20	$1,742,239	14.1%	6/30/2027
Zenith Products Corp(5)	NR/NR/NR	276,839	12.7%	$6.06	$1,677,215	13.6%	7/31/2023
Best Warehousing & Transportation	NR/NR/NR	216,664	9.9%	$5.72	$1,238,984	10.0%	4/30/2025
Hermann Warehouse Corp.(6)	NR/NR/NR	203,892	9.4%	$4.80	$979,680	7.9%	4/30/2024
Iron Mountain(7)	Ba3/BB-/NR	197,840	9.1%	$6.75	$1,335,874	10.8%	2/28/2026
The Hibbert Company(8)	NR/NR/NR	134,373	6.2%	$6.15	$825,845	6.7%	1/31/2028
CEVA Logistics US Inc	Ba3/BB/NR	125,000	5.7%	$5.15	$643,171	5.2%	6/30/2023
Choctaw-Kaul Distribution Co	NR/NR/NR	104,268	4.8%	$5.50	$573,474	4.7%	8/31/2027
Speakman Co(6)	NR/NR/NR	83,850	3.8%	$5.48	$459,498	3.7%	5/31/2026
Carlyle Cocoa	NR/NR/NR	43,483	2.0%	$8.24	$358,300	2.9%	8/31/2024
Total Major Tenants		1,721,255	79.0%	$5.71	$9,834,281	79.8%

Other Tenants		421,173	19.3%	$5.93	$2,496,740	20.2%

Occupied Collateral Total / Wtd. Avg.		2,142,428	98.3%	$5.76	$12,331,021	100.0%
Vacant Space		37,589	1.7%

Collateral Total		2,180,017	100.0%

(1)	Based on the underwritten rent rolls dated January 1, 2022 and January 28, 2022.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent are inclusive of approximately $795,691 of contractual rent steps through June 2023 and $13,598 of straight-line rent to Timken Co.

(4)	Certain tenants have the following renewal/extension options: Tire Rack, Inc – five, one-year options; Iron Mountain, The Hibbert Company, CEVA Logistics US Inc, and Choctaw-Kaul Distribution Co – one, five-year option each; Hermann Warehouse Corp. and Speakman Co. – two, five-year options each.

(5)	Zenith Products Corp leases 235,000 square feet at the 400 Ships Landing Way property expiring on March 31, 2027 and 41,839 square feet at the 6 Dockview Drive property expiring on July 31, 2023. Additionally, the tenant has a one-time termination option on April 1, 2025 for its 235,000 square feet space at the 400 Ships Landing Way property upon delivery of 180 days’ notice and payment of a termination fee.

(6)	Speakman Co is subleasing the entirety of its space (83,850 square feet) to Hermann Warehouse Corp., the fifth largest tenant at the Twin Spans Business Park and Delaware River Industrial Park Properties, through May 31, 2026.

(7)	Iron Mountain leases 134,240 square feet at the 6 Dockview Drive Mortgaged Property expiring on February 28, 2026 and 63,600 square feet at the 250 Anchor Mill Road property expiring on March 31, 2025.

(8)	The Hibbert Company currently occupies two suites: 101,200 square feet expiring on January 31, 2028 at the 800 Ships Landing Way property and 33,173 square feet on a month-to-month basis at the 10 Dockview Drive Mortgaged Property.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	37,589	1.7%	NAP	NAP	37,589	1.7%	NAP	NAP
2022 & MTM	5	165,549	7.6	$1,056,082	8.6%	203,138	9.3%	$1,056,082	8.6%
2023	2	166,839	7.7	880,189	7.1	369,977	17.0%	$1,936,271	15.7%
2024	4	287,557	13.2	1,555,325	12.6	657,534	30.2%	$3,491,596	28.3%
2025	5	399,721	18.3	2,283,577	18.5	1,057,255	48.5%	$5,775,173	46.8%
2026	3	252,913	11.6	1,546,850	12.5	1,310,168	60.1%	$7,322,023	59.4%
2027	5	733,914	33.7	4,176,824	33.9	2,044,082	93.8%	$11,498,847	93.3%
2028	2	135,200	6.2	832,174	6.7	2,179,282	100.0%	$12,331,021	100.0%
2029	0	0	0.0	0	0.0	2,179,282	100.0%	$12,331,021	100.0%
2030	0	0	0.0	0	0.0	2,179,282	100.0%	$12,331,021	100.0%
2031	0	0	0.0	0	0.0	2,179,282	100.0%	$12,331,021	100.0%
2032 & Beyond	1	735	0.0	0	0.0	2,180,017	100.0%	$12,331,021	100.0%
Total	27	2,180,017	100.0%	$12,331,021	100.0%
(1)	Based on the underwritten rent rolls dated January 1, 2022 and January 28, 2022.

(2)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent are inclusive of approximately $795,691 of contractual rent steps through June 2023 and $13,598 of straight-line rent to Timken Co.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 4 – Twin Spans Business Park and Delaware River Industrial Park

Operating History and Underwritten Net Cash Flow
	2018	2019	2020	TTM (1)	Underwritten	Per Square Foot	%(2)
Base Rent(3)	$10,331,886	$10,601,579	$11,015,388	$11,164,104	$11,521,732	$5.29	70.5%
Rent Steps(4)	0	0	0	0	795,691	0.36	4.9
Straight-Line Rent	0	0	0	0	13,598	0.01	0.1
Vacant Income	0	0	0	0	351,794	0.16	2.2
Gross Potential Rent	$10,331,886	$10,601,579	$11,015,388	$11,164,104	$12,682,815	$5.82	77.6%
Total Reimbursements	2,270,404	2,815,987	3,215,705	3,424,248	3,670,173	1.68	22.4
Total Other Income	802	0	0	0	0	0.00	0.0
Net Rental Income	$12,603,092	$13,417,567	$14,231,093	$14,588,352	$16,352,988	$7.50	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(819,604)	(0.38)	(5.0)
Effective Gross Income	$12,603,092	$13,417,567	$14,231,093	$14,588,352	$15,533,384	$7.13	95.0%
Total Expenses	2,947,890	3,368,250	3,262,000	3,593,010	3,582,225	1.64	23.1
Net Operating Income	$9,655,202	$10,049,316	$10,969,093	$10,995,342	$11,951,159	$5.48	76.9%
Total TI/LC, Capex/RR	0	0	0	0	556,062	0.26	3.6
Net Cash Flow	$9,655,202	$10,049,316	$10,969,093	$10,995,342	$11,395,097	$5.23	73.4%
(1)	TTM represents the trailing 12 months ending November 30, 2022.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	Base Rent is based on the underwritten rent rolls as of January 1, 2022 and January 28, 2022.

(4)	Rent Steps are taken through June 2023.

The Market. The Twin Spans Business Park and Delaware River Industrial Park Properties consist of 14 properties located in the New Castle County submarket within the Philadelphia – PA market. The Twin Spans Business Park and Delaware River Industrial Park Properties are situated proximate to Interstate 295, which connects to New Jersey by way of the Delaware Memorial Bridge and Interstate 95, a few miles to the west. Additionally, the area is served by several major arteries, including DE Route 40, US Route 13 (DuPont Highway), and DE Route 141 (Basin Road). All of these roadways provide area residents with access to Wilmington, suburban employment centers, and local shopping. The New Castle County Airport is situated on Route 13 a short distance south of Basin Road and offers both private passenger and freight service. Development throughout New Castle is varied and includes residential, commercial, industrial, and institutional uses. The area includes a total of 2,970,237 employees and has a 7.5% unemployment rate. The top three industries within the area are Health Care/Social Assistance, Educational Services and Prof/Scientific/Tech Services, which represent a combined total of 38% of the population. According to the appraisals, the 2021 population within a one-, three- and five-mile radius of the Twin Spans Business Park was 7,007, 39,151, and 111,104, respectively. The 2021 average household income within the same radii was $90,312, $77,923, and $75,508, respectively.

According to the appraisals, as of the third quarter of 2021, the New Castle County warehouse submarket consists of approximately 32,972,514 square feet of warehouse space, of which 31,634,158 square feet was occupied (including sublet space). The submarket has an asking rent of $8.26 per square foot and an occupancy of 95.9%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 4 – Twin Spans Business Park and Delaware River Industrial Park

The following table presents certain information relating to comparable office leases for the Twin Spans Business Park and Delaware River Industrial Park Properties:

Comparable Office Leases
Property / Location	Tenant SF(1)	Year Built / Renovated	Tenant(1)	Base Rent PSF	Commencement Date(1)	Structure
100 Ships Landing New Castle, DE	44,800	2001	Timken Co	$6.00	4/2001	NNN
200 Anchor Mill Road New Castle, DE	101,182	2007	Various	$6.00	Various	NNN
250 Anchor Mill Road New Castle, DE	106,800	2004	Various	$6.50	Various	NNN
301 Anchor Mill Road New Castle, DE	335,046	2002	Tire Rack, Inc	$5.50	9/2002	NNN
350 Anchor Mill Road New Castle, DE	421,291	2007	Various	$5.50/$10.00	Various	NNN
300 Anchor Mill Road New Castle, DE	83,850	1960	Speakman Co	NAV	4/2003	NAV
400 Ships Landing Way New Castle, DE	235,000	1996	Zenith Products Corp	$5.50	4/2010	NNN
501 Ships Landing Way New Castle, DE	159,630	1998	Various	$5.50/$6.00	Various	NNN
800 Ships Landing Way New Castle, DE	226,200	2002	Various	$5.50	Various	NNN
27-55 Harborview Drive New Castle, DE	68,453	1990	Various	$7.00/$8.00	Various	NNN
7-23 Harborview Drive New Castle, DE	68,067	1999	Various	$6.00/$8.50	Various	NNN
6 Dockview New Castle, DE	201,079	2000	Various	$5.50/$6.00	Various	NNN
10 Dockview Drive New Castle, DE	100,630	2018	Various	$6.00	Various	NNN
600 Ships Landing Way New Castle, DE	NAP	2004	NAP	$10.00	NAP	NNN
500 W. Basin Road New Castle, DE	116,350	1973	American Furniture Rentals	$6.34	1/2022	Modified Gross
820 Federal School Road New Castle, DE	1,080,322	2021	Amazon	$9.36	8/2021	NNN
2411 Bear Corbitt Road New Castle, DE	217,748	2021	New Acme LLC	$5.05	4/2021	NNN
300 White Clay Drive New Castle, DE	124,800	1983	Sardo & Sons	$5.00	5/2021	NNN
50 Harbor View Drive New Castle, DE	129,168	2023	PODS Enterprises, LLC	$7.75	2023	NNN
600 Pencader Drive Newark, DE	94,832	2001	DB USA	$5.75	Various	NNN
1800 Ogletown Road New Castle, DE	58,583	1990	Echo Data Services	$5.15	12/2020	NNN
301 Ruthar Drive Newark, DE	13,500	1987	Kosmos	$6.22	7/2019	NNN
12 McCullough Drive New Castle, DE	18,410	1988	Total Trans Logistics	$6.00	11/2020	NNN
620 A Street Wilmington, DE	21,915	1982	TBE International	$6.00	Various	NNN
20 Corporate Circle New Castle, DE	30,000	-	L&W Supply	$6.25	3/2021	NNN
(1)	Source: Appraisal.

(2)	Based on the underwritten rent rolls dated January 1, 2022 and January 28, 2022.

The Borrowers. The borrowers are 600 SLW 2, LLC, DRIP 2 Lot 5, LLC, DRIP 2, LLC and TSBP 2, LLC, each a Delaware limited liability company. Each borrower is structured to be a single purpose bankruptcy-remote entity with at least one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Twin Spans Business Park and Delaware River Industrial Park Whole Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are E. Thomas Harvey, III, E. Thomas Harvey III Revocable Trust U/A/D April 19, 1990, As Amended, JWH 2017 Delaware Trust, JVWH 2017 Delaware Trust, ETH 2017 Delaware Trust and TJH 2017 Delaware Trust, jointly and severally. E. Thomas Harvey, III is the Chairman and CEO of Harvey Hanna and Associates, Inc., a Newport, Delaware-based firm that has built and manages numerous industrial parks, business campuses, hotels and retail centers with a focus in the Mid-Atlantic region and northern and coastal Delaware. According to the borrower sponsor, eight of the 14 Twin Spans Business Park and Delaware River Industrial Park Properties have been in the sponsors’ portfolio for over 20 years.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 4 – Twin Spans Business Park and Delaware River Industrial Park

Property Management. The Twin Spans Business Park and Delaware River Industrial Park Properties are currently managed by Harvey, Hanna & Associates, Inc., an affiliate of the borrowers.

Escrows and Reserves. At origination of the Twin Spans Business Park and Delaware River Industrial Park Whole Loan, the borrowers deposited approximately (i) $853,045 into a real estate tax reserve account and (ii) $139,982 into an outstanding TI/LC reserve account.

Tax Escrows – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the estimated annual real estate taxes (initially estimated at approximately $142,174).

Insurance Escrows – The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which would be sufficient to pay the insurance premiums due for the renewal of coverage; provided, however, such insurance reserve is waived so long as the borrowers maintain a blanket policy meeting the requirements of the Twin Spans Business Park and Delaware River Industrial Park Whole Loan documents.

Replacement Reserve – During a Trigger Period (as defined below), the borrowers are required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $18,167.

Rollover Reserve – During a Trigger Period, the borrowers are required to deposit into a TI/LC reserve, on a monthly basis, an amount equal to approximately $27,250.

Lockbox / Cash Management. The Twin Spans Business Park and Delaware River Industrial Park Whole Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period, the borrowers will be required to cause all revenues relating to the Twin Spans Business Park and Delaware River Industrial Park Properties into a lender-controlled lockbox account within one business day of receipt. On each business day during the continuance of a Trigger Period, all amounts in the lockbox account are required to be remitted to a lender-controlled cash management account. On each business day that no Trigger Period is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account.

A “Trigger Period” means a period (A) commencing upon the occurrence of an event of default, and (B) expiring upon the cure the acceptance by lender (if applicable) of such event of default. Upon the occurrence of a Trigger Period, excess cash flow will be held in the cash management account.

Subordinate and Mezzanine Debt. None.

Partial Release. Provided that no event of default is continuing under the Twin Spans Business Park and Delaware River Industrial Park Whole Loan documents, at any time after earlier of (a) January 28, 2025, and (b) the date that is two years after the closing date of the securitization that includes the last note to be securitized, the borrowers may deliver defeasance collateral and obtain release of one or more individual Twin Spans Business Park and Delaware River Industrial Park Properties, in each case, provided that, among other conditions, (i) the borrowers defease the portion of the Twin Spans Business Park and Delaware River Industrial Park Whole Loan in an amount equal to the sum of (a) 110% of the allocated loan amount for the individual Twin Spans Business Park and Delaware River Industrial Park Property being released, plus (b) any applicable Partial Release Rebalancing Amount (as defined below), (ii) as of the date of notice of the partial release and the consummation of the partial release, after giving effect to the release, the debt service coverage ratio for the remaining Twin Spans Business Park and Delaware River Industrial Park Properties is greater than the greater of (a) 2.21x, and (b) the debt service coverage ratio for all of the then-remaining Twin Spans Business Park and Delaware River Industrial Park Properties (including the individual Twin Spans Business Park and Delaware River Industrial Park Property to be released) for the 12 months immediately preceding such release (“DSCR Test”), (iii) as of the date of notice of the partial release and the consummation of the partial release, after giving effect to the release, the loan-to-value ratio for all of the then-remaining Twin Spans Business Park and Delaware River Industrial Park Properties is no greater than the lesser of (a) 61.5%, and (b) the loan-to-value ratio for all then-remaining Twin Spans Business Park and Delaware River Industrial Park Properties (including the individual Twin Spans Business Park and Delaware River Industrial Park Property to be released) immediately preceding such release (“LTV Test”), (iv) as of the date of notice of the partial release and the consummation of the partial release, after giving effect to the release, the debt yield for the remaining Twin Spans Business Park and Delaware River Industrial Park Properties is no less than the greater of (a) 8.60% and (b) the debt yield for all of the then-remaining Mortgaged Properties (including the individual Mortgaged Property to be released) for the 12 months immediately preceding such release (“DY Test”), (v) in the event that any of the required DSCR Test, LTV Test, and/or DY Test requirements are not satisfied, and provided the other requirements for such release under the related Twin Spans Business Park and Delaware River Industrial Park Whole Loan documents are satisfied, the borrowers may satisfy such DSCR Test, LTV Test, and/or DY Test requirements by defeasing a portion of the Twin Spans Business Park and Delaware River Industrial Park Whole Loan equal to an amount that, when deducted from the then-outstanding principal balance, would result in a debt service coverage ratio, loan-to-value ratio, and debt yield that satisfies the DSCR Test, LTV Test, and DY Test requirements (such amount, the “Partial Release Rebalancing Amount”), (vi) the borrowers deliver, if requested by the lender, servicer or one or more rating agencies, a REMIC opinion, and (vii) the borrowers deliver a rating agency confirmation. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in the Preliminary Prospectus.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 5 – IPCC National Storage Portfolio XVI

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 5 – IPCC National Storage Portfolio XVI

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 5 – IPCC National Storage Portfolio XVI

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	KeyBank	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$57,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$57,000,000	Property Type - Subtype:	Self-Storage – Self-Storage
% of IPB:	5.5%	Net Rentable Area (SF):	1,133,018
Loan Purpose:	Acquisition	Location:	Various
Borrower:	Self-Storage Portfolio XVI DST	Year Built / Renovated:	Various / Various
Borrower Sponsor:	Inland Private Capital Corporation	Occupancy:	93.1%
Interest Rate:	3.62800%	Occupancy Date:	11/17/2021
Note Date:	12/16/2021	4th Most Recent NOI (As of)(3):	NAV
Maturity Date:	1/1/2032	3rd Most Recent NOI (As of)(3):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(4):	$7,887,456 (12/31/2020)
Original Term:	120 months	Most Recent NOI (As of)(4):	$9,583,737 (TTM 10/31/2021)
Original Amortization Term:	None	UW Economic Occupancy:	86.4%
Amortization Type:	Interest Only	UW Revenues:	$16,218,302
Call Protection:	L(25),YM1(92),O(3)	UW Expenses:	$6,202,684
Lockbox / Cash Management:	None / Springing	UW NOI:	$10,015,618
Additional Debt(1):	Yes	UW NCF:	$9,834,867
Additional Debt Balance(1):	$60,000,000	Appraised Value / Per SF(5):	$244,900,000 / $216
Additional Debt Type(1):	Pari Passu	Appraisal Date(6):	Various

Escrows and Reserves(2)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$103
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$103
Insurance:	$0	Springing	N/A	Cut-off Date LTV(5):	47.8%
Replacement Reserves:	$246,500	Springing	$246,500	Maturity Date LTV(5):	47.8%
Flood Insurance Reserve:	$486,615	$0	N/A	UW NCF DSCR:	2.29x
				UW NOI Debt Yield:	8.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$117,000,000	46.4%	Purchase Price	$243,118,000	96.4%
Borrower Sponsor Equity	135,299,554	53.6	Trust Reserve(2)	5,974,400	2.4
			Closing Costs	2,474,039	1.0
			Upfront Reserves	733,115	0.3
Total Sources	$252,299,554	100.0%	Total Uses	$252,299,554	100.0%

(1)	The IPCC National Storage Portfolio XVI Mortgage Loan (as defined below) is part of a whole loan evidenced by five pari passu notes with an aggregate original principal balance of $117,000,000. The financial information presented in the charts above is based on the $117,000,000 IPCC National Storage Portfolio XVI Whole Loan (as defined below).

(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below. Additionally, under the terms of the master lease, described under “The Borrower” below, the borrower funded $5,974,400 at loan origination into a trust reserve account for the benefit of the borrower, which is collateral for the IPCC National Storage Portfolio XVI Whole Loan, but is not held with the lender and is separate from the $246,500 initial replacement reserve. Collectively, the initial replacement reserve and the trust reserve account will be used to pay for (i) repairs and replacements of the structure, foundation, roof, exterior walls, and parking lot improvements at the IPCC National Storage Portfolio XVI Properties (as defined below), (ii) leasing commissions, (iii) any environmental costs, (iv) any repairs identified in the property condition reports, (v) insurance deductibles and (vi) any other necessary property improvements.

(3)	4th Most Recent NOI and 3rd Most Recent NOI are not available due to the previous owner not providing upon the borrower’s acquisition of the IPCC National Storage Portfolio XVI Properties.

(4)	The increase from 2nd Most Recent NOI to Most Recent NOI is primarily due to a mixture of either increased occupancy or rental rate increases at certain IPCC National Storage Portfolio XVI Properties.

(5)	The Appraised Value reflects a portfolio premium of approximately 15.3% over the aggregate “as-is” value of the individual IPCC National Storage Portfolio XVI Properties. The sum of the values on an individual basis is $212,410,000, which represents a Cut-off Date LTV and Maturity Date LTV of 55.1%.

(6)	Appraisal Dates for the IPCC National Storage Portfolio XVI Properties range from November 4, 2021 to November 24, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 5 – IPCC National Storage Portfolio XVI

The Loan. The IPCC National Storage Portfolio XVI mortgage loan is part of a whole loan evidenced by five pari passu promissory notes in the aggregate original principal amount of $117,000,000 (the “IPCC National Storage Portfolio XVI Whole Loan”), which is secured by a first priority fee mortgage encumbering 19 self-storage properties located in eight states (the “IPCC National Storage Portfolio XVI Properties”). The non-controlling Note A-2, Note A-3 and Note A-5 (collectively, the “IPCC National Storage Portfolio XVI Mortgage Loan”), with an aggregate original principal amount of $57,000,000, will be included in the BBCMS 2022-C15 securitization trust. The controlling Note A-1 and non-controlling Note A-4, with an aggregate original principal amount of $60,000,000, were contributed to the BMO 2022-C1 securitization trust. The IPCC National Storage Portfolio XVI Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2022-C1 securitization trust. Proceeds of the IPCC National Storage Portfolio XVI Whole Loan, along with approximately $135.3 million of borrower sponsor equity, were used to acquire the IPCC National Storage Portfolio XVI Properties, fund reserves and pay closing costs. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The IPCC National Storage Portfolio XVI Mortgage Loan has a 10-year term and is interest only for the entire term.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	BMO 2022-C1	Yes
A-2	$30,000,000	$30,000,000	BBCMS 2022-C15	No
A-3	$20,000,000	$20,000,000	BBCMS 2022-C15	No
A-4	$10,000,000	$10,000,000	BMO 2022-C1	No
A-5	$7,000,000	$7,000,000	BBCMS 2022-C15	No
Total	$117,000,000	$117,000,000

The Properties. The IPCC National Storage Portfolio XVI Properties are comprised of 19 self-storage properties totaling 1,133,018 square feet within 9,046 storage units located in eight states. The top three states by allocated loan amount are Texas (six properties, 24.6% of allocated loan amount, 24.8% of UW NOI), California (three properties, 20.1% of allocated loan amount, 19.9% of UW NOI), and Alabama (two properties, 15.8% of allocated loan amount, 15.7% of UW NOI). The remaining five states are Pennsylvania, Maine, Maryland, Nevada, and South Carolina, none of which represent more than 13.7% of the allocated loan amount or more than 13.7% of the UW NOI. The IPCC National Storage Portfolio XVI Properties were built between 1954 and 2018. The IPCC National Storage Portfolio XVI Properties range in size from 30,350 to 128,046 SF and contain 251 to 1,055 units, with no individual property comprising more than 11.3% of the total net rentable area based on square footage or more than 11.7% of the total storage units.

The IPCC National Storage Portfolio XVI Properties contain a total of 9,046 self-storage units, of which 3,647 are climate controlled. The IPCC National Storage Portfolio XVI Properties also include 504 leasable parking spaces that are 83.5% leased as of November 17, 2021, as well as 38 commercial units totaling 29,629 square feet that are 92.1% occupied. Based on self-storage net rentable area, the IPCC National Storage Portfolio XVI Properties were 93.1% occupied as of November 17, 2021, with individual property occupancies ranging from 82.7% to 98.6%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 5 – IPCC National Storage Portfolio XVI

The following table presents certain information relating to the IPCC National Storage Portfolio XVI Properties:

Portfolio Summary
Property Name	Location	Allocated Whole Loan Amount (“ALA”)	% of ALA	Occupancy(1)	Year Built/ Renovated	Net Rentable Area (SF)(1)	Storage Units	Appraised Value(2)	% of UW NOI
Crestwood Boulevard	Irondale, AL	$13,162,213	11.2%	82.7%	1954/2021	128,046	1,055	$27,200,000	11.2%
Hallmark Drive	Sacramento, CA	10,347,573	8.8	95.5%	1974/NAP	72,706	623	$20,670,000	8.9
Gray Road	Falmouth, ME	7,668,757	6.6	93.2%	2015-2017/ NAP	65,125	415	$11,700,000	6.5
Marconi Avenue	Sacramento, CA	7,645,935	6.5	97.4%	1964/2014	51,739	400	$16,390,000	6.4
Ocean Gateway	Ocean City, MD	7,230,592	6.2	93.0%	1988, 1995, 1996, 1999, 2001/NAP	63,650	487	$11,620,000	6.2
Amity Road	Harrisburg, PA	7,032,044	6.0	95.0%	1972, 1990/ 2008	58,432	606	$12,750,000	6.0
Gladstell Road	Conroe, TX	6,819,129	5.8	89.4%	1997/NAP	66,575	546	$10,600,000	6.1
US Route One	Falmouth, ME	6,441,247	5.5	93.9%	2016-2018/ NAP	46,925	305	$9,650,000	5.5
Farm to Market 1093	Richmond, TX	6,432,578	5.5	95.2%	2002/NAP	74,606	508	$9,800,000	5.4
Meade Avenue	Las Vegas, NV	5,673,357	4.8	91.6%	1978/NAP	57,274	456	$13,080,000	4.9
Camp Horne	Pittsburgh, PA	5,672,416	4.8	97.2%	2003/NAP	52,194	445	$9,470,000	4.9
Hazel Avenue	Orangevale, CA	5,505,970	4.7	92.3%	1989/NAP	44,062	417	$11,820,000	4.6
Hoover Court	Birmingham, AL	5,300,941	4.5	92.2%	1959/2016	41,412	419	$9,140,000	4.6
Highway 6 North	Houston, TX	5,218,804	4.5	95.4%	1981/NAP	68,012	616	$8,600,000	4.5
Farm to Market 725	New Braunfels, TX	4,693,612	4.0	96.1%	1984, 1985, 1995, 1997, 2017/NAP	67,300	572	$7,700,000	4.1
Hidden Hill Road	Spartanburg, SC	3,316,260	2.8	94.6%	2003/2016	54,100	309	$5,320,000	2.8
Arndt Road	Pittsburgh, PA	3,269,512	2.8	93.7%	2007/2010	30,350	251	$6,050,000	2.8
East Rosedale Street	Fort Worth, TX	2,865,552	2.4	98.6%	1972/2015	41,935	272	$6,090,000	2.4
Grisham Drive	Rowlett, TX	2,703,508	2.3	96.8%	1981/NAP	48,575	344	$4,760,000	2.3
Total		$117,000,000	100.0%	93.1%		1,133,018	9,046	$244,900,000	100.0%
(1)	Occupancy and Net Rentable Area (SF) reflect storage units only, excluding parking spaces and commercial units and are based on the underwritten rent rolls dated November 17, 2021.

(2)	The Total Appraised Value reflects a portfolio premium of approximately 15.3% over the aggregate “as-is” value of the individual IPCC National Storage Portfolio XVI Properties. The sum of the values on an individual basis is $212,410,000.

The following table presents detailed information with respect to the unit mix of the IPCC National Storage Portfolio XVI Properties:

Unit Mix(1)
Unit Type	Square Feet	% of Total Square Feet	Occupancy (SF)	Units	% of Total Units	Occupancy (Units)
Non-Climate Controlled Storage Units	752,563	64.7%	93.6%	5,399	56.3%	93.4%
Climate Controlled Storage Units	380,456	32.7	92.3%	3,647	38.0	91.6%
Parking Units	N/A	N/A	N/A	504	5.3	83.5%
Commercial Units	29,629	2.5	92.1%	38	0.4	89.5%
Total / Wtd. Avg.	1,162,647	100.0%	93.1%	9,588	100.0%	92.2%
(1)	Non-Climate Controlled Storage Units and Climate Controlled Storage Units are based on the underwritten rent rolls dated November 17, 2021, and Parking Units and Commercial Units are based on the borrower’s rent rolls dated November 17, 2021.

COVID-19 Update. As of the date of this term sheet, the IPCC National Storage Portfolio XVI Whole Loan is not subject to any modification or forbearance request and is current on debt service. The borrower sponsor provided an accounts receivable report dated October 31, 2021, which showed approximately $29,813 (0.2% of underwritten base rent) more than 30 days delinquent.

Environmental. According to the Phase I environmental assessments dated December 6, 2021, there was no evidence of any recognized environmental conditions at the IPCC National Storage Portfolio XVI Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 5 – IPCC National Storage Portfolio XVI

Historical and Current Occupancy
2018(1)	2019(1)(2)	2020(2)	Current(3)
NAV	90.4%	91.2%	93.1%
(1)	2018 Historical Occupancy was not provided by the seller. 2019 Historical Occupancy excludes occupancy for seven of the IPCC National Storage Portfolio XVI Properties, which the seller did not provide.

(2)	Historical Occupancies are as of December 31 of each respective year and are based on self-storage square footage.

(3)	Current Occupancy is based on the underwritten rent rolls dated as of November 17, 2021 and based on self-storage square footage only.

Operating History and Underwritten Net Cash Flow
	2020	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$12,864,040	$14,639,949	$15,230,256	$13.44	90.8%
Vacant Income	2,449,469	0	1,539,707	1.36	9.2
Gross Potential Rent	$15,313,509	$14,639,949	$16,769,963	$14.80	100.0%
(Vacancy / Credit Loss)	(3,013,576)	(616,944)	(2,281,148)	(2.01)	(13.6)
Parking Income	304,044	341,633	516,861	0.46	3.1
Other Income(3)	790,752	875,399	1,212,626	1.07	7.2
Effective Gross Income(4)	$13,394,729	$15,240,038	$16,218,302	$14.31	96.7%

Total Expenses	$5,507,273	$5,656,301	$6,202,684	$5.47	38.2%

Net Operating Income	$7,887,456	$9,583,737	$10,015,618	$8.84	61.8%
Total TI / LC, Capex / RR	0	0	180,751	0.16	1.1
Net Cash Flow	$7,887,456	$9,583,737	$9,834,867	$8.68	60.6%
(1)	TTM reflects the trailing 12-month period ending October 31, 2021.

(2)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Other Income includes merchandise sales, tenant insurance, late fees, administrative fees, and for Underwritten Other Income only, $279,816 of commercial unit income.

(4)	Effective Gross Income increased from 2020 to TTM primarily due to a mixture of either increased occupancy or rental rate increases at certain IPCC National Storage Portfolio XVI Properties.

The Market. The IPCC National Storage Portfolio XVI Properties are located across eight states and 11 different metropolitan statistical areas, with three IPCC National Storage Portfolio XVI Properties located within the Sacramento, California metropolitan area (20.1% of allocated loan amount, 19.9% of UW NOI), three within the Houston, Texas metropolitan area (15.8% of allocated loan amount, 16.0% of UW NOI), and two within the Birmingham, Alabama metropolitan area (15.8% of allocated loan amount, 15.7% of UW NOI).

According to the appraisals, as of the third quarter of 2021, the Sacramento self-storage market reported an average vacancy rate of 9.7%, with average monthly rents of $130.81 and $144.27 per unit for 10x10 foot non-climate controlled and climate controlled units, respectively. The Houston self-storage market reported an average vacancy rate of 12.5%, with average monthly rents of $85.69 and $135.23 per unit for 10x10 foot non-climate controlled and climate controlled units, respectively. The Birmingham self-storage market reported an average vacancy rate of 9.3%, with average monthly rents of $78.13 and $123.13 per unit for 10x10 foot non-climate controlled and climate controlled units, respectively. The portfolio appraisal concluded stabilized effective gross income of $14.99 per square foot for the IPCC National Storage Portfolio XVI Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 5 – IPCC National Storage Portfolio XVI

The following table presents certain 2021 demographic information for the IPCC National Storage Portfolio XVI Properties:

Demographics Summary(1)
Property Name	City, State	1-mile Population	3-mile Population	5-mile Population	1-mile Median Household Income	3-mile Median Household Income	5-mile Median Household Income
Crestwood Boulevard	Irondale, AL	2,882	36,557	86,757	$56,240	$46,358	$56,271
Hallmark Drive	Sacramento, CA	20,549	140,487	388,658	$40,486	$57,872	$62,076
Gray Road	Falmouth, ME	1,931	24,080	69,851	$131,309	$93,617	$78,452
Marconi Avenue	Sacramento, CA	16,367	132,095	379,411	$71,365	$60,748	$60,254
Ocean Gateway	Ocean City, MD	849	12,957	31,264	$104,076	$74,323	$73,979
Amity Road	Harrisburg, PA	12,794	93,043	188,107	$50,382	$47,803	$57,522
Gladstell Road	Conroe, TX	11,946	57,517	109,749	$46,918	$54,692	$72,291
US Route One	Falmouth, ME	2,408	9,111	35,842	$159,210	$151,677	$105,298
Farm to Market 1093	Richmond, TX	12,709	89,061	220,535	$130,184	$134,279	$126,523
Meade Avenue	Las Vegas, NV	39,520	187,429	484,795	$34,720	$43,084	$43,812
Camp Horne	Pittsburgh, PA	4,492	47,525	146,544	$79,005	$68,021	$69,031
Hazel Avenue	Orangevale, CA	14,308	94,717	256,485	$84,438	$85,247	$86,989
Hoover Court	Birmingham, AL	8,020	64,601	132,361	$64,308	$76,071	$83,099
Highway 6 North	Houston, TX	17,598	150,983	317,570	$69,761	$74,444	$77,185
Farm to Market 725	New Braunfels, TX	3,262	34,500	84,610	$73,510	$71,849	$71,094
Hidden Hill Road	Spartanburg, SC	5,913	43,205	82,780	$48,938	$53,042	$50,400
Arndt Road	Pittsburgh, PA	4,418	36,674	117,025	$135,810	$102,635	$82,927
East Rosedale Street	Fort Worth, TX	8,389	95,623	234,254	$40,956	$45,390	$52,962
Grisham Drive	Rowlett, TX	9,383	82,484	270,907	$90,495	$80,497	$74,776
(1)	Source: Third party market data provider.

The Borrower. The borrowing entity for the IPCC National Storage Portfolio XVI Whole Loan is Self-Storage Portfolio XVI DST, a Delaware statutory trust and special purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the IPCC National Storage Portfolio XVI Whole Loan. The borrower has master leased the IPCC National Storage Portfolio XVI Properties to the master tenant, Self-Storage Portfolio XVI LeaseCo, L.L.C. (the “IPCC XVI Master Tenant”). The IPCC XVI Master Tenant is a Delaware limited liability company structured to be bankruptcy-remote and is ultimately owned by the guarantor. The master lease generally imposes responsibility on the IPCC XVI Master Tenant for the operation, maintenance and management of the IPCC National Storage Portfolio XVI Properties and payment of all expenses incurred in the maintenance and repair of the IPCC National Storage Portfolio XVI Properties, other than capital expenses. The IPCC XVI Master Tenant’s interest in all tenant rents was assigned directly to the lender. The master lease is subordinate to the IPCC National Storage Portfolio XVI Whole Loan and, upon an event of default under the IPCC National Storage Portfolio XVI Whole Loan documents, the lender has the right to cause the termination of the master lease. There is no income underwritten from the master lease as the IPCC National Storage Portfolio XVI Whole Loan was underwritten to the underlying property income.

The borrower may (i) convert to a different form of entity under Delaware law (a “Conversion Event”) or (ii) transfer one or more of the IPCC National Storage Portfolio XVI Properties to a new special purpose entity owned by the same beneficial owners as the borrower in substantially the same proportions as immediately prior to the transfer of the related mortgaged properties (a “Drop Down Contribution”). The lender may deliver a written notice (a “Conversion Notice”) to the borrower and the signatory trustee if one or more of the IPCC National Storage Portfolio XVI Properties is in jeopardy of being foreclosed upon due to an event of default, and the borrower is required to effect a Conversion Event or a Drop Down Contribution within 10 business days from its receipt of Conversion Notice, unless it delivers a tax opinion (a “Conversion Opinion”) outlining (i) that the borrower is able to remedy the default situation giving rise to the jeopardy of foreclosure or (ii) that effectuating a Conversion Event or Drop Down Contribution, in light of the circumstances, would not reasonably improve the ability of the borrower to remedy the default situation. If the borrower fails to remedy the default situation within 30 days of the lender’s receipt of the Conversion Opinion, then the borrower is required to effect a Conversion Event or Drop Down Contribution, as applicable. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts” in the Preliminary Prospectus.

The Borrower Sponsor. The borrower sponsor and nonrecourse carve-out guarantor is Inland Private Capital Corporation (“IPCC”). As of December 31, 2020, IPCC has sponsored 266 1031-exchange private placement programs since its inception that have provided approximately $6.3 billion in equity and included 748 properties. According to the borrower sponsor, as of December 31, 2020, IPCC had $9.0 billion in assets under management.

Property Management. The IPCC National Storage Portfolio XVI Properties are managed by Devon Self Storage Holdings (US) LLC, which is not affiliated with the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 5 – IPCC National Storage Portfolio XVI

Escrows and Reserves. At origination, the borrower deposited into escrow $246,500 for replacement reserves and approximately $486,615 for deficiency in flood insurance coverage.

Tax Escrows – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the estimated annual real estate taxes for each respective property; provided, such monthly deposits will be waived for each applicable property so long as (i) no event of default exists, (ii) the borrower provides the lender, at least 10 days prior to the date on which such taxes are due, satisfactory evidence that all applicable taxes have been paid, and (iii) no DSCR Trigger Event (as defined below) has occurred.

Insurance Escrows – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of estimated insurance premiums for each respective property; provided, such monthly deposits will be waived for each applicable property so long as (i) no event of default exists, (ii) no DSCR Trigger Event has occurred, and (iii) the borrower maintains a blanket insurance policy acceptable to the lender.

Replacement Reserves – The borrower is required to escrow approximately $20,514 for replacement reserves on a monthly basis if at any time the balance of the reserve falls below $246,500, until such time as the reserve is restored to $246,500.

Lockbox / Cash Management. The IPCC National Storage Portfolio XVI Whole Loan documents require springing cash management. Within five business days of the borrower’s receipt of the lender’s notice that a Cash Sweep Event (as defined below) has occurred, the borrower is required to establish and maintain a cash management account controlled by the lender and the borrower, IPCC XVI Master Tenant, or property manager are required to send direction letters to all tenants under commercial leases instructing them to deposit all rents directly into the cash management account. In addition, the borrower, IPCC XVI Master Tenant, property manager and asset manager are required to deposit all revenues otherwise received into the cash management account within two business days of receipt. During the continuance of a Cash Sweep Event, all sums on deposit in the cash management account are required to be applied and disbursed in accordance with the IPCC National Storage Portfolio XVI Whole Loan documents, and in each case in connection with a Cash Sweep Event caused by a DSCR Trigger Event, all excess cash will be held by the lender as additional collateral for the IPCC National Storage Portfolio XVI Whole Loan.

A “Cash Sweep Event” will commence upon: (i) the occurrence of an event of default under the IPCC National Storage Portfolio XVI Whole Loan documents and will continue until such event of default is cured or (ii) the date on which the debt service coverage ratio as calculated in the IPCC National Storage Portfolio XVI Whole Loan documents is less than 1.80x (a “DSCR Trigger Event”) and will continue until the debt service coverage ratio is at least 1.85x for two consecutive quarters.

Subordinate and Mezzanine Debt. None.

Partial Release. At any time after February 1, 2024, and prior to the IPCC National Storage Portfolio XVI Whole Loan maturity date, the borrower may obtain the release of any of the IPCC National Storage Portfolio XVI Properties, provided that, among other things, (i) no event of default has occurred and is continuing, (ii) the borrower prepays a portion of the IPCC National Storage Portfolio XVI Whole Loan equal to 120% of the allocated loan amount of the property being released, and if such property is released prior to October 2, 2031, the payment of a yield maintenance premium pursuant to the IPCC National Storage Portfolio XVI Whole Loan documents, (iii) the debt service coverage ratio for the remaining IPCC National Storage Portfolio XVI Properties following the release is no less than the greater of (x) the debt service coverage ratio for the 12 calendar months immediately preceding such release (provided, however, that for the purposes of this clause (x) the debt service coverage ratio will be deemed to be no greater than 2.30x) and (y) 2.15x, (iv) the debt yield for the remaining properties is no less than the greater of (x) the debt yield for the remaining IPCC National Storage Portfolio XVI Properties for the 12 calendar months immediately preceding such release (provided, however, that for the purposes of this clause (x) the debt yield will be deemed to be no greater than 8.55%) and (y) 8.20%, (v) the loan-to-value ratio for the remaining IPCC National Storage Portfolio XVI Properties is no greater than the lesser of (x) the loan-to-value ratio immediately preceding such release and (y) 50.0% (provided, however, that this clause (v) will not apply to the release of any individual property to the extent that, after giving effect to such release, the aggregate allocated loan amount of all the individual properties which have been released is less than 20% of the total original principal balance), and (vi) the release is permitted under REMIC requirements.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 6 – Rose Castle Apartments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 6 – Rose Castle Apartments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 6 – Rose Castle Apartments

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	SMC, BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance(2):	$53,000,000	Title:	Fee
Cut-off Date Principal Balance(2):	$53,000,000	Property Type - Subtype:	Multifamily – Mid Rise
% of Pool by IPB:	5.1%	Net Rentable Area (Units)(5):	208
Loan Purpose:	Refinance	Location:	Brooklyn, NY
Borrower:	Flushing & Little Nassau LLC	Year Built / Renovated:	2021 / NAP
Borrower Sponsor:	Zelig Weiss	Occupancy(5):	63.0%
Interest Rate:	4.04500%	Occupancy Date:	2/1/2022
Note Date:	3/4/2022	4th Most Recent NOI (As of)(6):	NAV
Maturity Date:	3/6/2032	3rd Most Recent NOI (As of)(6):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(6):	NAV
Original Term:	120 months	Most Recent NOI (As of)(6):	NAV
Original Amortization:	None	UW Economic Occupancy:	96.5%
Amortization Type:	Interest Only	UW Revenues:	$9,311,924
Call Protection(3):	L(25),D(90),O(5)	UW Expenses:	$1,115,312
Lockbox / Cash Management:	Soft / In Place	UW NOI:	$8,196,612
Additional Debt(2):	Yes	UW NCF:	$8,089,322
Additional Debt Balance(2):	$52,000,000	Appraised Value / Per Unit:	$179,000,000 / $860,577
Additional Debt Type(2):	Pari Passu	Appraisal Date:	1/24/2022

Escrows and Reserves(4)				Financial Information(2)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$504,808
Taxes:	$228,507	$76,169	N/A	Maturity Date Loan / Unit:	$504,808
Insurance:	$74,374	$11,145	N/A	Cut-off Date LTV:	58.7%
Replacement Reserves:	$0	$5,061	$182,196	Maturity Date LTV:	58.7%
TI/LC:	$0	$990	N/A	UW NCF DSCR:	1.88x
Afford Unit Earnout Reserve:	$11,000,000	$0	N/A	UW NOI Debt Yield:	7.8%
Free Rent Reserve:	$925,000	$0	N/A
Housing Declaration Reserve:	$308,000	$0	N/A
Deferred Maintenance:	$6,050	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$105,000,000	100.0%	Payoff Existing Debt	$72,974,654	69.5%
			Return of Equity	17,949,369	17.1
			Upfront Reserves	12,541,930	11.9
			Closing Costs	1,534,046	1.5
Total Sources	$105,000,000	100.0%	Total Uses	$105,000,000	100.0%

(1)	The Rose Castle Apartments Whole Loan (as defined below) was co-originated by Starwood Mortgage Capital LLC (“SMC”) and Bank of Montreal (“BMO”). SMC will contribute the Note A-1 with an outstanding principal balance of $500,000 and BMO will contribute Notes A-2, A-4, A-6, A-8 and A-10 with an aggregate outstanding principal balance of $52.5 million to the BBCMS 2022-C15 securitization.

(2)	The Rose Castle Apartments Mortgage Loan (as defined below) is part of a whole loan evidenced by 10 pari passu notes with an aggregate original principal balance of $105.0 million (the “Rose Castle Apartments Whole Loan”). The financial information presented in the chart above reflects the Cut-off Date balance of the $105.0 million Rose Castle Apartments Whole Loan.

(3)	The lockout period will be at least 25 payments beginning with and including the first payment date of April 6, 2022. Defeasance of the full $105.0 million Rose Castle Apartments Whole Loan is permitted after the date that is the earlier to occur of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) March 4, 2025.

(4)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

(5)	The Rose Castle Apartments Property consists of 131 market rate units, 77 affordable units, 45,000 square feet of retail space leased to Chestnut Supermarket, 13,200 square feet of additional commercial suites and 126 covered parking spaces. Most Recent Occupancy reflects the occupancy of the multifamily component of the Rose Castle Apartments Property, of which the market rate units are 100% leased, while the 77 affordable units (all of which count towards the 30% affordable threshold required under a 421-a tax abatement which has been applied for with respect to the Rose Castle Apartments Property) are expected to lease up in the coming months. With the affordable housing lottery having closed as of February 17, 2022, the placement of the 59 one- and two-bedroom affordable units by the New York City Housing Authority (“NYCHA”) is expected to take place in April 2022. The affordable studio units are expected to be leased directly by the NYCHA, are not subject to the affordable housing lottery and the NYCHA is required to pay rents directly to the Rose Castle Apartments Property owner for such units. Additionally, the studio units but not the other affordable housing units are leased at a premium to the other affordable units by the NYCHA at its determined fair market rent. At closing, the borrower was required to deposit $11,000,000 into an affordable unit earnout reserve, which will be tied to the occupancy of the 77 affordable units. Additionally, the borrower sponsor has

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 6 – Rose Castle Apartments

guaranteed a 15-year master lease for approximately $2.03 million of rent attributable to the 77 affordable units, which master leased space will be reduced as true, third-party tenants are placed by the NYCHA.

(6)	Historical financial information is not available as the Rose Castle Apartments Property came online in late 2021.

The Loan. The Rose Castle Apartments Whole Loan is secured by a first mortgage lien on the borrower’s fee interest in a recently developed mid-rise multifamily property located in Brooklyn, New York (the “Rose Castle Apartments Property”). The Rose Castle Apartments Whole Loan was co-originated by Starwood Mortgage Capital LLC and Bank of Montreal. The Rose Castle Apartments Whole Loan has an outstanding principal balance as of the Cut-off Date of approximately $105.0 million and is comprised of 10 pari passu notes. The controlling Note A-1, along with the non-controlling Notes A-2, A-4, A-6, A-8 and A-10, with an aggregate original principal balance of $53.0 million, will be included in the BBCMS 2022-C15 securitization trust (the “Rose Castle Apartments Mortgage Loan”). The Rose Castle Apartments Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2022-C15 securitization trust. The remaining notes are expected to be contributed to MSC 2022-L8, which is anticipated to settle April 7, 2022. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus. The Rose Castle Apartments Whole Loan has a 10-year term and is interest only for the entire loan term.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$500,000	$500,000	BBCMS 2022-C15	Yes
A-2	$40,000,000	$40,000,000	BBCMS 2022-C15	No
A-3	$25,000,000	$25,000,000	MSC 2022-L8(1)	No
A-4	$10,000,000	$10,000,000	BBCMS 2022-C15	No
A-5	$25,000,000	$25,000,000	MSC 2022-L8(1)	No
A-6	$1,500,000	$1,500,000	BBCMS 2022-C15	No
A-7	$1,500,000	$1,500,000	MSC 2022-L8(1)	No
A-8	$500,000	$500,000	BBCMS 2022-C15	No
A-9	$500,000	$500,000	MSC 2022-L8(1)	No
A-10	$500,000	$500,000	BBCMS 2022-C15	No
Total	$105,000,000	$105,000,000
(1)	MSC 2022-L8 is anticipated to settle on April 7, 2022.

The Property. The Rose Castle Apartments Property is a 208-unit, eight- and nine-story multifamily complex, located at 380 Flushing Avenue & 33 Little Nassau Street in the Bedford-Stuyvesant neighborhood of Brooklyn, New York. The Rose Castle Apartments Property was recently developed by the borrower sponsor and features a mix of studio, one-, two- and three-bedroom residential units, along with 58,200 square feet of commercial space, of which 45,000 square feet is leased to a local grocer, and 126 covered parking spaces. Rents from the commercial portion of the Rose Castle Apartments Property constitute 27.4% of the underwritten gross potential rent. The ground floor and basement commercial space is majority-leased to Chestnut Supermarket. Chestnut Supermarket signed a lease for 45,000 square feet for an approximately 10-year term with no termination options that expires in September 2032. Chestnut Supermarket is contracted to pay $41.11 per square feet, which is in line with the appraisal’s market rent. Chestnut Supermarket is a high-end, full-service kosher grocery store. Chestnut Supermarket has taken possession of its leased space, is currently completing buildout and anticipates opening for business in April 2022. Additionally, Chestnut Supermarket is in a six-month free rent period until September 2022 and the Rose Castle Apartments Whole Loan is full recourse up to the amount of $24,000,000 to the borrower sponsor until such time that Chestnut Supermarket has opened for business and paid rent for 90 days. The Rose Castle Apartments Property’s units feature stone countertops, hardwood floors, high-end cabinets and stainless steel appliances. Building amenities include a garage, tenant storage, bike storage, laundry room and a recreation room.

The Rose Castle Apartments Property has applied for a 35-year 421-a tax exemption under which 30% of units are required to be leased under the affordable housing guidelines determined by New York City Housing Department of Preservation & Development (“HPD”). Until such time that such 421-a tax exemption has been formally approved by New York City and is in full force and effect, the Rose Castle Apartments Whole Loan is full recourse to the borrower sponsor. For years one through 25 of such exemption, 100% of the projected assessed value of the Rose Castle Apartments Property improvements on the tax lot is exempt from real estate taxes. The exemption falls to 30% in years 26 through 35. Taxes were underwritten to a 10-year average over the loan term (assuming the exemption was obtained) and equate to $10,982 versus the appraisal’s estimated full tax liability of $2,049,460.

The Rose Castle Apartments Property consists of 131 market rate apartments, 77 affordable apartments, 45,000 square feet of retail space leased to the Chestnut Supermarket, 13,200 square feet of additional commercial suites, and 126 covered parking spaces. As it relates to the multifamily units, 100% of the market rate apartments were leased as of February 1, 2022, while the 77 affordable units (all of which count towards the 30% affordable threshold required under a 421-a tax abatement which has been applied for with respect to the Rose Castle Apartments Property) are expected to lease up in the coming months. With the affordable housing lottery having closed as of February 17, 2022, the placement of the 59 one and two-bedroom affordable units by the NYCHA is expected to take place in April 2022. The affordable studio units are expected to be leased directly by the NYCHA, are not subject to the affordable housing lottery and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 6 – Rose Castle Apartments

the NYCHA is required to pay rents directly to the Rose Castle Apartments Property owner for such units. Additionally, the studio units but not the other affordable housing units are leased at a premium to the other affordable units by the NYCHA at their determined fair market rent. At closing, the borrower was required to deposit $11,000,000 in an affordable unit earnout reserve, which will be tied to the occupancy of the 77 affordable units. Additionally, the borrower sponsor has guaranteed a 15-year master lease for approximately $2.03 million of rent attributable to the 77 affordable units, which master leased space will be reduced as true, third-party tenants are placed by the NYCHA.

The 58,200 square feet of commercial space at the Rose Castle Apartments Property was 97.9% leased as of March 3, 2022. Additionally, the Rose Castle Apartments Property offers a below-grade parking garage with street level access. The garage contains 126 spaces that will be offered primarily to the multifamily and commercial tenants. The borrower sponsor is currently in the process of leasing up these spaces and as such, has signed a 15-year guaranteed master lease for an annual rent of $529,200. The related master lease is required to remain in effect until (i) the third-party parking leases are in-place and paying rent or (ii) upon receipt of satisfactory evidence that after giving effect to the termination of the related parking master lease, the Rose Castle Apartments Whole Loan has a 7.5% or greater debt yield. The borrower sponsor anticipates parking income of $350 per space on a monthly basis which is in line with the appraisal’s market rent conclusion.

The following table presents detailed information with respect to the market rate units at the Rose Castle Apartments Property:

Market Rate Unit Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
1 BR / 1 BA	18	13.7%	561	$2,870	$5.12	$3,024	$5.73
2 BR / 1 BA	67	51.1	723	$2,835	$3.92	$3,579	$5.30
3 BR / 1 BA	29	22.1	877	$2,843	$3.24	$4,054	$4.64
3 BR / 2 BA	16	12.2	975	$3,350	$3.43	$4,678	$4.52
3 BR / 3 BA	1	0.8	1,797	$5,500	$3.06	$5,850	$3.26
Total/Wtd. Avg.	131	100.0%	774	$2,925	$3.78	$3,760	$5.10
(1)	Based on the borrower rent roll dated February 1, 2022.

(2)	Source: Appraisal.

The following table presents detailed information with respect to the affordable units at the Rose Castle Apartments Property:

Affordable Unit Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (SF)(1)	Projected Monthly Rental Rate(1)	Projected Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate(2)(3)	Average Monthly Market Rental Rate per SF(2)(3)
Studio(4)	18	23.4%	364	$2,355	$6.48	$2,263	$6.22
1 BR / 1 BA	20	26.0	504	$1,867	$3.70	$2,838	$5.63
2 BR / 1 BA	39	50.6	689	$2,286	$3.32	$3,397	$4.93
Total/Wtd. Avg.	77	100.0%	565	$2,193	$3.88	$2,987	$5.41
(1)	Based on the borrower rent roll dated February 1, 2022 and sponsor projections.

(2)	Source: Appraisal.

(3)	Represents rents that are charged under affordable housing regulations for households earning 130% of area median income as projected in the appraisal.

(4)	The 18 affordable studio units are required to be leased by the NYCHA, which will place eligible low-income tenants directly through HPD. Under this program, the NYCHA is required to pay rents directly to the Rose Castle Apartments Property owner. Additionally, these units (a) qualify as affordable housing towards the 30% affordable threshold required under the applied-for 421-a tax abatement and (b) are leased at a premium to the other affordable units by the NYCHA at its determined fair market rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 6 – Rose Castle Apartments

Historical and Current Occupancy(1)
2017	2018	2019	Current(2)
NAP	NAP	NAP	63.0%
(1)	Historical occupancy is not available as the Rose Castle Apartments Property was completed in 2021.

(2)	Current Occupancy is as of February 1, 2022. Current Occupancy reflects the occupancy of the multifamily component of the Rose Castle Apartments Property, of which the market rate units are 100% leased, while the 77 affordable units are expected to lease up in the coming months.

Operating History and Underwritten Net Cash Flow(1)
	Underwritten	Per Unit	%(2)
Gross Potential Rent - Multifamily	$6,608,268	$31,771	72.6%
Gross Potential Rent - Commercial	2,497,640	12,008	27.4
Gross Potential Rent	$9,105,908	$43,778	100.0%
Total Reimbursements	0	0	0.0
Net Rental Income	$9,105,908	$43,778	100.0%
(Vacancy/Credit Loss)	(323,184)	(1,554)	(3.5)
Other Income(3)	529,200	2,544	5.8
Effective Gross Income	$9,311,924	$44,769	102.3%

Total Expenses	$1,115,312	$5,362	12.0%

Net Operating Income	$8,196,612	$39,407	88.0%

Replacement Reserves	60,730	292	0.7
TI/LC	46,560	224	0.5
Net Cash Flow	$8,089,322	$38,891	86.9%
(1)	The Rose Castle Apartments Property was completed in 2021 and historical financial and occupancy information is not available.

(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.

(3)	Other Income is comprised of projected parking income.

COVID-19 Update. As of the date of this term sheet, the Rose Castle Apartments Property is not subject to any modification or forbearance requests. The first payment date of the Rose Castle Apartments Whole Loan is April 6, 2022. The borrower has indicated no tenant deferments were requested or granted, nor were there any lease modification requests as of March 6, 2022.

Environmental. According to a Phase I environmental assessment dated January 25, 2022, there was no evidence of any recognized environmental concerns at the Rose Castle Apartments Property. The Phase I environmental assessment, however, did acknowledge historical environmental concerns at the Rose Castle Apartments Property. See “Description of the Mortgage Pool—Environmental Considerations” and “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in the Preliminary Prospectus.

The Market. The Rose Castle Apartments Property is located in the Bedford-Stuyvesant neighborhood of Brooklyn, New York. According to the appraisal, the Rose Castle Apartments Property is located in the Bushwick multifamily submarket. According to the appraisal, the Bushwick multifamily submarket has a vacancy rate of approximately 3.3% and average asking rents of $2,520 per unit as of the third quarter of 2021. Within a one-, three- and five-mile radius of the Rose Castle Apartments Property, the estimated 2022 population is 187,541, 1,332,990 and 3,005,094, respectively. Within the same radii, the estimated 2022 average annual household income is $111,467, $143,965 and $147,015, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 6 – Rose Castle Apartments

The following table presents certain information relating to comparable multifamily rental properties to the Rose Castle Apartments Property:

Comparable Rental Summary
Property Address	Year Built	Occupancy	# Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Rose Castle Apartments(1) 380 Flushing Avenue and 33 Little Nassau Street Brooklyn, NY	2021	63.0%	208	Studio (Affordable) 1BR / 1BA (Affordable) 1BR / 1BA 2BR / 1BA (Affordable) 2BR / 1BA 3BR / 1BA 3BR / 2BA 3BR / 3BA	364 504 561 689 723 877 975 1,797	$6.48 $3.70 $5.11 $3.32 $3.92 $3.24 $3.43 $3.06	$2,355 $1,867 $2,870 $2,286 $2,835 $2,843 $3,350 $5,500
180 Franklin Avenue 180 Franklin Avenue Brooklyn, NY	2016	96.0%	108	Studio 1BR / 1BA 2BR / 1BA	350 500 700	$6.00 $5.76 $5.00	$2,100 $2,879 $3,500
The Dean 1040 Dean Street Brooklyn, NY	2015	100.0%	121	Studio 1BR / 1BA 2BR / 1BA 3BR / 1BA	420 550 691 900	$6.79 $6.36 $6.37 $6.00	$2,850 $3,500 $4,400 $5,400
550 Vanderbilt Avenue 550 Vanderbilt Avenue Brooklyn, NY	2017	100.0%	211	Studio 1BR / 1BA 2BR / 1BA 3BR / 1BA 3BR / 2BA	465 694 875 1,200 2,412	$6.02 $5.19 $5.51 $4.88 $3.32	$2,800 $3,600 $4,820 $5,850 $8,000
The Rheingold 10 Montieth Street Brooklyn, NY	2018	80.0%	500	Studio 1BR / 1BA 1BR / 1BA 2BR / 1BA 2BR / 1BA	475 500 625 650 800	$5.23 $6.40 $5.36 $5.38 $5.00	$2,486 $3,200 $3,350 $3,500 $4,002
1097 Bedford Avenue 1097 Bedford Avenue Brooklyn, NY	2018	98.0%	48	Studio 1BR / 1BA 2BR / 1BA 3BR / 1BA	475 650 900 1,100	$5.47 $4.85 $4.61 $4.55	$2,600 $3,150 $4,150 $5,000
555 Waverly Avenue 555 Waverly Avenue Brooklyn, NY	2019	98.0%	152	Studio 1BR / 1BA 2BR / 1BA 3BR / 1BA	500 625 950 1,025	$5.35 $4.96 $4.42 $4.80	$2,675 $3,100 $4,200 $4,925
16 Charles Place/54 Troutman Street 16 Charles Place/54 Troutman Street Brooklyn, NY	2017	100.0%	46	1BR / 1BA 2BR / 1BA 3BR / 1BA	625 775 1,125	$4.32 $3.81 $3.11	$2,700 $2,950 $3,500
490 Myrtle Avenue 490 Myrtle Avenue Brooklyn, NY	2013	98.0%	93	3BR / 1BA	1,200	$3.75	$4,500
531 Myrtle Avenue 100 Steuben Street Brooklyn, NY	2015	98.0%	43	3BR / 2BA	1,250	$3.44	$4,300

Source: Appraisal, unless otherwise indicated. Comparables include a mix of affordable and market rate units.

(1)	Based on the borrower rent roll dated February 1, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 6 – Rose Castle Apartments

The following table presents certain information relating to comparable anchor leases for the retail portion of the Rose Castle Apartments Property:

Comparable Anchor Leases Summary
Property Name/Location	Year Built	Total NRA (SF)	Distance from Subject	Tenant Name	Lease Date/Term (Mos.)	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Rose Castle Apartments 380 Flushing Avenue and 33 Little Nassau Street Brooklyn, NY	2021	45,000	-	Chestnut Supermarket	Mar. 2022 / 126.9	45,000	$41.11	Mod. Gross
1101-1123 Myrtle Avenue 1101-1123 Myrtle Avenue Brooklyn, NY	NAV	NAV	1.4 miles	Shop Fair Supermarket	Jun. 2021 / 120	25,000	$50.00	Mod. Gross
479-497 Flatbush Avenue 479-497 Flatbush Avenue Brooklyn, NY	NAV	NAV	3.0 miles	Workshop Middle School	Dec. 2020 / 120	11,000	$45.00	Mod. Gross
46 Cook Street 46 Cook Street Brooklyn, NY	NAV	NAV	1.1 miles	Medly Pharmacy	Oct. 2020 / 60	37,900	$45.00	Mod. Gross
1584 Flatbush Avenue 1584 Flatbush Avenue Brooklyn, NY	NAV	NAV	4.9 miles	Super Fresh Market and Feel Beauty Inc.	Sep. 2020 / 240	16,500	$59.00	Mod. Gross
8973 Bay Parkway 8973 Bay Parkway Brooklyn, NY	NAV	NAV	12.4 miles	Target	Apr. 2019 / 180	46,000	$42.67	NNN

Source: Appraisal, except for the Rose Castle Apartments Property, for which information is based on the underwritten commercial rent roll dated March 3, 2022.

The following table presents certain information relating to comparable office leases for the office portion of the Rose Castle Apartments Property:

Comparable Commercial Leases Summary
Property Name/Location	Year Built / Renovated	Total NRA (SF)	Distance from Subject	Tenant Name	Lease Date/Term (Mos.)	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Rose Castle Apartments 380 Flushing Avenue & 33 Little Nassau Street Brooklyn, NY	2021 / NAP	13,200(1)	-	-	-	-	$48.95(1)	Mod. Gross
639 Flushing Avenue 639 Flushing Avenue Brooklyn, NY	NAV	NAV	0.6 miles	Office	Jan. 2022 / 60	2,720	$32.00	Mod. Gross
99-101 Walworth Street 99-101 Walworth Street Brooklyn, NY	NAV	NAV	0.6 miles	Office/Retail	Jun. 2021 / 60	2,000	$40.00	Mod. Gross
500 DeKalb Avenue 500 DeKalb Avenue Brooklyn, NY	NAV	NAV	0.9 miles	Office	Apr. 2021 / 60	7,080	$45.00	Mod. Gross
37 Washington Avenue 37 Washington Avenue Brooklyn, NY	NAV	NAV	0.5 miles	Miz-Mooz	Dec. 2020 / 60	5,100	$32.00	Mod. Gross

Source: Appraisal, except for the Rose Castle Apartments Property, which information is based on the underwritten commercial rent roll dated March 3, 2022.

(1)	Annual Base Rent PSF represents the weighted average annual commercial base rent at the Rose Castle Apartments Property excluding Chestnut Supermarket.

The Borrower. The borrower is Flushing & Little Nassau LLC, a Delaware limited liability company and special purpose entity with two independent directors. A non-consolidation opinion was provided in connection with the origination of the Rose Castle Apartments Whole Loan.

The Borrower Sponsor. The borrower sponsor and guarantor is Zelig Weiss. Zelig Weiss specializes in the development and management of hotels and mixed-use properties throughout Brooklyn, New York. The borrower sponsor acquired the land in 2014 and developed the Rose Castle Apartments Property for a total cost basis of approximately $137.9 million inclusive of closing costs and reserves in connection with the Rose Castle Apartments Mortgage Loan. The borrower sponsor is currently involved in litigation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 6 – Rose Castle Apartments

“Description of the Mortgage Pool—Loan Purpose; Default History; Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Property Management. The Rose Castle Apartments Property is managed by RC Management NY LLC, an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $228,507 for real estate taxes, approximately $74,374 for insurance premiums, $11,000,000 for an affordable unit earnout reserve, $925,000 for a free rent reserve related to Chestnut Supermarket, $308,000 for a housing declaration reserve and $6,050 for deferred maintenance.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to $76,169. Upon commencement of the expected tax abatements, the tax reserve will be adjusted to the billed tax amount.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $11,145.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $5,061 for replacement reserves subject to a cap of $182,196.

TI/LC Reserves – On a monthly basis, the borrower is required to escrow $990 for tenant improvement and leasing commission reserves, except as described below. During a Major Tenant Trigger Event (as defined below), the borrower is required to reserve monthly $3,880 for tenant improvements and leasing commissions.

Affordable Unit Earnout Reserve - The Rose Castle Apartments Whole Loan is structured with a reserve equal to $11,000,000 in connection with the leasing of the affordable units at the Rose Castle Apartments Property. Such funds may be released to the borrower in $2,750,000 increments at such time that for each increment (x) at least (i) 25%, (ii) 50%, (iii) 75% and (iv) 100% of the 77 affordable units have taken occupancy and (y) no Rose Castle Apartments Sweep Event Period (as defined below) is ongoing.

Housing Declaration Reserve - The Rose Castle Apartments Whole Loan is structured with a reserve equal to $308,000 in connection with the amount owed by the borrower to the NYC Housing Development Corporation immediately prior to the HPD’s issuance of a completion notice and certificate of completion.

Lockbox / Cash Management. The Rose Castle Apartments Whole Loan is structured with a soft lockbox and in-place cash management. The borrower established a lockbox account and the borrower or property manager, as applicable, is required to pay all rents directly into the lockbox account and all funds on deposit are swept daily to a cash management account described herein. Upon the occurrence and during the continuance of a Rose Castle Apartments Sweep Event Period, the borrower is required to direct all non-residential tenants to pay rents directly to the lockbox account. All funds in the lockbox account are required to be swept daily to the aforementioned cash management account under the control of the lender to be applied and disbursed in accordance with the Rose Castle Apartments Whole Loan documents, and, provided no event of default exists, all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Rose Castle Apartments Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Rose Castle Apartments Whole Loan. To the extent that no Rose Castle Apartments Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the borrower.

A “Rose Castle Apartments Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the Rose Castle Apartments Whole Loan documents; (ii) the date on which the debt service coverage ratio based on the trailing 12-month period (other than income, which will be calculated on the trailing six-month period annualized and as calculated in the loan documents) is less than 1.40x (a “Low DSCR Trigger Event”); or (iii) the occurrence of a Major Tenant Trigger Event (as defined below). Notwithstanding the foregoing, the Low DSCR Trigger Event will be suspended until the earlier of (i) three months after the affordable units have been fully placed by the NYCHA or (ii) March 6, 2023.

A Rose Castle Apartments Sweep Event Period will end: (a) with regard to clause (i), upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; (b) with regard to clause (ii), upon the debt service coverage ratio based on the trailing 12-month period (other than income, which will be calculated on the trailing six-month period annualized and as calculated in the loan documents) being at least 1.45x for at least two consecutive calendar quarters; and (c) with regard to clause (iii), the Major Tenant Trigger Event is cured in accordance with the Rose Castle Apartments Whole Loan documents.

A “Major Tenant Trigger Event” commences if Chestnut Supermarket or an approved replacement tenant (a “Major Tenant”) (i) fails to renew its lease for at least five years on or before the date that is 12 months prior to its lease expiration, (ii) defaults under its lease, (iii) on or after the earlier of (a) the date on which the Chestnut Supermarket initially opens for business or (b) March 6, 2023, goes dark or otherwise ceases operations in its leased space, (iv) sublets any or all of its leased space pursuant to subleases that have not been consented to by the lender in writing, (v) vacates or gives notice to vacate its leased space, (vi) terminates or gives notice to terminate its lease or (vii) becomes a debtor in any bankruptcy or other insolvency proceeding. Notwithstanding the foregoing, so long as the debt service coverage ratio (based on the trailing 12 calendar months, as calculated by the lender without including any rent or other income

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 6 – Rose Castle Apartments

related to any Major Tenant or any Major Tenant lease) is equal to or greater than 1.80x, no Major Tenant Trigger Event will be deemed to have occurred and any existing Major Tenant Trigger Event will end.

A Major Tenant Trigger Event will terminate: with regard to clause (ii), upon the Major Tenant curing such default, with regard to clause (iii), upon the Major Tenant resuming ordinary business operations in the entirety of the leased space for at least two consecutive calendar quarters, with regard to clause (iv), there has been a termination of any sublease of the leased space and the applicable Major Tenant is in possession of all of the applicable leased space pursuant to the terms of its lease, with regard to clauses (v) and (vi), upon the written rescission of such Major Tenant’s notice to vacate or terminate, with regard to clause (vii), if the lease for the Major Tenant is assumed or affirmed in such proceeding and the Major Tenant, among other things, is discharged from bankruptcy such that no proceedings are ongoing, and with regard to clauses (i) through (vii) above, upon (w) the full execution and delivery to the lender of an approved lease extension (solely with regard to clause (i) above) or one or more approved replacement leases for a term of at least five years with respect to the entirety of the Major Tenant’s leased space, (x) delivery of satisfactory estoppels from the Major Tenant or approved replacement tenant(s), (y) delivery of evidence satisfactory to the lender that all tenant improvements and leasing commissions related to the re-leasing of the Major Tenant space for which the borrower is responsible have been paid and (z) such Major Tenant is in occupancy of its premises, open for business and is then paying full unabated rent pursuant to the terms of its lease.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 7 – 2 Riverfront Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 7 – 2 Riverfront Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 7 – 2 Riverfront Plaza

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$50,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$50,000,000	Property Type – Subtype:	Office – CBD
% of IPB:	4.8%	Net Rentable Area (SF):	337,543
Loan Purpose:	Refinance	Location:	Newark, NJ
Borrower:	TRF Urban Renewal Property Corp.	Year Built / Renovated:	2014 / NAP
Borrower Sponsor:	Arch Street Capital Advisors	Occupancy:	100.0%
Interest Rate:	4.26000%	Occupancy Date:	12/8/2021
Note Date:	12/8/2021	4th Most Recent NOI (As of):	$10,128,998 (12/31/2018)
Maturity Date:	1/6/2032	3rd Most Recent NOI (As of):	$10,342,514 (12/31/2019)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$10,513,398 (12/31/2020)
Original Term:	120 months	Most Recent NOI (As of):	$10,645,261 (TTM 9/30/2021)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$13,859,362
Call Protection(2):	L(27),D(88),O(5)	UW Expenses:	$3,558,666
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$10,300,695
Additional Debt(1):	Yes	UW NCF:	$9,726,872
Additional Debt Balance(1):	$60,000,000	Appraised Value / Per SF:	$182,200,000 / $540
Additional Debt Type(1):	Pari Passu	Appraisal Date:	11/12/2021

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$326
Taxes:	$0	$0	N/A	Maturity Date Loan / SF:	$326
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	60.4%
Replacement Reserves:	$0	$5,626	$135,017	Maturity Date LTV:	60.4%
TI / LC:	$0	$42,193	N/A	UW NCF DSCR:	2.05x
Other:	$0	$0	N/A	UW NOI Debt Yield:	9.4%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Whole Loan	$110,000,000		100.0%	Payoff Existing Debt	$107,720,166	97.9%
				Closing Costs	1,863,929	1.7
				Principal Equity Distribution	415,906	0.4
Total Sources	$110,000,000		100.0%	Total Uses	$110,000,000	100.0%

(1)	The 2 Riverfront Plaza Mortgage Loan (as defined below) is part of the 2 Riverfront Plaza Whole Loan (as defined below) evidenced by five pari passu notes with an aggregate original principal balance of $110,000,000. The financial information presented in the chart above reflects the 2 Riverfront Plaza Whole Loan. For additional information, see “The Loan” below.

(2)	The defeasance lockout period, with respect to a defeasance of the 2 Riverfront Plaza Whole Loan, will be at least 27 payment dates beginning with and including the first payment date on February 6, 2022. Defeasance of the full $110,000,000 2 Riverfront Plaza Whole Loan is permitted after the date that is earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) December 8, 2024.

The Loan. The seventh largest mortgage loan (the “2 Riverfront Plaza Mortgage Loan”) is part of a whole loan (the “2 Riverfront Plaza Whole Loan”) that is evidenced by five pari passu promissory notes in the aggregate original principal amount of $110,000,000. The 2 Riverfront Plaza Whole Loan was originated on December 8, 2021, by Bank of Montreal (“BMO”). The 2 Riverfront Plaza Whole Loan is secured by a first priority mortgage on the borrower’s fee simple interest in a 337,543 square foot, 12-story office building located in Newark, New Jersey (the “2 Riverfront Plaza Property”). The 2 Riverfront Plaza Whole Loan has a 10-year term, is interest-only for the full term of the loan and accrues interest at a rate of 4.26000% per annum. The 2 Riverfront Plaza Mortgage Loan is evidenced by the non-controlling promissory Notes A-2 and A-5, with an aggregate principal balance as of the Cut-off Date of $50,000,000. The remaining notes are currently held by the BMO 2022-C1 securitization trust or BMO, and the unsecuritized notes are expected to be contributed to one or more future securitization trusts. The 2 Riverfront Plaza Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2022-C15 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 7 – 2 Riverfront Plaza

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$37,500,000	$37,500,000	BMO 2022-C1	No
A-2	$45,000,000	$45,000,000	BBCMS 2022-C15	No
A-3(1)	$17,500,000	$17,500,000	BMO	No
A-4(1)	$5,000,000	$5,000,000	BMO	No
A-5	$5,000,000	$5,000,000	BBCMS 2022-C15	Yes
Total	$110,000,000	$110,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Property. The 2 Riverfront Plaza Property comprises a 12-story, class A office building that was constructed in 2014. The 2 Riverfront Plaza Property has a total net rentable area of 337,543 square feet and is situated on an approximately 0.75-acre site in Newark, New Jersey. Amenities at the 2 Riverfront Plaza Property include a two-story open lobby, a training center, a full-service cafeteria, a fitness area and covered parking. The 2 Riverfront Plaza Property has access to 263 surface parking spaces and 75 garage parking spaces, equating to a parking ratio of approximately 1.0 spaces per 1,000 square feet of rentable area.

As of December 8, 2021, the 2 Riverfront Plaza Property is 100.0% leased by Panasonic Corporation of North America through April 2031 with two five-year renewal options.

COVID-19 Update. As of the date of this term sheet, the 2 Riverfront Plaza Property is open and operating, and is not subject to any forbearance, modification or debt service relief requests. As of January 1, 2022, all tenants were current on their lease obligations. The first debt service payment for the 2 Riverfront Plaza Whole Loan was paid in February 2022.

Major Tenant.

Panasonic Corporation of North America (337,543 square feet; 100.0% of the NRA; 100.0% of underwritten base rent): Panasonic Corporation of North America is a major Japanese multinational conglomerate, headquartered in Kadoma, Osaka, Japan. In addition to consumer electronics, Panasonic Corporation of North America offers a wide range of products and services, including rechargeable batteries, automotive and avionic systems, industrial systems, as well as home renovation and construction. Panasonic Corporation of North America’s products include flat panel televisions, microwaves, audio and video equipment, biomedical devices, construction equipment, e-cockpit and driver assistance products.

Panasonic Corporation of North America had previously been headquartered in Secaucus, NJ for approximately 30 years, and relocated to the 2 Riverfront Plaza Property in 2013. The 2 Riverfront Plaza Property was built-to-suit for Panasonic Corporation of North America for their North American headquarters and executive offices. Panasonic Corporation of North America originally executed a lease for 279,219 square feet on the 1st, 2nd, and 5th through 12th floors of the building commencing in July 2013. Panasonic Corporation of North America later expanded into the balance of the building, leasing an additional 58,324 square feet on the 3rd and 4th floors with an amended and restated 15-year lease for the entire building commencing May 2016. The lease extends through April 2031 with two five-year renewal options. Panasonic Corporation of North America currently subleases approximately 37,155 square feet to KS Engineers on the 3rd floor (approximately 28,958 square feet) and 4th floor (approximately 8,197 square feet).

Environmental. According to a Phase I environmental assessment dated November 18, 2021, there was no evidence of any recognized environmental conditions at the 2 Riverfront Plaza Property.

Historical and Current Occupancy
2018(1)	2019(1)	2020(1)	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of December 8, 2021.

The Market. The 2 Riverfront Plaza Property is located in Newark, New Jersey within the Newark office submarket. The downtown area of Newark has benefited from government and private industry efforts to revitalize this commercial section of the city. The property is located less than five miles west of New York City, and within walking distance to Newark Penn Station, with direct access to Midtown Manhattan.

According to a third-party report dated as of January 28, 2022, the Newark office submarket has approximately 24.5 million square feet of inventory with an approximate vacancy rate of 10.2% and an approximate availability rate of 11.7%. The average rents for the Newark Office Submarket are $30.36 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 7 – 2 Riverfront Plaza

The estimated 2021 average household income within a one-, three-, and five-mile radius of the 2 Riverfront Plaza Property was $71,702, $61,422, and $73,607, respectively. The estimated 2021 population within the same radii is 56,978, 327,853 and 780,556, respectively.

Office and Retail Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total Base Rent	Lease Expiration Date	Renewal Options
Panasonic Corporation of North America	Baa1/A-/BBB-	337,543	100.0%	$32.66	$11,023,719	100.0%	4/30/2031	2, 5-Year options
Occupied Total		337,543	100.0%	$32.66	$11,023,719	100.0%
Vacant Space		0	0.0
Total / Wtd. Avg.		337,543	100.0%

(1)	Based on underwritten rent roll dated December 8, 2021.

(2)	In certain instances, ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	UW Base Rent PSF and UW Base Rent includes rent steps of approximately $216,151 through June 2022.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2031	1	337,543	100.0	11,023,719	100.0	337,543	100.0%	$11,023,719	100.0%
2032 & Beyond	0	0	0.0	0	0.0	337,543	100.0%	$11,023,719	100.0%
Total	1	337,543	100.0%	$11,023,719	100.0%
(1)	Based on the underwritten rent roll dated December 8, 2021.

(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.

(3)	UW Base Rent Expiring and Cumulative UW Base Rent Expiring includes rent steps of approximately $216,151 through June 2022.

Operating History and Underwritten Net Cash Flow
	2018	2019	2020	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$10,117,649	$10,320,002	$10,526,402	$10,683,952	$10,807,568	$32.02	74.1%
Rent Steps(3)	0	0	0	0	216,151	0.64	1.5
Gross Potential Rent	$10,117,649	$10,320,002	$10,526,402	$10,683,952	$11,023,719	$32.66	75.6%
Total Reimbursements	3,961,045	3,763,916	3,476,897	3,524,063	3,556,555	10.54	24.4
Net Rental Income	$14,078,694	$14,083,918	$14,003,299	$14,208,015	$14,580,274	$43.20	100.0%
Vacancy	0	0	0	0	(729,014)	(2.16)	(5.0)
Other Income	13,850	22,512	21,414	8,101	8,101	0.02	0.1
Effective Gross Income	$14,092,544	$14,106,430	$14,024,713	$14,216,116	$13,859,362	$41.06	95.1%
Total Expenses	$3,963,545	$3,763,916	$3,511,314	$3,570,855	$3,558,666	$10.54	25.7%
Net Operating Income	$10,128,998	$10,342,514	$10,513,398	$10,645,261	$10,300,695	$30.52	74.3%
Cap Ex, Total TI/LC	0	0	0	0	573,823	1.70	4.1
Net Cash Flow	$10,128,998	$10,342,514	$10,513,398	$10,645,261	$9,726,872	$28.82	70.2%
(1)	TTM reflects the trailing 12 months ending September 30, 2021.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	Rent Steps includes rent steps of approximately $216,151 through June 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 7 – 2 Riverfront Plaza

The following table presents certain information relating to comparable office leases for the 2 Riverfront Plaza Property:

Comparable Office Leases(1)
Property Name/Location	Year Built/ Renovated	NRA (SF)	Tenant	Lease Size (SF)	Rent PSF	Commencement	Lease Term (Years)	Lease Type
2 Riverfront Plaza Newark, NJ	2014/NAP	337,543(2)	Panasonic Corporation of North America	337,543(2)	$32.66(2)	May-16(2)(3)	15.0 Yrs.(2)	NNN
Proposed bandwidth HQ Raleigh, NC	2023/NAP	533,889	Bandwidth, Inc.	533,889	$38.79	Mar-23	20.0 Yrs.	NNN
M Station East Morristown, NJ	2022/NAP	121,000	Deloitte	110,000	$41.75	Jul-22	15.0 Yrs.	NNN
Marriott Headquarters Bethesda, MD	2022/NAP	739,016	Marriott	733,483	$38.00	Jul-22	20.1 Yrs.	NNN
Colonial Pipeline Headquarters Alpharetta, GA	2020/NAP	109,182	Colonial Pipeline Company	109,182	$33.27	Oct-21	20.0 Yrs.	NNN
Anthem Tower Atlanta, GA	2019/NAP	319,175	Blue Cross Blue Shield	262,916	$39.83	Jul-21	12.0 Yrs.	NNN
Alkermes Waltham, MA	2020/NAP	NAV	Alkermes	220,000	$35.00	Jan-20	15.0 Yrs.	NNN
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated as of December 8, 2021, with rent steps of approximately $216,151 through June 2022.

(3)	Panasonic Corporation of North America originally executed a lease for 279,219 square feet on the 1st, 2nd, and 5th through 12th floors of the building commencing in July 2013.

The Borrower. The borrower is TRF Urban Renewal Property Corp., a Delaware corporation, structured to be a single purpose bankruptcy-remote entity with two independent directors. Counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the 2 Riverfront Plaza Whole Loan.

The Borrower Sponsor. The borrower sponsor is Arch Street Capital Advisors and there is no non-recourse carveout guarantor. Arch Street Capital Advisors is a full-service real estate investment and advisory firm that has been in business for over 18 years and has transacted on $9.4 billion of real estate deals totaling over 16.2 million square feet. Their capital partners include international financial institutions, global pension funds and family offices.

Property Management. The 2 Riverfront Plaza Property is managed by SJP Corporate Real Estate Services, Inc., a Delaware corporation, an affiliate of the borrower sponsor.

Escrows and Reserves.

Insurance Escrows – The borrower will be required to deposit 1/12th of the annual insurance premiums into the insurance account on a monthly basis upon (i) if an acceptable blanket insurance policy is no longer in place or (ii) Panasonic Corporation of North America or any other tenant under an NNN lease pays all insurance premiums, provided (a) the borrower or master lessee enforces the tenant’s obligation to pay insurance premiums, (b) the borrower or master lessee delivers evidence of payment to the lender or (c) such NNN lease has not been cancelled or terminated.

Replacement Reserve – The borrower is required to escrow $5,626 for replacement reserves on a monthly basis, subject to a cap of $135,017.

TI/LC Reserve – The borrower is required to escrow $42,193 for TI/LC reserves on a monthly basis.

Lockbox / Cash Management. The 2 Riverfront Plaza Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to direct each tenant to remit all rents directly to a lender-controlled lockbox account. In addition, the borrower is required to cause all cash revenues relating to the 2 Riverfront Plaza Property and all other money received by the borrowers or the property manager with respect to the 2 Riverfront Plaza Property (other than tenant security deposits) to be deposited into the lockbox account within two business day of receipt. During the continuance of a Trigger Period (as defined below), all funds on deposit in the lockbox account will be transferred on each business day to a lender-controlled cash management account.

On each due date during the continuance of a Trigger Period, provided no event of default under the 2 Riverfront Plaza Whole Loan is then continuing, all funds on deposit in the cash management account are required to be applied to tax reserves, insurance premium reserves, debt service on the 2 Riverfront Plaza Whole Loan, operating expenses set forth in the lender-approved annual budget, rollover reserve, replacement reserve, and lender-approved extraordinary expenses, in accordance with the payment priorities in the 2 Riverfront Plaza Whole Loan documents and any excess funds are required to be deposited into an excess cash flow reserve account as additional collateral for the 2 Riverfront Plaza Whole Loan.

A “Trigger Period” will commence upon: (i) the occurrence of an event of default under the 2 Riverfront Plaza Whole Loan documents and will continue until such event of default is cured; (ii) the 49-month period prior to Panasonic Corporation of North America’s April 2031 lease expiration date; (iii) with respect to the Panasonic Corporation of North America lease, if the lease is terminated, the tenant goes dark in more than 50% of its current occupied space at loan origination or gives notice of its intent to vacate; (iv) the date on which the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 7 – 2 Riverfront Plaza

debt yield as calculated in the 2 Riverfront Plaza Whole Loan documents is less than 7.5% for two consecutive calendar quarters; or (v) if Panasonic Corporation of North America’s parent company is downgraded below a credit rating of “B”. A Trigger Period will expire upon, with respect to clause (i), the cure of such event of default, with respect to clause (ii) with respect to the Panasonic Corporation of North America lease, if Panasonic Corporation of North America enters into another NNN lease or two or more leases, with respect to clause (iii) above, at least fifty percent (50%) of the premises is not dark and occupied by the Panasonic Corporation of North America or a replacement tenant, and with respect to clause (iv) above, the lease is extended with respect to at least eighty percent (80%) of the premises and the debt yield is at least 9.5%.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 8 – IPCC National Storage Portfolio XV

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 8 – IPCC National Storage Portfolio XV

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 8 – IPCC National Storage Portfolio XV

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	KeyBank	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$46,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$46,000,000	Property Type - Subtype:	Self-Storage – Self-Storage
% of IPB:	4.5%	Net Rentable Area (SF):	912,654
Loan Purpose:	Acquisition	Location:	Various
Borrower:	Self-Storage Portfolio XV DST	Year Built / Renovated:	Various / Various
Borrower Sponsor:	Inland Private Capital Corporation	Occupancy:	95.2%
Interest Rate:	3.62800%	Occupancy Date:	11/17/2021
Note Date:	12/16/2021	4th Most Recent NOI (As of)(3):	NAV
Maturity Date:	1/1/2032	3rd Most Recent NOI (As of)(3):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(4):	$5,455,498 (12/31/2020)
Original Term:	120 months	Most Recent NOI (As of)(4):	$7,078,647 (TTM 10/31/2021)
Original Amortization Term:	None	UW Economic Occupancy:	86.9%
Amortization Type:	Interest Only	UW Revenues:	$13,111,982
Call Protection:	L(25),YM1(92),O(3)	UW Expenses:	$5,651,744
Lockbox / Cash Management:	None / Springing	UW NOI:	$7,460,240
Additional Debt(1):	Yes	UW NCF:	$7,258,080
Additional Debt Balance(1):	$40,000,000	Appraised Value / Per SF(5):	$183,300,000 / $201
Additional Debt Type(1):	Pari Passu	Appraisal Date(6):	Various

Escrows and Reserves(2)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$94
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$94
Insurance:	$0	Springing	N/A	Cut-off Date LTV(5):	46.9%
Replacement Reserves:	$192,000	Springing	$192,000	Maturity Date LTV(5):	46.9%
Flood Insurance Reserve:	$103,400	$0	N/A	UW NCF DSCR:	2.29x
				UW NOI Debt Yield:	8.7%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$86,000,000		45.1%	Purchase Price	$182,336,000	95.6%
Borrower Sponsor Equity	104,740,667		54.9	Trust Reserve(2)	6,493,840	3.4
				Closing Costs	1,615,427	0.8
				Upfront Reserves	295,400	0.2
Total Sources	$190,740,667		100.0%	Total Uses	$190,740,667	100.0%

(1)	The IPCC National Storage Portfolio XV Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu notes with an aggregate original principal balance of $86,000,000. The financial information presented in the charts above is based on the $86,000,000 IPCC National Storage Portfolio XV Whole Loan (as defined below).

(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below. Additionally, under the terms of the master lease, described under “The Borrower” below, the IPCC National Storage Portfolio XV Borrower (as defined below) funded $6,493,840 at loan origination into a trust reserve account for the benefit of the IPCC National Storage Portfolio XV Borrower, which is collateral for the IPCC National Storage Portfolio XV Whole Loan, but is not held with the lender and is separate from the $192,000 initial replacement reserve. Collectively, the initial replacement reserve and the trust reserve account will be used to pay for (i) repairs and replacements of the structure, foundation, roof, exterior walls, and parking lot improvements at the IPCC National Storage Portfolio XV Properties (as defined below), (ii) leasing commissions, (iii) any environmental costs, (iv) any repairs identified in the property condition reports, (v) insurance deductibles and (vi) any other necessary property improvements.

(3)	4th Most Recent NOI and 3rd Most Recent NOI are not available due to the previous owner not providing upon the borrower’s acquisition of the IPCC National Storage Portfolio XV Properties.

(4)	The increase from 2nd Most Recent NOI to Most Recent NOI is primarily due to a mixture of either increased occupancy or rental rate increases at certain IPCC National Storage Portfolio XV Properties.

(5)	The Appraised Value reflects a portfolio premium of approximately 14.9% over the aggregate “as-is” value of the individual IPCC National Storage Portfolio XV Properties. The sum of the values on an individual basis is $159,570,000, which represents a Cut-off Date LTV and Maturity Date LTV of 53.9%.

(6)	Appraisal Dates for the IPCC National Storage Portfolio XV Properties range from November 5, 2021 to November 17, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 8 – IPCC National Storage Portfolio XV

The Loan. The IPCC National Storage Portfolio XV mortgage loan is part of a whole loan evidenced by four pari passu promissory notes in the aggregate original principal amount of $86,000,000 (the “IPCC National Storage Portfolio XV Whole Loan”), which is secured by a first priority fee mortgage encumbering 17 self-storage properties located in eight states (the “IPCC National Storage Portfolio XV Properties”). The IPCC National Storage Portfolio XV Whole Loan has a 10-year term and is interest-only for the entire term. The controlling Note A-1 and non-controlling Note A-4 (collectively, the “IPCC National Storage Portfolio XV Mortgage Loan”), with an aggregate original principal amount of $46,000,000, will be included in the BBCMS 2022-C15 securitization trust. The non-controlling Note A-2 and Note A-3, with an aggregate original principal amount of $40,000,000, were contributed to the BMO 2022-C1 securitization trust. The IPCC National Storage Portfolio XV Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2022-C15 securitization trust. Proceeds of the IPCC National Storage Portfolio XV Whole Loan, along with approximately $104.7 million of borrower sponsor equity, were used to acquire the IPCC National Storage Portfolio XV Properties, fund reserves and pay closing costs. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$40,000,000	BBCMS 2022-C15	Yes
A-2	$30,000,000	$30,000,000	BMO 2022-C1	No
A-3	$10,000,000	$10,000,000	BMO 2022-C1	No
A-4	$6,000,000	$6,000,000	BBCMS 2022-C15	No
Total	$86,000,000	$86,000,000

The Properties. The IPCC National Storage Portfolio XV Properties are comprised of 17 self-storage properties totaling 912,654 square feet within 8,707 storage units located in eight states. The top three states by allocated loan amount are Florida (six properties, 29.5% of allocated loan amount, 29.6% of UW NOI), Arizona (three properties, 25.3% of allocated loan amount, 25.4% of UW NOI), and Washington (one property, 10.1% of allocated loan amount, 10.1% of UW NOI). The remaining five states are Illinois, Massachusetts, Missouri, Oklahoma, and Virginia, none of which represent more than 9.2% of the allocated loan amount or 9.2% of the UW NOI. The IPCC National Storage Portfolio XV Properties were built between 1940 and 2005. The IPCC National Storage Portfolio XV Properties range in size from 21,019 to 105,143 square feet and contain 242 to 797 storage units, with no individual property comprising more than 11.5% of the total net rentable area based on square footage and 9.2% of the total storage units.

The IPCC National Storage Portfolio XV Properties contain a total of 8,707 self-storage units, of which 3,437 are climate controlled. The IPCC National Storage Portfolio XV Properties also include 659 leasable parking spaces that are 85.9% leased as of November 17, 2021. Based on self-storage net rentable area, the IPCC National Storage Portfolio XV Properties were 95.2% occupied as of November 17, 2021, with individual property occupancies ranging from 89.4% to 99.2%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 8 – IPCC National Storage Portfolio XV

The following table presents certain information relating to the IPCC National Storage Portfolio XV Properties:

Portfolio Summary
Property Name	Location	Allocated Whole Loan Amount (“ALA”)	% of ALA	Occupancy(1)	Year Built/ Renovated	Net Rentable Area (SF) (1)	Storage Units	Appraised Value(2)	% of UW NOI
West Indian School Road	Phoenix, AZ	$11,278,664	13.1%	94.1%	1979, 1997/NAP	105,143	754	$22,200,000	13.2%
Boalch Avenue Northwest	North Bend, WA	8,678,341	10.1	96.1%	2005/NAP	50,569	359	14,950,000	10.1
Lemay Ferry Road	Saint Louis, MO	6,518,099	7.6	96.6%	1999/NAP	53,859	539	11,540,000	7.5
East Southern Avenue	Mesa, AZ	6,188,353	7.2	96.3%	1978/NAP	65,000	575	12,900,000	7.2
Anderson Road	Tampa, FL	5,885,334	6.8	96.7%	1972, 1985, 1987, 1999/NAP	73,450	706	10,700,000	6.9
Stoney Island Avenue	Lynwood, IL	5,739,631	6.7	90.4%	1997-1999/2020	84,980	663	9,870,000	6.7
Duren Avenue	Lowell, MA	5,490,253	6.4	99.2%	2000/NAP	49,075	393	9,420,000	6.4
North Nova Road	Daytona Beach, FL	5,048,618	5.9	93.8%	1979-1989/NAP	64,657	752	9,500,000	5.9
Airport Road	Williamsburg, VA	4,525,403	5.3	93.8%	1995/NAP	38,106	339	8,450,000	5.3
South Pennington	Mesa, AZ	4,307,972	5.0	93.1%	1990/NAP	42,200	357	8,030,000	5.0
Southwest 14th Court	Pompano Beach, FL	4,071,613	4.7	98.6%	1977, 1989/NAP	59,872	797	8,690,000	4.7
Southeast Jennings Road	Port St. Lucie, FL	3,527,500	4.1	99.0%	1999/NAP	38,062	697	6,450,000	4.1
49th Street South and 8th Avenue South	Gulfport, FL	3,441,855	4.0	94.4%	1940, 1948, 1977, 1981, 1986/NAP	40,073	324	6,320,000	4.0
South Broadway	Edmond, OK	3,400,945	4.0	97.7%	1978/NAP	67,849	604	6,330,000	3.9
30th Avenue North	St. Petersburg, FL	3,367,615	3.9	94.5%	1977/2016	31,920	339	5,780,000	3.9
Main Street	Tewksbury, MA	2,456,532	2.9	94.0%	2000/NAP	21,019	267	4,270,000	2.8
Warwick Boulevard	Newport News, VA	2,073,272	2.4	89.4%	1988/NAP	26,820	242	4,170,000	2.4
Total		$86,000,000	100.0%	95.2%		912,654	8,707	$183,300,000	100.0%
(1)	Occupancy and Net Rentable Area (SF) reflect storage units only, excluding parking spaces, and are based on the underwritten rent rolls dated November 17, 2021.

(2)	The Total Appraised Value reflects a portfolio premium of approximately 14.9% over the aggregate “as-is” value of the individual IPCC National Storage Portfolio XV Properties. The sum of the values on an individual basis is $159,570,000.

The following table presents detailed information with respect to the unit mix of the IPCC National Storage Portfolio XV Properties:

Unit Mix(1)
Unit Type	Square Feet	% of Total Square Feet	Occupancy (SF)	Units	% of Total Units	Occupancy (Units)
Non-Climate Controlled Storage Units	629,631	69.0%	94.8%	5,270	56.3%	94.2%
Climate Controlled Storage Units	283,023	31.0	96.3%	3,437	36.7	96.3%
Parking Units	N/A	N/A	N/A	659	7.0	85.9%
Total / Wtd. Avg.	912,654	100.0%	95.2%	9,366	100.0%	94.4%
(1)	Non-Climate Controlled Storage Units and Climate Controlled Storage Units are based on the underwritten rent rolls dated November 17, 2021, and Parking Units are based on the borrower’s rent rolls dated November 17, 2021.

COVID-19 Update. As of the date of this term sheet, the IPCC National Storage Portfolio XV Whole Loan is not subject to any modification or forbearance request and is current on debt service. The borrower sponsor provided an accounts receivable report dated October 31, 2021, which showed approximately $18,230 (0.2% of underwritten base rent) more than 30 days delinquent.

Environmental. According to the Phase I environmental assessments dated December 6, 2021, there was no evidence of any recognized environmental conditions at the IPCC National Storage Portfolio XV Properties other than at the 49th Street South and 8th Avenue South property. The environmental site assessment for the 49th Street South and 8th Avenue South property noted that: (i) the discovery in 2019 of concentrations of 1-methylnaphthalene and naphthalene at the 49th Street South and 8th Avenue South property and (ii) the documented presence of 1-methylnaphthalene and 2-methylnaphthalene in excess of Florida’s groundwater and surface water cleanup levels (“GCTL Levels”) at an adjacent property (the “Open Release Site”) constituted a recognized environmental condition. The concentrations of 1-methylnaphthalene and naphthalene discovered at the 49th Street South and 8th Avenue South property in 2019 were above laboratory detection limits but were well below statutory limits. However, the environmental engineer noted that a previous subsurface investigation that was conducted at the Open Release Site in 2017 found concentrations of 1-methylnaphthalene and 2-methylnaphthalene that were in excess of Florida’s acceptable GCTL Levels. The regulatory status of the Open Release Site is uncertain. The release that generated the contamination at the Open Release Site was reported in 1988 but the Open Release Site is still listed as

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 8 – IPCC National Storage Portfolio XV

being in need of cleanup and regulatory discharge. The environmental engineer recommended that the Open Release Site continue to be monitored for progress and closure. The IPCC National Storage Portfolio XV Mortgage Loan documents require that the IPCC National Storage Portfolio XV Borrower abandon, as required by and in accordance with applicable environmental law, each groundwater monitoring well situated on the 49th Street South and 8th Avenue South property within 60 days after becoming aware of the closure of the recognized environmental concern on the adjacent property. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

Historical and Current Occupancy(1)
2018(2)	2019(2)	2020	Current(3)
NAV	88.0%	92.3%	95.2%
(1)	Historical Occupancies are as of December 31 of each respective year and are based on self-storage square footage.

(2)	2018 Historical Occupancy was not provided by the seller. 2019 Historical Occupancy excludes occupancy for three of the IPCC National Storage Portfolio XV Properties, which the seller did not provide.

(3)	Current Occupancy is based on the underwritten rent rolls as of November 17, 2021 and based on self-storage square footage only.

Operating History and Underwritten Net Cash Flow
	2020	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$10,150,914	$11,880,096	$12,190,776	$13.36	91.8%
Vacant Income	3,594,570	446,476	1,094,793	1.20	8.2
Gross Potential Rent	$13,745,484	$12,326,572	$13,285,568	$14.56	100.0%
(Vacancy / Credit Loss)	(4,176,959)	(983,305)	(1,740,500)	(1.91)	(13.1)
Parking Income	76,001	89,453	649,728	0.71	4.9
Other Income(3)	704,761	812,532	917,186	1.00	6.9
Effective Gross Income(4)	$10,349,287	$12,245,253	$13,111,982	$14.37	98.7%

Total Expenses	$4,893,790	$5,166,606	$5,651,744	$6.19	43.1%

Net Operating Income	$5,455,498	$7,078,647	$7,460,240	$8.17	56.9%
Total TI / LC, Capex / RR	0	0	202,160	0.22	1.5
Net Cash Flow	$5,455,498	$7,078,647	$7,258,080	$7.95	55.4%
(1)	TTM reflects the trailing 12- month period ending October 31, 2021.

(2)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Other Income includes merchandise sales, tenant insurance, late fees and administrative fees.

(4)	Effective Gross Income increased from 2020 to TTM primarily due to a mixture of either increased occupancy or rental rate increases at certain IPCC National Storage Portfolio XV Properties.

The Market. The IPCC National Storage Portfolio XV Properties are located across eight states and 11 different metropolitan areas, with three IPCC National Storage Portfolio XV Properties located within the Phoenix, Arizona metropolitan area (25.3% of allocated loan amount, 25.4% of UW NOI), three within the Tampa-St. Petersburg, Florida metropolitan area (14.8% of allocated loan amount, 14.9% of UW NOI), and one within the Seattle, Washington metropolitan area (10.1% of allocated loan amount, 10.1% of UW NOI).

According to the appraisals, as of the third quarter of 2021, the Phoenix self-storage market reported an average vacancy rate of 13.4%, with average monthly rents of $133.67 and $154.42 per unit for 10x10 foot non-climate controlled and climate controlled units, respectively. The Tampa-St. Petersburg self-storage market reported an average vacancy rate of 10.0%, with average monthly rents of $125.01 and $163.38 per unit for 10x10 foot non-climate controlled and climate controlled units, respectively. The Seattle self-storage market reported an average vacancy rate of 14.3%, with average monthly rents of $149.64 and $188.05 per unit for 10x10 foot non-climate controlled and climate controlled units, respectively. The portfolio appraisal concluded stabilized effective gross income of $15.75 per square foot for the IPCC National Storage Portfolio XV Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 8 – IPCC National Storage Portfolio XV

The following table presents certain 2021 demographic information for the IPCC National Storage Portfolio XV Properties:

Demographics Summary(1)
Property Name	City, State	1-mile Population	3-mile Population	5-mile Population	1-mile Median Household Income	3-mile Median Household Income	5-mile Median Household Income
West Indian School Road	Phoenix, AZ	19,190	221,960	533,426	$37,146	$39,460	$44,084
Boalch Avenue Northwest	North Bend, WA	1,451	11,149	28,144	$59,188	$123,112	$144,426
Lemay Ferry Road	Saint Louis, MO	10,238	87,951	182,234	$66,130	$69,780	$68,738
East Southern Avenue	Mesa, AZ	21,741	179,541	427,863	$41,906	$48,652	$58,795
Anderson Road	Tampa, FL	3,575	110,798	288,258	$49,347	$53,619	$58,068
Stoney Island Avenue	Lynwood, IL	2,856	42,459	179,343	$60,147	$59,155	$63,870
Duren Avenue	Lowell, MA	24,392	133,024	203,167	$66,135	$67,466	$81,380
North Nova Road	Daytona Beach, FL	12,174	65,958	127,098	$36,023	$36,094	$41,274
Airport Road	Williamsburg, VA	2,839	27,505	66,123	$70,116	$78,598	$87,629
South Pennington	Mesa, AZ	14,180	160,284	425,355	$71,793	$58,358	$58,896
Southwest 14th Court	Pompano Beach, FL	9,236	137,015	433,510	$58,159	$50,640	$51,259
Southeast Jennings Road	Port St. Lucie, FL	8,512	45,062	115,388	$58,647	$56,697	$61,776
49th Street South and 8th Avenue South	Gulfport, FL	13,736	96,593	244,994	$44,924	$55,228	$57,541
South Broadway	Edmond, OK	6,814	56,122	162,824	$59,626	$71,001	$68,299
30th Avenue North	St. Petersburg, FL	12,162	94,409	247,668	$55,942	$57,241	$54,717
Main Street	Tewksbury, MA	5,035	49,003	187,055	$101,832	$100,143	$85,074
Warwick Boulevard	Newport News, VA	9,162	44,040	85,425	$48,110	$56,067	$59,117
(1)	Source: Third party market data provider.

The Borrower. The borrowing entity for the IPCC National Storage Portfolio XV Whole Loan is Self-Storage Portfolio XV DST, a Delaware statutory trust and special purpose entity with one independent director (the “IPCC National Storage Portfolio XV Borrower”). Legal counsel to the IPCC National Storage Portfolio XV Borrower delivered a non-consolidation opinion in connection with the origination of the IPCC National Storage Portfolio XV Whole Loan. The IPCC National Storage Portfolio XV Borrower has master leased the IPCC National Storage Portfolio XV Properties to the master tenant, Self-Storage Portfolio XV LeaseCo, L.L.C. (the “IPCC XV Master Tenant”). The IPCC XV Master Tenant is a Delaware limited liability company structured to be bankruptcy-remote and is ultimately owned by the guarantor. The master lease generally imposes responsibility on the IPCC XV Master Tenant for the operation, maintenance and management of the IPCC National Storage Portfolio XV Properties and payment of all expenses incurred in the maintenance and repair of the IPCC National Storage Portfolio XV Properties, other than capital expenses. The IPCC XV Master Tenant’s interest in all tenant rents was assigned directly to the lender. The master lease is subordinate to the IPCC National Storage Portfolio XV Whole Loan and, upon an event of default under the IPCC National Storage Portfolio XV Whole Loan documents, the lender has the right to cause the termination of the master lease. There is no income underwritten from the master lease as the IPCC National Storage Portfolio XV Whole Loan was underwritten to the underlying property income.

The IPCC National Storage Portfolio XV Borrower may (i) convert to a different form of entity under Delaware law (a “Conversion Event”) or (ii) transfer one or more of the IPCC National Storage Portfolio XV Properties to a new special purpose entity owned by the same beneficial owners as the IPCC National Storage Portfolio XV Borrower in substantially the same proportions as immediately prior to the transfer of the related mortgaged properties (a “Drop Down Contribution”). The lender may deliver a written notice (a “Conversion Notice”) to the IPCC National Storage Portfolio XV Borrower and the signatory trustee if one or more of the IPCC National Storage Portfolio XV Properties is in jeopardy of being foreclosed upon due to an event of default, and the IPCC National Storage Portfolio XV Borrower is required to effect a Conversion Event or a Drop Down Contribution within 10 business days from its receipt of Conversion Notice, unless it delivers a tax opinion (a “Conversion Opinion”) outlining (i) the IPCC National Storage Portfolio XV Borrower is able to remedy the default situation giving rise to the jeopardy of foreclosure or (ii) that effectuating a Conversion Event or Drop Down Contribution, in light of the circumstances, would not reasonably improve the ability of the IPCC National Storage Portfolio XV Borrower to remedy the default situation. If the IPCC National Storage Portfolio XV Borrower fails to remedy the default situation within 30 days of the lender’s receipt of the Conversion Opinion, then the IPCC National Storage Portfolio XV Borrower is required to effect a Conversion Event or Drop Down Contribution, as applicable. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 8 – IPCC National Storage Portfolio XV

The Borrower Sponsor. The borrower sponsor and nonrecourse carve-out guarantor is Inland Private Capital Corporation (“IPCC”). As of December 31, 2020, IPCC has sponsored 266 1031-exchange private placement programs since its inception that have provided approximately $6.3 billion in equity and included 748 properties. According to the borrower sponsor, as of December 31, 2020, IPCC had $9.0 billion in assets under management.

Property Management. The IPCC National Storage Portfolio XV Properties are managed by Devon Self Storage Holdings (US) LLC, which is not affiliated with the IPCC National Storage Portfolio XV Borrower.

Escrows and Reserves. At origination, the IPCC National Storage Portfolio XV Borrower deposited into escrow $192,000 for replacement reserves and $103,400 for deficiency in flood insurance coverage.

Tax Escrows – The IPCC National Storage Portfolio XV Borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the estimated annual real estate taxes for each respective property; provided, such monthly deposits will be waived for each applicable property so long as (i) no event of default exists, (ii) the IPCC National Storage Portfolio XV Borrower provides the lender, at least 10 days prior to the date on which such taxes are due, satisfactory evidence that all applicable taxes have been paid, and (iii) no DSCR Trigger Event (as defined below) has occurred.

Insurance Escrows – The IPCC National Storage Portfolio XV Borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of estimated insurance premiums for each respective property; provided, such monthly deposits will be waived for each applicable property so long as (i) no event of default exists, (ii) no DSCR Trigger Event has occurred, and (iii) the IPCC National Storage Portfolio XV Borrower maintains a blanket insurance policy acceptable to the lender.

Replacement Reserves – The IPCC National Storage Portfolio XV Borrower is required to escrow approximately $18,274 for replacement reserves on a monthly basis if at any time the balance of the reserve falls below $192,000, until such time as the reserve is restored to $192,000.

Lockbox / Cash Management. The IPCC National Storage Portfolio XV Whole Loan documents require springing cash management. Within five business days of the IPCC National Storage Portfolio XV Borrower’s receipt of the lender’s notice that a Cash Sweep Event (as defined below) has occurred, the IPCC National Storage Portfolio XV Borrower is required to establish and maintain a cash management account controlled by the lender and the IPCC National Storage Portfolio XV Borrower, IPCC XV Master Tenant, or property manager are required to send direction letters to all tenants under commercial leases instructing them to deposit all rents directly into the cash management account. In addition, the IPCC National Storage Portfolio XV Borrower, IPCC XV Master Tenant, property manager and asset manager are required to deposit all revenues otherwise received into the cash management account within two business days of receipt. During the continuance of a Cash Sweep Event, all sums on deposit in the cash management account are required to be applied and disbursed in accordance with the IPCC National Storage Portfolio XV Whole Loan documents, and in each case in connection with a Cash Sweep Event caused by a DSCR Trigger Event, all excess cash will be held by the lender as additional collateral for the IPCC National Storage Portfolio XV Whole Loan.

A “Cash Sweep Event” will commence upon: (i) the occurrence of an event of default under the IPCC National Storage Portfolio XV Whole Loan documents and will continue until such event of default is cured or (ii) the date on which the debt service coverage ratio as calculated in the IPCC National Storage Portfolio XV Whole Loan documents is less than 1.80x based on a trailing three month period (a “DSCR Trigger Event”) and will continue until the debt service coverage ratio is at least 1.85x for two consecutive quarters based upon trailing three month period.

Subordinate and Mezzanine Debt. None.

Partial Release. At any time after February 1, 2024, and prior to the IPCC National Storage Portfolio XV Whole Loan maturity date, the IPCC National Storage Portfolio XV Borrower may obtain the release of any of the IPCC National Storage Portfolio XV Properties, provided that, among other things, (i) no event of default has occurred and is continuing, (ii) the IPCC National Storage Portfolio XV Borrower prepays a portion of the IPCC National Storage Portfolio XV Whole Loan equal to 120% of the allocated loan amount of the property being released, and if such property is released prior to October 2, 2031, the payment of a yield maintenance premium pursuant to the IPCC National Storage Portfolio XV Whole Loan documents, (iii) the debt service coverage ratio for the remaining IPCC National Storage Portfolio XV Properties following the release is no less than the greater of (x) the debt service coverage ratio for the 12 calendar months immediately preceding such release (provided, however, that for the purposes of this clause (x) the debt service coverage ratio will be deemed to be no greater than 2.30x) and (y) 2.15x, (iv) the debt yield for the remaining IPCC National Storage Portfolio XV Properties is no less than the greater of (x) the debt yield for the remaining properties for the 12 calendar months immediately preceding such release (provided, however, that for the purposes of this clause (x) the debt yield will be deemed to be no greater than 8.55%) and (y) 8.20%, (v) the loan-to-value ratio for the remaining properties is no greater than the lesser of (x) the loan-to-value ratio immediately preceding such release and (y) 50.0% (provided, however, that this clause (v) will not apply to the release of any individual property to the extent that, after giving effect to such release, the aggregate allocated loan amount of all the individual properties which have been released is less than 20% of the total original principal balance), and (vi) the release is permitted under REMIC requirements.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 9 – Moonwater Office Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 9 – Moonwater Office Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 9 – Moonwater Office Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$40,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$40,000,000	Property Type – Subtype:	Office – Suburban
% of IPB:	3.9%	Net Rentable Area (SF):	611,320
Loan Purpose:	Recapitalization	Location:	Las Vegas, NV
Borrowers:	PREH Power House TSSP LLC,	Year Built / Renovated:	Various / Various
	Power House TSSP, LLC and	Occupancy:	96.3%
	MRK Power House TSSP LLC	Occupancy Date(3):	Various
Borrower Sponsors:	Ofir Hagay, Ryan Tedder and	4th Most Recent NOI (As of)(4):	NAV
	Keith Kantrowitz	3rd Most Recent NOI (As of)(4):	NAV
Interest Rate:	4.25000%	2nd Most Recent NOI (As of):	$8,186,241 (12/31/2020)
Note Date:	12/30/2021	Most Recent NOI (As of):	$10,024,323 (TTM 7/31/2021)
Maturity Date:	1/6/2032	UW Economic Occupancy:	91.9%
Interest-only Period:	48 months	UW Revenues:	$13,231,194
Original Term:	120 months	UW Expenses:	$2,754,101
Original Amortization Term:	360 months	UW NOI:	$10,477,093
Amortization Type:	Interest Only, Amortizing Balloon	UW NCF:	$9,707,007
Call Protection(2):	L(27),D(88),O(5)	Appraised Value / Per SF:	$196,300,000 / $321
Lockbox / Cash Management:	Hard / Springing	Appraisal Date:	10/7/2021
Additional Debt(1):	Yes
Additional Debt Balance(1):	$76,000,000
Additional Debt Type(1):	Pari Passu

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$190
Taxes:	$95,265	$47,633	N/A	Maturity Date Loan / SF:	$169
Insurance:	$24,682	$24,682	N/A	Cut-off Date LTV:	59.1%
Replacement Reserves:	$0	$13,231	$366,750	Maturity Date LTV:	52.7%
TI/LC Reserve:	$780,000	$76,442	$6,100,000	UW NCF DSCR:	1.42x
Other:	$1,914,928	$0	N/A	UW NOI Debt Yield:	9.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$116,000,000	62.0%	Payoff Existing Debt	$96,470,412	51.6%
Equity(6)	68,090,576	36.4	Other Uses(7)	44,183,089	23.6
Other Sources	3,031,154	1.6	Principal Equity Distribution	41,621,499	22.2
			Upfront Reserves	2,814,875	1.5
			Closing Costs	2,031,854	1.1
Total Sources	$187,121,730	100.0%	Total Uses	$187,121,730	100.0%

(1)	The Moonwater Office Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu notes with an aggregate original principal balance as of the Cut-off Date of $116.0 million. Financial information presented in the chart above reflects the aggregate Cut-off Date balance of the $116.0 million Moonwater Office Portfolio Whole Loan (as defined below).

(2)	The borrowers have the option to defease the Moonwater Office Portfolio Whole Loan in full after the first payment date following the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) December 30, 2024 (the “Release Date”).

(3)	Occupancy is as of October 7, 2021 for the 9901-9921 Covington Cross Drive property and December 30, 2021 for the remaining properties.

(4)	4th Most Recent NOI and 3rd Most Recent NOI are unavailable as several of the Moonwater Office Portfolio Properties (as defined below) were recently acquired.

(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(6)	Of the approximately $68.1 million of Equity, approximately $26.5 million is new fresh equity. The remainder of the Equity is imputed existing equity based on the closing statement.

(7)	Other Uses reflects the amount of equity recaptured by existing equity holders that remained in the ownership structure post recapitalization.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 9 – Moonwater Office Portfolio

The Loan. The Moonwater Office Portfolio mortgage loan (the “Moonwater Office Portfolio Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee interests in a six-property office portfolio comprising 611,320 square feet located in Las Vegas, Nevada (the “Moonwater Office Portfolio Properties”). The Moonwater Office Portfolio whole loan was co-originated by Barclays Capital Real Estate Inc. and Citi Real Estate Funding Inc. and has an aggregate outstanding principal balance as of the Cut-off Date of $116.0 million and consists of four pari passu notes and accrues interest at a rate of 4.25000% per annum (the “Moonwater Office Portfolio Whole Loan”). The Moonwater Office Portfolio Whole Loan has a 10-year loan term, is interest-only for the first 48 months of the loan and accrues interest on an Actual/360 basis. The Moonwater Office Portfolio Mortgage Loan is evidenced by the non-controlling Note A-3, with an outstanding principal balance as of the Cut-off Date of $40.0 million. The Moonwater Office Portfolio Whole Loan is serviced pursuant to the pooling and servicing agreement for the Benchmark 2022-B32 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1, A-2	$63,000,000	$63,000,000	Benchmark 2022-B32	Yes
A-3	$40,000,000	$40,000,000	BBCMS 2022-C15	No
A-4(1)	$13,000,000	$13,000,000	An affiliate of Barclays	No
Whole Loan	$116,000,000	$116,000,000
(1)	Expected to be split and/or contributed to one or more future securitizations.

The Properties. The Moonwater Office Portfolio Properties consist of six suburban office properties comprising 611,320 square feet located in Las Vegas, Nevada. The Moonwater Office Portfolio Properties were originally constructed between 1982 and 2007. As of October 7, 2021 and December 30, 2021, the Moonwater Office Portfolio Properties were 96.3% leased by seven tenants. The borrower sponsors are recapitalizing the Moonwater Office Portfolio, contributing approximately $68.1 million of new cash equity.

The following table presents detailed information with respect to each of the Moonwater Office Portfolio Properties:

Portfolio Summary
Property Name	Year Built/Renovated	Net Rentable Area (SF)	Occ. (%)(1)	Allocated Whole Loan Amount	Appraised Value
6543 Las Vegas Boulevard South	2007 / 2018	102,276	100.0%	$45,632,000	$66,700,000
6226 West Sahara Avenue	1982 / NAP	292,180	100.0%	$27,608,000	$40,600,000
10190 Covington Cross Drive	1997 / NAP	75,588	100.0%	$13,300,000	$26,600,000
1450 Center Crossing Road	2004 / NAP	52,975	100.0%	$13,250,000	$26,500,000
6551 Las Vegas Boulevard South	2007 / 2018	31,105	100.0%	$9,250,000	$18,500,000
9901-9921 Covington Cross Drive	1998 / NAP	57,196	60.1%	$6,960,000	$17,400,000
Total / Wtd. Avg.		611,320	96.3%	$116,000,000	$196,300,000
(1)	Occupancy is as of October 7, 2021 for the 9901-9921 Covington Cross Drive property and December 30, 2021 for the remaining properties.

COVID-19 Update. As of the date of this term sheet, the Moonwater Office Portfolio Properties were open and operating, there have been no loan modification or forbearance requests on the Moonwater Office Portfolio Loan, and all debt service payments have been made. All tenants at the Moonwater Office Portfolio Properties are current on rent payments in January 2022 and February 2022 and were not granted any COVID-19-related rent relief.

Major Tenants.

Nevada Power Company (292,180 square feet; 47.8% of NRA; 24.2% of underwritten base rent; Moody’s/S&P: Baa1/A). Nevada Power Company provides a wide range of energy services to nearly 1.3 million electric customers throughout the state and more than 50 million tourists annually. Nevada Power Company has served citizens in northern Nevada for more than 150 years, and southern Nevada since 1906. Nevada Power Company utilizes the 6226 West Sahara Avenue property as its corporate headquarters and has been located at the property since 1984. Nevada Power Company has two, five-year extension options. Nevada Power Company has an option to purchase the 6226 West Sahara Avenue property in January 2024 and in January 2039 (assuming it exercises is remaining extension options) with 360 days’ prior notice at a price equal to the fair market value of the mortgaged property.

WeWork (102,276 square feet; 16.7% of NRA; 31.1% of underwritten base rent; NYSE: WE). WeWork was founded in 2010 with the vision to create environments where people and companies come together and do their best work. Since opening their first location in New York City, they have grown into a global flexible space provider of traditional offices, shared workspaces and office suites with private amenities used by freelancers and small start-ups to Fortune 500 companies. WeWork operates in more than 700 locations globally in 150 cities and 38 countries. WeWork has two, five-year extension options and subleases approximately 50% of its space at the 6543 Las Vegas Boulevard South property (51,138 square of its 102,276 square feet) to DraftKings. The WeWork lease is structured with a $8 million surety bond (the “WeWork Surety Bond”) in place with Philadelphia Insurance Company. The WeWork Surety Bond amount will be reduced to $6 million in November 2022, $4 million in November 2023, reduced to $2 million in November 2024 and reduced to $0 in

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 9 – Moonwater Office Portfolio

November 2025. The borrower may draw on the WeWork Surety Bond in whole or in part on or after (i) an event of default, (ii) the tenant terminating the WeWork Surety Bond without a substitute surety bond at least 30 days in advance of its expiration date, (iii) the WeWork Surety Bond not being renewed within 30 days of its expiration date or (iv) the bankruptcy, insolvency, reorganization or any other debtor creditor proceeding against the tenant.

Coin Cloud (75,588 square feet; 12.4% of NRA; 14.7% of underwritten base rent). Coin Cloud is the world’s largest network of two-way digital currency machines, providing a way for people to buy and sell Bitcoin and other digital currencies. Coin Cloud has two, five-year extension options. Additionally, Coin Cloud has the right to terminate its lease on July 31, 2028 with 12 months’ notice and payment of a termination fee. An excess cash flow sweep would commence in the event Coin Cloud provides notice to terminate (see “Specified Tenant Trigger Period” below).

Environmental. According to Phase I environmental assessments dated October 15, 2021 and October 18, 2021, there was no evidence of any recognized environmental conditions at the Moonwater Office Portfolio Properties.

Historical and Current Occupancy
2018(1)(2)	2019(1)(2)	2020(1)	Current(3)
N/A	N/A	93.5%	96.3%
(1)	Historical occupancies are as of December 31 of each respective year.

(2)	2018 and 2019 occupancies are unavailable as several of the Moonwater Office Portfolio Properties were recently acquired.

(3)	Current occupancy is as of October 7, 2021 for the 9901-9921 Covington Cross Drive property and December 30, 2021 for the remaining properties.

Top Tenant Summary(1)
Tenant	Property	Ratings (Moody’s/S&P/ Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
Nevada Power Company(4)	6226 West Sahara Avenue	Baa1/A/NR	292,180	47.8%	$10.57	$3,089,000	24.2%	1/31/2029
WeWork(5)	6543 Las Vegas Boulevard South	NR/NR/NR	102,276	16.7%	$38.83	$3,971,269	31.1%	10/31/2034
Coin Cloud(6)	10190 Covington Cross Drive	NR/NR/NR	75,588	12.4%	$24.72	$1,868,535	14.7%	7/31/2031
Diamond Resort Corporation	1450 Center Crossing Road	NR/B+/ BB-	52,975	8.7%	$30.81	$1,632,419	12.8%	12/31/2023
Amazon.com Services, Inc.(7)	6551 Las Vegas Boulevard South	A1/AA/AA-	31,105	5.1%	$37.06	$1,152,646	9.0%	12/31/2026
DeVry Education Group, Inc.(8)	9901-9920 Covington Cross Drive	NR/NR/NR	23,381	3.8%	$29.64	$693,069	5.4%	7/31/2028
Adtalem Global Education Inc.(9)	9901-9920 Covington Cross Drive	B1/BB-/NR	10,969	1.8%	$31.21	$342,324	2.7%	7/31/2028
Total Major Tenants			588,474	96.3%	$21.66	$12,749,263	100.0%

Other Tenants			0	0.0%	$0.00	$0	0.0%

Occupied Collateral Total / Wtd. Avg.			588,474	96.3%	$21.66	$12,749,263	100.0%
Vacant Space			22,846	3.7%

Collateral Total			611,320	100.0%

(1)	Based on the underwritten rent rolls dated October 7, 2021 for the 9901-9921 Covington Cross Drive property and December 30, 2021 for the remaining properties.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	Base Rent PSF, UW Base Rent and % of Total UW Base Rent include rent steps occurring through September 1, 2022 and the average rent over the lease term for investment grade tenants.

(4)	Nevada Power Company has two, five-year extension options.

(5)	WeWork has two, five-year extension options. WeWork subleases approximately 50% of its space at the 6543 Las Vegas Boulevard South property (51,138 square feet of its 102,276 square feet) to DraftKings.

(6)	Coin Cloud has two, five-year extension options. Additionally, Coin Cloud has the right to terminate its lease on July 31, 2028 with 12 months’ notice and payment of a termination fee.

(7)	Amazon.com Services, Inc. has three, five-year extension options. Additionally, Amazon.com Services, Inc. has the one-time right to terminate its lease in November 2024 with 12 months’ notice and payment of a termination fee.

(8)	DeVry Education Group, Inc. has one, five-year extension option.

(9)	Adtalem Global Education Inc. has one, five-year extension option.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 9 – Moonwater Office Portfolio

Lease Rollover Schedule(1)(2)(3)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	22,846	3.7%	NAP	NAP	22,846	3.7%	NAP	NAP
2022 & MTM	0	0	0.0	$0	0.0%	22,846	3.7%	$0	0.0%
2023	1	52,975	8.7	1,632,419	12.8	75,821	12.4%	$1,632,419	12.8%
2024	0	0	0.0	0	0.0	75,821	12.4%	$1,632,419	12.8%
2025	0	0	0.0	0	0.0	75,821	12.4%	$1,632,419	12.8%
2026	1	31,105	5.1	1,152,646	9.0	106,926	17.5%	$2,785,065	21.8%
2027	0	0	0.0	0	0.0	106,926	17.5%	$2,785,065	21.8%
2028	2	34,350	5.6	1,035,393	8.1	141,276	23.1%	$3,820,458	30.0%
2029	1	292,180	47.8	3,089,000	24.2	433,456	70.9%	$6,909,458	54.2%
2030	0	0	0.0	0	0.0	433,456	70.9%	$6,909,458	54.2%
2031	1	75,588	12.4	1,868,535	14.7	509,044	83.3%	$8,777,994	68.9%
2032	0	0	0.0	$0	0.0	509,044	83.3%	$8,777,994	68.9%
2033 & Beyond	1	102,276	16.7	$3,971,269	31.1	611,320	100.0%	$12,749,263	100.0%
Total	7	611,320	100.0%	$12,749,263	100.0%
(1)	Based on the underwritten rent rolls dated October 7, 2021 for the 9901-9921 Covington Cross Drive property and December 30, 2021 for the remaining properties.

(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

(3)	Base Rent includes rent steps occurring through September 1, 2022 and the average rent over the lease term for investment grade tenants.

Operating History and Underwritten Net Cash Flow(1)
	2020	TTM(2)	Underwritten	Per Square Foot	%(3)
Base Rent(4)(5)	$10,466,529	$12,255,375	$12,417,999	$20.31	86.2%
Rent Steps(6)	0	0	331,263	0.54	2.3
Potential Vacant Income	0	0	685,380	1.12	4.8
Gross Potential Rent	$10,466,529	$12,255,375	$13,434,643	$21.98	93.3%
Total Reimbursements	189,072	175,803	967,226	1.58	6.7
Total Other Income	0	0	0	0.00	0.0
Net Rental Income	$10,655,601	$12,431,178	$14,401,868	$23.56	100.0%
(Vacancy/Credit Loss)	0	0	(1,170,674)	(1.91)	(8.1)
Effective Gross Income	$10,655,601	$12,431,178	$13,231,194	$21.64	91.9%
Total Expenses	2,469,360	2,406,855	2,754,101	4.51	20.8
Net Operating Income	$8,186,241	$10,024,323	$10,477,093	$17.14	79.2%
Total TI/LC, Capex/RR	0	0	770,085	1.26	5.8
Net Cash Flow	$8,186,241	$10,024,323	$9,707,007	$15.88	73.4%
(1)	Historical information prior to 2020 is unavailable as several of the Moonwater Office Portfolio Properties were recently acquired.

(2)	TTM represents the trailing 12 months ending July 31, 2021.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(4)	Base Rent is based on the underwritten rent rolls dated October 7, 2021 for the 9901-9921 Covington Cross Drive property and December 30, 2021 for the remaining properties.

(5)	The increase in Base Rent from 2020 through Underwritten is driven by leasing velocity as WeWork and Amazon.com Services, Inc. both had executed leases in 2019 that had free rent periods which burned off in 2020 as well as Coin Cloud’s lease which was executed in 2021.

(6)	Rent Steps totaling $331,263 are taken through September 1, 2022.

The Market. The Moonwater Office Portfolio Properties are located in Las Vegas, Nevada, within the West Las Vegas office submarket. According to the appraisal, as of the second quarter of 2021, the West Las Vegas office submarket had a total office inventory of 8,002,377 square feet with a vacancy rate of 14.7% and an average asking rent of $1.85 per square foot per month.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 9 – Moonwater Office Portfolio

The Borrowers. The borrowers are PREH Power House TSSP LLC, Power House TSSP, LLC and MRK Power House TSSP LLC, each a Delaware limited liability company and tenants-in-common. Each entity has waived any rights it may have to partition the properties or any part thereof. Each borrower is structured to be a single purpose bankruptcy-remote entity, having one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Moonwater Office Portfolio Whole Loan.

The Borrower Sponsor. The borrower sponsors and non-recourse carveout guarantors are Ofir Hagay, Keith Kantrowitz and Ryan Tedder. Ofir Hagay is the chief executive officer of Moonwater Capital and has over 25 years’ experience in real estate development, international business, executive management and business consulting. Over the past 10 years, Hagay has acquired and leased 13 office properties in the Las Vegas area. Keith Kantrowitz has over 40 years of commercial real estate experience and is president of Power Express Mortgage Bankers, which currently services approximately $1 billion loans on behalf of Freddie Mac. Ryan Tedder is the lead vocalist of the band OneRepublic and invests in real estate holdings through Patriot Real Estate Holdings, LLC. Patriot Estate Holdings, LLC has a portfolio that includes office, retail, multifamily and single family rental properties.

Property Management. The Moonwater Office Portfolio Properties are managed by SKR Real Estate Services, LLC.

Escrows and Reserves. At origination of the Moonwater Office Portfolio Whole Loan, the borrowers funded reserves of (i) approximately $95,265 for real estate taxes, (ii) $24,682 for insurance premiums, (iii) $780,000 for a leasing reserve for the 9901-9921 Covington Cross Drive property, (iv) approximately $30,063 for immediate repairs and (iv) approximately $1,884,865 into a reserve for certain unfunded obligations, including tenant improvements and leasing commissions and capital expenses.

Tax Escrows – On a monthly basis, the borrowers are required to deposit 1/12th of an amount which would be sufficient to pay taxes for the next ensuing 12 months (currently equivalent to approximately $47,633 a month).

Insurance Escrows – On a monthly basis, the borrowers are required to deposit 1/12th of an amount which would be sufficient to pay taxes for the next ensuing 12 months (currently equivalent to approximately $24,682 a month).

Replacement Reserve – On a monthly basis, the borrowers are required to fund a replacement reserve of approximately $13,231, subject to a cap of approximately $366,750.

Rollover Reserve – On a monthly basis, the borrowers are required to fund a tenant improvement and leasing commission reserve in the amount of approximately $76,442, subject to a cap of approximately $6,100,000.

Lockbox / Cash Management. The Moonwater Office Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to cause each tenant at the Moonwater Office Portfolio Properties to deposit rents directly into a lender-controlled lockbox account. In addition, the borrowers are required to cause all rents received by the borrowers or property managers with respect to the Moonwater Office Portfolio Properties to be deposited into such lockbox account. All amounts in the lockbox account are remitted on each business day to the borrowers at any time other than during the continuance of a Trigger Period (as defined below), and during the continuance of a Trigger Period are required to be remitted to a lender-controlled cash management account on each business day to be applied and disbursed in accordance with the Moonwater Office Portfolio Whole Loan documents. Upon the occurrence of a Trigger Period all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Moonwater Office Portfolio Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Moonwater Office Portfolio Whole Loan.

A “Trigger Period” means a period commencing upon the earliest to occur of (i) an event of default under the Moonwater Office Portfolio Whole Loan, (ii) the debt service coverage ratio of the Moonwater Office Portfolio Whole Loan falling below 1.25x, and (iii) a Specified Tenant Trigger Period (as defined below). A Trigger Period will expire upon, with respect to clause (i), the cure of such event of default, with respect to clause (ii) the date the debt service coverage ratio of the Moonwater Office Portfolio Whole Loan is greater than or equal to 1.30x for one calendar quarter, and with respect to clause (iii) above, the end of such Specified Tenant Trigger Period.

A “Specified Tenant Trigger Period” means a period commencing upon the earliest to occur of (i) a Specified Tenant (as defined below) being in default under its lease beyond applicable notice and cure periods, (ii) a Specified Tenant failing to be in physical possession of its space, (iii) a Specified Tenant giving notice to terminate or actually terminating its lease for all or a portion of its space, (iv) any bankruptcy or insolvency of a Specified Tenant, (v) a Specified Tenant failing to extend or renew its lease prior to the applicable Specified Tenant Extension Deadline (as defined below) or (vi) with respect to the WeWork lease, the undrawn amount of the WeWork Surety Bond dated June 13, 2019 made by and between Philadelphia Indemnity Insurance Company and WeWork being reduced to an amount equal to one years’ worth of rent due under the WeWork lease, then upon the downgrade of the credit rating of WeWork below “CCC+” by S&P (or another agencies’ rated equivalent). A Specified Tenant Trigger Period will expire when (i) the applicable Specified Tenant Cure Conditions (as defined below) are satisfied or (ii) the borrower leasing 80% or more of the applicable Specified Tenant’s space with a minimum lease term of five years, the new tenant being in occupancy, open and operating and paying full rent under its lease.

The “Specified Tenant Cure Conditions” are, with respect to clause (i) above, the cure of such event of default, with respect to clause (ii) above, the applicable Specified Tenant being in actual, physical possession of its space, open for business, and not dark on any

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 9 – Moonwater Office Portfolio

portion of its space, with respect to clause (iii) above, the Specified Tenant revoking all termination notices and re-affirming its lease as being in full force and effect, with respect to clause (iv) above, the applicable Specified Tenant no longer being subject to such bankruptcy or insolvency proceedings, with respect to clause (v) above, the applicable Specified Tenant renewing or extending its lease in accordance with applicable lease terms and with respect to clause (vi) above, the credit rating of WeWork being rated “CCC+” or higher by S&P (or equivalent rating of another agency).

In addition, in the event of a Specified Tenant Trigger Period relating to CoinCloud, upon deposit of excess cash flow into the excess cash flow reserve in an amount equal to one years’ rent payable by CoinCloud Tenant under its applicable Lease and provided no other Trigger Period is then continuing, such amount shall be transferred to a CoinCloud leasing reserve account and disbursed in accordance with the Moonwater Office Portfolio Whole Loan documents. In this event, the Specified Tenant Trigger Period will be cured and no further excess cash flow will be required to be deposited with respect to such Specified Tenant Trigger Period (and for the avoidance of doubt, to the extent any other Trigger Period is then continuing, excess cash flow shall continue to be required to be deposited into the excess cash flow reserve).

A “Specified Tenant” is (i) WeWork, Nevada Power Company, and Coin Cloud and (ii) any other lessee(s) or lease guarantors of the Specified Tenant space.

The “Specified Tenant Extension Deadline” means the earlier to occur of (i) one year (or 24 months with respect to the Nevada Power Company lease) prior to the expiration of the applicable term of the Specified Tenant’s lease and (ii) the renewal notice period under the applicable Specified Tenant lease.

Subordinate and Mezzanine Debt. None.

Partial Release. Provided no event of default has occurred or is continuing, the borrowers have the right to release the 6226 West Sahara Avenue property (i) on or prior to the Release Date, upon the proper exercise by Nevada Power Company of its purchase option under the terms of its lease and (ii) after the Release Date, for any reason. Provided no event of default has occurred or is continuing and only if a Specified Tenant Trigger Period has occurred for WeWork’s leased premises, the borrowers have the right to release the 6543 Las Vegas Boulevard South property any time following the Release Date with 30 days’ written notice. For both the 6226 West Sahara Avenue property release and the 6543 Las Vegas Boulevard South property release, the following conditions must be met: (i) the debt service coverage ratio and debt yield with respect to the remaining properties being greater than the greater of (1) the debt service coverage ratio and debt yield of the remaining properties prior to such release and (2) the debt service coverage ratio and debt yield of the Moonwater Office Portfolio Whole Loan at the origination date (1.42x and 9.0%, respectively); (ii) the loan-to-value ratio of the remaining properties being no greater than the lesser of (1) 59.1% or (2) the loan-to-value ratio of all the remaining properties prior to the release; (iii) borrowers’ payment of the greater of (1) 120% of the allocated loan amount and (2) 100% of the net sales proceeds and any other charges under the Moonwater Office Portfolio Whole Loan agreement; (iv) rating agency confirmation and delivery of REMIC opinions; and (v) other conditions as described in the Moonwater Office Portfolio Whole Loan documents.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 10 – 26 Broadway

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 10 – 26 Broadway

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 10 – 26 Broadway

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA):	BBB-sf/AA-(sf)	Title:	Fee
Original Principal Balance(1):	$33,900,000	Property Type – Subtype:	Office – CBD
Cut-off Date Principal Balance(1):	$33,900,000	Net Rentable Area (SF):	839,712
% of IPB:	3.3%	Location:	New York, NY
Loan Purpose:	Refinance	Year Built / Renovated:	1885-1926 / NAP
Borrower:	Broadway 26 Waterview LLC	Occupancy:	82.2%
Borrower Sponsors:	Meyer Chetrit and Jacob Chetrit	Occupancy Date:	1/1/2022
Interest Rate:	4.91000%	4th Most Recent NOI (As of):	$20,385,095 (12/31/2018)
Note Date:	2/4/2022	3rd Most Recent NOI (As of):	$20,387,313 (12/31/2019)
Maturity Date:	2/6/2032	2nd Most Recent NOI (As of):	$21,164,917 (12/31/2020)
Interest-only Period:	120 months	Most Recent NOI (As of)(4):	$16,131,665 (TTM 10/31/2021)
Original Term:	120 months	UW Economic Occupancy:	83.1%
Original Amortization Term:	None	UW Revenues:	$34,094,760
Amortization Type:	Interest Only	UW Expenses:	$13,561,974
Call Protection(2):	L(26),D(89),O(5)	UW NOI(4):	$20,532,786
Lockbox / Cash Management:	Hard / Springing	UW NCF:	$19,297,174
Additional Debt(1):	Yes	Appraised Value / Per SF:	$465,000,000 / $554
Additional Debt Balance(1):	$79,100,000 / $177,000,000 / $40,000,000	Appraisal Date:	11/3/2021
Additional Debt Type(1):	Pari Passu / Subordinate / Mezzanine

Escrows and Reserves(2)				Financial Information(1)
	Initial	Monthly	Initial Cap		Senior	Whole	Total Debt
Taxes:	$1,311,712	$582,236	N/A	Cut-off Date Loan / SF:	$135	$345	$393
Insurance:	$468,282	$46,828	N/A	Maturity Date Loan / SF:	$135	$345	$393
Replacement Reserves:	$1,500,000	$13,995	N/A	Cut-off Date LTV:	24.3%	62.4%	71.0%
Rollover Reserves:	$0	$89,974	$5,250,000	Maturity Date LTV:	24.3%	62.4%	71.0%
Deferred Maintenance:	$5,000	$0	N/A	UW NCF DSCR:	3.43x	1.34x	1.07x
Other(3):	$34,596,450	$0	N/A	UW NOI Debt Yield:	18.2%	7.1%	6.2%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds		% of Total
Senior Notes	$113,000,000		34.2%	Payoff Existing Debt	$272,048,075		82.4%
Subordinate Notes	177,000,000		53.6	Reserves	37,881,444		11.5
Mezzanine Loan	40,000,000		12.1	Closing Costs	18,947,266		5.7
				Principal Equity Distribution	1,123,215		0.3
Total Sources	$330,000,000		100.0%	Total Uses	$330,000,000		100.0%

(1)	The 26 Broadway Mortgage Loan (as defined below) is part of the 26 Broadway Whole Loan (as defined below), which is comprised of six pari passu senior promissory notes with an aggregate original principal balance of $113,000,000 (collectively, the “26 Broadway Senior Loan”) and two pari passu promissory notes that are subordinate to the 26 Broadway Senior Loan with an aggregate original principal balance of $177,000,000 (collectively, the “26 Broadway Subordinate Debt”, and together with the 26 Broadway Senior Loan, the “26 Broadway Whole Loan”). Concurrently with the origination of the 26 Broadway Whole Loan, a $40.0 million 26 Broadway Mezzanine Loan (as defined below) was originated. For a full description of the 26 Broadway Mezzanine Loan, please refer to the “Subordinate and Mezzanine Debt” section below. The 26 Broadway total debt is comprised of the 26 Broadway Whole Loan and the 26 Broadway Mezzanine Loan (collectively, the “26 Broadway Total Debt”).

(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(3)	Includes $31,000,000 reserve (the “Court of Claims Reserve”) related to a lease with the People of the State of New York (Court of Claims), representing primarily unpaid tenant improvement and leasing commission obligations and rent abatement amounts. The borrower delivered an executed copy of the Court of Claims lease on January 31, 2022, among other release conditions that were satisfied, resulting in approximately $28,629,179 of the Court of Claims Reserve being released to the borrower in accordance with the terms of the 26 Broadway Whole Loan documents. The remaining amount in the Court of Claims Reserve (approximately $2,370,821) is required to be released to the borrower to replicate full contractual rents under the lease of approximately $838,906 through July 2022 and to pay certain tenant improvement and leasing commission expenses of approximately $1,531,915 in accordance with the terms of the 26 Broadway Whole Loan documents.

(4)	The increase in UW NOI over Most Recent NOI is primarily due to rent steps taken through April 2023 of approximately $1,961,440 and straight line rent through the shorter of the loan term and the lease term for investment grade tenants of approximately $1,299,936.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 10 – 26 Broadway

The Loan. The tenth largest mortgage loan (the “26 Broadway Mortgage Loan”) is part of a loan combination (the “26 Broadway Whole Loan”) that is evidenced by six pari passu promissory notes and two subordinate pari passu companion notes in the aggregate original principal amount of $290,0000,000. The 26 Broadway Whole Loan has a 10-year term, is interest-only for the full term of the loan and accrues interest at a rate of 4.91000% per annum. The 26 Broadway Whole Loan was originated on February 4, 2022, by Bank of Montreal and Starwood Mortgage Capital LLC. The 26 Broadway Whole Loan is secured by a first priority mortgage on the borrower’s fee simple interest in an 839,712 square foot, 29-story office building located in Manhattan, New York (the “26 Broadway Property”). The 26 Broadway Mortgage Loan is evidenced by the non-controlling promissory Notes A-3 and A-5, with an aggregate principal balance as of the Cut-off Date of $33,900,000. The 26 Broadway Whole Loan will be serviced pursuant to the trust and servicing agreement for the BWAY 2022-26BW securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The following table presents certain information relating to the loan structure of the 26 Broadway Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$22,600,000	$22,600,000	BWAY 2022-26BW	No
A-2	$22,600,000	$22,600,000	BWAY 2022-26BW	No
A-3	$20,000,000	$20,000,000	BBCMS 2022-C15	No
A-4	$20,000,000	$20,000,000	MSC 2022-L8(1)	No
A-5	$13,900,000	$13,900,000	BBCMS 2022-C15	No
A-6	$13,900,000	$13,900,000	MSC 2022-L8(1)	No
Total Senior Notes	$113,000,000	$113,000,000
B-1	$88,500,000	$88,500,000	BWAY 2022-26BW	Yes
B-2	$88,500,000	$88,500,000	BWAY 2022-26BW	No
Total	$290,000,000	$290,000,000
(1)	MSC 2022-L8 is expected to close on April 7, 2022.

The Property. The 26 Broadway Property comprises a Class A office building in the Financial District of Manhattan with 29 stories and 839,712 square feet of office space. The 26 Broadway Property was built between 1885 and 1926 as the headquarters for John D. Rockefeller’s Standard Oil Company and has remained a fixture of the Lower Manhattan skyline known for its curved, limestone façade that wraps around adjacent Broadway. In 1995, the New York City Landmarks Preservation Commission designated the 26 Broadway Property as an official New York City landmark. Standard Oil Company, its successor companies and related firms in the oil, pipeline, and drilling industry were the sole tenants at the 26 Broadway Property until 1956, and the 26 Broadway Property has since housed a diverse roster of tenants.

The 26 Broadway Property is surrounded by a number of restaurants and attractions. Additionally, the 26 Broadway Property is in close proximity to several subway stations providing tenants access throughout Manhattan and Greater New York City via the 2, 3, 5, J, R, W and Z trains. Further accessibility is provided by the South Ferry Station, which provides access to Brooklyn, New Jersey and Staten Island via the NY Waterway ferry system.

The 26 Broadway Property has three arched entranceways along Broadway. The 26 Broadway Property also features a historic 40-foot-high lobby which is clad in gray stone and adorned with numerous pediments and clocks with 23 passenger elevators and three freight elevators. In addition to spacious office floorplans with high ceiling heights of 12 feet, the 26 Broadway Property also features a bike room for an alternative means of transportation to and from work.

As of January 1, 2022, the 26 Broadway Property is 82.2% leased to 44 tenants, including education organizations, media companies, law firms, and one co-working tenant.

COVID-19 Update. As of the date of this term sheet, the 26 Broadway Property was open and operating, and no tenants have requested or received rent relief or lease modifications. All tenants are current on their lease obligations. As of April 6, 2022, the 26 Broadway Whole Loan is not subject to any modification or forbearance request. Tenants representing approximately 100.0% of the occupied square feet at the 26 Broadway Property and approximately 100.0% of the underwritten base rent made their February 2022 and March 2022 rental payments.

Environmental. According to the Phase I environmental assessment dated November 23, 2021, there was no evidence of any recognized environmental conditions at the 26 Broadway Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 10 – 26 Broadway

Major Tenants.

New York City Department of Education (Construction Authority) (288,090 square feet, 34.3% of NRA, 40.8% of underwritten rent). The New York City Department of Education (Construction Authority) (“New York City Department of Education”) is the largest system of public schools in the United States, serving approximately 1.1 million students each year. According to the company website, the New York City Department of Education operates over 1,800 schools and has an annual budget of $38.0 billion for the 2021-2022 school year. New York City Department of Education’s network of schools also includes approximately 77,000 teachers. The New York City Department of Education has expanded since its initial lease in 2008. The New York City Department of Education leases 288,090 square feet at the 26 Broadway Property pursuant to two separate leases with a weighted average lease term (“WALT”) of approximately 18 years. The leases include (i) a 106,431 square feet lease (Suite 100), which expires on March 14, 2041, as to which the tenant has a termination option effective March 15, 2031, with 12-months’ notice and no termination fee and (ii) a 181,659 square feet lease (Suites 400 through 700), which expires on January 26, 2039, as to which the tenant has an ongoing termination option after December 31, 2029, with 15-months’ notice and no termination fee. The New York Department of Education has no lease renewal options.

Live Primary, LLC (73,565 square feet, 8.8% of NRA, 7.7% of underwritten rent). Live Primary, LLC (“Live Primary”) is a co-working tenant occupying the entire 3rd floor as well as a portion of the 8th floor of the 26 Broadway Property. Live Primary offers 24/7 access with numerous fitness studio classes, Peloton bicycles, and concierge services. Live Primary has a lease expiration of December 31, 2027, with one five-year lease renewal option and no unilateral termination options. Live Primary has a partial rent abatement through March 2023.

People of the State of New York (Court of Claims) (43,769 square feet, 5.2% of NRA, 7.2% of underwritten rent). People of the State of New York (Court of Claims) (“Court of Claims”) is the exclusive forum for civil litigation that seeks damages against the State of New York or certain other State-related entities. The court is part of the New York State Unified Court System and is governed by judges appointed by both the Governor and State Senate of New York. Court of Claims has a lease expiration of January 31, 2032, with no lease renewal options and no unilateral termination options. The lease has a rent abatement period which ends July 31, 2022.

NYFA 26 Broadway LLC (New York Film Academy) (43,865 square feet, 5.2% of NRA, 5.9% of underwritten rent). The New York Film Academy (“NYFA”) is an acting and film school based in New York City. NYFA is currently subleasing its space to two separate tenants, (i) New York City Charter School of the Arts (approximately 26,208 square feet) through June 2028 at a higher contractual rent (currently $44.44 per square foot) than is due from NYFA (currently $41.48 per square foot), and (ii) Empire Education d/b/a Mildred Elley College (approximately 17,657 square foot), which has been a subtenant since 2016 and most recently renewed for a three-year term in September 2020 at a contractual rent of $43.82 per square foot. Underwritten rent for NYFA is based on the original lease rent of $41.48 per square feet. NYFA has a lease expiration of June 28, 2030, with no lease renewal options and no unilateral termination options.

Jigsaw Productions LLC (29,590 square feet, 3.5% of NRA, 4.4% of underwritten rent). Jigsaw Productions LLC ("Jigsaw") is a production studio helmed by Academy Award-winning filmmaker Alex Gibney, a documentary filmmaker. Founded in 1978, the company acts as an incubator for diverse filmmakers. Through a partnership with Imagine Entertainment, a global entertainment corporation, Jigsaw has further expanded into feature films and television series. Jigsaw signed an initial lease at the 26 Broadway Property in 2016 and has since expanded three separate times on the 13th floor. Jigsaw leases 29,590 square feet at the 26 Broadway Property pursuant to three separate leases with a WALT of approximately five years. The leases include (i) a 23,640 square feet lease (Suites 76, 1300 and 1301), which expires on May 1, 2027, as to which the tenant has no termination option and no lease renewal option, (ii) a 3,250 square feet lease (Suite 1307) which expires January 31, 2023, as to which the tenant has no termination option and a renewal option through May 1, 2027 and (iii) 2,700 square feet leased on a month to month basis (1,400 square feet of which has successive one-year renewal options through the expiration date of the tenant’s lease for Suites 76, 1300 and 1301).

Historical and Current Occupancy
2019(1)	2020(1)	TTM(2)	Current(3)
92.2%	83.1%	82.2%	82.2%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	TTM reflects the trailing 12 months ending in October 31, 2021.

(3)	Current Occupancy is as of January 1, 2022.

The Market. The 26 Broadway Property is situated on the southern tip of Manhattan, in the Financial District, which serves as a leading global financial center with several financial exchanges headquartered in the area, including the New York Mercantile Exchange, the New York Board of Trade, NASDAQ and the New York Stock Exchange. Manhattan’s Financial District benefits from access to public transportation with 2, 3, 5, J, R, W and Z trains servicing numerous subway stations in the area. Additionally, the Financial District is serviced by several ferry stops and a Port Authority Trans-Hudson station, which provide connectivity to nearby New Jersey. Access to the 26 Broadway Property is also provided by Franklin D. Roosevelt East River Drive and the Joe DiMaggio Highway which intersect and run along the perimeter of the Financial District.

According to a third-party report dated as of January 3, 2022, the Downtown office submarket, in which the 26 Broadway Property is located, is the second largest of the seven distinct New York Metropolitan (“NY Metro”) submarkets with 73.1 million square feet, amounting to 19.7% of the total NY Metro inventory, surpassed only by the Grand Central submarket. In the ten-year period beginning

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 10 – 26 Broadway

with the fourth quarter of 2011, new additions to the submarket totaled 8.1 million square feet, while 1.4 million square feet were removed by developer activity. The net total gain of 6.7 million square feet equates to an annualized inventory growth rate of 1.0%, exceeding the NY Metro growth rate by 0.5 percentage points over the same period. Additionally, as of the third quarter of 2021, the Downtown office submarket reported average asking rents of approximately $60.05 and a vacancy rate of 10.4%.

According to the appraisal, the 2020 population within a 0.25-, 0.50-, and 0.75-mile radius of the 26 Broadway Property was 12,478, 34,214, and 50,524, respectively. The 2020 median household income within the same radii was $157,778, $161,925, and $167,042, respectively.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/ S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total Base Rent	Lease Expiration Date
New York City Department of Education (Construction Authority)	Aa2/AA/AA-	288,090	34.3%	$44.44	$12,802,572	40.8%	Various(4)
Live Primary, LLC(5)	NR/NR/NR	73,565	8.8%	33.00	2,427,645	7.7%	12/31/2027
NYFA 26 Broadway LLC (New York Film Academy)(6)	NR/NR/NR	43,865	5.2%	42.52	1,864,989	5.9%	6/28/2030
People of the State of New York (Court of Claims)	Aa2/AA+/AA+	43,769	5.2%	51.64	2,260,362	7.2%	1/31/2032
Jigsaw Productions LLC	NR/NR/NR	29,590	3.5%	46.92	1,388,228	4.4%	Various(7)
Major Tenants Total		478,879	57.0%	$43.32	$20,743,796	66.1%
Other Tenants		211,586	25.2%	$50.36	$10,655,264	33.9%
Occupied Collateral Total / Wtd. Avg.		690,465	82.2%	$45.48	$31,399,060	100.0%
Vacant Space		149,247	17.8%
Total / Wtd. Avg.		839,712	100.0%

(1)	Based on underwritten rent roll dated January 1, 2022.

(2)	In certain instances, ratings provided are for the parent company or related government entity of the entity listed in the “Tenant” field whether or not the parent company or the government entity guarantees the lease.

(3)	UW Base Rent PSF and UW Base Rent include rent steps of approximately $1,961,400 through April 2023 and straight-lined rent of approximately $1,299,936 for investment grade tenants.

(4)	New York City Department of Education leases space at the 26 Broadway Property under two leases: (i) a 106,431 square foot lease (Suite 100), which expires on March 14, 2041, as to which the tenant has a termination option effective March 15, 2031, with 12-months’ notice and (ii) a 181,659 square foot lease (Suites 400 through 700), which expires on January 26, 2039, as to which the tenant has an ongoing termination option after December 31, 2029, with 15-months’ notice and no termination fee.

(5)	Live Primary has a partial rent abatement through March 2023.

(6)	NYFA is currently subleasing its space to two separate tenants, (i) New York City Charter School of the Arts (approximately 26,208 square feet) through June 2028 at a higher contractual rent (currently $44.44 per square foot) than is due from NYFA (currently $41.48 per square foot), and (ii) Empire Education d/b/a Mildred Elley College (approximately 17,657 square feet), which has been a subtenant since 2016 and most recently renewed for a three-year term in September 2020 at a contractual rent of $43.82 per square foot. Underwritten rent for NYFA is based on the original lease of $41.48 per square foot.

(7)	Jigsaw Productions LLC leases space at the 26 Broadway Property under three leases: (i) 23,640 square feet expiring May 1, 2027, (ii) 3,250 square feet expiring January 31, 2023 (with a renewal option through May 1, 2027), and (iii) 2,700 square feet leased on a month-to-month basis (1,400 square feet of which has successive one-year renewal options through the expiration date of the tenant’s lease for Suites 76, 1300 and 1301).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 10 – 26 Broadway

Lease Rollover Schedule(1)(2)(3)
Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	UW Base Rent Expiring(4)	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(4)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	149,247	17.8%	NAP	NAP	149,247	17.8%	NAP	NAP
MTM	11	4,084	0.5	$114,540	0.4%	153,331	18.3%	$114,540	0.4%
2022	3	12,219	1.5	1,028,150	3.3	165,550	19.7%	$1,142,690	3.6%
2023	3	19,336	2.3	1,003,747	3.2	184,886	22.0%	$2,146,437	6.8%
2024	7	35,361	4.2	1,656,379	5.3	220,247	26.2%	$3,802,816	12.1%
2025	4	32,306	3.8	1,555,879	5.0	252,553	30.1%	$5,358,695	17.1%
2026	3	18,333	2.2	940,369	3.0	270,886	32.3%	$6,299,064	20.1%
2027	5	101,834	12.1	3,806,308	12.1	372,720	44.4%	$10,105,372	32.2%
2028	2	13,537	1.6	725,343	2.3	386,257	46.0%	$10,830,715	34.5%
2029	1	18,000	2.1	758,700	2.4	404,257	48.1%	$11,589,415	36.9%
2030	2	53,355	6.4	2,262,797	7.2	457,612	54.5%	$13,852,212	44.1%
2031	3	15,212	1.8	1,172,408	3.7	472,824	56.3%	$15,024,620	47.9%
2032 & Beyond	5	366,888	43.7	16,374,440	52.1	839,712	100.0%	$31,399,060	100.0%
Total/Wtd. Avg.	49	839,712	100.0%	$31,399,060	100.0%
(1)	Based on the underwritten rent roll dated January 1, 2022.

(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.

(3)	Information includes leased storage space.

(4)	UW Base Rent Expiring and Cumulative UW Base Rent Expiring include rent steps of approximately $1,961,440 through April 2023 and straight-lined rent of approximately $1,299,936 for investment grade tenants.

Operating History and Underwritten Net Cash Flow
	2018	2019	2020	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$29,347,329	$31,101,158	$30,220,538	$26,039,156	$34,984,948	$41.66	86.2%
Rent Steps(3)	0	0	0	0	1,961,440	2.34	4.8
Straight Line Rent	0	0	0	0	1,299,936	1.55	3.2
Gross Potential Rent	$29,347,329	$31,101,158	$30,220,538	$26,039,156	$38,246,325	$45.55	94.3%
Total Reimbursements	3,117,216	3,379,561	3,239,469	2,857,517	2,316,385	2.76	5.7
Net Rental Income	$32,464,544	$34,480,720	$33,460,007	$28,896,673	$40,562,711	$48.31	100.0%
Vacancy(4)	0	0	0	0	(6,847,265)	(8.15)	(16.9)
Other Income	677,933	363,900	467,111	379,314	379,314	0.45	0.9
Effective Gross Income	$33,142,477	$34,844,620	$33,927,118	$29,275,988	$34,094,760	$40.60	84.1%
Total Expenses	$12,757,382	$14,457,307	$12,762,201	$13,144,323	$13,561,974	$16.15	39.8%
Net Operating Income(5)	$20,385,095	$20,387,313	$21,164,917	$16,131,665	$20,532,786	$24.45	60.2%
Cap Ex, Total TI/LC	0	0	0	0	1,235,611	1.47	3.6
Net Cash Flow	$20,385,095	$20,387,313	$21,164,917	$16,131,665	$19,297,174	$22.98	56.6%
(1)	TTM reflects the trailing 12 months ending October 31, 2021.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	Underwritten Contractual Rent Steps through April 2023.

(4)	Underwritten Vacancy is based on 16.9% in-place vacancy according to the in-place rent roll.

(5)	The increase in UW NOI over Most Recent NOI is primarily due to rent steps taken through April 2023 of approximately $1,961,440 and straight line rent through the shorter of the loan term and the lease term for investment grade tenants of approximately $1,299,936.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 10 – 26 Broadway

The appraisal identified six directly competitive comparable office buildings. The comparable buildings were built between 1927 and 1973 and range in size from 372,225 square feet to 870,000 square feet. Annual base rent per square foot ranged from $45.00 to $57.00 per square foot at these buildings.

The following table presents certain information relating to comparable office leases for the 26 Broadway Property:

Comparable Office Leases(1)

Property Name/Location	Year Built/ Renovated	NRA (SF)	Tenant	Lease Size (SF)	Rent PSF	Commencement	Lease Term (Years)	Lease Type
26 Broadway New York, NY	1885-1926 / NAP	839,712(2)	-	-	-	-	-	-
77 Water Street New York, NY	1969 / 2008	546,803	Impendi Analytics	7,354	$51.00	Jul-21	5.5 Yrs.	Modified Gross
88 Pine Street New York, NY	1973 / 2007	624,000	Land Bank of Taiwan	10,923	$47.00	Jun-21	11.8 Yrs.	Modified Gross
50 Broadway New York, NY	1927 / 2003	372,225	National Center for Law and Economic Justice	6,048	$45.00	May-21	10.4 Yrs.	Modified Gross
120 Wall Street New York, NY	1929 / 2013	618,801	Urban Homesteading Assistance Board	8,099	$51.00	Mar-21	15.1 Yrs.	Modified Gross
24 State Street New York, NY	1971 / NAP	870,000	TMP Worldwide (Radancy)	15,622	$53.00	Feb-21	5.3 Yrs.	Modified Gross
34 Whitehall Street New York, NY	1970 / 2002	705,782	IPC Systems, Inc.	26,652	$57.00	Feb-21	5.8 Yrs.	Modified Gross
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated as of January 1, 2022, with rent steps of approximately $1,961,440 through April 2023 and straight-lined rent of approximately $1,299,936 for investment grade tenants.

The Borrower. The borrower is Broadway 26 Waterview LLC, a Delaware limited liability company, structured to be a single purpose bankruptcy-remote entity with two independent directors. Counsel to the borrower provided a non-consolidation opinion in connection with the origination of the 26 Broadway Whole Loan.

The Borrower Sponsors. The borrower sponsors are Meyer Chetrit and Jacob Chetrit. The Chetrit Group, LLC (the “Chetrit Group”) is an experienced privately held New York City real estate development firm controlled by four brothers: two of which are the guarantors. Meyer Chetrit is a principal and the president of the Chetrit Group. Jacob Chetrit is among the principals of the Chetrit Group.

Property Management. The 26 Broadway Property is managed by JMS Management LLC, a Delaware corporation, an affiliate of the borrower sponsors.

Escrows and Reserves.

At origination, the borrower funded reserve funds of (i) $1,311,712 for taxes, (ii) $468,282 for insurance, (iii) $5,000 for required repairs (representing 110% of the estimated costs for required repairs to the 26 Broadway Property, consisting primarily of curing outstanding building code violations and correcting floor door opening for the Downtown Music LLC tenant on the 29th floor), (iv) $878,236 for tenant improvements and leasing commissions, (v) $1,500,000 for replacements, (vi) $1,699,032 for free rent, (vii) $1,019,182 for a Live Primary rent replication reserve on account of reduced monthly rent to be paid by Live Primary through March, 2023, which reserve is required to be disbursed to the borrower on each payment date in accordance with the schedule attached to the 26 Broadway Whole Loan documents, provided there is no continuing event of default or Cash Trap Period (as defined below), and (viii) $31,000,000 for a Court of Claims Lease (as defined below) reserve (representing primarily unpaid tenant improvement and leasing commission (“TI/LC”) obligations and rent abatement amounts), which reserve will be periodically disbursed to the borrower upon the lender’s receipt of proof of payment of TI/LC obligations and proof that the Court of Claims Tenant (as defined below) has commenced paying full contractual rent, provided there is no continuing event of default under the 26 Broadway Whole Loan documents. The borrower delivered an executed copy of the Court of Claims Lease on January 31, 2022, among other release conditions that were satisfied, resulting in approximately $28,629,179 of the Court of Claims Reserve being released to the borrower in accordance with the terms of the 26 Broadway Whole Loan documents. The remaining amount in the Court of Claims Reserve (approximately $2,370,821) is required to be released to the borrower to replicate full contractual rents under the lease of approximately $838,906 through July 2022 and to pay certain tenant improvement and leasing commission expenses of approximately $1,531,915 in accordance with the terms of the 26 Broadway Whole Loan documents.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated real estate taxes, which currently equates to approximately $582,236.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance premiums, which currently equates to $46,828 for insurance reserves.

Replacement Reserve – On a monthly basis, the borrower is required to escrow $13,995 for replacement reserves.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 10 – 26 Broadway

Rollover Reserve – On a monthly basis, the borrower is required to escrow $89,974 for rollover reserves. The borrower’s obligation to make the monthly deposits will be suspended if and for so long as the balance of funds then on deposit in such reserve equals or exceeds $5,250,000 (the “Rollover Reserve Cap”); provided, however, that if the balance on deposit in such reserve at any time thereafter falls below the Rollover Reserve Cap, the borrower’s obligation to make the monthly deposits will thereafter recommence until the balance of funds on deposit once again equals or exceeds the Rollover Reserve Cap.

Lockbox / Cash Management. The 26 Broadway Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to direct each tenant to remit all rents directly to a lender-controlled lockbox account. In addition, the borrower is required to cause all cash revenues relating to the 26 Broadway Property and all other money received by the borrower or the 26 Broadway property manager with respect to the 26 Broadway Property (other than tenant security deposits) to be deposited into the lockbox account or a lender-controlled cash management account within three business day of receipt. If no Cash Trap Period is in effect, all funds in the lockbox account will be transferred to the borrower each day. During the continuance of a Cash Trap Period, all funds in the lockbox account are required to be swept each day into a lender-controlled cash management account.

On each due date during the continuance of a Cash Trap Period, provided no event of default has occurred or is continuing, all funds on deposit in the cash management account are required to be applied to tax reserves, insurance premium reserves, debt service on the 26 Broadway Whole Loan, operating expenses set forth in the lender-approved annual budget, rollover reserve, replacement reserve, lender-approved extraordinary expenses, and mezzanine monthly debt service, in accordance with the payment priorities in the 26 Broadway Whole Loan documents and any excess funds are required to be deposited (i) if a Primary Tenant Cash Trap Period (as defined below) exists, and no other Cash Trap Period exists, into a primary tenant reserve until the Primary Tenant Cash Trap Period is cured, and (ii) if any other Cash Trap Period exists, into an excess cash flow reserve account as additional collateral for the 26 Broadway Whole Loan.

A “Cash Trap Period” will commence upon: (i) an event of default under the 26 Broadway Whole Loan; (ii) any bankruptcy action by or against the borrower, the guarantor, principal, or the manager; (iii) the commencement of a Primary Tenant Cash Trap Period (as defined below); (iv) the failure by the borrower, after the end of a calendar quarter, to maintain a debt yield of at least 5.00% (calculated with respect to the 26 Broadway Whole Loan); or (v) the occurrence of a mezzanine loan default.

A Cash Trap Period will terminate, if ever: (i) in the case of clause (i) of the preceding paragraph, the lender accepts a cure of the 26 Broadway Whole Loan event of default giving rise to such Cash Trap Period; (ii) (x) in the case of a bankruptcy action by or against borrower, principal, or guarantor, such bankruptcy action no longer exists and there has been no material adverse change as a result thereof, and (y) in the case of a bankruptcy action by or against the manager only, if the borrower replaces the manager with a manager satisfying the requirements set forth in the 26 Broadway Whole Loan documents; (iii) in the case of clause (iii) of the preceding paragraph, such Primary Tenant Cash Trap Period has terminated; (iv) in the case of clause (iv) of the preceding paragraph, for two consecutive calendar quarters since the commencement of the existing Cash Trap Period, the debt yield for the 26 Broadway Whole Loan is greater than 5.00% (tested as of the last day of each such calendar quarter); or (v) in the case of clause (v) of the preceding paragraph, upon receipt of a notice from the mezzanine lender to the effect that such mezzanine loan default has been cured or waived.

A “Primary Tenant Cash Trap Period” will commence upon the occurrence of a Primary Tenant Trigger Event (as defined below), and end, if ever, upon the occurrence of a Primary Tenant Trigger Cure Event (as defined below).

A “Primary Tenant Trigger Event” means the occurrence of any of the following: (i) the earlier to occur of (a) 12 months prior to the earliest stated expiration (including the stated expiration of any renewal term) of a Primary Tenant Lease (as defined below) or (b) upon the date required under a Primary Tenant Lease by which the tenant thereunder is required to give notice of its exercise of a renewal option thereunder (and such renewal option has not been so exercised); (ii) the receipt by the borrower or the manager of notice from any tenant under a Primary Tenant Lease exercising its right to terminate its Primary Tenant Lease; (iii) the date that a Primary Tenant Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or the receipt by the borrower or the manager of written notice from any tenant under a Primary Tenant Lease of its intent to surrender, cancel or terminate the Primary Tenant Lease (or any material portion thereof) prior to its then current expiration date; (iv) the date that any tenant under a Primary Tenant Lease discontinues its business (i.e., “goes dark”) at its Primary Tenant Space (as defined below) at the 26 Broadway Property (or any material portion thereof) or gives written notice that it intends to discontinue its business at its Primary Tenant Space at the 26 Broadway Property (or any material portion thereof); (v) upon a monetary or material non-monetary default under a Primary Tenant Lease by the tenant thereunder that continues beyond any applicable notice and cure period; or (vi) the occurrence of certain insolvency or bankruptcy events with respect to a Primary Tenant (as defined below) or its direct or indirect parent.

A “Primary Tenant Trigger Cure Event” means the occurrence of any of the following: (i) with respect to clauses (i), (ii), (iii), and (iv) of a Primary Tenant Trigger Event, the entirety (or substantially the entirety) of the Primary Tenant Space is leased pursuant to one or more Primary Tenant Qualified Leases (as defined below) and, (x) the debt service coverage ratio is at least 1.15x for the 26 Broadway Whole Loan and (y) sufficient funds have been accumulated in the Primary Tenant reserve account to cover all anticipated expenses to unaffiliated third-parties (except with respect to expenses to affiliates of the borrower or guarantor to the extent such expenses have been expressly approved by the lender) incurred by the borrower in leasing Primary Tenant Space at the 26 Broadway Property, including brokerage commissions and tenant improvements, free rent periods, and/or rent abatement periods set forth in all such Primary Tenant Qualified Leases and any shortfalls in required debt service payments or operating expenses as a result of any anticipated down time prior to the commencement of payments under such Primary Tenant Qualified Leases; (ii) with respect to clause (i) of a Primary Tenant

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 10 – 26 Broadway

Trigger Event, the date on which the tenant under the Primary Tenant Lease irrevocably exercises its renewal or extension option (or otherwise enters into an extension agreement with the borrower and reasonably acceptable to the lender) with respect to all of its Primary Tenant Space, and in the lender’s reasonable judgment, sufficient funds have been accumulated in the Primary Tenant reserve account (during the continuance of the subject Primary Tenant Cash Trap Period) to cover all anticipated expenses to unaffiliated third-parties (except with respect to expenses to affiliates of the borrower or the guarantor to the extent such expenses have been expressly approved by the lender) incurred by the borrower in leasing Primary Tenant Space at the 26 Broadway Property, including brokerage commissions and tenant improvements, free rent periods and/or rent abatement periods in connection with such renewal or extension; (iii) with respect to clause (ii) of a Primary Tenant Trigger Event, if such termination option is not validly exercised by the tenant under the applicable Primary Tenant Lease by the latest exercise date specified in such Primary Tenant Lease or is otherwise validly and irrevocably waived in writing by the related tenant; (iv) with respect to clause (v) of a Primary Tenant Trigger Event, the date on which the subject default has been cured, and no other default under such Primary Tenant Lease occurs for a period of six consecutive months following such cure; (v) with respect to clause (vi) of a Primary Tenant Trigger Event, either (a) the bankruptcy action related to the subject insolvency or bankruptcy events with respect to a Primary Tenant or its direct or indirect parent has terminated or been dismissed and the applicable Primary Tenant Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender or (b) the applicable Primary Tenant Lease has been assumed and assigned to a third party in a manner reasonably satisfactory to the lender; (vi) in the case of clauses (i), (ii), (iii), (iv), (v) and (vi) of the definition of Primary Tenant Trigger Event, provided that no event of default is then continuing, the date on which the Primary Tenant reserve funds in the Primary Tenant reserve account collected with respect to the Primary Tenant Lease in question (including any Primary Tenant Lease Termination Payments with respect to such Primary Tenant Lease deposited into the Primary Tenant reserve account) is an amount equal to at least $50.00 per square foot of the applicable Primary Tenant Space which is the subject of the applicable Primary Tenant Cash Trap Period (provided, however, that if an event of default is then continuing, in no event shall this clause (vi) apply); and (vii) in the case of clauses (i), (ii), (iii) and (iv) of the definition of Primary Tenant Trigger Event, the date on which the borrower has deposited with the lender, from its own funds, or from any Primary Tenant Lease Termination Payment paid by Primary Tenant, an amount determined by the lender in good faith that, together with the funds then on deposit in the Primary Tenant reserve account, would be sufficient to cover all anticipated approved Primary Tenant Space leasing expenses, free rent periods, and/or rent abatement periods set forth in all such Primary Tenant Qualified Leases and any shortfalls in required payments under the loan agreement or operating expenses as a result of any anticipated down time prior to the commencement of payments under such Primary Tenant Qualified Leases, which amount will be held and disbursed in accordance with the provisions of the loan agreement.

A “Primary Tenant” means the tenant under a Primary Tenant Lease.

A “Primary Tenant Lease” means (i) the Court of Claims Lease and (ii) any lease that, either individually, or when taken together with any other lease with the same tenant or its affiliates, and assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in such lease, either (i) constitutes 10% or more of the total annual rents applicable to the 26 Broadway Property or (ii) demises in excess of 84,000 square feet in the improvements, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the 26 Broadway Whole Loan documents.

“Primary Tenant Space” means that portion of the 26 Broadway Property demised to the Primary Tenant under the applicable Primary Tenant Lease.

A “Primary Tenant Qualified Lease” means either: (A) the original Primary Tenant Lease, as extended in accordance with (i) the express renewal option set forth in such Primary Tenant Lease and, with respect to which, the terms of such renewal are on market terms with respect to, among other things, base rent, additional rent and recoveries and tenant improvement allowances or (ii) a modification of the Primary Tenant Lease reasonably approved by the lender, or (B) one or more replacement leases with a term of not less than five years, at a net effective rental rate reasonably acceptable to the lender (but in no event less than a net effective rental rate that (together with all other replacement Primary Tenant Leases and other leases at the 26 Broadway Property that are not the subject of a Primary Tenant Cash Trap Period) would result in a debt service coverage ratio of at least 1.15x for the 26 Broadway Whole Loan), and otherwise in form and substance and upon terms reasonably acceptable to the lender.

“Primary Tenant Lease Termination Payments” mean all sums paid with respect to any rejection, termination, surrender or cancellation of any Primary Tenant Lease or any lease buy-out or surrender payment from any tenant under a Primary Tenant Lease.

“Court of Claims Lease” means (i) that certain agreement of lease entered into on January 31, 2022 between the borrower, as landlord, and the Court of Claims Tenant, as tenant, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the loan agreement or (ii) any replacement lease entered into in accordance with the terms of the loan agreement that (i) covers a portion of or the entirety of the Court of Claims space at the 26 Broadway Property, (ii) has a term of not less than five years (unless the lender reasonably approves a shorter lease term in writing) and (iii) has a net effective rental rate reasonably acceptable to the lender (which rate will be deemed reasonable to the extent comparable to existing local market rates) (a “Replacement Court of Claims Lease”).

“Court of Claims Tenant” means (i) The People of the State of New York, acting by and through the Commissioner of General Services, pursuant to Article 2, Section 3(12) of the New York State Public Buildings Law, or (ii) any tenant under a Replacement Court of Claims Lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 10 – 26 Broadway

Subordinate and Mezzanine Debt. Concurrently with the funding of the 26 Broadway Whole Loan, HPS SIP V Real Asset REIT, LLC, a Delaware limited liability company, as agent for itself and for the mezzanine lenders from time to time party to the mezzanine loan agreement, funded a mezzanine loan in the amount of $40,000,000 (the “26 Broadway Mezzanine Loan”). The 26 Broadway Mezzanine Loan is secured by the pledge of the direct equity interest in the borrower and is coterminous with the 26 Broadway Whole Loan. The 26 Broadway Mezzanine Loan accrues interest at a rate of 8.75000% per annum and requires interest-only payments until its maturity date.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 11 – Autumn Lakes

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$31,000,000	Title:	Fee
Cut-off Date Principal Balance:	$31,000,000	Property Type - Subtype:	Multifamily – Garden
% of Pool by IPB:	3.0%	Net Rentable Area (Units):	295
Loan Purpose:	Refinance	Location:	Newport News, VA
Borrower:	CIG Autumn Lakes, LLC	Year Built / Renovated:	1963 / 2021
Borrower Sponsor:	Bradley G. Newton	Occupancy:	99.0%
Interest Rate:	4.78500%	Occupancy Date:	2/9/2022
Note Date:	3/4/2022	4th Most Recent NOI (As of)(1):	NAV
Maturity Date:	3/5/2032	3rd Most Recent NOI (As of)(1):	NAV
Interest-only Period:	12 months	2nd Most Recent NOI (As of)(1):	NAV
Original Term:	120 months	Most Recent NOI (As of)(2):	$2,118,218 (TTM 12/31/2021)
Original Amortization:	360 months	UW Economic Occupancy:	95.7%
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$3,865,612
Call Protection:	L(25),D(92),O(3)	UW Expenses:	$1,165,068
Lockbox / Cash Management:	Springing	UW NOI(2):	$2,700,543
Additional Debt:	No	UW NCF:	$2,626,793
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$49,300,000 / $167,119
Additional Debt Type:	N/A	Appraisal Date:	2/2/2022

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$105,085
Taxes:	$55,923	$13,981	N/A	Maturity Date Loan / Unit:	$88,183
Insurance:	$10,291	$10,291	N/A	Cut-off Date LTV:	62.9%
Replacement Reserves:	$0	$73,750	N/A	Maturity Date LTV:	52.8%
Deferred Maintenance:	$1,250	$0	N/A	UW NCF DSCR:	1.35x
Other Reserves:	$50,157	$0	N/A	UW NOI Debt Yield:	8.7%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$31,000,000		100.0%	Loan Payoff	$12,595,945	40.6%
				Return of Equity	16,988,186	54.8
				Closing Costs	1,298,248	4.2
				Upfront Reserves	117,621	0.4
Total Sources	$31,000,000		100.0%	Total Uses	$31,000,000	100.0%

(1)	Historical financial information is not available as the Autumn Lakes Property (as defined below) was acquired by the borrower in July 2020.

(2)	The increase in UW NOI from Most Recent NOI is primarily due to the borrower’s acquisition in July 2020 of the Autumn Lakes Property and the implementation of a $4.3 million capital improvement project.

The Loan. The Autumn Lakes mortgage loan is secured by the borrower’s fee interest in a 295-unit multifamily property located in Newport News, Virginia (the “Autumn Lakes Property”). The Autumn Lakes mortgage loan was originated by SGFC and has an outstanding principal balance as of the Cut-off Date of $31.0 million (the “Autumn Lakes Mortgage Loan”). The Autumn Lakes Mortgage Loan has a 10-year term and is interest-only for the first 12 months of the term, followed by a 30-year amortization schedule.

The Property. The Autumn Lakes Property is a 295-unit garden multifamily property located in Newport New, Virginia. Built in 1963, the Autumn Lakes Property consists of 23, two-story multifamily buildings and three common area buildings situated on a 15.83-acre site. The Autumn Lakes Property’s unit mix includes 52 one-bedroom/one-bathroom units, 215 two-bedroom/one-bathroom units and 28 three-bedroom/one-bathroom units, with a weighted average unit size of 911 square feet. Unit amenities include a kitchen appliance package with dishwasher and balconies or patios. The Autumn Lakes Property features a swimming pool, common laundry and a playground area. Since acquisition, the borrower has commenced an approximately $4.3 million capital improvement project focused on interior unit upgrades and exterior and common area improvements, which included the installation of cameras and motion sensor lighting throughout the Autumn Lakes Property. Additionally, the borrower constructed a Newport News police substation on the Autumn Lakes Property to offer a 24/7 office to increase the police presence at the Autumn Lakes Property. As of the origination date, 146 units have been renovated

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 11 – Autumn Lakes

and the remaining unrenovated units will be renovated as tenants vacate their unit. Any such remaining capital improvement work remains subject to the terms and conditions of the Autumn Lakes Mortgage Loan documents, including, among other conditions, the lender’s prior written consent (not to be unreasonably withheld or delayed) for capital expenditures in excess of 4% of the original principal amount of the Autumn Lakes Mortgage Loan. The Autumn Lakes Property is subject to a 15-year Low-Income Housing Tax Credit (“LIHTC”) program, which provides affordable units for tenants with incomes below 60% of the area median income and restricts rent to be equal or less than 30% of the adjusted maximum per household. The LIHTC is set to expire in 2030, at which time all units will transition to free market rents with no restrictions. For a period of three years following the expiration of the LIHTC (i) there may be no eviction or termination of any tenancy (other than for good cause) of an existing tenant of any low-income unit and (ii) the gross rent with respect to any low-income unit may not be increased to an amount in excess of the then current maximum rent limit for such low-income unit. Parking is provided via 422 surface parking spaces resulting in a parking ratio of approximately 1.4 spaces per unit. As of the February 9, 2022 underwritten rent roll, the Autumn Lakes Property was 99.0% occupied.

The following table presents detailed information with respect to the unit mix of the Autumn Lakes Property:

Multifamily Unit Mix(1)
Unit Type	# of Units	% of Units	Occupied Units	Occupancy	Average Unit Size (SF)	Avg. Monthly Rent Per Unit(2)
One-Bedroom / One-Bathroom	52	17.6%	52	100.0%	750	$829
Two-Bedroom / One-Bathroom	215	72.9%	212	98.6%	925	$997
Three-Bedroom / One-Bathroom	28	9.5%	28	100.0%	1,100	$1,125
Collateral Total/Wtd. Avg.	295	100.0%	292	99.0%	911	$979
(1)	Based on the underwritten rent roll dated February 9, 2022.

(2)	Avg. Monthly Rent Per Unit is calculated using the in-place rent of the Occupied Units.

COVID-19 Update. As of March 4, 2022, the Autumn Lakes Property is open and operating. As of the date of this term sheet, the Autumn Lakes Mortgage Loan is not subject to any modification or forbearance requests.

Historical and Current Occupancy
2019(1)	2020(1)	2021(2)	Current(3)
NAV	NAV	98.6%	99.0%
(1)	Historical Occupancy prior to 2021 is unavailable as the Autumn Lakes Property was acquired by the borrower in July 2020.

(2)	2021 Occupancy is as of December 31.

(3)	Current occupancy is based on the underwritten rent roll as of February 9, 2022.

The Market. The Autumn Lakes Property is located in Newport News, Virginia. Newport News is on the southeastern end of the Virginia Peninsula on the northern shore of James River. The local economy is shaped by the presence of military bases and its suppliers. The city’s largest industries are shipbuilding, defense, and aerospace. The U.S. Air Force-U.S. Army installation at Joint Base Langley–Eustis is one of Newport News largest employers. The city is home to Newport News Shipbuilding (“NNS”), a division of Huntington Ingalls Industries, which is the largest industrial employer in Virginia. NNS is the only designer and builder of U.S. Navy aircraft carriers and one of two providers of U.S. Navy submarines. The immediate area surrounding the Autumn Lakes Property is predominately retail and industrial along major arterials and multifamily and single family residential away from the arterials. Access is provided via Interstates 64 and 664, U.S. Routes 17 and 60, and State Routes 143 and 171. Public transportation is provided by bus stops along Warwick Boulevard. According to the appraisal, the 2021 population within a one-, three- and five-mile radius of the Autumn Lakes Property was 14,056, 76,160 and 109,318, respectively. The 2021 average household income within the same radii was $67,698, $75,399 and $80,125, respectively.

According to the appraisal, the Autumn Lakes Property is located within the Virginia Beach-Norfolk-Newport News apartment market. As of the fourth quarter of 2021, the Virginia Beach-Norfolk-Newport News apartment market contained approximately 142,443 units with a vacancy rate of 1.5%, representing a 0.2% decrease over the previous quarter. As of the fourth quarter of 2021, the Virginia Beach-Norfolk-Newport News apartment market reported an effective rent of $1,335 per unit. As of the fourth quarter of 2021, there were 2,764 units under construction and a positive net absorption of 380 units within the Virginia Beach-Norfolk-Newport News apartment market. According to the appraisal, the Autumn Lakes Property is located within the Newport News submarket. As of the fourth quarter of 2021, the Newport News apartment submarket contained 26,929 units with a vacancy rate of 2.2%, representing a decrease of 0.1% over the previous quarter. As of the fourth quarter of 2021, the Newport News apartment submarket reported an effective rent of $1,192 per unit. As of the fourth quarter of 2021, there were 32 units under construction and positive net absorption of 18 units within the Newport News apartment submarket.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 11 – Autumn Lakes

Underwritten Net Cash Flow
	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place	$3,338,316	$3,468,295	$11,757	85.9%
Other Income(3)	542,731	570,732	1,935	14.1
Gross Potential Rent	$3,881,047	$4,039,027	$13,692	100.0%
Total Reimbursements	0	0	0	0.0
Net Rental Income	$3,881,047	$4,039,027	$13,692	100.0%
(Vacancy/Credit Loss)(4)	(688,070)	(173,415)	(588)	(4.3)
(Concessions)	0	0	0	0.0
Effective Gross Income	$3,192,977	$3,865,612	$13,104	95.7%

Total Expenses	$1,074,759	$1,165,068	$3,949	30.1%

Net Operating Income(5)	$2,118,218	$2,700,543	$9,154	69.9%

Total TI/LC, Capex/RR	0	73,750	250	1.9

Net Cash Flow	$2,118,218	$2,626,793	$8,904	68.0%
(1)	TTM represents trailing 12 months as of December 31, 2021.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Other Income represents laundry income, cable and phone income, ratio utility billing systems income, application fees, late fees, pet fees and miscellaneous income.

(4)	Underwritten Vacancy/Credit Loss represents the economic vacancy of 4.3%.

(5)	The increase in UW NOI from TTM NOI is primarily due to the borrower’s acquisition in July 2020 of the Autumn Lakes Property and the implementation of a $4.3 million capital improvement project.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 12 – Residence Inn Portland

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	KeyBank	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$30,500,000	Title:	Fee
Cut-off Date Principal Balance:	$30,500,000	Property Type - Subtype:	Hospitality – Extended Stay
% of Pool by IPB:	3.0%	Net Rentable Area (Rooms):	179
Loan Purpose:	Refinance	Location:	Portland, ME
Borrower:	Apple Nine SPE Portland, Inc.	Year Built / Renovated:	2009 / 2016
Borrower Sponsor:	Apple Hospitality REIT, Inc.	Occupancy / ADR / RevPAR:	67.2% / $203.68 / $136.96
Interest Rate:	3.43000%	Occupancy / ADR / RevPAR Date:	12/31/2021
Note Date:	3/1/2022	4th Most Recent NOI (As of):	$5,084,063 (12/31/2018)
Maturity Date:	3/1/2032	3rd Most Recent NOI (As of)(3):	$5,367,740 (12/31/2019)
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(3):	$1,688,000 (12/31/2020)
Original Term:	120 months	Most Recent NOI (As of):	$5,191,000 (12/31/2021)
Original Amortization:	None	UW Occupancy / ADR / RevPAR:	67.2%
Amortization Type:	Interest Only	UW Revenues:	$9,869,000
Call Protection:	L(25),YM1(89),O(6)	UW Expenses:	$5,199,835
Lockbox / Cash Management:	Springing	UW NOI:	$4,669,165
Additional Debt:	No	UW NCF:	$4,274,405
Additional Debt Balance:	N/A	Appraised Value / Per Room:	$73,700,000 / $411,732
Additional Debt Type:	N/A	Appraisal Date:	1/1/2022

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$170,391
Taxes(1):	$0	Springing	N/A	Maturity Date Loan / Room:	$170,391
Insurance(2):	$0	Springing	N/A	Cut-off Date LTV:	41.4%
FF&E Reserves:	$520,505	$32,897	N/A	Maturity Date LTV:	41.4%
				UW NCF DSCR:	4.03x
				UW NOI Debt Yield:	15.3%

Sources and Uses
	Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
	Mortgage Loan	$30,500,000	89.7%	Payoff Existing Debt	$33,500,000	98.5%
	Borrower Sponsor Equity	3,520,505	10.3	Upfront Reserves	520,505	1.5
	Total Sources	$34,020,505	100.0%	Total Uses	$34,020,505	100.0%

(1)	Monthly deposits of one-twelfth (1/12) of the estimated taxes spring upon (i) an event of default, (ii) the borrower failing to provide to the lender, within 10 days prior to the due date of such taxes, evidence of payment of taxes, or (iii) any bankruptcy action of the borrower or operating tenant.

(2)	Monthly deposits of one-twelfth (1/12) of the estimated annual insurance premiums spring upon (i) an event of default or (ii) the borrower failing to provide evidence to the lender that the Residence Inn Portland Property is covered under an acceptable blanket insurance policy and that all insurance premiums have been paid by the due date.

(3)	See “Operating History and Underwritten Net Cash Flow” below for information related to the fluctuations in historical NOI.

The Loan. The Residence Inn Portland mortgage loan (the “Residence Inn Portland Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $30,500,000 and is secured by a first mortgage lien on the borrower’s fee interest in a 179-room, extended stay hotel located in Portland, Maine (the “Residence Inn Portland Property”). The Residence Inn Portland Mortgage Loan has a 10-year term and is interest-only for the entire term.

The Property. The Residence Inn Portland Property is a five-story, 179-room, extended stay hotel located in Portland, Maine. Situated on a 0.78-acre site, the Residence Inn Portland Property was constructed in 2009 by the previous owner and underwent an approximately $2.1 million renovation in 2016 to meet Marriott-brand standards. The borrower sponsor acquired the Residence Inn Portland Property in 2017 for $55.75 million and reports a total cost basis of approximately $56.5 million, which represents a loan-to-cost ratio of 54.0%. The Residence Inn Portland Property features 179 guestrooms and is comprised of 107 king studio suites, 30 queen/queen studio suites, 34 one-bedroom suites and eight two-bedroom suites. All of the guestrooms at the Residence Inn Portland Property feature kitchen and dining areas that include a full-size refrigerator, dishwasher, sink, electric stovetop, microwave, coffeemaker, dishes, pots and pans, flatware and typical kitchen cooking utensils. Amenities at the Residence Inn Portland Property include the Shipyard Lounge, approximately 1,230 square feet of meeting space, an indoor swimming pool, an outdoor courtyard with firepit, a business center, a fitness room, complimentary wireless internet access in all guestrooms, complimentary breakfast, a sundries shop and a guest laundry room. The ground level also includes a 1,976 square foot retail space leased to a third party.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 12 – Residence Inn Portland

The Residence Inn Portland Property operates under a franchise agreement with Marriott International, Inc. that expires on October 13, 2032.

According to the borrower sponsor, the Residence Inn Portland Property’s top corporate accounts for 2021 are Abbott Laboratories, Leaderstat, Maine Health, Covetrus, Deloitte and ALE Solutions.

COVID-19 Update. As of March 1, 2022, the Residence Inn Portland Property was open and operating. As of the date of this term sheet, the Residence Inn Portland Mortgage Loan is not subject to any modification or forbearance requests.

The Market. The Residence Inn Portland Property is located at the northern quadrant of the intersection of Hancock Street and Fore Street, within the Old Port District of downtown Portland and one block northwest of the working waterfront of the Fore River. The Old Port neighborhood is a growing tourist destination as it contains a large concentration of restaurants, bars and retail, with new development expected to continue over the next several years, according to the appraisal. Additionally, tourism is further supported by the state-of-the-art marine passenger terminal, Portland Ocean Gateway, located in downtown Portland. The Portland International Jetport is less than five miles from the Residence Inn Portland Property.

New development is occurring in the Residence Inn Portland Property’s immediate area. In 2019, the payment-processing firm WEX Inc. unveiled its new 105,000-square foot global headquarters located across the street from the Residence Inn Portland Property. A five-story headquarters for the veterinary technology firm Covetrus that is expected to support 1,500 employees is under construction behind the Residence Inn Portland Property as part of a mixed-use development that will also include a 103-room, craft-beer themed Cambria Hotel. Across from the Covetrus building, construction has commenced on the Sun Life Insurance building, a 77,000 square foot office building with ground floor retail that is expected to open mid-2022 and house 500 employees. In addition, several apartment buildings, residential condominiums, and hotels have been constructed in recent years in downtown Portland.

The appraiser determined 2020 market demand segmentation of 30% commercial, 21% group, 35% leisure and 14% extended stay. The Residence Inn Portland Property had 2020 demand segmentation of 9% commercial, 4% group, 18% leisure and 69% extended stay. The Residence Inn Portland Property is the only extended stay hotel in downtown Portland. According to the appraisal, Northeastern University, Abbott Laboratories, Maine Medical Center, Wex, Tillson, TD Bank, Baker Neuman, Deloitte Consulting, and IBM all contribute extended stay demand to the market and the Residence Inn Portland Property.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Residence Inn Portland(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR(3)	RevPAR(3)
2018	79.3%	$215.33	$170.82	78.4%	$180.55	$141.49	98.9%	83.8%	82.8%
2019	79.4%	$221.50	$175.93	79.9%	$184.84	$147.74	100.6%	83.4%	84.0%
2020	39.6%	$144.86	$57.39	48.3%	$140.69	$67.95	122.0%	97.1%	118.4%
2021	59.5%	$240.08	$142.90	67.2%	$203.68	$136.96	112.9%	84.8%	95.8%
TTM(4)	60.4%	$239.62	$144.72	68.0%	$203.46	$138.40	112.6%	84.9%	95.6%
(1)	Data provided by a third party market research report. The competitive set includes Westin Portland Harborview, Portland Regency Hotel & Spa (2018 and 2019 only), The Portland Harbor Hotel (2018 and 2019 only), Hilton Garden Inn Portland Downtown Waterfront, Hampton Inn Portland Downtown Waterfront, Courtyard Portland Downtown Waterfront, Hyatt Place Portland Old Port, Autograph Collection The Press Hotel (2018 and 2019 only), Holiday Inn Portland By The Bay (2020, 2021 and TTM only) and AC Hotel Portland Downtown Waterfront (2020, 2021 and TTM only).

(2)	Based on operating statements provided by the borrower, with the exception of TTM, which is based on data provided by a third party market research report.

(3)	According to the appraisal, the Residence Inn Portland Property is the only extended stay hotel in downtown Portland, and thus, several of the properties included in the competitive set are upscale, full-service hotels that demand higher ADR. As a result, the ADR and RevPAR for the Residence Inn Portland Property have been consistently below the competitive set average.

(4)	TTM represents the trailing 12-month period ending January 31, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 12 – Residence Inn Portland

Operating History and Underwritten Net Cash Flow
	2018	2019(1)	2020(1)	2021	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	78.4%	79.9%	48.3%	67.2%	67.2%
ADR	$180.55	$184.84	$140.69	$203.68	$203.68
RevPAR	$141.49	$147.74	$67.95	$136.96	$136.96

Room Revenue	$9,244,343	$9,652,400	$4,452,000	$8,948,000	$8,948,000	$49,989	90.7%
Food & Beverage Revenue	314,649	304,709	45,000	126,000	126,000	704	1.3
Telephone Revenue	4,859	3,436	0	0	0	0	0.0
Other Departmental Revenue(4)	819,980	905,375	544,000	795,000	795,000	4,441	8.1
Total Revenue	$10,383,831	$10,865,921	$5,041,000	$9,869,000	$9,869,000	$55,134	100.0%

Room Expense	$1,647,239	$1,699,742	$857,000	$1,122,000	$1,575,700	$8,803	17.6%
Food & Beverage Expense	144,756	144,077	30,000	78,000	59,577	333	47.3
Telephone Expense	0	0	30,000	0	0	0	0.0
Other Departmental Expenses	335,321	342,194	357,000	358,000	358,000	2,000	45.0
Departmental Expenses	$2,127,316	$2,186,012	$1,274,000	$1,558,000	$1,993,277	$11,136	20.2%

Departmental Profit	$8,256,515	$8,679,908	$3,767,000	$8,311,000	$7,875,723	$43,998	79.8%

Operating Expenses	$2,467,929	$2,571,234	$1,521,000	$2,319,000	$2,319,000	$12,955	23.5%
Gross Operating Profit	$5,788,586	$6,108,675	$2,246,000	$5,992,000	$5,556,723	$31,043	56.3%

Management Fees	$311,136	$326,295	$152,000	$297,000	$296,070	$1,654	3.0%
Property Taxes	358,182	367,088	360,000	452,000	539,488	3,014	5.5
Property Insurance	35,205	47,552	46,000	52,000	52,000	291	0.5
Total Other Expenses	$704,523	$740,935	$558,000	$801,000	$887,558	$4,958	9.0%

Net Operating Income	$5,084,063	$5,367,740	$1,688,000	$5,191,000	$4,669,165	$26,085	47.3%
FF&E	415,353	434,637	201,640	394,760	394,760	2,205	4.0
Net Cash Flow	$4,668,710	$4,933,103	$1,486,360	$4,796,240	$4,274,405	$23,879	43.3%
(1)	The decrease in cash flow from 2019 to 2020 was due to the COVID-19 pandemic. Local governance resulted in the Residence Inn Portland Property being closed beginning in March 2020 until June 2020 when the Residence Inn Portland Property was permitted to open subject to compliance with state regulations that imposed certain capacity limits for indoor gatherings and required all guests traveling from out-of-state to present either a negative COVID-19 test or quarantine for 14 days. In May 2021, the State of Maine adjusted its policies and lifted both the capacity limits for indoor gatherings and the 14-day quarantine and/or negative COVID-19 test requirement for out-of-state visitors.

(2)	Per Room values are based on 179 rooms.

(3)	% of Total Revenue for Room Expense, Food & Beverage Expense, Telephone Expense and Other Departmental Expenses are based on their corresponding revenue line item.

(4)	Other Departmental Revenue primarily consists of parking revenue, as well as cancellation fees, gift shop revenue and miscellaneous other income.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 13 – Bedrock Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$26,000,000	Title(3):	Fee / Leasehold
Cut-off Date Principal Balance(1):	$26,000,000	Property Type – Subtype(4):	Various – Various
% of IPB:	2.5%	Net Rentable Area (SF)(4):	2,694,627
Loan Purpose:	Refinance	Location:	Detroit, MI
Borrowers(2):	Various	Year Built / Renovated(4):	Various / Various
Borrower Sponsor:	Bedrock Detroit	Occupancy(5):	88.7%
Interest Rate:	3.77800%	Occupancy Date:	Various
Note Date:	12/28/2021	4th Most Recent NOI (As of):	$42,141,735 (12/31/2018)
Maturity Date:	1/1/2029	3rd Most Recent NOI (As of):	$47,208,742 (12/31/2019)
Interest-only Period:	84 months	2nd Most Recent NOI (As of):	$54,095,059 (12/31/2020)
Original Term:	84 months	Most Recent NOI (As of):	$55,595,704 (TTM 9/30/2021)
Original Amortization Term:	None	UW Economic Occupancy:	87.7%
Amortization Type:	Interest Only	UW Revenues:	$97,560,449
Call Protection:	L(25),YM1(55),O(4)	UW Expenses:	$39,136,450
Lockbox / Cash Management:	Hard (Commercial); Springing (Residential) / Springing	UW NOI:	$58,423,999
Additional Debt(1):	Yes	UW NCF:	$54,409,505
Additional Debt Balance(1):	$404,000,000	Appraised Value / Per SF:	$724,300,000 / $269
Additional Debt Type(1):	Pari Passu	Appraisal Date:	Various

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$160
Taxes:	$1,696,002	$424,000	N/A	Maturity Date Loan / SF:	$160
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	59.4%
Replacement Reserves:	$62,336	$62,336	$1,469,568	Maturity Date LTV:	59.4%
TI/LC:	$280,690	$280,690	$5,000,000	UW NCF DSCR:	3.30x
Other(6):	$9,362,153	$0	N/A	UW NOI Debt Yield:	13.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$430,000,000	100.0%	Payoff Existing Debt	$331,057,990	77.0%
			Principal Equity Distribution	83,185,780	19.3
			Upfront Reserves	11,401,181	2.7
			Closing Costs	4,355,049	1.0
Total Sources	$430,000,000	100.0%	Total Uses	$430,000,000	100.0%

(1)	The Bedrock Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by 10 pari passu notes with an aggregate original principal balance of $430 million (the “Bedrock Portfolio Whole Loan”). The financial information presented in the chart above reflects the Cut-off Date balance of the $430 million Bedrock Portfolio Whole Loan.

(2)	The borrowers of the Bedrock Portfolio Whole Loan are Michigan Parking Co LLC, 419 Fort Street LLC, 1001 Brush Street LLC, 1001 Webward LLC, One Webward Avenue LLC, 719 Griswold Associates LLC, 660 Woodward Associates LLC, 1234 Library LLC, 600 Webward Avenue LLC, 611 Webward Avenue LLC, 1505 Webward LLC, 1520 Webward Avenue LLC, Corktown Lofts LLC and WWA Parking LLC.

(3)	The property located at 1 Woodard Avenue (the “One Woodward Property”) is subject to a ground lease expiring in April 2040.

(4)	The Bedrock Portfolio Whole Loan is secured by the borrowers’ fee or leasehold interests in seven office buildings with ground floor retail (2,529,041 square feet; 80.7% of underwritten net cash flow), five parking garages (5,036 stalls; 16.1% of underwritten net cash flow) and two mixed-use multifamily buildings (53 units; 3.1% of underwritten net cash flow) that were built between 1913 and 2013. Each Mortgaged Property within the portfolio was renovated between 2010 and 2019. See “Portfolio Summary” table herein.

(5)	Occupancy represents occupancy for office and retail space in the Bedrock Portfolio.

(6)	At loan origination, the borrowers deposited (i) $8,392,690 into an outstanding TI/LC reserve, (ii) $477,905 into a free rent reserve, (iii) $250,000 into an outstanding environmental reserve with respect to the Assembly Property and (iv) $241,558 into a required repairs reserve.

The Loan. The Bedrock Portfolio Whole Loan is secured by a first mortgage lien on the borrowers’ fee or leasehold (with respect to the One Woodward Property) interests in a portfolio of office, mixed-use and parking garage properties located in the Detroit, Michigan central business district (the “Bedrock Portfolio Properties”). The Bedrock Portfolio Whole Loan was co-originated by Starwood Mortgage Capital LLC and JPMorgan Chase Bank, National Association (“JPM”). The Bedrock Portfolio Whole Loan has an aggregate outstanding principal balance as of the Cut-off Date of $430.0 million and is comprised of 10 pari passu notes. The non-controlling Note A-2-2 with an original principal balance of $26,000,000, will be included in the BBCMS 2022-C15 securitization trust (the “Bedrock Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 13 – Bedrock Portfolio

Mortgage Loan”). The Bedrock Portfolio Whole Loan has a seven-year term and is interest only for the entire loan term. The Bedrock Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the Benchmark 2022-B32 securitization trust. The remaining notes are expected to be contributed to one or more future securitization trusts or may otherwise be transferred at any time. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$125,000,000	$125,000,000	Benchmark 2022-B32	Yes
A-1-2	$50,000,000	$50,000,000	JPM	No
A-1-3	$50,000,000	$50,000,000	JPM	No
A-1-4	$50,000,000	$50,000,000	Benchmark 2022-B33	No
A-1-5	$30,000,000	$30,000,000	Benchmark 2022-B33	No
A-1-6	$39,000,000	$39,000,000	JPM	No
A-2-1	$40,000,000	$40,000,000	BMO 2022-C1	No
A-2-2	$26,000,000	$26,000,000	BBCMS 2022-C15	No
A-2-3	$10,000,000	$10,000,000	MSC 2022-L8(1)	No
A-2-4	$10,000,000	$10,000,000	MSC 2022-L8(1)	No
Total	$430,000,000	$430,000,000
(1)	MSC 2022-L8 is anticipated to settle on April 7, 2022.

The Properties. The Bedrock Portfolio Properties consists of seven office buildings with ground floor retail (2,529,041 square feet; 80.7% of underwritten net cash flow), five parking garages (5,036 stalls; 16.1% of underwritten net cash flow) and two mixed-use multifamily buildings (53 units; 3.1% of underwritten net cash flow). The Bedrock Portfolio Properties are located in Downtown Detroit and are accessible via the I-75, I-94 and I-96 expressways in addition to other major roadways. The Bedrock Portfolio Properties are a cross-collateralized portfolio encompassing several commercial and residential uses, with a tenant mix representing a wide array of industries. The office assets in the Bedrock Portfolio Properties include historic rehabilitations of landmark buildings, as well as ground up construction. The Bedrock Portfolio Properties represent a large share of the overall submarket and Detroit central business district (“CBD”) Class A office inventory.

As of November 10, 2021, the Bedrock Portfolio office properties were 91.2% leased to a diverse array of tenants, including several borrower-sponsor affiliated publicly traded entities. Dan Gilbert-affiliated and/or controlled entities including Quicken Loans, Amrock, Inc. and Bedrock Management Services LLC, account for approximately 58.0% of underwritten base rent.

Collectively, the five parking garages contribute approximately 16.1% of underwritten net cash flow. The parking garage component features a combination of long-term parking leases (37.8% of total parking garage revenue), month-to-month leases (22.6% of total parking garage revenue), transient parking (9.4% of total parking garage revenue), as well as contractual parking leases associated with on-site parking at the office properties (30.2% of total parking garage revenue). The parking garages benefit from high demand for parking in the Detroit CBD, with an average monthly utilization (occupancy) of 124.5% on leased and month-to-month parking spaces (not including transient parking) as of the third quarter of 2021. Utilization has averaged 122.8% since the first quarter of 2019. Due to the lack of available public transportation historically driven in part by resistance from the motor vehicle industry, Detroit has functioned primarily on personal car transportation, which continues to benefit the garages in the Bedrock Portfolio Properties.

Portfolio Summary
Property Name	Property Type / Subtype	Year Built / Renovated	SF / Stalls / Units	Allocated Whole Loan Cut-off Date Balance	% of Allocated Whole Loan Cut-off Date Balance	Appraised Value	% of Appraised Value	UW NCF	% of UW NCF
First National Building	Office / CBD	1921 / 2010	800,119 / 427 / -	99,140,800	23.1%	$162,000,000	22.4%	$14,276,324	26.2%
The Qube	Office / CBD	1958 / 2011	522,702 / - / -	63,038,000	14.7%	103,000,000	14.2%	$8,693,152	16.0%
Chrysler House	Office / CBD	1919 / 2013	343,488 / 924 / -	49,278,000	11.5%	83,000,000	11.5%	$6,142,746	11.3%
1001 Woodward	Office / CBD	1965 / 2013	319,039 / 731 / -	48,959,800	11.4%	80,000,000	11.0%	$6,887,443	12.7%
One Woodward	Office / CBD	1962 / 2013	370,257 / 90 / -	35,492,200	8.3%	58,000,000	8.0%	$5,096,070	9.4%
The Z Garage	Other / Parking Garage	2013 / 2015-2016	40,227 / 1,351 / -	29,007,800	6.7%	53,000,000	7.3%	$2,078,882	3.8%
Two Detroit Garage	Other / Parking Garage	2002 / 2015-2016	- / 1,106 / -	21,955,800	5.1%	37,000,000	5.1%	$2,928,886	5.4%
1505 & 1515 Woodward	Office / CBD	1925 / 2018	141,741 / - / -	20,777,600	4.8%	35,000,000	4.8%	$2,454,589	4.5%
1001 Brush Street	Other / Parking Garage	1993 / 2015-2016	38,519 / 1,309 / -	17,535,400	4.1%	32,000,000	4.4%	$1,683,875	3.1%
The Assembly	Mixed Use / Multifamily / Office / Retail	1913 / 2019	81,147 / 50 / 32	13,717,000	3.2%	23,100,000	3.2%	$1,334,926	2.5%
419 Fort Street Garage	Other / Parking Garage	2005 / 2015-2016	- / 637 / -	12,470,000	2.9%	21,000,000	2.9%	$1,584,990	2.9%
Vinton	Mixed Use / Multifamily / Retail	1917 / 2018	5,693 / - / 21	7,525,000	1.8%	17,500,000	2.4%	$377,823	0.7%
1401 First Street	Other / Parking Garage	1976 / 2017	- / 633 / -	7,421,800	1.7%	13,500,000	1.9%	$502,080	0.9%
Lane Bryant Building	Office / CBD	1917 / 2018	31,695 / - / -	3,680,800	0.9%	6,200,000	0.9%	$367,719	0.7%
Total			2,694,627 / 7,258 / 53	$430,000,000	100.0%	$724,300,000	100.0%	$54,409,505	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 13 – Bedrock Portfolio

Historical Parking Utilization(1)
Parking Garages	Stalls	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021	Average
1001 Brush Street	1,309	119.3%	118.6%	120.8%	119.0%	131.5%	127.1%	129.3%	122.7%	116.7%	91.5%	129.3%	120.5%
1401 First Street	633	147.9%	131.3%	130.3%	133.3%	107.7%	92.1%	80.9%	79.8%	76.8%	78.5%	80.9%	103.6%
419 Fort Street Garage	637	106.4%	109.6%	122.8%	120.1%	152.9%	163.7%	167.7%	153.4%	146.2%	142.1%	167.7%	141.1%
The Z Garage	1,351	119.3%	119.0%	120.0%	117.6%	125.7%	119.0%	112.2%	107.8%	101.1%	115.2%	112.2%	115.4%
Two Detroit Garage	1,106	119.0%	119.9%	120.8%	120.2%	122.9%	127.3%	134.2%	146.8%	162.6%	177.3%	134.2%	135.0%
Total / Wtd. Avg.	5,036	121.2%	119.4%	122.0%	120.8%	127.8%	125.2%	124.5%	122.5%	121.3%	121.4%	124.5%	122.8%
(1)	Historical parking utilization above 100% is attributable to transient parking allowing for a single space to be occupied by multiple users in a given day.

COVID-19 Update. As of January 1, 2022, the Bedrock Portfolio Properties are open and operating. No tenants are currently subject to rent abatements in connection with COVID-19. As of the date of this term sheet, the Bedrock Portfolio Whole Loan is not subject to any modification or forbearance requests. The first payment date was February 1, 2022 and the Bedrock Portfolio Whole Loan is current as of March 1, 2022.

Major Tenants.

Quicken Loans Inc. (905,935 square feet; 33.6% of portfolio NRA; 39.5% of underwritten base rent). Quicken Loans Inc. (“Quicken Loans”) was founded in 1985 and markets conventional, government insured and sub-prime debt consolidation and home financing loans, secured primarily by first or second mortgages on one-to-four family, owner-occupied residences. Quicken Loans originates loans through 18 stores and branches, one call center and an Internet site. During the third quarter of 2021, Quicken Loans originated approximately $88 billion of mortgage loans and generated net income of approximately $1.4 billion. Quicken Loans rebranded in July 2021 and is now known as Rocket Mortgage. Quicken Loans leases space in five buildings with staggered lease expiration dates, including (i) 183,664 square feet expiring in August 2023 for which it has two, five-year renewal options, (ii) 122,475 square feet expiring in April 2024 for which it has two, three-year renewal options, (iii) 15,602 square feet expiring in October 2025 for which it has no renewal options, (iv) 407,050 square feet expiring in July 2028 for which it has three, five-year renewal options, (v) 21,124 square feet expiring in January 2030 for which it has two, five-year renewal options and (vi) 156,020 square feet expiring in March 2032 for which it has two, five-year renewal options. Quicken Loans has no remaining termination options. Dan Gilbert, an affiliate of the borrower sponsor, has voting control in the parent company of Rocket Mortgage as a preferred shareholder.

Amrock, Inc (424,486 square feet; 15.8% of portfolio NRA; 16.7% of underwritten base rent). Amrock, Inc (“Amrock”) was founded in 1997 and provides title insurance, property valuations, and settlement services in the United States. Amrock offers residential solutions for a range of settlement services and products, including defined process work flows and data integrations; commercial title insurance coverages; valuation products and services through a network of residential real estate appraisers; title and settlement services in the state of Connecticut; escrow and closing services in the state of Washington; and ATLAS, a technology platform that supports title and settlement service platform, as well as allows a client to manage preferences, prioritize orders, and work flows. Amrock serves Fortune 100 companies and residential mortgage lenders, as well as residential lending institutions and smaller community-based lenders. Amrock has two, five-year renewal options and no termination options. Amrock is affiliated with Dan Gilbert and the borrower sponsor.

Quicken Loans and Amrock are subsidiaries of Rocket Mortgage Companies (NYSE:RKT) (“Rocket Mortgage”), founded and controlled by Dan Gilbert, which announced its IPO in the summer of 2020. Rocket Mortgage engages in the tech-driven real estate, mortgage and eCommerce businesses in the United States and Canada. As of January 12, 2022, Rocket Mortgage had a market capitalization of approximately $28.1 billion and approximately 24,000 employees.

Honigman Miller Schwartz and Cohn LLP (150,786 square feet; 5.6% of portfolio NRA; 6.7% of underwritten base rent). Honigman Miller Schwartz and Cohn LLP (“Honigman”) was founded in 1948 and is a law firm that employs over 350 attorneys and 350 staff and operates a local, national, and international practice from its Michigan offices in Detroit, Bloomfield Hills, Lansing, Ann Arbor, Kalamazoo, and Grand Rapids, its Illinois office in Chicago and its office in Washington, DC. Honigman’s attorneys practice in more than 60 different areas of business law. Honigman has two, five-year renewal options and no termination options.

Office and Retail Historical and Current Occupancy(1)
2016	2017	2018	2019	2020	Current(2)
82.5%	81.5%	85.0%	88.9%	92.4%	88.7%
(1)	Historical occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is based on the underwritten rent roll as of various dates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 13 – Bedrock Portfolio

Office and Retail Tenant Summary(1)
Tenant	Tenant Type	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date	Renewal Options
Quicken Loans Inc.(3)(4)	Office	NR/NR/NR	905,935	33.6%	$26.04	39.5%	Various	Various
Amrock, Inc(4)	Office	NR/NR/NR	424,486	15.8%	$23.50	16.7%	1/31/2032	2, 5-Year
Honigman Miller Schwartz and Cohn LLP	Office	NR/NR/NR	150,786	5.6%	$26.50	6.7%	11/30/2025	2, 5-Year
LinkedIn Corporation	Office	Aaa/AAA/AAA	74,497	2.8%	$31.53	3.9%	7/31/2026	1, 5-Year
Coyote Logistics(5)	Office	A2/A-/NR	58,192	2.2%	$29.25	2.9%	10/31/2030	1, 5-Year
Kitch Drutchas Wagner Valitutti & Sherbrook, P.C.	Office	NR/NR/NR	56,265	2.1%	$27.17	2.6%	5/31/2028	1, 5-Year
Board of Trustees of Michigan State University	Office	NR/NR/NR	46,598	1.7%	$28.84	2.3%	9/30/2031	2, 1-Year
Bedrock Management Services LLC	Office	NR/NR/NR	39,087	1.5%	$26.81	1.8%	1/31/2032	1, 5-Year
JPMorgan Chase, National Association	Office	A2/A-/AA-	32,126	1.2%	$29.13	1.6%	5/31/2027	1, 5-Year
Fifth Third Bank	Office	Baa1/BBB+/A-	31,204	1.2%	$24.80	1.3%	10/31/2025	1, 5-Year
Ten Largest Tenants			1,819,176	67.5%	$25.97	79.2%
Remaining Occupied Office Tenants			461,647	17.1%	$22.47	17.4%
Remaining Occupied Retail Tenants			110,225	4.1%	$18.48	3.4%
Total Occupied			2,391,048	88.7%	$24.95	100.0%
Vacant			303,579	11.3%
Total / Wtd. Avg.			2,694,627	100.0%
(1)	Based on the underwritten rent roll dated as of November 10, 2021.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	Quicken Loans Inc. has various lease expiration dates, including (i) 183,664 square feet expiring in August 2023 for which it has two, five-year renewal options, (ii) 122,475 square feet expiring in April 2024 for which it has three, three-year renewal options, (iii) 15,602 square feet expiring in October 2025 for which it has no renewal options, (iv) 407,050 square feet expiring in July 2028 for which it has two, five-year renewal options, (v) 21,124 square feet expiring in January 2030 for which it has two, five-year renewal options and (vi) 156,020 square feet expiring in March 2032 for which it has two, five-year renewal options. Quicken Loans Inc. has no remaining termination options.

(4)	Quicken Loans Inc. and Amrock, Inc are each affiliated with the borrower sponsor and the guarantor.

(5)	Coyote Logistics has a one-time right to terminate its lease, effective August 31, 2025, with at least nine months’ prior written notice and the payment of a termination fee in an amount equal to the sum of (i) the then unamortized brokerage commissions, tenant improvement allowance, the abatement of base rental and attorneys' fees incurred by landlord in negotiating the lease, amortized on a straight-line basis over the initial term of the lease with interest on the unamortized balance at a rate of 6% per annum, plus (ii) an amount equal to three full calendar months' rent at the then existing rates.

Office and Retail Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	303,579	11.3%	NAP	NAP	303,579	11.3%	NAP	NAP
2022 & MTM	44	146,690	5.4%	$3,246,316	5.4%	450,269	16.7%	$3,246,316	5.4%
2023	16	304,272	11.3%	7,252,186	12.2%	754,541	28.0%	$10,498,502	17.6%
2024	18	200,069	7.4%	5,784,259	9.7%	954,610	35.4%	$16,282,761	27.3%
2025	15	258,173	9.6%	6,687,343	11.2%	1,212,783	45.0%	$22,970,104	38.5%
2026	11	142,573	5.3%	4,271,955	7.2%	1,355,356	50.3%	$27,242,059	45.7%
2027	7	76,383	2.8%	1,493,570	2.5%	1,431,739	53.1%	$28,735,629	48.2%
2028	3	463,315	17.2%	12,537,526	21.0%	1,895,054	70.3%	$41,273,155	69.2%
2029	1	3,536	0.1%	97,240	0.2%	1,898,590	70.5%	$41,370,395	69.3%
2030	2	79,316	2.9%	2,329,710	3.9%	1,977,906	73.4%	$43,700,105	73.3%
2031	1	46,598	1.7%	1,343,886	2.3%	2,024,504	75.1%	$45,043,991	75.5%
2032 & Beyond	4	670,123	24.9%	14,612,316	24.5%	2,694,627	100.0%	$59,656,307	100.0%
Total	122	2,694,627	100.0%	$59,656,307	100.0%
(1)	Based on the underwritten rent roll dated as of November 10, 2021.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stared expiration date of the tenant lease) that are not considered in the above Office and Retail Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 13 – Bedrock Portfolio

Operating History and Underwritten Net Cash Flow(1)
	2018	2019	2020	TTM September 2021	Underwritten	Per Square Foot	%(2)
Rents In Place(3)	$49,546,085	$52,751,303	$57,994,616	$60,138,958	$59,656,311	$22.14	70.4%
Vacant Income	0	0	0	0	7,501,625	2.78	8.9
Gross Potential Rent	$49,546,085	$52,751,303	$57,994,616	$60,138,958	$67,157,936	$24.92	79.3%
Total Reimbursements	8,517,719	9,107,253	8,931,194	7,857,374	12,024,156	4.46	14.2
Percentage Rent	2,421,923	2,615,463	1,377,500	1,277,610	2,991,501	1.11	3.5
Other Rental Storage(4)	1,978,084	2,343,354	2,799,699	2,808,240	2,544,077	0.94	3.0
Gross Potential Income	$62,463,811	$66,817,372	$71,103,009	$72,082,182	$84,717,669	$31.44	100.0%
Vacancy/Credit Loss	(1,100,662)	(1,099,639)	(1,694,177)	(2,030,041)	(10,418,183)	(3.87)	(12.3)
Concessions	(89,423)	(49,389)	(45,615)	(44,800)	0	0.00	0.0
Parking (Contractual)	19,565,127	20,062,906	20,373,075	20,247,590	19,321,511	7.17	22.8
Parking (Transient)	4,382,014	5,250,614	1,860,131	2,231,702	2,004,714	0.74	2.4
Other Income	1,423,306	2,619,763	1,723,795	1,925,200	1,934,739	0.72	2.3
Effective Gross Income	$86,644,173	$93,601,628	$93,320,219	$94,411,832	$97,560,449	$36.21	115.2%
Total Expenses	44,502,438	46,392,886	39,225,160	38,816,129	39,136,450	14.52	40.1
Net Operating Income	$42,141,735	$47,208,742	$54,095,059	$55,595,704	$58,423,999	$21.68	59.9%
TI/LC	0	0	0	0	3,353,632	1.24	3.4
Capital Expenditures	0	0	0	0	660,862	0.25	0.7
Net Cash Flow	$42,141,735	$47,208,742	$54,095,059	$55,595,704	$54,409,505	$20.19	55.8%
(1)	Based on underwritten rent roll dated as of November 10, 2021.

(2)	% column represents percent of Gross Potential Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten Rents In Place is inclusive of (i) contractual rent steps though December 2022 and (ii) straight-line average rent over the lease term for investment grade rated tenants.

(4)	Other Rental Storage includes grossed up multifamily income and other storage income.

The Market. The Bedrock Portfolio Properties are located in downtown Detroit, Michigan, which, according to the appraisal, remains the economic and entertainment focal point of southeast Michigan and serves as a major international crossing with Canada. The Bedrock Portfolio Properties benefit from Detroit’s hub layout that results in many roadways emanating from the central business district into the surrounding communities. Detroit is serviced by the Detroit-Metropolitan Wayne County Airport situated approximately 15 miles southwest in the City of Romulus. This international airport serves as the mid-western hub of operation for Delta Airlines, as well as servicing other commercial airlines. Passenger rail service to other cities is provided by Amtrak with the central station located in the New Center area immediately north of the central business district.

According to the appraisal, the primary demand generator in Downtown Detroit has been the growing employment base. A number of large employers have anchored the central business district including Quicken Loans, TitleSource, Blue Cross/Blue Shield, MSX International, Rossetti and Campbell Ewald. Downtown Detroit offers a number of entertainment districts including Foxtown, the sports venues (Ford Field, home to the NFL’s Detroit Lions, Comerica Park, home to MLB’s Detroit Tigers, and Little Caesars Arena, home to the NBA’s Detroit Pistons and the NHL’s Detroit Red Wings) and three casinos. There are a growing number of restaurants and bars throughout the Downtown area.

According to the appraisal, there have been several recent developments in Downtown Detroit that are expected to have a positive long-term impact on the Downtown market, including Ford’s acquisition of Michigan Central Station in Corktown. Ford is in the process of developing a multi-billion dollar walkable mobility innovation district in autonomous-vehicle development in Corktown, which is expected to open in the summer of 2022. Additionally, TCF Bank, formerly Chemical Bank, is constructing a new 20-story building downtown that is projected to add an additional 500 workers.

The appraisal identified four comparable office leases with rents ranging from $24.50 to $29.75 per square foot. Based on the identified lease comparables, the appraisal concluded market rents ranging between $26.50 and $29.50 per square foot for the seven office properties in the Bedrock Portfolio, generally in-line with underwritten base rents across the office component of the Bedrock Portfolio.

Office Lease Comparables(1)(2)
Property	Address	Year Built	Building Size (SF)	Tenant Name	Size (SF)	Lease Start Date	Lease Term	Rent PSF
Bedrock Portfolio Office Tenants		Various	2,694,627					$25.26
One Detroit Center	500 Woodward Ave.	1992	979,477	DT Midstream	22,727	Nov-21	126	$29.75
Renaissance Center	400 E. Jefferson Ave.	1980	7,123,170	Consulate of Italy	4,133	Mar-21	110	$26.00
Fisher Building	3011 W. Grand Blvd.	1928	634,819	Strategic Staffing	57,000	Jan-21	120	$24.50
Hemmeter Building	230 E. Grand River Ave.	1913	56,203	UHY	7,156	Sep-20	60	$25.00
Total / Wtd. Avg.		1945	2,198,417		22,754	Mar-21	116	$25.92
(1)	Source: Appraisals.

(2)	Bedrock Portfolio Office Tenants Rent PSF is based on the underwritten rent roll dated November 10, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 13 – Bedrock Portfolio

Partial Release. The Bedrock Portfolio Whole Loan documents permit the release of an individual property (each, an “Individual Property”) from the lien of the mortgage, provided no event of default has occurred and is continuing and upon satisfaction of certain conditions set forth in the Bedrock Portfolio Whole Loan documents, including, without limitation, the following: (a) the amount of the outstanding principal balance of the Bedrock Portfolio Whole Loan to be prepaid must equal or exceed 115% of the allocated loan amount for such applicable Individual Property; (b) the resulting debt service coverage ratio for the remaining Bedrock Portfolio Properties is equal to or greater than 3.10x; (c) unless the Individual Property to be released is subject to a non-monetary event of default that relates solely to such Individual Property and the borrowers have demonstrated in good faith that it has pursued a cure of the event of default, the Individual Property to be released is conveyed in an arm’s length transfer to a person other than the applicable individual borrower or any of its affiliates; and (d) upon release of the Individual Property, the customary REMIC rules are satisfied.

Ground Lease. The One Woodward Property is ground leased by one of the borrowers, as the ground lessee, under a ground lease with Lawrence Edwin Burch Living Trust and related individuals, who collectively comprise the ground lessor. The borrower assumed the ground lease in 2012, which expires in April 2040 and has five, 25-year remaining extension options. The current rent is approximately $43,775 per annum. The ground lessee’s interest in the ground lease is freely assignable to the lender without the consent of the ground lessor and, in the event that it is so assigned, is further assignable by the lender without the need to obtain the consent of the ground lessor. See “Description of the Mortgage Pool–Mortgage Pool Characteristics–Fee & Leasehold Estates; Ground Leases” in the Preliminary Prospectus for additional information.

Master Leases. The Qube property, the Chrysler House property, and the 1001 Woodward property, are each subject to a master lease that was originally entered into for the purpose of securing historic tax credit investors. None of the historic tax credit investors remain in the ownership of the master tenants, which are now wholly owned indirectly by Detroit Real Estate Holdings Company I LLC, which directly owns each of the borrowers. Each master tenant is required to comply with single purpose entity covenants in the Bedrock Portfolio Whole Loan documents, including having independent directors. Each master tenant granted the lender a mortgage and an assignment of leases and rents on its property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 14 – Kings Row MHC

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	KeyBank	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$26,000,000	Title:	Fee
Cut-off Date Principal Balance:	$26,000,000	Property Type - Subtype:	Manufactured Housing – Manufactured Housing
% of Pool by IPB:	2.5%	Net Rentable Area (Pads):	336
Loan Purpose:	Recapitalization	Location:	Houston, TX
Borrower:	Kings Row MHC - Delaware LLC	Year Built / Renovated:	1960 / NAP
Borrower Sponsor:	Ray K. Farris II	Occupancy:	94.6%
Interest Rate:	4.64000%	Occupancy Date:	2/1/2022
Note Date:	3/8/2022	4th Most Recent NOI (As of)(1):	$1,168,487 (12/31/2019)
Maturity Date:	4/1/2032	3rd Most Recent NOI (As of)(1):	$1,515,441 (12/31/2020)
Interest-only Period:	None	2nd Most Recent NOI (As of)(1):	$1,807,229 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of)(1):	$1,832,579 (TTM 1/31/2022)
Original Amortization:	360 months	UW Economic Occupancy:	94.8%
Amortization Type:	Amortizing Balloon	UW Revenues:	$2,916,815
Call Protection:	L(25),YM1(92),O(3)	UW Expenses:	$856,516
Lockbox / Cash Management:	Springing	UW NOI(1):	$2,060,299
Additional Debt:	No	UW NCF:	$2,038,123
Additional Debt Balance:	N/A	Appraised Value / Per Pad:	$42,500,000 / $126,488
Additional Debt Type:	N/A	Appraisal Date:	12/30/2021

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Pad:	$77,381
Taxes:	$11,566	$3,855	N/A	Maturity Date Loan / Pad:	$62,869
Insurance:	$20,794	$5,199	N/A	Cut-off Date LTV:	61.2%
Replacement Reserves:	$1,848	$1,848	$66,528	Maturity Date LTV:	49.7%
				UW NCF DSCR:	1.27x
				UW NOI Debt Yield:	7.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$26,000,000	100.0%	Return of Equity	$25,532,806	98.2%
			Closing Costs	432,986	1.7
			Upfront Reserves	34,208	0.1
Total Sources	$26,000,000	100.0%	Total Uses	$26,000,000	100.0%

(1)	The increase in NOI across all historical periods and compared to UW NOI is due to the borrower sponsor consistently implementing rent increases.

The Loan. The Kings Row MHC mortgage loan is secured by the borrower’s fee interest in a 336-pad manufactured housing property located in Houston, Texas (the “Kings Row MHC Property”). The Kings Row MHC mortgage loan was originated by KeyBank and has an outstanding principal balance as of the Cut-off Date of $26.0 million (the “Kings Row MHC Mortgage Loan”). The Kings Row MHC Mortgage Loan has a 10-year term and is amortizing for the entire term.

The Property. The Kings Row MHC Property is a 336-pad manufactured housing property located in Houston, Texas. Built in 1960, the Kings Row MHC Property is situated on a 25.82-acre site. Of the total 336 pads, there are 22 pads (approximately 6.5% of total pads) that contain homes owned by a borrower-affiliate. The homes owned by the borrower-affiliate are not part of the collateral for the Kings Row MHC Mortgage Loan; however, income derived from the rental of all the pad sites, including those pad sites occupied by homes owned by the borrower-affiliate, was underwritten. The Kings Row MHC Property features a common area laundry, swimming pool, basketball court, playground and clubhouse with a fitness center, entertainment center, and kitchen. Parking is provided via 677 surface parking spaces resulting in a parking ratio of approximately 2.0 spaces per pad. As of the February 1, 2022, underwritten rent roll, the Kings Row MHC Property was 94.6% occupied.

COVID-19 Update. As of the date of this term sheet, the Kings Row MHC Mortgage Loan is not subject to any modification or forbearance requests. As of February 1, 2022, there are no outstanding rent collections aged greater than 30 days.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 14 – Kings Row MHC

Historical and Current Occupancy
2019(1)	2020(1)	2021(1)	Current(2)
94.9%	95.8%	95.2%	94.6%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is based on the underwritten rent roll as of February 1, 2022.

The Market. The Kings Row MHC Property is located within Harris County in Houston, Texas. The Kings Row MHC Property is situated in an established area and is accessible by Telephone Road, which is a primary roadway that intersects with Sam Houston Tollway less than one mile south of the Kings Row MHC Property. The immediate area contains office, retail and industrial uses along the major arterials and is interspersed with single-family and multifamily residential developments outlying from the arterials. Attractions in Houston, Texas include the Space Center Houston, Buffalo Bayou Park, Houston Children’s Museum, Gerald D. Hines Waterwall Park and Houston Zoo. According to the appraisal, the 2021 population within a one-, three- and five-mile radius of the Kings Row MHC Property was 8,459, 58,542 and 254,534, respectively. The 2021 average household income within the same radii was $73,830, $94,348 and $83,213, respectively.

According to the appraisal, the Kings Row MHC Property is located within the Houston manufactured housing market, which contains approximately 8,613 homesites. As of the end of 2020, the Houston manufactured housing market had a vacancy rate of 2.0%, representing a 2.0% decrease over the previous year, and an average asking rent of $436 per homesite. There are no manufactured home communities planned or proposed in the Houston manufactured housing market.

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place(3)	$1,639,493	$1,914,798	$2,155,577	$2,168,654	$2,349,204	$6,992	94.8%
Vacant Income	0	0	0	0	129,600	386	5.2
Gross Potential Rent	$1,639,493	$1,914,798	$2,155,577	$2,168,654	$2,478,804	$7,377	100.0%
(Vacancy/Credit Loss)	0	(15,077)	0	0	(129,600)	(386)	(5.2)
Net Rental Income	$1,639,493	$1,899,721	$2,155,577	$2,168,654	$2,349,204	$6,992	94.8%
Reimbursements	351,230	408,582	440,074	445,846	546,681	1,627	22.1
Other Income(4)	16,234	20,665	20,580	20,930	20,930	62	0.8
Effective Gross Income	$2,006,957	$2,328,968	$2,616,232	$2,635,431	$2,916,815	$8,681	100.0%

Total Expenses	$838,470	$813,527	$809,003	$802,852	$856,516	$2,549	29.4%

Net Operating Income	$1,168,487	$1,515,441	$1,807,229	$1,832,579	$2,060,299	$6,132	70.6%

Total TI/LC, Capex/RR	0	0	0	0	22,176	66	0.8

Net Cash Flow	$1,168,487	$1,515,441	$1,807,229	$1,832,579	$2,038,123	$6,066	69.9%
(1)	TTM represents trailing 12 months as of January 31, 2022.

(2)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	The increase in Rents in Place across all historical periods and compared to Underwritten is due to the borrower sponsor consistently implementing rent increases.

(4)	Other Income represents miscellaneous income.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 15 – Salina Meadows Office Park

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$25,000,000	Title:	Fee
Cut-off Date Principal Balance:	$25,000,000	Property Type – Subtype:	Office – Suburban
% of IPB:	2.4%	Net Rentable Area (SF):	237,496
Loan Purpose:	Acquisition	Location:	Syracuse, NY
Borrower:	Aevri Salina Meadows LLC	Year Built / Renovated:	1986-1988 / 2000
Borrower Sponsor:	Moshe Rothman	Occupancy:	90.7%
Interest Rate:	5.02000%	Occupancy Date:	2/28/2022
Note Date:	2/16/2022	4th Most Recent NOI (As of):	$2,154,775 (12/31/2018)
Maturity Date:	3/6/2032	3rd Most Recent NOI (As of):	$2,257,225 (12/31/2019)
Interest-only Period:	24 months	2nd Most Recent NOI (As of):	$1,894,731 (12/31/2020)
Original Term:	120 months	Most Recent NOI (As of):	$2,033,508 (12/31/2021)
Original Amortization Term:	360 months	UW Economic Occupancy:	90.2%
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$4,097,098
Call Protection:	L(25),D(91),O(4)	UW Expenses:	$1,656,859
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$2,440,238
Additional Debt:	No	UW NCF:	$2,317,118
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$41,400,000 / $174
Additional Debt Type:	N/A	Appraisal Date:	1/25/2022

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$105
Taxes:	$262,788	$47,482	N/A	Maturity Date Loan / SF:	$91
Insurance:	$0	$3,911	N/A	Cut-off Date LTV:	60.4%
Replacement Reserves:	$143,723	$2,969	N/A	Maturity Date LTV:	52.3%
TI/LC Reserve:	$1,500,000	$19,791	$2,250,000	UW NCF DSCR:	1.44x
Immediate Repair Reserve:	$3,875	$0	N/A	UW NOI Debt Yield:	9.8%
Other Reserves(1):	$550,465	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$25,000,000	62.2%	Purchase Price	$37,500,000	93.3%
Borrower Sponsor Equity	15,172,893	37.8	Reserves	2,460,851	6.1
			Closing Costs	212,041	0.5
Total Sources	$40,172,893	100.0%	Total Uses	$40,172,893	100.0%

(1)	Other Reserves represent a free rent reserve equal to approximately $300,465 and an Alion reserve equal to $250,000 for leasing costs associated with re-leasing the Alion tenant’s space.

The Mortgage Loan. The Salina Meadows Office Park mortgage loan is evidenced by a promissory note in the original principal amount of $25,000,000 (the “Salina Meadows Office Park Mortgage Loan”). The Salina Meadows Office Park Mortgage Loan is secured by a first priority fee mortgage encumbering a 237,496 square foot office park located in Syracuse, New York (the “Salina Meadows Office Park Property”). The Salina Meadows Office Park Mortgage Loan was originated by Bank of Montreal and has an outstanding principal balance as of the Cut-off Date of $25,000,000. The Salina Meadows Office Park Mortgage Loan has a 10-year term and is interest-only for the initial 24 months.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 15 – Salina Meadows Office Park

The Property. The Salina Meadows Office Park Property is a 237,496 square foot office park situated on an approximately 21.6-acre site, which was built in phases from 1986 through 1988 and renovated in 2000. The Salina Meadows Office Park Property is located in Syracuse, New York. The buildings offer amenities including a common conference/gathering center complete with audio-visual equipment, a fitness center with state-of-the-art equipment with shower and locker room facilities, a patio area and walking trails, along with approximately 1,205 space parking garage (approximately 5.1 spaces per 1,000 square feet). The Salina Meadows Office Park Property is located in the North Syracuse area of New York, approximately 5.0 miles north of downtown Syracuse. As of February 28, 2022, the Salina Meadows Office Park Property was 90.7% leased to 37 tenants.

COVID-19 Update. As of February 1, 2022, the Salina Meadows Office Park Mortgage Loan is not subject to any modification or forbearance request and is current on debt service.

Major Tenants.

National Grange (29,972 square feet; 12.6% of NRA; 14.6% of underwritten base rent): Established in 1867, National Grange is a social organization in the United States that encourages families to band together to promote the economic and political well-being of the community and agriculture. The foundation of the organization can be found in rural, suburban, and urban communities. National Grange’s lease at the Salina Meadows Office Park Property commenced in May 2015 and expires in April 2025.

Alion (27,857 square feet; 11.7% of NRA; 12.8% of underwritten base rent): Alion creates alliances between science and big government. Alion Science and Technology is an employee-owned development and research company that provides artificial intelligence, cyber solutions, electronic warfare, intelligence, surveillance, and reconnaissance, live, virtual, constructive solutions, and weapons platforms for air, ground, and sea. Based in the Washington, DC metro area, Alion engineers solutions for the US Department of Defense across its six core capability areas. Alion’s lease at the Salina Meadows Office Park Property commenced in March 2018 and expires in February 2025. Alion has a termination option effective March 31, 2023, with four-months’ notice and a termination fee equal to the sum of (i) the then unamortized portion of the costs of the landlord’s work and (ii) the unamortized remaining leasing costs in connection with its lease.

Parsons Engineering (20,069 square feet; 8.5% of NRA; 9.2% of underwritten base rent): Established in 1944, Parsons Engineering is a digitally enabled solutions provider, focused on the defense, intelligence, and critical infrastructure markets. The company provides software and hardware products, technical services, and integrated solutions to support its customers’ missions. The company’s clients include U.S. military and intelligence agencies and state and local governments and agencies. Parsons Engineering’s lease at the Salina Meadows Office Park Property commenced in October 2014 and expires in December 2024.

Historical and Current Occupancy
2019(1)	2020(1)	2021(1)	Current(2)
93.0%	80.0%	82.0%	90.7%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of February 28, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 15 – Salina Meadows Office Park

The following table presents a summary regarding the major tenants at the Salina Meadows Office Park Property:

Top Tenant Summary(1)
Tenant		Net Rentable Area (SF)		UW Base Rent PSF	UW Base Rent	% of Total UW
	Ratings (Moody’s/S&P/Fitch)		% of Total NRA			Base Rent	Lease Expiration Date
National Grange	NR/NR/NR	29,972	12.6%	$19.00	$569,468	14.6%	4/30/2025
Alion	NR/NR/NR	27,857	11.7%%	18.02	501,969	12.8%%	2/28/2025(2)
Parsons Engineering	NR/NR/NR	20,069	8.5%%	18.00	361,242	9.2%%	12/31/2024
Corvel	NR/NR/NR	14,683	6.2%%	18.75	275,306	7.0%%	9/30/2028
Leidos Engineering	NR/NR/NR	11,717	4.9%%	18.50	216,765	5.5%%	11/10/2024
Travelers	NR/NR/NR	8,725	3.7%%	19.50	170,138	4.4%%	5/31/2025
Osmose	NR/NR/NR	9,092	3.8%%	18.00	163,656	4.2%%	6/30/2023
National Safety Council	NR/NR/NR	6,675	2.8%%	19.75	131,831	3.4%%	1/31/2026
Maine Commerce Center LLC	NR/NR/NR	6,179	2.6%%	20.09	124,105	3.2%%	2/10/2027
SEFCU	NR/NR/NR	5,233	2.2%%	19.50	102,044	2.6%%	6/30/2026
Major Tenants		140,202	59.0%	$18.66	$2,616,524	67.0%

Other Tenants		75,229	31.7%	$17.17	$1,291,639	33.0%

Occupied Collateral Total / Wtd. Avg.		215,431	90.7%	$18.14	$3,908,163	100.0%

Vacant Space		22,065	9.3%

Collateral Total		237,496	100.0%

(1)	Based on the underwritten rent roll dated as of February 28, 2022.

(2)	Alion has a termination option effective March 31, 2023, with four-months’ notice and a termination fee equal to the sum of (i) the then unamortized portion of the costs of the landlord’s work and (ii) the unamortized remaining leasing costs in connection with its lease. $250,000 was reserved at closing for the leasing of the Alion tenant’s space if the termination option is exercised.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 15 – Salina Meadows Office Park

The following table presents certain information relating to the lease rollover at the Salina Meadows Office Park Property:)

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	22,065	9.3%	NAP	NAP	22,065	9.3%	NAP	NAP
MTM(3)	3	4,371	1.8%	$0	0.0%	26,436	11.1%	0	0.0%
2022	7	14,380	6.1%	260,387	6.7%	40,816	17.2%	260,387	6.7%
2023	9	28,591	12.0%	480,389	12.3%	69,407	29.2%	740,777	19.0%
2024	4	38,651	16.3%	709,381	18.2%	108,058	45.5%	1,450,157	37.1%
2025	7	75,784	31.9%	1,414,512	36.2%	183,842	77.4%	2,864,669	73.3%
2026	4	16,894	7.1%	329,984	8.4%	200,736	84.5%	3,194,654	81.7%
2027	4	18,108	7.6%	355,680	9.1%	218,844	92.1%	3,550,334	90.8%
2028	1	14,683	6.2%	275,306	7.0%	233,527	98.3%	3,825,640	97.9%
2029	0	0	0.0%	0	0.0%	233,527	98.3%	3,825,640	97.9%
2030	0	0	0.0%	0	0.0%	233,527	98.3%	3,825,640	97.9%
2031	0	0	0.0%	0	0.0%	233,527	98.3%	3,825,640	97.9%
2032 & Beyond	1	3,969	1.7%	$82,523	2.1%	237,496	100.0%	3,908,163	100.0%
Total	40	237,496	100.0%	$3,908,163	100.0%
(1)	Based on the underwritten rent roll dated as of February 28, 2022.

(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.

(3)	MTM includes common area, conference room and fitness center totaling 4,371 square feet.

Market Overview. The Salina Meadows Office Park Property is located in the North Syracuse area of New York, approximately 5.0 miles north of downtown Syracuse. Syracuse is located at the major crossroads of two interstates: I-90 and I-81 that provide access to the Salina Meadows Office Park Property with the immediate area consisting of a mixture of commercial and residential uses. The neighborhood adjacent to the Salina Meadows Office Park Property is primarily residential in nature to the east and west, with a mixture of residential and commercial development to the north and south. To the immediate east of the Salina Meadows Office Park Property is Interstate-81, to the immediate north is a garden apartment development, and immediately to the west and south are single family residential developments. The Salina Meadows Office Park Property is approximately 2.4 miles away from Destiny USA, which is the largest shopping mall in New York and also features an onsite hotel.

The Salina Meadows Office Park Property is located in the Syracuse, New York Metropolitan Statistical Area, which is the fifth largest Metropolitan Statistical Area in the New York State by population with an estimated population of 644,310 in 2021. Top employers in the area include SUNY Upstate Medical University, St. Joseph’s Hospital Health Center, Syracuse University and Lockheed Martin Corporation. According to the appraisal, as of the fourth quarter of 2021, the Syracuse Class A submarket contained approximately 3.9 million SF of inventory with an 8.2% vacancy rate and NNN rent of $17.13 PSF. According to the appraisal, the 2021 population was 8,096, 71,571, and 201,260 within a one-, three- and five-mile radius, respectively, and the average household income was $74,478, $68,350, and $68,393 within a one-, three- and five-mile radius, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

No. 15 – Salina Meadows Office Park

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Salina Meadows Office Park Property:

Operating History and Underwritten Net Cash Flow
	2018	2019	2020	2021	Underwritten	Per Square Foot	%(1)
Rents in Place	$3,738,007	$3,866,627	$3,384,552	$3,389,139	$4,334,408	$18.25	95.6%
Rent Steps	0	0	0	0	20,571	0.09	0.5
Gross Potential Rent	$3,738,007	$3,866,627	$3,384,552	$3,389,139	$4,354,979	$18.34	96.0%
Total Reimbursements	173,255	172,204	184,571	236,469	180,935	0.76	4.0
Net Rental Income	$3,911,262	$4,038,830	$3,569,123	$3,625,607	$4,535,914	$19.10	100.0%
Other Income	5,600	4,900	3,480	71,143	8,000	0.03	0.2
(Vacancy/Credit Loss)	0	0	0		(446,816)	(1.88)	(9.9)
Effective Gross Income	$3,916,862	$4,043,730	$3,572,603	$3,696,751	$4,097,098	$17.25	90.3%
Total Expenses	$1,762,087	$1,786,505	$1,677,872	$1,663,243	$1,656,859	$6.98	40.4%
Net Operating Income	$2,154,775	$2,257,225	$1,894,731	$2,033,508	$2,440,238	$10.27	59.6%
Capital Expenditures	0	0	0	0	35,624	0.15	0.9
TI/LC	0	0	0	0	87,496	0.37	2.1
Net Cash Flow	$2,154,775	$2,257,225	$1,894,731	$2,033,508	$2,317,118	$9.76	56.6%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C15

Contacts

Barclays CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Daniel Vinson	daniel.vinson@barclays.com	(212) 528-8224
Managing Director

Daniel Schmidt	daniel.schmidt@barclays.com	(212) 528-7479
Director

Sammy Hamididdin	sammy.hamididdin@barclays.com	(212) 526-4751
Director

Barclays CMBS Trading
Contact	E-Mail	Phone Number
David Kung	david.kung@barclays.com	(212) 528-7374
Director

Peter Taylor	peter.w.taylor@barclays.com	(212) 526-1528
Vice President

Barclays Securitized Products Syndicate
Contact	E-Mail	Phone Number
Brian Wiele	brian.wiele@barclays.com	(212) 412-5780
Managing Director

Sean Foley	sean.foley@barclays.com	(212) 412-5780
Vice President

KeyBank CMBS Capital Markets and Banking
Contact	E-Mail	Phone Number
Joe DeRoy, Jr.	joe_a_deroy@keybank.com	(913) 317-4230
Senior Vice President

Jeffrey Watzke	jeffrey_d_watzke@keybank.com	(312) 730-2795
Senior Vice President

Kathy Messmer	kathy_messmer@keybank.com	(913) 317-4153
Vice President
BMO CMBS Capital Markets and Banking
Contact	E-Mail	Phone Number
Paul Vanderslice	paul.vanderslice@bmo.com	(203) 451-4151
Managing Director

David Schell	david.schell@bmo.com	(201) 723-4872
Managing Director

Andrew Noonan	andrew.noonan@bmo.com	(646) 658-3932
Managing Director
Societe Generale CMBS Capital Markets & Banking
Contact	E-Mail	Phone Number
Jim Barnard	jim.barnard@sgcib.com	(212) 278-6263
Director

Justin Cappuccino	justin.cappuccino@sgcib.com	(212) 278-6393
Director

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.